Portions of this Exhibit 10.1 have been omitted based upon a request for confidential treatment. This Exhibit 10.1, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

Exhibit 10.1
Execution Version
______________________________________________________________________________
FUNDING AGREEMENT (2013)
between
REPUBLIC AIRLINE INC.,
and
AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL - FINAME
Dated as of July 2, 2013
______________________________________________________________________________

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Page

SECTION 8. MISCELLANEOUS
8.1 Amendments and Waivers	29
8.2 Notices	29
8.3 No Waiver; Cumulative Remedies	30
8.4 Survival of Representations and Warranties	30
8.5 Payment of Expenses and Costs	30
8.6 Successors and Assigns	31
8.7 [Intentionally Omitted]	32
8.8 Mergers.	32
8.9 Contractual Currency	33
8.10 Severability	33
8.11 Integration	33
8.12 GOVERNING LAW	34
8.13 Submission To Jurisdiction; Waivers	34
8.15 WAIVERS OF JURY TRIAL	35
8.16 Confidentiality	35
8.17 Counterparts	35
8.18 Bank Force Majeure	35
8.19 Export Credit Guarantor	36

SECTION 9. SPECIAL LENDER PROVISIONS
9.1 [Reserved]	36
9.2 Prepayment	36
9.3 Configuration of Aircraft	36
9.4 [Reserved]	36
9.5 Leasing	36
9.6 [Reserved]	37
9.7 Insurance	37
9.8 Maintenance	38

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ANNEXES
Annex A:    Form of Notice of Borrowing
SCHEDULES
Schedule I:    Code-Share Agreements
EXHIBITS
Exhibit A:    Form of Loan Agreement
Exhibit B:    Form of Security Agreement
Exhibit C:    [Intentionally Omitted]
Exhibit D:    Form of Document Closing Certificate
Exhibit E:    Form of Relevant Guaranty
Exhibit F:    Form of Manufacturer’s Acknowledgment
Exhibit G:    Form of Engine Manufacturer’s Consent and Agreement

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FUNDING AGREEMENT (2013), dated as of July 2, 2013, between REPUBLIC AIRLINE INC., an Indiana corporation (“Republic”), and AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL-FINAME, a Brazilian Federal public company with its main offices in the City of Rio de Janeiro, at Avenida República do Chile, No. 100, registered in the General Register of Taxpayers under the number 33.660.564/0001-00 (the “Lender”), a wholly owned subsidiary of Banco Nacional de Desenvolvimento Econômico e Social, a Brazilian Federal public company with its principal place of business in Brasilia, Distrito Federal, Federative Republic of Brazil, and main offices in the City of Rio de Janeiro, at Avenida República do Chile, No. 100, registered in the General Register of Taxpayers under the number 33.657.248/0001-89 (“BNDES”).
W I T N E S S E T H:
WHEREAS, Republic and Embraer S.A. (the “Manufacturer”) have entered into the Purchase Agreement pursuant to which the Manufacturer has agreed to manufacture and sell to Republic, and Republic has agreed to purchase and take delivery, from time to time, of Embraer manufactured aircraft, including of ERJ 175LR (certification designation and shown on the FAA records as ERJ 170-200LR) jet aircraft, each equipped with two General Electric CF34-8E5 engines (such ERJ 175LR aircraft (whether firm orders or options exercisable by Republic), the “Eligible Aircraft”);
WHEREAS, FINAME is a wholly-owned subsidiary of BNDES, the basic purpose of which is to promote the development and modernization of Brazil’s capital goods manufacturing industry;
WHEREAS, the Lender has approved the financing of the export of up to forty-seven of the Eligible Aircraft (the “Aircraft”) by the Manufacturer to Republic;
WHEREAS, FINAME upon the terms and conditions of this Agreement, undertakes to provide the Loans contemplated hereunder for the purpose of financing the export of the Aircraft;
WHEREAS, each Aircraft financed hereunder will be more fully described in a Relevant Security Agreement Supplement;
WHEREAS, the disbursement by the Lender under the Loan Agreement of the proceeds of the Relevant Advance with respect to an Aircraft in accordance with the terms and provisions hereof shall constitute the payment to the Manufacturer of the export transactions described above; and
WHEREAS, the Lender has agreed to make the Relevant Advance for each Aircraft available to the Borrower in an amount not to exceed the Loan A Commitment in the aggregate;

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NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
1.1 Defined Terms. As used in this Agreement, unless otherwise defined herein, all capitalized terms shall have the respective meanings set forth below:
“Actual Knowledge”: with respect to a party, actual knowledge of a President, Vice President, Director, or more senior officer thereof, or any other officer of a party having responsibility for the transactions contemplated by the Loan Documents; provided that each party shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice in accordance with Section 8.2 of this Agreement.
“Administration Fee”: as defined in Section 2.2(c) hereof.
“Administration Fee Rate”: a rate per annum of 0.05%.
“Affiliate”: with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purpose of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“After-tax Basis”: with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes (other than in Indemnified Taxes) as a result of the payment or accrual of the Indemnified Tax, Expense or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.
“Agreement”: this Funding Agreement (2013), as amended, restated, supplemented or otherwise modified from time to time.
“Air Operator’s Certificate”: means an air carrier operating certificate issued by the FAA in the name of the Borrower pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.
“Aircraft”: as defined in the recitals hereto, and including for any Aircraft, the Relevant Aircraft BFE.
“Airframe Warranty Agreement”: with respect to any Relevant Loan, the Manufacturer’s Acknowledgement with respect to the Aircraft financed with the proceeds of such Relevant Loan, substantially in the form of Exhibit F hereto.

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“Applicable Percentage” means (a) 85%, if Guarantor’s ASU risk classification is B or higher or (b) 80% if Guarantor’s ASU risk classification is B- or lower.
“Assignment”: as defined in Section 9.5(b)(2) of the Loan Agreement.
“ASU”: the Sector Understanding on Export Credits for Civil Aircraft published by the OECD, effective 1 February 2011, as supplemented and/or amended from time to time.
“Bankruptcy Code”: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, as amended, modified, succeeded or replaced from time to time.
“Bankruptcy Event”: with respect to any Person, any of the following events:
(1)    such Person shall consent to the appointment of or the taking of possession by the receiver, trustee or liquidator of itself or of substantially all of its property, or such Person shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall authorize a general payment moratorium, except to the extent payments are made within applicable grace periods, or shall make a general assignment for the benefit of creditors; or
(2)    such Person shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a proceeding under the Bankruptcy Code (as in effect at such time) or other bankruptcy or insolvency laws (as in effect at such time) or such Person shall seek relief by voluntary petition, answer, or consent under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or such Person’s board of directors shall adopt a resolution authorizing any of the foregoing; or
(3)    an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of such Person, a receiver, trustee or liquidator of such Person or of substantially all of its property, or sequestering substantially all of the property of such Person, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or
(4)    a petition against such Person in a proceeding under the Bankruptcy Code (as in effect at such time) or any other bankruptcy laws or other insolvency laws (as in effect at such time) shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to such Person, any court of competent jurisdiction shall assume jurisdiction, custody or control of such Person or of substantially all of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.
“BNDES”: as defined in the recitals hereto.

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“Borrower”: Republic, as the Borrower under the Loan Agreement.
“Brazil”: the Federative Republic of Brazil.
“Brazilian Government Lender”: any of FINAME, BNDES or any other Lender which is the federal government (União Federal) of Brazil or which is controlled directly or indirectly by the federal government of Brazil.
“Break Amount”: in respect of any Loan:
(a)    (in the case of a Relevant Loan bearing Floating Rate), the amount (if any) by which any interest which would be received by the Lender as a result of putting the relevant principal amount of such Relevant Loan on deposit with one of the Reference Banks for a period equal to the then remaining portion of the Interest Period in relation to such Relevant Loan is lower than the amount of interest which would have accrued pursuant to clause 2.2 of the Loan Agreement on such principal amount of such Relevant Loan during such remaining portion of such Interest Period had such principal not been prepaid; and
(b)    (in the case of a Loan bearing interest at a Fixed Rate), on any day, the excess, if any, of (i) the present value, calculated as of the date of such prepayment utilizing as a discount rate the Fixed Rate that would be applied if a Loan with a Fixed Rate of interest was made to the Borrower on such date of prepayment, of all remaining principal and interest payments related to such Relevant Loan over (ii) one hundred per cent (100%) of the outstanding principal amount of such Relevant Loan and accrued interest as at such date of prepayment.
“Business Day”: any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in New York, New York, Indianapolis, Indiana, Rio de Janeiro, Brazil, or the city and state in which the Corporate Trust Department is located.
“Cape Town Treaty”: as defined in the Loan Agreement.
“Change in U.S. Tax Law”: (a) any change after the initial Relevant Borrowing Date to the Code, the Regulations, or administrative guidance or (b) any formal or informal change in any IRS position with respect to, or interpretation of, U.S. Tax Law, regardless of how and when such change is advanced, announced or articulated provided that for purposes of clarification, if any private letter ruling has been formally revoked as of initial Relevant Borrowing Date and notice of such revocation has been made readily available to the public as of such date, such revocation shall not constitute a Change in U.S. Tax Law.
“Citizen of the United States”: defined in Section 40102(a)(15) of the Federal Aviation Code and in the FAA Regulations.

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“Code”: the United States Internal Revenue Code of 1986, as amended from time to time.
“Code-Share Agreement”: means an agreement of an RJET Airline pursuant to which it is entitled to fly jet aircraft under another carrier’s Designator Code.
“Collateral”: as specified in the Security Agreement.
“Commitment”: the obligation of the Lender to make Loans pursuant to Section 2.1 hereof.
“Commitment Fee”: as defined in Section 2.2(a).
“Commitment Period”: the period from and including the Document Closing Date and ending on the earlier of (i) December 28, 2016 and (ii) the date on which the Commitments shall terminate as provided in this Agreement.
“Commitment Termination Event”: as defined in Section 7 hereof.
“Contractual Currency”: as defined in Section 8.9 hereof.
“Corporate Trust Department”: the Corporate Trust Department of the Security Trustee located at the principal corporate trust office of the Security Trustee as specified in Section 11.7 of the Security Agreement, or such other department or office at which the Security Trustee’s corporate trust business shall be administered which the Security Trustee shall have specified by written notice to the Borrower, Republic and the Lender.
“Debt”: any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.
“Delivery Date” or “Date of Actual Delivery”: with respect to any Aircraft, the date on which such Aircraft was delivered by the Manufacturer to the Borrower.
“Designator Code”: the airline designations originally allotted and administered pursuant to Agreements CAB 24606 and 26056.
“Document Closing Date”: the date on which the conditions precedent set forth in Section 5.1 hereof shall have been satisfied or waived.
“Dollars” and “$”: the lawful currency of the United States.
“Eligible Aircraft”: as defined in the recitals hereto.
“Engine Warranty Agreement”: with respect to any Relevant Loan, the Engine Manufacturer Consent and Agreement with respect to the Aircraft financed with the proceeds of such Relevant Loan, substantially in the form of Exhibit G hereto.

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“Expense”: has the meaning specified in 9.16(h) of the Loan Agreement.
“Export Credit Guarantee”: the export credit guarantee to be granted by the Export Credit Guarantor for the benefit of the Lender.
“Export Credit Guarantee Fee”: means, with respect to any Aircraft, the Upfront Amount for such Aircraft.
“Export Credit Guarantee Loan Commitment”: the obligation of the Lender to make Relevant Export Credit Guarantee Loans pursuant to Section 2.1 hereof in an aggregate principal amount up to but not exceeding $100,938,264.28.
“Export Credit Guarantor”: the Brazilian Federal Government – Secretaria de Assuntos Internacionais do Ministério da Fazenda (SAIN), through the Fundo de Garantia à Exportação – FGE.
“FAA”: the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.
“FAA Regulations”: the Federal Aviation Regulations issued or promulgated pursuant to the Federal Aviation Code from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or amended successor version that is substantively comparable and mot materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into pursuant or relating to Sections 1471 through 1474 of the Code.
“Federal Aviation Code”: the sections of title 49 of the United States Code relating to aviation, as amended from time to time, or any provisions enacted in substitution or replacement thereof.
“FINAME”: Agência Especial de Financiamento Industrial, a Brazilian Federal public company and wholly owned subsidiary of BNDES, with its main offices in the City of Rio de Janeiro, at Avenida República do Chile, No. 100, registered in the General Register of Taxpayers under the number 33.660.564/0001-00.
“FINAME Related Agreement”: the “Loan Documents”, “Operative Agreements”, “Operative Documents” or other equivalent term as used and defined in the documents governing any Debt now or hereafter and directly or indirectly owing by Guarantor or any of its direct or indirect Subsidiaries to FINAME or any security trustee acting for FINAME.
“Fixed Rate”: with respect to any Relevant Loan bearing interest at a fixed rate, either the Relevant CIRR Rate or the Relevant Swap Rate (whichever is applicable) for such Relevant Loan.
“Floating Rate”: with respect to an Interest Period for any Relevant Loan bearing interest at a floating rate, LIBOR for such Interest Period for such Relevant Loan.

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“Frontier”: Frontier Airlines Holdings, Inc., a Delaware corporation, and its subsidiaries.
“GAAP”: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any Person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such Person’s financial statements.
“Government Entity”: (a) any national, federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Loan Documents or relating to the observance or performance of the obligations of any of the parties to the Loan Documents.
“Guarantor”: Republic Airways Holdings Inc., a Delaware corporation.
“Guaranty”: the Guaranty (2013), dated as of the date of this Agreement, by Guarantor of the obligations of Republic under this Agreement.
“Indemnified Taxes”: means Taxes with respect to this Agreement other than:
1.    Taxes imposed on the Lender in excess of Taxes that would have been imposed if such Lender had not engaged in any business in or had any presence or contact in the jurisdiction imposing such Taxes other than any business, presence or contact as a result of the operation, presence, registration or location of the Aircraft in such jurisdiction or as a result of the transactions contemplated by the Operative Agreements;
2.    Taxes imposed on the Lender that arise out of or are caused by the gross negligence or willful misconduct of such Lender (unless such gross negligence or willful misconduct is imputed to such Lender by reason of the acts or omissions of the Borrower);
3.     Taxes that would not have been imposed but for any failure of the Lender to (x) file proper and timely reports or returns or to pay any Taxes when due (except to the extent caused by a breach by Republic of its obligations pursuant to Section 2.5 of this Agreement), (y) with respect to a Lender other than a Brazilian Government Lender, comply with any certification, information, documentation, reporting or other similar requirements, concerning the nationality, residence, identity or connection with jurisdiction imposing such Taxes, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes and such Lender was eligible to comply with such requirement but only if and to the extent that such Lender is entitled under applicable Law to furnish such forms and is eligible to claim such reduction or exemption and only to the extent that such

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forms may be filed by such Lender without adverse consequences to the Lender or any of its Affiliates, or risk thereof, as reasonably determined by such Lender in good faith (and only if in the case of Taxes other than U.S. Withholding Taxes, the Borrower has given the Lender prior notice of such compliance requirements) or (z) with respect to a Brazilian Government Lender, failure to comply with such Lender’s obligations in Section 2.5 hereof;
4.    (A) With respect to a Brazilian Government Lender, Taxes imposed by any Government Entity of or in Brazil other than such Taxes resulting from the presence, activities or conduct of the Borrower (or any Affiliate of the Borrower or the presence of any Aircraft, Engine or Part subsequent to the Delivery Date) in Brazil, (B) with respect to a Lender that is not a Brazilian Government Lender, Taxes imposed by any Government Entity in a jurisdiction within which such Lender is incorporated or has its principal place of business (but excluding any such Taxes resulting from the presence, activities or conduct of the Borrower (or any Affiliate of the Borrower or the presence of any Aircraft, Engine or Part subsequent to the Delivery Date) in such jurisdiction);
5.    With respect to a Brazilian Government Lender, U.S. Withholding Taxes imposed other than by reason of a Change in U.S. Tax Law; or
6.    Taxes imposed pursuant to FATCA.

“Interest Period”: with respect to any Relevant Loan, the period commencing on and including the Relevant Borrowing Date for such Relevant Loan and ending on but excluding the next succeeding Payment Date for such Relevant Loan; and thereafter, each successive period commencing on and including the last day of the next preceding Interest Period for such Relevant Loan and ending on but excluding the next succeeding Payment Date for such Relevant Loan; provided, that, if any Payment Date would otherwise be a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, further, that if such extension would cause payment of interest on or principal of such Relevant Loan bearing interest at the Floating Rate to be made in the next following calendar month, such Interest Period shall end on the next preceding Business Day.
“International Interest”: has the meaning specified in the Cape Town Treaty.
“International Registry”: has the meaning specified in the Cape Town Treaty.
“IRS”: the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.
“Law”: (a) any constitution, treaty, convention (including the Cape Town Treaty), statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
“Lender”: as defined in the recitals hereto.

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“LIBOR”: means, with respect to an Interest Period or any other applicable period, the rate of interest for deposits in United States Dollars as indicated on Bloomberg page “BBAM” (or any successor or substitute therefor) or, if not so indicated, the average (rounded upwards to the nearest 1/16th of 1.00%) of such rates offered by the Reference Banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the day two Business Days prior to the first day of such Interest Period or other applicable period for deposits of a duration comparable to such Interest Period or other applicable period, in an amount (if applicable) approximately equal to the amount on which such interest will accrue as of the first day of such Interest Period or other applicable period.
“Lien”: any mortgage, pledge, lien, charge, claim, encumbrance, International Interest, lease or security interest affecting title to or any interest in property.
“Loan Agreement”: means the Loan Agreement (2013) to be executed and delivered by the Lender and the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit A hereto, pursuant to which each Relevant Loan is to be made.
“Loan A Commitment”: the obligation of the Lender to make Relevant Loans A pursuant to Section 2.1 hereof in an aggregate principal amount up to but not exceeding $1,048,164,738.10.
“Loan Documents”: collectively, this Agreement, the Guaranty, the Loan Agreement, the Relevant Notes, the Security Agreement, each Relevant Security Agreement Supplement, the Relevant Bills of Sale, the Engine Warranty Agreements, the Airframe Warranty Agreements, and any other agreement or instrument which is specifically identified therein as a “Loan Document” for purposes hereof with the consent of the Borrower.
“Loan Maturity Date”: for any Relevant Loan, the date specified as the Relevant Loan Maturity Date for such Relevant Loan in the Loan Agreement, as such date may be accelerated pursuant to Section 6.1(f) of the Funding Agreement.
“Loans”: means, collectively, all of the Relevant Loans.
“Manufacturer”: as defined in the recitals hereto.
“Margin”: a rate of 0.30% per annum; provided if the Commitment has not been fully utilized or terminated in accordance with the terms of this Agreement during the period ending on the date corresponding to the Document Closing Date the 18th month after the Document Closing Date, the “Margin” for any Loans advanced after such date shall be adjusted to the minimum rate required according to the ASU.
“Material Adverse Change”: as of any date, a material adverse change in the consolidated business, operations, results of operations, or financial condition of Guarantor and its consolidated subsidiaries, as of such date compared to December 31, 2012. Without limiting the generality of the foregoing, a Material Adverse Change shall include: (a) a material default by an RJET Airline under any loan, lease or other financing obligation to which an RJET Airline

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and the Lender are parties; (b) the occurrence of a Bankruptcy Event with respect to Republic or Guarantor; (c) the reduction of the number of Code-Share Agreements under which the RJET Airlines, collectively, are operating aircraft to less than two or the failure of American Airlines, Inc. to be one code-share partner; provided that any reduction due to the consolidation, merger or other combination of the operations of two or more code-share partners of the RJET Airlines where the consolidated, merged or combined airline continues as a code-share partner of an RJET Airline shall not be deemed to have occurred for purposes of this definition so long as, subject to Section 7.8 of the Loan Agreement, one such code-share partner is American Airlines, Inc.; or (d) any order or administrative action by the FAA or any other aviation authority which grounds all or a substantial portion of the combined fleet of the RJET Airlines or imposes operating restrictions on the RJET Airlines that may reasonably be expected to be material and adverse and that are not applicable to regional air carriers generally. The provisions of the preceding sentence shall not be deemed to influence the interpretation of the first sentence of this definitional paragraph, it being intended that the first sentence of this paragraph shall be interpreted in accordance with normal commercial practice. Notwithstanding anything in the foregoing, any disposition by Guarantor of some or all of Frontier or any Bankruptcy Event with respect to Frontier or any of its subsidiaries shall not be a Material Adverse Change in and as itself, but shall be a Material Adverse Change to the extent such disposition or Bankruptcy Event results in a material adverse change in the consolidated business, operations, results of operations or financial condition of Guarantor and its consolidated subsidiaries (excluding Frontier) compared to December 31, 2012, provided that any non-cash write-offs or accounting adjustments relating to any such disposition or bankruptcy with respect to the Guarantor’s consolidated financial statements shall not be a Material Adverse Change.
“Notice of Borrowing”: a notice delivered to the Lender pursuant to Section 2.3 hereof, such Notice to be substantially in the form of Annex A hereto.
“OECD”: the Organization for Economic Cooperation and Development.
“Officer’s Certificate”: in respect of any Person, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), a Director, the Treasurer or the Secretary of such Person.
“Operative Agreements”: as defined in the Loan Agreement.
“Other Collateral”: the “Collateral” (or equivalent term) as used and defined in the Other FINAME Transactions.
“Other FINAME Indebtedness”: without duplication, all Debt now or hereafter and directly or indirectly owing by Guarantor or any of its direct or indirect Subsidiaries pursuant to the Other Operative Agreements.
“Other FINAME Transactions”: any direct or indirect, past, present or future FINAME-supported financing which is now or hereafter guaranteed by the Export Credit Guarantor (whether by way of a loan, a lease or a guarantee) for or for the benefit of Guarantor or any of its direct or indirect Subsidiaries thereof under which any Other FINAME Indebtedness is outstanding, in each

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case only so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of such Other FINAME Indebtedness.
“Other Operative Agreements”: the “Loan Documents”, “Operative Agreements”, “Operative Documents” or other equivalent term as used and defined in the Other FINAME Transactions.
“Other Security Agreement”: the “Security Agreement” (or equivalent term) as used and defined in the Other FINAME Transactions.
“Other Security Trustee”: the “Security Trustee” (or equivalent term) as used and defined in the Other FINAME Transactions.
“Other Taxes”: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
“Permitted Lease”: as defined in the Security Agreement.
“Permitted Lessee”: as defined in the Security Agreement.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, government entity or other entity of whatever nature.
“Premium Rate”: shall mean 1.92 % per annum; provided, however, that, the Premium Rate may be adjusted by the Lender after the date corresponding to the Document Closing Date in the eighteenth (18th) month after Document Closing Date to the minimum premium rate then applicable under the ASU and by reference to the then current risk classification of the Guarantor and any applicable discount under the terms of the ASU.
“Premium Rate Conversion Model”: means the premium rate conversion model to which reference is made in the 2011 Aircraft Sector Understanding. For the avoidance of doubt, the calculation of the upfront amount of the Export Credit Guarantee Fee applicable to a Loan shall employ a discount rate equal to four point six percent (4.6%) per annum (or, if the applicable rate to be employed in accordance with the applicable Aircraft Sector Understanding for the purposes of the Premium Rate Conversion Model is revised at any time, such revised rate).

“PROEX Breakage Costs”: any and all Losses suffered or incurred by the Lender under the Program for Financing of Exports (“PROEX”) as established in connection with the interest rate support paid to the Lender under Brazilian law as a consequence of any prepayment or acceleration of the Loan.
“Pro Forma Amortization Schedule”: as defined in Section 2.4(d) hereof.

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“Purchase Agreement”: the Amended and Restated Purchase Agreement COM 0190-10, dated as of January 23, 2013, between Manufacturer and Republic.
“Reference Banks”: means the principal London offices of Credit Agricole Commercial and Investment Bank, Barclays Bank PLC and Citibank, N.A. or such other banks as may be appointed by agreement of the Lender and the Borrower.
“Relevant Advance”: means, with respect to any Aircraft, the amount to be advanced by the Lender to the Borrower on the Relevant Borrowing Date with respect to such Aircraft pursuant to Section 2.1 and the Loan Agreement.
“Relevant Aircraft BFE”: means, with respect to any Aircraft, the buyer furnished equipment, if any, to be installed thereon on or after the Delivery Date, as scheduled in the Relevant BFE Bill of Sale.
“Relevant BFE Bill of Sale”: with respect to any Aircraft, the buyer furnished equipment, if any, to be installed thereon on or prior to the Delivery Date.
“Relevant Bills of Sale”: with respect to any Aircraft, the Relevant FAA Bill of Sale, the Relevant BFE Bill of Sale (if any) and the Relevant Warranty Bill of Sale covering such Aircraft.
“Relevant Borrowing Date”: with respect to any Aircraft, the date on which the Relevant Advance with respect to such Aircraft is made by the Lender to the Borrower under the Loan Agreement.
“Relevant CIRR Rate”: in respect of any Relevant Loan, the rate per annum which is the fixed interest rate equal to the Commercial Interest Reference Rate (“CIRR”) for civil aircraft under the ASU for Dollars based on the seven (7)-year US Treasury bond yields and for a repayment period of twelve (12) years published by the Secretariat of the OECD and effective as at the relevant date for such Relevant Loan, as noted on the internet in the week preceding the fifteenth (15th) calendar day of each month (effective on the fifteenth (15th) day of each such month) and available and prevailing on the website of the OECD at http://www.oecd.org on the relevant date for such Relevant Loan. The “CIRR” applicable to each Relevant Loan advanced within 180 days from the Document Closing Date shall be the rate prevailing at the Document Closing Date. After each successive period of 180 days elapsed from the Document Closing Date, if the “CIRR” is higher than the previous one, “CIRR” shall be reset to such higher rate for the next 180 days; if the “CIRR” applicable on the next day after such 180 day period is lower than or equal to the previous one, the previous one shall prevail for the next 180 days, in each case for Relevant Loan advances during such next 180 day period.
“Relevant Closing”: as defined in Section 2.1 of the Loan Agreement.
“Relevant Export Credit Guarantee Loan”: means, in the case of any Aircraft, that portion of the Relevant Loan in the principal amount initially equal to the Upfront Amount for such Aircraft.

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“Relevant FAA Bill of Sale”: with respect to any Aircraft, the bill of sale for such Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) executed by the Manufacturer in favor of the Borrower, dated the Delivery Date (as defined in the Loan Agreement) for such Aircraft.
“Relevant Guaranty”: means the Guaranty to be executed and delivered by the Guarantor contemporaneously with the execution and delivery of the Loan Agreement, substantially in the form of Exhibit E hereto.
“Relevant Interest Rate”: means, with respect to any Relevant Loan, the sum of (a) the Margin, plus (b) the Administration Fee Rate, plus (c) the Relevant CIRR Rate, the Relevant Swap Rate or LIBOR, whichever shall be applicable to such Relevant Loan as specified in the Notice of Borrowing for such Relevant Loan; provided, however, that the Borrower shall not elect any of the Loans to accrue interest at the Relevant CIRR Rate.
“Relevant Loan”: means, in the case of any Aircraft, the Relevant Loan A and Export Credit Guarantee Loan, collectively, made under the Loan Agreement to the Borrower with respect to such Aircraft.
“Relevant Loan A”: means, in the case of any Aircraft, that portion of the Relevant Loan in the principal amount initially equal to the Relevant Advance for such Aircraft.
“Relevant Manufacturer’s Invoice”: with respect to any Aircraft financed by a Relevant Loan, the invoice of the Manufacturer setting forth the purchase price of such Aircraft.
“Relevant Net Aircraft Cost”: with respect to any Aircraft, the purchase price under the Purchase Agreement of such Aircraft, net of all credit memoranda and adjustments, as set forth in the Relevant Manufacturer’s Invoice.
“Relevant Note A”: means, with respect to a Relevant Loan A, the promissory note substantially in the form of Annex B‑1 to the Loan Agreement, dated the Relevant Borrowing Date for such Relevant Loan A and executed by the Borrower, and each promissory note issued in replacement thereof.
“Relevant Note B”: means, with respect to a Relevant Export Credit Guarantee Loan, the promissory note substantially in the form of Annex B-2 to the Loan Agreement, dated the Relevant Borrowing Date for such Relevant Export Credit Guarantee Loan and executed by the Borrower, and each promissory note issued in replacement thereof.
“Relevant Notes”: means, with respect to a Relevant Loan, the Relevant Notes A and Relevant Notes B evidencing such Relevant Loan.
“Relevant Payment Date”: with respect to any Relevant Loan, (a) the Relevant Borrowing Date of such Relevant Loan, (b) October 15, January 15, April 15 and July 15 of each year prior to the Loan Maturity Date for such Relevant Loan, commencing with the first such

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date following the Relevant Borrowing Date and (c) the Loan Maturity Date for such Relevant Loan.
“Relevant Security Agreement Supplement”: means, with respect to any Relevant Loan, a “Security Agreement Supplement”, as defined in the Security Agreement, that identifies the Aircraft financed with the proceeds of such Relevant Loan.
“Relevant Specified Date” means October 15, January 15, April 15 and July 15 (and, in case any of the foregoing is not a Business Day, the next succeeding Business Day).
“Relevant Spread Rate”: with respect to any Relevant Loan, the Premium Rate applicable thereto.
“Relevant Swap Rate”: with respect to any Relevant Loan, the rate of interest shown on the Bloomberg service, page USSWAP7, “Trade Recap” screen with the “Composite (NY)” source as the fixed rate (calculated on the basis of a 360-day year of twelve 30-day months and payable on a quarterly basis) under a seven year U.S. dollar swap transaction for USD LIBOR – BBA (calculated on a 360-day year and an actual days payable on a quarterly basis), determined on the second Business Day prior to the Relevant Borrowing Date of such Relevant Loan at 11:00 a.m., New York time, or if no such rate is shown at such time, then the rate shown on such Bloomberg screen soonest thereafter.
“Relevant Warranty Bill of Sale”: with respect to any Relevant Loan, the full warranty bill of sale covering the Aircraft financed with the proceeds of such Relevant Loan, executed by the Manufacturer in favor of the Borrower, dated the Delivery Date (as defined in the Loan Agreement) for such Aircraft.
“Republic”: as defined in the recitals hereto.
“Republic Merger Transaction”: as defined in Section 8.8(a) hereof.
“Republic Successor”: as defined in Section 8.8(a)(i) hereof.
“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“RJET Airline”: each Subsidiary of Guarantor that is a U.S. Certificated Air Carrier.
“SEC”: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.
“Section 1110”: Section 1110 of the United States Bankruptcy Code, or any successor section of the United States federal bankruptcy Law in effect from time to time.

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“Section 1110 Air Carrier”: a Person holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.
“Security Agreement”: the Aircraft Security Agreement to be executed and delivered by Borrower and the Security Trustee pursuant to the terms of this Agreement, substantially in the form of Exhibit B hereto, contemporaneously with the execution and delivery of the Loan Agreement.
“Security Trustee”: with respect to a Relevant Loan, the institution identified as such in the introductory paragraph of the Security Agreement executed and delivered contemporaneously with the Loan Agreement under which such Relevant Loan was made, initially Wells Fargo Bank Northwest, National Association.
“Solvent”: with respect to any Person on any date of determination, that on such date (i) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iii) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).
“Structuring Fee”: as defined in Section 2.2(b) hereof.
“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Tax” and “Taxes”: all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes and mandatory contributions), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
“Total Commitment”: the aggregate of the Loan A Commitment and the Export Credit Guarantee Loan Commitment.

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“UCC”: the Uniform Commercial Code as in effect in any applicable jurisdiction.
“United States” and “U.S.”: the United States of America.
“Upfront Amount”: means, with respect to any Aircraft, the amount determined by the Lender to convert the Premium Rate for the Relevant Loan into an up-front payment of the Export Credit Guarantee Fee utilizing the Premium Rate Conversion Model.
“U.S. Certificated Air Carrier”: any United States air carrier that is a Citizen of the United States holding a certificate of public convenience and necessity issued pursuant to 49 U.S.C. §41102 and an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
“U.S. Tax Law”: includes the Code, any regulations promulgated or proposed thereunder (the “Regulations”) and any private letter rulings issued, in each case, as of the initial Relevant Borrowing Date (as though such rulings have the force of law).
“U.S. Withholding Tax”: any Tax imposed by way of deduction or withholding by the United States federal government, including the federal income tax imposed under Sections 881(a) and 1442 of the Code, on payments to a Person who is not a United States Person within the meaning of Section 7701(a)(30) of the Code.
1.2 Other Definitional Provisions. As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms, to the extent not otherwise defined, shall have the respective meanings given to them under GAAP.
(a)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Appendix, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    References to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Loan Documents.
(d)    References to any agreement shall be to such agreement as amended, modified or supplemented.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
2.1 Commitment(a)    . Subject to the terms and conditions hereof, the Lender agrees to make the Relevant Advance for each Aircraft to the Borrower from time to time during the

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Commitment Period in accordance with Section 2.3, each Relevant Advance to be in an amount equal to the Applicable Percentage of (i) the Relevant Net Aircraft Cost of the Aircraft plus (ii) [*]. In connection with each Relevant Loan, the Borrower shall issue to the Lender (i) a Relevant Note A in an original principal amount equal to the amount of the Relevant Advance with respect to such Relevant Loan and (ii) a Relevant Note B in an original principal amount equal to the Relevant Export Credit Guarantee Loan with respect to such Aircraft. The aggregate amount of all Loans made under this Agreement and the Loan Agreement shall not exceed the Total Commitment. Republic may terminate the Loan A Commitment (and any corresponding Export Credit Guarantee Loan Commitment), in whole or in part, at any time by written notice to the Lender; provided that if the Commitment is terminated in full any amounts due hereunder shall be paid in full.
2.2 Commitment, Structuring, and Administration Fees(a)    . (a) Republic shall pay the Lender a commitment fee (the “Commitment Fee”) pursuant to this Agreement in an amount equal to [*], to the extent not terminated. The Commitment Fee shall accrue from the Document Closing Date and shall be paid in arrears quarterly on the 15th day of the month in each of October, January, April, and July, commencing on October 15, 2013. The Commitment Fee shall be calculated on the basis of the number of days elapsed and a year of 360 days.
(b)    Republic shall pay the Lender a structuring fee (the “Structuring Fee”) for each Relevant Loan A and Relevant Export Credit Guarantee Loan in an amount equal to [*] of such Relevant Loan A and Relevant Export Credit Guarantee Loan not later than the second Business Day prior to the Relevant Borrowing Date of the Relevant Aircraft as a condition to the obligation of the Lender to advance such Relevant Loan A, provided that Lender shall promptly refund to Republic the Structuring Fee paid with respect to a Relevant Loan if such Relevant Loan is not advanced to Republic on the Relevant Borrowing Date or any date to which such Relevant Borrowing Date has been delayed pursuant to Section 2.3(b).
(c)    Republic shall pay to the Lender an administration fee equal to [*] per annum (the “Administration Fee”) with respect to each Relevant Loan on each date when interest accrued at the Relevant Interest Rate is payable on such Relevant Loan, such Administration Fee to be paid as part of the Relevant Interest Rate as specified in the definition thereof.
2.3 Procedure for Borrowing(a)    . (a) Republic may give notice of a borrowing at any time during the Commitment Period on any Business Day by delivering to the Lender and to the Security Trustee a Notice of Borrowing by 12:00 Noon, New York City time, at least five Business Days prior to the requested Relevant Borrowing Date, specifying (i) the requested Relevant Borrowing Date, which shall be a Business Day which is not the last or penultimate day of a calendar month (unless, in the case of a requested funding on the penultimate day of a calendar month only, that is the day scheduled by the Manufacturer for delivery of the relevant Aircraft); (ii) whether the Relevant Interest Rate applicable to such Relevant Loan shall be based upon the Relevant CIRR Rate, the Relevant Swap Rate or LIBOR; and (iii) the principal amount of the Relevant Loan A.
(b)    On or prior to a requested Relevant Borrowing Date initially set forth in a Notice of Borrowing, or any later requested Relevant Borrowing Date to which such requested Relevant

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Borrowing Date has been delayed as provided herein, Republic may, by notice to the Lender, delay such requested Relevant Borrowing Date; provided that if Republic desires to delay the requested Relevant Borrowing Date more than five Business Days after the requested Relevant Borrowing Date initially set forth in the Notice of Borrowing, Republic must deliver to the Lender a new Notice of Borrowing specifying a requested Relevant Borrowing Date which is two or more Business Days after delivery of such new Notice of Borrowing. In the event that Republic delays the requested Relevant Borrowing Date initially set forth in the Notice of Borrowing by the delivery of a new Notice of Borrowing as aforesaid, Republic agrees to pay to the Lender a fee for the period beginning on the third day following the date initially set forth in the Notice of Borrowing (or, if such delay is due to a delay in delivery caused by the Manufacturer, the fifth day following the date initially set forth in the Notice of Borrowing) to the actual Relevant Borrowing Date, computed at a daily rate of [*] of the principal amount of the Relevant Loan A to be borrowed, as set forth in the initial Notice of Borrowing, with respect to such Aircraft, such fee to be payable on the Relevant Borrowing Date; provided that no such fee shall be payable if such delay was attributable to the Government of Brazil, BNDES or Lender.
(c)    Amounts borrowed by the Borrower shall be disbursed as provided in the Loan Agreement.
(d)    Republic may, at any time, by notice to the Lender, cancel a Notice of Borrowing without prejudice to its right to deliver a new Notice of Borrowing at a later date with respect to the same or any other Aircraft. If Republic cancels a Notice of Borrowing in accordance with this Section 2.3(d) after the date initially set forth as the requested Relevant Borrowing Date or if Republic fails to borrow on a requested Relevant Borrowing Date set forth in a Notice of Borrowing and such requested Relevant Borrowing Date has not been delayed as provided in Section 2.3(b) Republic shall pay to the Lender a fee for the period beginning on the third day following the date initially set forth as the requested Relevant Borrowing Date in the Notice of Borrowing (or if such cancellation is due to a delay in delivery caused by the Manufacturer, the fifth day following the date initially set forth in the Notice of Borrowing) to the date of such cancellation or failure to borrow, computed at a daily rate of [*] of the amount to be borrowed, as set forth in the initial Notice of Borrowing with respect to such Aircraft, such fee to be payable within five Business Days after the date of cancellation or failure to borrow, as the case may be; provided that no such fee shall be payable if such delay was attributable to the Government of Brazil, BNDES or Lender.
(e)    All proposed loan documentation shall be delivered to the Lender at its main office in Rio de Janeiro at least seven Business Days prior to a Relevant Borrowing Date.
2.4 Terms of Loans; Evidence of Debt(a)    . (a) The principal amount of and interest on each Relevant Loan shall be paid by the Borrower in installments consisting of principal and interest as provided in the Loan Agreement.
(b)    Each Relevant Loan shall bear interest at a rate per annum equal to its Relevant Interest Rate. The Lender shall as soon as practicable, but in any event no later than 11:00 A.M.,

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New York time, on the date one Business Day prior to the Relevant Borrowing Date, notify the Borrower of the determination of the Relevant Interest Rate for such Relevant Loan.
(c)    The amounts of the installments on each Relevant Loan A and Export Credit Guarantee Loan comprising a Relevant Loan shall be determined as follows: for each Relevant Loan A and Relevant Export Credit Guarantee Loan for which a Relevant Borrowing Date is a Relevant Specified Date there will be 48 equal payments over a 11 year and 9 month period consisting of (i) an amount of principal payable equal to 1/48th of the original principal amount of the Relevant Loan (the “Standard Payment”) and (ii) payment of the first installment of principal on the Relevant Loan on the Relevant Borrowing Date of such Relevant Loan (the “Initial Principal Amount”), provided, however, that (x) if the Relevant Borrowing Date is not a Relevant Specified Date the payment to be made on the Relevant Payment Date immediately succeeding such Relevant Borrowing Date will be equal to the Standard Payment multiplied by a fraction, the numerator of which is the number of days from and including the Relevant Borrowing Date to but excluding the next Relevant Payment Date and the denominator of which is 90, and (y) there shall be a 49th payment for each such Relevant Loan A and Relevant Export Credit Guarantee Loan payable on the Loan Maturity Date for such Relevant Loan in an amount equal to the sum of the outstanding principal balance of such Relevant Loan A or Relevant Export Credit Guarantee Loan. Each payment (other than the payment of principal made on the Relevant Borrowing Date) shall include interest at the Relevant Interest Rate that has accrued and is unpaid on the Relevant Loan. The Lender shall as soon as practicable, but in no event later than 11:00 A.M., New York time, on the date at least one Business Day prior to the Relevant Borrowing Date, notify the Borrower of the determination of the respective amounts of such installments of principal and interest on such Relevant Loan A and relevant Export Credit Guarantee Loan, and provide to the Borrower Schedule 1 for the Relevant Notes setting forth for each Relevant Payment Date separately for principal and (if the Relevant Interest Rate is a Fixed Rate) for interest and in the aggregate for both principal and (if the Relevant Interest Rate is a Fixed Rate) interest and the unpaid principal balance after giving effect to the scheduled principal payment.
(d)    The payment dates and amounts to be included in Schedule 2 to each Relevant Note B for each Relevant Loan shall be determined as follows: the Lender shall prepare an amortization schedule for the Relevant Loan A included in such Relevant Loan specifying the amount of principal payable on each Relevant Payment Date and using an interest rate per annum equal to the sum of the Relevant Interest Rate (in the case the Relevant Loan shall bear interest at the Floating Rate, the amortization schedule for the Relevant Loan A shall use the Floating Rate for the initial Interest Period) plus the Relevant Spread Rate in substantially the form of Schedule 1 to the Relevant Notes prepared pursuant to Section 2.4(c) (the “Pro Forma Amortization Schedule”); provided that two columns shall be added to such Pro Forma Amortization Schedule, the first captioned “Actual Loan A Balance” showing the scheduled unpaid principal balance for such Relevant Loan A (with interest accrued at the applicable Relevant Interest Rate) as of each Relevant Payment Date, and the second captioned “Net Amount” showing for each Relevant Payment Date the excess of (i) the amount shown as the unpaid principal balance pursuant to the Pro Forma Amortization Schedule as of such Relevant Payment Date over (ii) the amount shown in the “Actual Loan A Balance” column for such

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Relevant Payment Date. No later than 11:00 A.M., New York time, on the date at least one Business Day prior to the Relevant Borrowing Date, Lender shall submit such Pro Forma Amortization Schedule to Republic. The amounts listed in the column “Net Amount” of such Pro Forma Amortization Schedule and the corresponding Relevant Payment Dates shall be inserted on Schedule 2 to such Relevant Note B, absent manifest error.
(e)    Each Relevant Loan shall be evidenced by Relevant Notes (each to be executed and delivered by the parties thereto on the Relevant Borrowing Date of such Relevant Loan). Such Relevant Notes shall specify the Relevant Interest Rate and the amount of each installment (including the amounts of principal and, if the Relevant Interest Rate is a Fixed Rate, interest comprising such installment) for the Relevant Loan A or Relevant Export Credit Guarantee Loan evidenced thereby. The Airframe Warranty Agreement and the Engine Warranty Agreement with respect to the Aircraft financed with the proceeds of such Relevant Loan shall be executed and delivered by the parties thereto on the Relevant Borrowing Date of such Relevant Loan, unless the Lender and Republic shall otherwise agree.
(f)    In the event that ASU shall be amended such that FINAME shall be precluded from lending on the terms contemplated herein with respect to any subsequent Aircraft, the Lender, at the Borrower’s request, shall negotiate in good faith with the Borrower amendments hereto such that the requirements of ASU with respect to the financing of such subsequent Aircraft shall be complied with, in the Lender’s reasonable opinion, and until such amendments are entered into FINAME shall have no obligation to provide Relevant Loans with respect to any subsequent Aircraft.
2.5 Taxes.
(a)    All payments made by Republic to or on behalf of the Lender under this Agreement shall be made without deduction or withholding for or on account of any present or future Taxes unless such deduction or withholding is required by law. If any Indemnified Taxes are required to be deducted or withheld from any amounts payable to the Lender or BNDES hereunder (whether by Republic or by the Security Trustee), the amounts so payable to the Lender or BNDES shall be increased by Republic to the extent necessary so that the net amount actually received (whether directly or through the Security Trustee) by the Lender or BNDES (after deduction or withholding of all such Indemnified Taxes) will be equal to the full amount the Lender or BNDES would have received under this Agreement had no such deduction or withholding been required. In addition, Republic shall pay any Taxes that are deducted or withheld to the relevant Government Entity in accordance with applicable Law.
(b)    Republic shall indemnify the Lender and BNDES, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender or BNDES, as the case may be, with respect to payments made under this Agreement and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Entity. A certificate as to the amount of such payment or liability delivered to Republic by the Lender or BNDES shall be conclusive absent manifest error.

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(c)    Whenever any Indemnified Taxes are payable by Republic pursuant to this Section 2.5, or any Taxes are deducted and withheld pursuant to Section 2.5(a), as promptly as practicable thereafter Republic shall send to the Lender or BNDES a certified copy of an original official receipt, if such receipt is received by Republic, or other evidence available to Republic, showing payment thereof. If Republic fails to pay any Indemnified Taxes when due to the appropriate taxing authority, Republic shall indemnify the Lender or BNDES for such Indemnified Taxes and any interest or penalties that may become payable by the Lender or BNDES as a result of any such failure.
(d)    FINAME and any other relevant Brazilian Government Lender shall provide prior to the initial Relevant Borrowing Date (and at such times thereafter as reasonably requested in writing by the Borrower and necessary to establish exemption so long as such Brazilian Government Lender remains legally entitled to do so) a properly completed IRS form W8 EXP (or successor form). In addition, if as a result of a change to the Code or regulations thereunder, the withholding tax exemption under Section 892 of the Code and regulations thereunder is no longer available, the Brazilian Government Lender shall provide a properly completed IRS form W 8BEN (or successor form) but only if and to the extent that such Brazilian Government Lender is entitled under applicable Law to furnish such form and eligible to claim a reduction or exemption from withholding in connection therewith, and only to the extent such form may be filed by such Brazilian Government Lender without adverse consequences to the Brazilian Government Lender or any of its Affiliates, or risk thereof, as reasonably determined by such Brazilian Government Lender in good faith.
(e)    With respect to a Brazilian Government Lender, such Lender shall bear, and shall reimburse Republic for any liability attributable to any U.S. Withholding Taxes with respect to payments by Republic under this Agreement other than by reason of a Change in U.S. Tax Law. Such Lender will make any reimbursement payment under this Section 2.5(e) promptly upon the approval of the Central Bank of Brazil if such approval is required (which approval such Lender and BNDES will use reasonable efforts to obtain). For purposes of clarification, notwithstanding anything herein to the contrary, Borrower, subject to Lender’s compliance with Section 2.5(d) hereof, shall indemnify and hold harmless Lender on an After-tax Basis from and against all U.S. Withholding Taxes with respect to payments by Republic under this Agreement resulting from a Change in U.S. Tax Law.
(f)    In the event that withholding Taxes are imposed by a Government Entity of or within the United States (or the IRS asserts that the Lender or BNDES is subject to withholding Taxes on interest payments) with respect to any Loan pursuant to the Funding Agreement or any similar transaction at any time during the term of the Funding Agreement, Republic and the Lender shall, each acting reasonably and in good faith, endeavor to restructure future loans in such a manner as to reduce or eliminate the withholding Tax, which restructuring may involve a defeasance, cash out of benefits or transfer of the debt to an institution in the U.S. or otherwise; provided that such restructuring shall not put the party that would not be responsible for such withholding Tax in a worse economic position than it would have been in if no withholding Tax had been imposed and no restructuring had been undertaken. The cost of any such restructuring shall be borne by the party that would be responsible for such withholding Tax.

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(g)    If, following the imposition of withholding Taxes by a Government Entity of or within the United States or an IRS assertion that the Lender is subject to withholding Taxes by a Government Entity of or within the United States with respect to any Loan pursuant to the Funding Agreement or any similar transaction, notwithstanding the good faith efforts of the parties to restructure, the parties are unable to agree upon a satisfactory restructuring which would eliminate such withholding Taxes within 60 days of learning of the possible imposition of withholding Taxes, then, the Lender will not be required to provide financing for any loans to be closed after the imposition of withholding taxes under the Funding Agreement between the Lender and Republic, unless Republic agrees to be responsible for such U.S. Withholding Taxes with due regard for applicable law.
(h)    The agreements in this Section 2.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(i)    Without limiting the provisions of paragraph (a) above, Republic shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law
(j)    Any payment which Republic shall be required to make to or for the account of any Lender or BNDES with respect to any Tax which is subject to indemnification under this Section 2.5 shall be made on an After-tax Basis (without regard to the exclusions therein).

SECTION 3. REPRESENTATIONS AND WARRANTIES OF REPUBLIC
To induce the Lender to enter into this Agreement and to make the Loans, Republic hereby represents and warrants to the Lender that as of the date hereof and as of each Relevant Borrowing Date:
3.1 Financial Condition. The audited consolidated balance sheet of Guarantor as of December 31, 2012, and the related consolidated statements of operations and cash flows for the period then ended included in the Guarantor’s Annual Report on Form 10‑K for 2012, as amended, have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of Guarantor as of such date and the consolidated results of its operations and cash flows for such period. The unaudited balance sheet of Guarantor as of March 31, 2013, and the related unaudited consolidated statements of operations and cash flows for the quarter then ended included in Guarantor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and present fairly in all material respects the consolidated financial condition of Guarantor as of such date and the consolidated results of operations and cash flows for such period (subject, as aforesaid), and since December 31, 2012, there has been no Material Adverse Change.
3.3 Corporate Authorization. Republic has taken all necessary corporate action to authorize the execution and delivery of each of the Loan Documents to which it is to become a party and the performance of its obligations thereunder.

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3.4 No Violation. The execution and delivery by Republic of this Agreement and the Loan Documents to which it is to become a party, the performance by Republic of its obligations thereunder and the consummation by Republic of the transactions contemplated thereby, do not and will not (a) violate any provision of the Articles of Incorporation or By-Laws of Republic, (b) violate any Law applicable to or binding on Republic or (c) violate or constitute any default under, or result in the creation of any Lien (other than as permitted under the Security Agreement) upon the Aircraft or the other Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Republic is a party or by which Republic or any of its properties is bound.
3.5 Approvals. The execution and delivery by Republic of this Agreement and the Loan Documents to which it is to become a party, the performance by Republic of its obligations hereunder and thereunder and the consummation by Republic of the transactions contemplated hereby and thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of (a) any trustee or other holder of any Debt of Republic and (b) any Government Entity, other than filings, registrations, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it or as contemplated by the Loan Documents.
3.6 Valid and Binding Agreement. This Agreement has been duly authorized, executed and delivered by Republic, the other Loan Documents to which Republic is to become a party have been duly authorized by Republic and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, this Agreement constitutes, and the other Loan Documents to which Republic is to become a party, upon execution and delivery thereof by Republic will constitute, the legal, valid and binding obligations of Republic and are, or, upon execution and delivery thereof by Republic, will be enforceable against Republic in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
3.7 Litigation. Except as disclosed in the financial statements referred to in Section 3.1, no action, claim or proceeding is now pending or, to the Actual Knowledge of Republic, threatened, against Republic or its properties, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Republic and if determined adversely to Republic would result in a Material Adverse Change.
3.8 Commitment Termination Event. No Commitment Termination Event has occurred and is continuing.
3.9 Purpose of the Loans. Republic intends that the proceeds of each Relevant Loan A will be paid by or on behalf of the Borrower directly to the Manufacturer.

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3.10 Location. Republic is located (as such term is used in Section 9-307 of the UCC) in the State of Indiana.
3.11 Compliance with Laws(a)    . (a) Republic is a Citizen of the United States, a U.S. Certificated Air Carrier and a Section 1110 Air Carrier.
(b)    Republic holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Republic to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change.
(c)    Republic is not an “investment company” or a company controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended.
3.12 Securities Act. Neither the Borrower nor anyone acting on behalf of the Borrower has directly or indirectly offered any interest in the Relevant Notes for sale to, or solicited any offer to acquire any of the same from, anyone in violation of the U.S. Securities Act of 1933, as amended.
3.13 No Withholding. Absent a Change in U.S. Tax Law, and subject to the receipt of IRS form W-8EXP, Republic has no present intention to withhold (or cause to be withheld) Taxes on any payments to the Lender pursuant to the Loan Documents.
3.14 Code-Share Agreements. As of the date of this Agreement, (i) the Code-Share Agreements of the RJET Airlines which are currently in effect are listed on Schedule I and (ii) [*].
3.15 No Financial Covenants. Republic is not a party to any agreement currently in effect relating to a loan or conditional sale to Republic secured by an aircraft or a lease to Republic of an aircraft which contains any covenant by Republic that it must satisfy, after closing thereunder, requirements relating to Republic’s financial condition or results of operations.
3.16 Solvency. Republic is Solvent and has not entered into any negotiation with any of its creditors or lessors in contemplation of a general restructuring of its debt service and/or aircraft rental obligations.
3.17 Pari Passu Ranking. The obligations of Republic under the Loan Documents to which it is, or will be, a party are (or will be when entered into) its direct and general obligations and rank (or will rank when entered into) at least pari passu with all its other present and future, unsecured and unsubordinated obligations (including contingent obligations) with the exception of obligations mandatorily preferred by applicable law and not by contract.
3.18 Title to the Aircraft. On the Delivery Date in respect of each Aircraft, Republic shall have such title to such Aircraft as the Manufacturer shall have conveyed to Republic in

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accordance with the Purchase Agreement free from Liens created by or arising through acts or omissions of Republic (other than the Liens constituted by the Security Agreement).
3.19 Security Interests. The Lien over the Collateral (including, without limitation, the Lien over each Aircraft) granted by Republic to the Security Trustee pursuant to the terms of the Security Agreement will constitute a legal, valid and binding security interest over all of Republic’s rights, title and interests in and to such Collateral, and shall have priority over the claims of Republic or any creditor of Republic as provided in the Security Agreement. The Lien over the Other Collateral granted by Republic to the Other Security Trustee pursuant to the terms of each Other Security Agreement constitutes a legal, valid and binding security interest over all of Republic’s rights, title and interests in and to such Other Collateral, and shall have priority over the claims of Republic or any creditor of Republic as provided in such Other Security Agreement.

SECTION 4. [Reserved]
SECTION 5. CONDITIONS PRECEDENT
5.1 Lender Conditions to Document Closing. The obligations of the Lender pursuant to this Agreement are subject to the satisfaction (or waiver by the Lender), prior to or concurrently with the Document Closing Date, of the following conditions precedent (such satisfaction or waiver to be evidenced by a certificate of Lender in the form of Exhibit D hereto to be delivered upon such satisfaction or waiver):
(a)    Delivery of Documents. The Lender shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and such counterparts (i) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (ii) shall be reasonably satisfactory in form and substance to the Lender and (iii) shall be in full force and effect:
(1)    this Agreement, with all exhibits, annexes, appendices and schedules hereto;
(2)    the Guaranty;
(3)    a copy of the Purchase Agreement certified by the Manufacturer, with all attachments, schedules, letter agreements and all other agreements, except for any such other provisions, terms and agreements which are not requested by the Lender after being informed of their substance, executed and delivered as part of the Purchase Agreement;
(4)    an Officer’s Certificate of Republic, dated as of the Document Closing Date stating that: (i) its representations and warranties contained in Section 3 are true and accurate on and as of the Document Closing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date); (ii) all

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covenants and conditions required to be performed or fulfilled by it under this Agreement prior to or on the Document Closing Date have been performed or fulfilled; (iii) as of the Document Closing Date, both before and after giving effect to the transactions contemplated by this Agreement, no Commitment Termination Event shall have occurred and be continuing; (iv) absent a Change in U.S. Tax Law and subject to the receipt of an IRS form W8-EXP, it has no present intention to (and will not) withhold taxes on payments to the Lender pursuant to the Loan Documents; and (v) no event has occurred and is continuing that constitutes a Material Adverse Change;
(5)    a certificate of the Secretary or an Assistant Secretary of Republic, dated as of the Document Closing Date (A) stating that the copy of the resolutions of the Board of Directors of Republic (attached to the certificate) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Republic will be a party as contemplated by this Agreement is true and accurate, and that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (B) stating that the copies of the articles of incorporation and by-laws of Republic (which are attached to the certificate), are true and complete copies thereof and (C) certifying to the incumbency and signature of the officers of Republic executing this Agreement;
(6)    an Officer’s Certificate of Guarantor, dated as of the Document Closing Date stating that: (i) its representations and warranties contained in Section 2 of the Guaranty are true and accurate on and as of the Document Closing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date); (ii) absent a Change in U.S. Tax Law and subject to the receipt of an IRS form W8-EXP, it has no present intention to (and will not) withhold taxes on payments to the Lender pursuant to the Guaranty; and (iii) no event has occurred and is continuing that constitutes a Material Adverse Change;
(7)    a certificate of the Secretary or an Assistant Secretary of Guarantor, dated as of the Document Closing Date (A) stating that the copy of the resolutions of the Board of Directors of Guarantor (attached to the certificate) authorizing the execution, delivery and performance of the Guaranty and the Relevant Guaranty is true and accurate, and that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (B) stating that the copies of the articles of incorporation and by-laws of Guarantor (which are attached to the certificate), are true and complete copies thereof and (C) certifying to the incumbency and signature of the officers of Guarantor executing the Guaranty;
(8)    the following executed legal opinions:

(A)	an opinion of Hughes Hubbard & Reed LLP, special counsel to Republic, in form and substance satisfactory to FINAME;

(B)	an opinion of Shearman & Sterling LLP, special New York counsel to the Lender, in form and substance satisfactory to FINAME; and

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(9)    a copy of each Code-Share Agreement [*] currently in effect, as redacted and filed by Guarantor with the SEC.
(b)    Violation of Law. No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for any party to this Agreement to execute, deliver and perform this Agreement and any other Loan Documents to which any of them is a party.
(c)    Representations, Warranties and Covenants. The representations and warranties of Republic and Guarantor made, in each case, in this Agreement and in any other Loan Document to which it is a party, shall be true and accurate in all material respects (except with respect to any representation and warranty or covenant that is qualified by materiality, in which case such representation and warranty shall be true and accurate in all respects) as of the Document Closing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each of Republic and the Guarantor shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Loan Documents to which it is a party to be observed or performed by it as of the Document Closing Date.
(d)    No Commitment Termination Event. On the Document Closing Date, both before and after giving effect to the transactions contemplated by this Agreement, no Commitment Termination Event shall have occurred and be continuing.
(e)    No Material Adverse Change. On the Document Closing Date, no event shall have occurred and be continuing that constitutes a Material Adverse Change.
(f)    No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.
(g)    Governmental Action. All appropriate action required to have been taken prior to the Document Closing Date by the FAA or any other Government Entity of the United States or Brazil, in connection with the transactions contemplated by this Agreement, including without limitation under any applicable export benefit program of the Brazilian government, shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Document Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.
(h)    No Sales Tax. The Lender shall be satisfied that no sales, use, value added, goods, services or like tax, and no stamp duty, is payable with respect to the delivery of any Aircraft on the Relevant Borrowing Date with respect to such Aircraft.

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(i)    Lender Approval. The Lender shall have received bank approval for the execution and delivery of each of the Loan Documents to which it is to become a party and the performance of its obligations thereunder.
(j)    Expenses and Fees. Republic shall have paid (x) all accrued expenses of the Lender (including the accrued expenses of counsel to the Lender), (y) all accrued expenses of the Export Credit Guarantor (including the accrued expenses of counsel to the Export Credit Guarantor) and (z) all fees of the Security Trustee (including the accrued expenses of counsel to the Security Trustee), in each case invoiced to Borrower two (2) Business Days’ prior to the Document Closing Date.
(k)    Air Operator’s Certificate. Republic shall have a valid Air Operator’s Certificate granted by the FAA.
(l)    [*].
5.2 Conditions to Each Relevant Loan. The agreement of the Lender to make any Relevant Loan are subject to the satisfaction of the conditions precedent specified in the Loan Agreement with respect to such Relevant Loan.
SECTION 6. COVENANTS
6.1 Republic’s Covenants. Republic hereby agrees that, so long as the Commitment remains in effect:
(a)    Financial Statements. Republic shall furnish to the Lender the financial statements if and to the extent required to be delivered to the Lender by the terms of Sections 7.1(a) and 7.1(b) of the form of Loan Agreement attached hereto as Exhibit A.
(b)    Operation Report. Together with each set of annual financial statements provided by Republic pursuant to Section 6.1(a), Republic shall provide a report of its operational statistics for the corresponding year, which report shall include information on yield, ASM, RPM, RASM, CASM and average stage length, and such other Republic operational statistics as the Lender shall have reasonably requested.
(c)    Commitment Termination Event. Republic shall promptly give notice to Lender and the Security Trustee of the occurrence of any Commitment Termination Event. The Lender shall promptly give notice of the occurrence of any Commitment Termination Event under Section 7(c).
(d)    Consolidation and Merger. Republic shall not undergo a Republic Merger Transaction except in compliance with the requirements of Sections 8.8 hereof. Upon any Republic Merger Transaction in compliance with this Section 6.1(d), the successor corporation of such Republic Merger Transaction shall succeed to, and be substituted for and may exercise every right and power of, and be subject to every obligation of, Republic under this Agreement with the same effect as if such successor corporation had been named herein.

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(e)    Air Operator’s Certificate. Republic shall maintain a valid Air Operator’s Certificate granted by the FAA at all times.
(f)    [*]

SECTION 7. COMMITMENT TERMINATION EVENT
If any of the following events (each, a “Commitment Termination Event”) shall occur and be continuing:
(a)    The Purchase Agreement shall have been irrevocably and finally terminated; or
(b)    A Bankruptcy Event shall have occurred and be continuing with respect to Republic or the Guarantor; or
(c)    The Commitment shall have been terminated pursuant to Section 8.1 of the Loan Agreement;
then, the Commitment and the Commitment Period shall immediately terminate. For the avoidance of doubt, the Commitment that shall terminate under this Section 7 shall not include any Loans then outstanding. With respect to any termination of the Commitments and Commitment Period pursuant to this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
SECTION 8. MISCELLANEOUS
8.1 Amendments and Waivers. This Agreement and the terms hereof may only be amended, supplemented or modified upon the prior written consent of Lender and Republic. The Lender and Republic may, from time to time, waive, on such terms and conditions as the Lender and Republic, as applicable, may specify in such instrument, any of the requirements of this Agreement. No such waiver shall extend to any other requirement or impair any right consequent on such other or subsequent requirement.
8.2 Notices(a)    . (a) Any notice or communication of any kind in respect of this Agreement shall be deemed to have been received:
(1)    if made by airmail letter, ten days after the relevant letter has been dispatched by registered airmail (postage prepaid) or on the date shown in the relevant receipt, whichever is earlier;
(2)    if made by fax, upon receipt by the sender of transmission confirmation; or
(3)    if made by overnight delivery service, courier or in person (and a signed acknowledgment of receipt is obtained), when delivered;

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and shall in addition be delivered by email (but delivery by email shall not determine the time when such notice or communication shall be deemed “delivered” hereunder),
(b)    Any such notice or communication to a party hereto shall be made in English, in writing, and shall be given as follows:
Republic:    Republic Airline Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268
Attention: President
Tel: (317) 484-6000
Fax: (317) 484-6040
Email: larnell@rjet.com
FINAME:    Agência Especial de Financiamento Industrial - FINAME
c/o Área de Exportação
Av. República do Chile, 330-22° Torre Oeste
Rio de Janeiro - RJ
CEP 20031-917 Brasil
Attention.: Superintendéncia da Area de Exportação
Tel: (011) 55 21 2172-8327/2172-8566
Fax: (011) 55 21 2172-6215
Email: airfinance@bndes.gov.br
(c)    Any party listed above may change its address and transmission numbers for notices by notice in the manner provided in this Section 8.2.
8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
8.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of any of the Loans.
8.5 Payment of Expenses and Costs. Republic agrees (a) to pay or reimburse each of the Lender, the Export Credit Guarantor and the Security Trustee for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the

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reasonable fees and disbursements of counsel to the Lender and counsel to the Export Credit Guarantor, any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts, and any translation and registration fees, and (b) to pay or reimburse each of the Lender and the Export Credit Guarantor on demand for all its reasonable costs and expenses incurred in connection with the enforcement of any rights under this Agreement or with any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, including, without limitation, any translation and registration costs necessary for the enforcement of this Agreement, any Brazilian taxes that may be imposed on or calculated by reference to such cost and expense amounts, and the reasonable fees and disbursements of counsel to the Lender and counsel to the Export Credit Guarantor, and (c) to pay, indemnify, and hold each of the Lender and the Export Credit Guarantor harmless from any and all United States and International Registry recording, registration and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, such United States and International Registry recording, registration and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement.
8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of Republic, the Lender and their respective successors and permitted assigns.
(b)    Neither Republic nor the Lender may assign or transfer any of its rights or obligations under this Agreement (including a loan under a Relevant Loan Agreement).
(c)    Notwithstanding paragraph (b) of this Section 8.6, the Lender may assign all or a portion of its rights and obligations under this Agreement if all of the following conditions are met: (i) such assignment is to (x) the federal government (União Federal) of Brazil or (y) another entity of, or owned or controlled, either directly or indirectly, by, the federal government of Brazil in connection with a reorganization initiated by the federal government of Brazil or by the board of executive directors of BNDES pursuant to which the material functions of the Lender which include this transaction are transferred to such entity, (ii) Republic will not be obligated to pay any amount under any Loan Document in excess of the amount that would have been payable to the Lender had such assignment not occurred; provided, that such determination shall only be made on the date of such assignment, (iii) the assignee enters into an assumption agreement, in form and substance reasonably satisfactory to Republic, for the benefit of Republic, such assumption agreement to contain provisions whereby the assignee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all of the terms of, and to undertake all of the obligations of the Lender contained in this Agreement and in which the assignee makes representations and warranties as to immunity substantially equivalent to those of the Lender contained herein, (iv) unless an “Event of Default” under the Loan Agreement has occurred and is continuing, Republic is given 30 days’ written notice in advance of such transfer (or such lesser period of notice as is reasonably practicable under the circumstances), (v) the Lender delivers to Republic on or prior to the date of such assignment the certificate of a duly authorized Director or the President of the Lender to the effect that each of the conditions set forth in clauses (i), (ii), (iii), and (iv) of this paragraph (c) has been complied

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with as of the date of such assignment, and (vi) unless an “Event of Default” under any Relevant Loan Agreement has occurred and is continuing, the Lender agrees to reimburse Republic for all reasonable and documented out-of-pocket costs and expenses incurred by it in connection with such assignment or transfer by the Lender.
(d)    Notwithstanding paragraph (b) of this Section 8.6, Republic may assign or transfer (as aforesaid) all (but not less than all) of its rights and obligations under this Agreement in connection with a transaction of merger, consolidation or transfer of all or substantially all its assets made in compliance with all of the conditions set forth in Section 8.8(a).
8.7 [Intentionally Omitted]
8.8 Mergers.
(a)    Republic agrees that it will not consolidate or merge with or into any other Person or sell, convey, transfer, lease or otherwise dispose of substantially all of its assets in one or a series of transactions to any Person (a “Republic Merger Transaction”), except as follows:
(i)    After giving effect to any such Republic Merger Transaction Republic, it (or its successor or the Person who acquires substantially all of Republic’s assets (the “Republic Successor”, if any) (1) is a Citizen of the United States, (2) is a U.S. Certificated Air Carrier and a Section 1110 Air Carrier, (3) is not the subject of a Bankruptcy Event or of bankruptcy or insolvency proceedings in any jurisdiction, and (4) is not an airframe manufacturer or an Affiliate thereof;
(ii)    The Security Trustee shall be entitled to the benefits of Section 1110 with respect to each Aircraft to the same extent that the benefits of Section 1110 were available immediately preceding such Republic Merger Transaction;
(iii)    The Republic Successor, if any, shall execute and deliver to Lender a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to Lender containing an assumption by such Person of this Agreement;
(iv)    Immediately after giving effect to such Republic Merger Transaction the tangible net worth of Republic (or Republic Successor, if any) shall be equal to or greater than 100% of the tangible net worth of Republic immediately prior to the Republic Merger Transaction;
(v)    Immediately after giving effect to such Republic Merger Transaction, no Material Adverse Change shall occur as a result of such Republic Merger Transaction and no “Event of Default”, “Bankruptcy Default” or “Payment Default” (as such terms are defined in Annex A to Exhibit A hereto) shall have occurred and be continuing under any Relevant Loan Agreement;
(vi)    Republic shall (1) at least 30 days prior to such Republic Merger Transaction have given written notice of such Republic Merger Transaction to Lender and

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(2) have delivered to Lender (A) a certificate signed by the President or any Vice President of Republic stating that such Republic Merger Transaction and the assumption agreement mentioned in clause (iii) above (if any) comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of counsel (which shall be reasonably satisfactory to Lender) that the assumption agreement mentioned in clause (iii) above is, subject to reasonable assumptions, qualifications and exceptions, the duly authorized, valid and binding agreement of the Republic Successor; and
(vii)    the Guaranty shall remain in full force and effect with respect to the obligations of any Republic Successor under this Agreement and the Guarantor shall have reaffirmed its obligations under the Guaranty in writing.
(b)    Upon the closing of a Republic Merger Transaction made in accordance with Section 8.8(a), the Republic Successor (if any) shall succeed to, and be substituted for, and may exercise every right and power of, Republic under this Agreement with the same effect as if such Republic Successor had been named as Republic originally. No Republic Merger Transaction shall have the effect of releasing Republic or any Republic Successor from liability in respect of this Agreement.
8.9 Contractual Currency(a)    . (a) This is an international transaction in which the specification of the currency of payments is of the essence. Each payment under this Agreement will be made in Dollars (the “Contractual Currency”). Any obligation to make payments under this Agreement in the Contractual Currency will not be, to the extent permitted by applicable law, discharged or satisfied by any tender in any currency other than the Contractual Currency.
(b)    To the extent permitted by applicable law, rule or regulation, if any judgment or order expressed in a currency other than the Contractual Currency is rendered for the payment of any amount owing in respect of this Agreement or the other Loan Documents or in respect of a judgment or order of another court for the payment of any amount owing in respect of this Agreement or the other Loan Documents, the party to which such payment is owed, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency (and will refund promptly to the other party any excess of the Contractual Currency received by such party) if such shortfall (or such excess) arises or results from any variation between (i) the rate of exchange at which the currency of the judgment or order is converted into the Contractual Currency on the date of entry of such judgment or order and (ii) the rate of exchange at which such party is able to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
8.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition

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or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, in each case to the fullest extent permitted by Law.
8.11 Integration. This Agreement and the other Loan Documents represent the agreement of Republic and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Republic or the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
8.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.13 Submission To Jurisdiction; Waivers.
(a)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Operative Agreement and Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims arising thereunder in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Operative Agreements and Loan Documents in the courts of any jurisdiction.
(b)    Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Operative Agreement and Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Republic hereby irrevocably and unconditionally agrees that service of process upon it in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Republic at its address set forth in Section 8.2 hereof or at such other address of which the Lender shall have been notified pursuant thereto.

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8.14 Waiver of Immunities. The Lender agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from (a) any legal action, suit, arbitration proceeding or other proceeding, (b) set-off or counterclaim, (c) the jurisdiction of any court of competent jurisdiction, (d) service of process, (e) relief by way of injunction, order for specific performance or for recovery of property, (f) attachment of its assets prior to judgment or after judgment, (g) attachment in aid of execution or levy, (h) execution or enforcement of any decree or judgment or (i) judgment or jurisdiction or from any other legal process in any jurisdiction, the Lender, for itself and its property, does, to the full extent permitted by applicable law, rule or regulation, hereby irrevocably and unconditionally waive all rights to, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the other Loan Documents, or the subject matter hereof or thereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions or under any statute, including the Foreign Sovereign Immunities Act of 1976 of the United States of America. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the Lender with respect to this Agreement.
8.15 WAIVERS OF JURY TRIAL. REPUBLIC AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.
8.16 Confidentiality. Each of Republic and the Lender agrees to keep confidential all non-public information provided to it pursuant to or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby or thereby; provided that nothing herein shall prevent any party hereto from disclosing any such information (i) to its employees, directors, agents, attorneys, accountants and other professional advisors, in which case such persons will be advised of the confidential nature of the information so disclosed and will be required to keep such information confidential, (ii) upon the demand of any Government Entity having jurisdiction over such party, or in response to any order of any court or other Government Entity or as may otherwise be required pursuant to any Requirement of Law, after providing the other party with prompt notice of such request, demand, order or other requirement so that such party may seek an appropriate protective order and after making reasonable efforts to resist disclosure, (iii) in connection with an assignment pursuant to Section 8.6(c) to the applicable assignee, (iv) in the situations foreseen in Complementary Law No. 105 of January 10, 2001 of Brazil or at the request of the Federal Public Administration or the Accounting Court of Brazil (Tribunal de Contas da União), in which case the requesting entities will be advised of the confidential nature of the information so disclosed, (v) as permitted in, or in connection with the exercise of any remedy hereunder or under the other Loan Documents, (vi) to SBCE – Seguradora Brasileira de Crédito à Exportação S.A., COFIG and any other entity of the Brazilian federal government in connection with obtaining approval of the Export Credit Guarantee or (vii) if the other party gives its prior written consent, which consent shall not be unreasonably withheld or delayed.

Funding Agreement (2013)

36

8.17 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument; provided that, without limiting the effectiveness of any counterpart provided for above, the parties agree that one non-counterpart original shall be fully executed and delivered to the Lender.
8.18 Bank Force Majeure. In case of strike, natural disaster or other acts of God, or other similar causes not within the reasonable control of the Lender, that prevent or delay the performance by the Lender of its obligations hereunder, such performance shall be delayed at its request, without penalty, for the period such causes are in effect up to a maximum of five Business Days.
8.19 Export Credit Guarantor. Without prejudice to the Lender's obligations under the Loan Documents (including, without limitation, any requirement for the Lender to act promptly and/or to act reasonably and/or in good faith when withholding any requested consent), the Borrower hereby acknowledges and accepts that the Export Credit Guarantor has provided or will, prior to each Relevant Advance, have provided, the Export Credit Guarantee for the benefit of the Lender, and that as a result of the terms of issuance of such Export Credit Guarantee the Lender may be required to obtain the consent of the Export Credit Guarantor prior to the Lender’s giving any requested consent under the Loan Documents.

SECTION 9. SPECIAL LENDER PROVISIONS
With respect to (x) each Relevant Loan, notwithstanding any contrary provision contained in this or any other Loan Document, the provisions of Section 9.2 below shall apply but only for as long as FINAME has not assigned or transferred the Relevant Loan A relating to such Relevant Loan to a Lender that is not a Brazilian Lender pursuant to an Assignment and only so long as such Relevant Loan A has not been paid in full, and upon such assignment or transfer of such Relevant Loan A or payment in full, the provisions of Section 9.2 below shall no longer be effective with respect to such Relevant Loan and (y) the Loan Agreement and the Security Agreement, notwithstanding any contrary provision contained in this or any other Loan Document, the following provisions (excluding Section 9.2) shall apply but only for as long as FINAME has not assigned or transferred all Relevant Loans A outstanding under the Loan Agreement pursuant to an Assignment and only so long as such Relevant Loans A have not been paid in full, and upon such assignment or transfer of such Relevant Loans A or payment in full, the following provisions (excluding Section 9.2) shall no longer be effective:

Funding Agreement (2013)

37

9.1 [Reserved].
9.2 Prepayment.
With reference to Section 2.4 of the Loan Agreement, Borrower shall reimburse Lender for any reasonable out-of-pocket costs and expenses (including reasonable legal fees) of the Lender incurred in connection with such prepayment.
9.3 Configuration of Aircraft.
Borrower shall not change or cause the configuration of any Aircraft financed under a Related Loan Agreement to be changed from a commercial passenger jet.
9.4 [Reserved].
9.5 Leasing.
With respect to Section 3.2(g) of the Security Agreement and the definition of “Permitted Lessee” and notwithstanding the provisions thereof:
(a)    No Permitted Lessee shall be in material financial or non-financial default under any loan, note or other agreement with FINAME at the time a Permitted Lease is entered into;
(b)    The consent of the Lender (who shall not be entitled to provide such consent without the consent of the Export Credit Guarantor) shall be required as a condition to the entering into of any lease of an Aircraft to any party that is incorporated in a Permitted Country or where the Aircraft will not be registered in a Permitted Country unless, in any such case, the relevant lessee meets one of the other criteria set forth in clauses (b), (c) or (d) of the definition of Permitted Lessee; provided that the Permitted Country list may be revised to eliminate any country requested to be eliminated by FINAME at the direction of Export Credit Guarantor or may be updated to include additional countries at the request of the Borrower but subject to the consent of FINAME and the Export Credit Guarantor;
(c)    Borrower shall provide written notice of its intent to enter into a Permitted Lease, such notice to be accompanied by the proposed documentation, as early as practicable but in no event less than 20 days before entering into such lease;
(d)    Any Permitted Lease shall be assigned as collateral security pursuant to a Lease Assignment, substantially in the form of Exhibit C to the Security Agreement;
(e)    Any lease (unless to a Permitted Lessee that is not a U.S. Certificated Air Carrier (as defined in the Security Agreement) entered into pursuant to Section 3.2(g) of the Security Agreement shall be entitled to the protections of Section 1110 (assuming no change in U.S. Law which would make such benefits unavailable to mortgaged or leased aircraft (as the case may be) generally under U.S. Law) and the Security Trustee and the Lender shall have received a legal opinion of outside counsel to Borrower to such effect (said opinion and such counsel to be reasonably satisfactory to Lender);

Funding Agreement (2013)

38

(f)    [Intentionally Omitted]
(g)    With respect to any Aircraft, no Permitted Lease thereof may have a term (including renewals) which extends beyond the Loan Maturity Date for the Relevant Loan used to finance such Aircraft; and
(h)    Any Officer’s Certificate delivered pursuant to Section 3.2(g)(viii) of the Security Agreement shall also confirm that all conditions precedent set forth in this subsection to any lease that is the subject of such Officer’s Certificate have been complied with.
9.6 [Reserved].
9.7 Insurance.
(a)    Notwithstanding the provisions of Section G of Annex C to the Security Agreement, the self-insurance referred to in the first sentence of such Section shall not exceed, on a per occurrence or on a fleet-wide basis during any policy year, an amount equal to [*] of the Borrower’s tangible net worth, calculated as at the end of the Borrower’s immediately preceding fiscal year (but in no event to exceed [*]). Notwithstanding the definition of “Threshold Amount” contained in the Loan Agreement, the Threshold Amount shall be [*].
(b)    Notwithstanding the provisions of Section A2 of Annex C to the Security Agreement, Borrower shall not reduce the amount of public liability insurance amount while an Aircraft is grounded, not in operation or stored below [*] without the consent of the Lender (who shall not be entitled to provide such consent without the consent of the Export Credit Guarantor).
9.8 Maintenance.
Notwithstanding the provisions of Section 3.3(j) of the Security Agreement, the amount specified for removal of parts specified in the second sentence thereof shall not exceed [*].

Funding Agreement (2013)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
REPUBLIC AIRLINE INC.
By:    /s/ Lars-Erik Arnell
Name: Lars-Erik Arnell
Title: SVP, Corporate Development
AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL - FINAME
By:    /s/ Luciano Coulinho
Name: Luciano Coulinho
Title: Junta de Administracao Finame

WITNESSES:

[Signature page to Funding Agreement (2013)]

ANNEX A
to Funding Agreement
Form of NOTICE OF BORROWING
_________________, ____
Agência Especial de Financiamento Industrial - FINAME
c/o Área de Exportação
Av. República do Chile, 330-22° Torre Oeste
Rio de Janeiro - RJ
CEP 20031-917 Brasil
Attn.: Superintendéncia da Area de Exportação
Tel: (011) 55 21 2172-8327/2172-8566
Fax: (011) 55 21 2172-6215
Wells Fargo Bank Northwest, N.A.
260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116
Tel: (801) 246-6000
Fax: (801) 246-7142
Attn:  Corporate Trust Lease Group Ladies and Gentlemen:
This Notice of Borrowing is being delivered to you pursuant to Section 2.3 of the Funding Agreement (2013) (the “Funding Agreement”), dated as of July 2, 2013, between Republic Airline Inc., and Agência Especial de Financiamento Industrial – Finame. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Funding Agreement.
1.    (a)    We intend to finance an aircraft (the “Aircraft”) to be delivered under the Purchase Agreement.
The Aircraft is further identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial No.
Embraer	ERJ 175LR (certification designation and shown on the FAA records as ERJ 170-200LR)

Funding Agreement (2013)

2

The Engines are further identified as follows:

Manufacturer	Manufacturer’s Model	Serial No.
General Electric	CF34-8E5
General Electric	CF34-8E5

Each Engine is a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent.
(b)    The Relevant Net Aircraft Cost of the Aircraft is $_____________.
(c)    The delivery date of the Aircraft is scheduled for _____________, ____.
2.    (a)    We intend that the Borrower will borrow an amount of $_____________ as Relevant Loan A with respect to the Aircraft under the Funding Agreement and the Loan Agreement, which is less than or equal to the Applicable Percentage of the Relevant Net Aircraft Cost of the Aircraft.
(b)    The requested Relevant Borrowing Date is _____________, ____.
(c)    The Relevant Interest Rate will be based on [Relevant Swap Rate/ Relevant CIRR Rate/LIBOR].

REPUBLIC AIRLINE INC.
By:
Name:
Title:
WITNESSES:

Funding Agreement (2013)

Exhibit A
to Funding Agreement

Execution Version

LOAN AGREEMENT (2013)
between
REPUBLIC AIRLINE INC.
and
AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL - FINAME
Dated as of July 2, 2013

Funding Agreement (2013)

i

SECTION 8.	EVENTS OF DEFAULT	31
8.1	Events of Default	31
8.2	Rescission of Acceleration	33
SECTION 9.	MISCELLANEOUS	33
9.1	Amendments and Waivers	33
9.2	Notices	33
9.3	No Waiver; Cumulative Remedies	34
9.4	Survival of Representations and Warranties	35
9.5	Successors and Assigns	35
9.6	[Reserved]	40
9.7	Contractual Currency	40
9.8	Severability	41
9.9	Integration	41
9.10	GOVERNING LAW	41
9.11	Submission to Jurisdiction; Waivers	41
9.12	Waiver of Immunities	42
9.13	WAIVERS OF JURY TRIAL	42
9.14	Confidentiality	42
9.15	Payment of Expenses and Costs	43
9.16	General Indemnity	44
9.17	Instruction to Security Trustee	48
9.18	Right of Set-off	48
9.19	Notices, Instructions, Consents, Execution and Waiver	49
9.20	Execution of Financing Statements	50
9.21	Registrations with the International Registry	50

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ANNEXES
Annex A:	Defined Terms
Annex B-1:	Form of Note A
Annex B-2:	Form of Note B
EXHIBITS
Exhibit A-1:	Form of Opinion of Special New York Counsel for the Borrower and Guarantor for the Initial Relevant Closing
Exhibit A-2:	Form of Opinion of Special New York Counsel for the Borrower and Guarantor for Each Subsequent Relevant Closing
Exhibit B:	Form of Opinion of Special FAA Counsel
Exhibit C:	Form of Opinion of Special New York Counsel for the Lender
Exhibit D:	Form of Opinion of Counsel to the Manufacturer
Exhibit E:	Form of Opinion of Counsel to the Security Trustee
Exhibit F:	Form of Deregistration Power of Attorney

iii

LOAN AGREEMENT (2013), dated as of July 2, 2013, between REPUBLIC AIRLINE INC., an Indiana corporation (the “Borrower”), and AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL - FINAME, a Brazilian Federal public company, with its main offices in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, No. 100-18 andar, registered in the General Register of Taxpayers under the number 33.660.564/0001-00 (the “Lender” or “FINAME”).
WHEREAS, Republic and Embraer S.A. (the “Manufacturer”) have entered into the Purchase Agreement pursuant to which the Manufacturer has agreed to manufacture and sell to Republic, and Republic has agreed to purchase and take delivery, of, among other things, up to 47 ERJ 175 (certification designation and shown on the FAA records as ERJ 170-200LR) jet aircraft each equipped with two General Electric model CF34-8E5 engines;
WHEREAS, reference is hereby made to the recitals of the Funding Agreement for the purposes of this Agreement; and
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS
1.1    Definitional Provisions. (a)  Unless otherwise specified herein or therein, all capitalized terms used in this Agreement, the Notes or any certificate or other document made or delivered pursuant hereto shall have the meanings set forth in Annex A hereto.
(b)    As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower (and its Subsidiaries, if applicable), to the extent not otherwise defined, shall have the respective meanings given to them under GAAP.
(c)    The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    References to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Operative Agreements.
(f)    References to agreements shall include such agreements as amended, modified or supplemented.

1.2    Bankruptcy Default.
For purposes of each Operative Agreement, the occurrence and continuance of a Bankruptcy Event shall not be deemed to prohibit the Borrower from taking any action or exercising any right that is conditioned on no Bankruptcy Default, Default or Event of Default having occurred and be continuing if such Bankruptcy Default, Default or Event of Default consists solely of the institution of reorganization proceedings with respect to Borrower under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have entered into a Section 1110 Agreement and thereafter shall have continued to perform its obligations thereunder and under the Operative Agreements so that it is entitled to retain possession of the Aircraft in accordance with Section 1110.

SECTION 2.	AMOUNTS AND TERMS OF LOANS
2.1    Procedure for Borrowing. If Borrower shall have given a Notice of Borrowing with respect to an Aircraft pursuant to and in accordance with Section 2.3(a) of the Funding Agreement and the Relevant Borrowing Date specified in such Notice of Borrowing has not been delayed or cancelled pursuant to Section 2.3(b) or (c) of the Funding Agreement, then on such Relevant Borrowing Date the Lender shall make the advance with respect to the Relevant Loan for such Aircraft to the Borrower in Dollars in an amount equal to the Applicable Percentage of the Relevant Net Aircraft Cost of such Aircraft (or such lesser amount as Borrower shall request in the applicable Notice of Borrowing) but not to exceed the Loan A Commitment (the “Relevant Advance”), and the Borrower shall issue to the Lender to evidence its obligation to repay the Relevant Loan (i) Relevant Note A in the original principal amount equal to such Relevant Advance and (ii) Relevant Note B in the original principal amount equal to the Relevant Export Credit Guarantee Loan. The closing of the Relevant Loan for an Aircraft (the “Relevant Closing”) shall take place no later than 12:30 P.M., Rio de Janeiro time, on the Relevant Borrowing Date at the offices of Hughes Hubbard & Reed LLP, New York, New York, or at such other time and place as the parties hereto shall have agreed in writing.
The Lender shall make a Relevant Loan on the Relevant Borrowing Date to the Borrower by transferring in the Brazilian Currency Equivalent (as hereinafter defined) (i) the amount of the Relevant Advance with respect to such Relevant Loan in immediately available funds to the Manufacturer in payment of the Relevant Net Aircraft Cost for the applicable Aircraft and (ii) the amount of the Relevant Export Credit Guarantee Loan with respect to such Relevant Loan to the Export Credit Guarantor in payment of the premium for the applicable Aircraft. Such Relevant Loan may be made during banking hours in Rio de Janeiro on the date of the Relevant Closing; provided that the Lender irrevocably agrees to make such Relevant Loan at the time of the Relevant Closing. The “Brazilian Currency Equivalent” of the amount of the Relevant Loan denominated in Dollars means an amount in the legal currency of Brazil computed by multiplying such Dollar amount by the Central Bank of Brazil’s last available PTAX bid rate of Exchange of Dollars for REAIS preceding the Relevant Borrowing Date.
As a condition precedent to the obligation of the Lender to advance each Relevant Advance, the Borrower shall pay, at least two Business Day prior to the Relevant Closing, to the Lender (directly and not through the Security Trustee) the Structuring Fee then due and payable

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pursuant to Section 2.2(b) of the Funding Agreement. The Borrower shall pay a Commitment Fee on the dates specified in Section 2.2(a) of the Funding Agreement. The Borrower shall wire to the Lender the Initial Principal Payment with respect to each Relevant Loan prior to the Relevant Closing for such Relevant Loan.
2.2    Terms of Repayment of Each Relevant Loan; Interest; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender (i) the principal amount of and interest on each Relevant Loan A in installments consisting of principal and interest as determined pursuant to Section 2.4(c) of the Funding Agreement, each such installment to be payable on the respective Payment Date set forth on Schedule 1 to the Relevant Note A and (ii) the principal amount of and interest on each Relevant Export Credit Guarantee Loan in installments consisting of principal and interest as determined pursuant to Section 2.4(c) of the Funding Agreement, each such installment to be payable on the respective Payment Date set forth on Schedule 1 to the Relevant Note B. If more than one Relevant Note is issued in respect of a Relevant Loan A or a Relevant Export Credit Guarantee Loan, (i) the amortization schedule for each such Relevant Note shall provide for repayment on each of the foregoing Payment Dates of such Relevant Note’s pro rata share (based on the principal amount of the Relevant Loan A or Relevant Export Credit Guarantee Loan represented by such Relevant Note relative to the aggregate principal amount of the Relevant Loan A or Relevant Export Credit Guarantee Loan, respectively) of the total payment due with respect to the Relevant Loan A or Relevant Export Credit Guarantee Loan on such Payment Date and (ii) any payment of the Export Credit Guarantee Loan Prepayment Amount when due under this Loan Agreement should be applied to satisfy the Relevant Export Credit Guarantee Loan represented by each Relevant Note B based on such Relevant Note B’s pro rata share (on the same basis as provided in clause (i) of this sentence). Payment of each installment and all other amounts due to the Lender from the Borrower hereunder or under the Notes shall be payable by the Borrower in Dollars in immediately available funds to the Security Trustee by wire transfer to: [*] or to such other account as is specified by the Security Trustee (with the consent of the Lender, which consent will not be unreasonably withheld) for the account of the Lender no later than 12:30 P.M., New York time, on the due date therefor. Payments made by the Borrower to the Security Trustee as aforesaid for the account of the Lender shall constitute payment by the Borrower to the Lender. Each such payment shall be made on the date such payment is due and without presentment or surrender of the Notes except that at or promptly following the final payment with respect to a Note, such Note shall be surrendered by the Lender to the Borrower for cancellation. Upon payment in full by the Borrower of the principal of, and interest on, a Relevant Loan and all other amounts then due and owing by the Borrower to the Lender under any Operative Agreement, so long as no default or event of default under any Other Operative Agreement shall have occurred and be continuing, the Lender shall direct the Security Trustee to release the Aircraft financed with the proceeds of such Relevant Loan and the Related Collateral from the Lien of the Security Agreement pursuant to Section 11.1 of the Security Agreement.
(b)    Each Relevant Loan shall bear interest at the Relevant Interest Rate, which shall be set forth on the Relevant Notes evidencing such Relevant Loan.
(c)    The Borrower hereby agrees that the payment by the Borrower of principal of and interest on the Relevant Loans and the performance by the Borrower of all of its

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obligations hereunder constitute "associated rights" (as defined in the Cape Town Treaty) and are secured by and/or associated with the Airframes and the Engines.
(d)    The Borrower agrees to execute and deliver to the Lender on each Relevant Borrowing Date with respect to the Relevant Loan a Relevant Note A and Relevant Note B. The Relevant Notes shall have a maturity date equal to the Relevant Loan Maturity Date.
(e)    Whenever any payment hereunder, under the Notes or under the Funding Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day unless with respect to a payment in respect of a Relevant Loan that bears interest at the Floating Rate and such next succeeding Business Day would fall in the next month, in which case such payment shall be due on the next preceding Business Day.
(f)    If all or a portion of (i) any principal of a Relevant Loan, (ii) any interest payable thereon or (iii) any other amount relating to such Relevant Loan payable by the Borrower to the Lender hereunder or under any other Operative Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), to the extent permitted by applicable Law, the amount of such overdue principal, interest or other amount shall bear interest at a rate per annum which is equal to the Default Rate, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment). Interest accruing pursuant to the preceding sentence of this Section 2.2(f) shall be payable from time to time on demand.
(g)    Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days, except that interest on a Relevant Loan that bears interest at the Floating Rate shall be calculated on the basis of a 360-day year for the actual number of days scheduled to have elapsed.
2.3    Mutilated, Destroyed, Lost or Stolen Notes. If a Relevant Note becomes mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the Lender with respect to such Relevant Note, execute and deliver in replacement thereof, a new Relevant Note, in the same principal amount, dated the date of the Relevant Note being replaced and designated as issued under this Agreement and the Security Agreement. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower. If the Note being replaced has been destroyed, lost or stolen, the Lender shall furnish to the Borrower and the Security Trustee such security or indemnity as may be reasonably required by the Borrower or the Security Trustee to save the Borrower harmless from any loss arising in connection with the purportedly lost, stolen or destroyed Note and evidence satisfactory to the Borrower and the Security Trustee of the destruction, loss or theft of such Note.
2.4    Optional Prepayments. The Borrower may, at any time, prepay a Relevant Loan, in whole (but not in part, except as permitted in the Security Agreement, as agreed in any Operative Agreement or as otherwise agreed by the Lender), without premium or penalty), upon at least 30 days’ irrevocable written notice to the Lender and the Security Trustee specifying the date of such prepayment. If any such notice is given, an amount equal to (A) in the case of a Relevant

4

Loan A, (i) the outstanding principal amount of such Relevant Loan A plus (ii) interest accrued and unpaid on such amount at the Relevant Interest Rate to the date of prepayment (if any) and the Relevant Additional Interest thereon plus (iii) the Break Amount, if any, plus (iv) any PROEX Breakage Costs and (B) in the case of a Relevant Export Credit Guarantee Loan, (i) the Export Credit Guarantee Loan Prepayment Amount as of the date of prepayment (and payment of the Export Credit Guarantee Loan Prepayment Amount shall be deemed to be payment in full of the outstanding principal amount of such Relevant Export Credit Guarantee Loan and accrued interest thereon) shall be due and payable on the date specified therein plus (iii) the Break Amount, if any, plus (iii) any PROEX Breakage Costs. Amounts prepaid pursuant to this Section 2.4 may not be reborrowed.
2.5    Mandatory Prepayment. A Relevant Loan shall be prepaid by the Borrower in whole (but not in part) without premium or penalty, at a prepayment price equal to (A) in the case of a Relevant Loan A, the outstanding principal amount of such Relevant Loan A, together with accrued and unpaid interest thereon, the Break Amount (in the circumstances described in clause (y) below), if any, and (in the circumstances described in clause (y) below) any PROEX Breakage Costs and (B) in the case of a Relevant Export Credit Guarantee Loan, the Export Credit Guarantee Loan Prepayment Amount as of the date of prepayment (and payment of the Export Credit Guarantee Loan Prepayment Amount shall be deemed to be payment in full of the outstanding principal amount of such Relevant Export Credit Guarantee Loan and accrued interest thereon), the Break Amount (in the circumstances described in clause (y) below), if any, and (in the circumstances described in clause (y) below) any PROEX Breakage Costs (x) in connection with an Event of Loss of the Aircraft with respect to such Relevant Loan or Airframe forming part of such Aircraft on the Loss Payment Date and (y) on such other date on which a sale of the Aircraft with respect to such Relevant Loan occurs which sale is permitted by the terms of an Operative Agreement. Amounts prepaid pursuant to this Section 2.5 may not be reborrowed.
2.6    [Reserved].
2.7    Taxes.
(a)    All payments made by the Borrower to or on behalf of the Lender under this Agreement or the other Operative Agreements shall be made without deduction or withholding for or on account of any present or future Taxes unless such deduction or withholding is required by law. If any Indemnified Taxes are required to be deducted or withheld from any amounts payable to the Lender under any Operative Agreement (whether by the Borrower or by the Security Trustee), the amounts so payable to the Lender shall be increased by the Borrower to the extent necessary so that the net amount actually received (whether directly or through the Security Trustee) by the Lender (after deduction or withholding of all such Indemnified Taxes) will be equal to the full amount the Lender would have received under this Agreement or the other Operative Agreements, as the case may be, had no such deduction or withholding been required. In addition, the Borrower shall pay any Taxes that are deducted or withheld to the relevant Government Entity in accordance with applicable Law.
(b)    The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section)

5

paid by the Lender, with respect to payments made with respect to the Loans under this Agreement or the other Operative Agreements and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Entity. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.
(c)    Whenever any Indemnified Taxes are payable by the Borrower pursuant to this Section 2.7, or any Taxes are deducted and withheld pursuant to Section 2.7(a), as promptly as practicable thereafter the Borrower shall send to the Lender a certified copy of an original official receipt, if such receipt is received by the Borrower, or other evidence reasonably satisfactory to Lender, showing payment thereof. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority the Borrower shall indemnify the Lender for such Indemnified Taxes and any interest or penalties that may become payable by the Lender as a result of any such failure.
(d)    FINAME and any other relevant Brazilian Government Lender shall provide prior to the initial Relevant Borrowing Date (and at such times thereafter as reasonably requested in writing by the Borrower and necessary to establish exemption so long as such Brazilian Government Lender remains legally entitled to do so) a properly completed IRS form W8‑EXP (or successor form). In addition, if as a result of a change to the Code or regulations thereunder, the withholding tax exemption under Section 892 of the Code and regulations thereunder is no longer available, the Brazilian Government Lender shall provide a properly completed IRS form W‑8BEN (or successor form) but only if and to the extent that such Brazilian Government Lender is entitled under applicable Law to furnish such form and eligible to claim a reduction or exemption from withholding in connection therewith, and only to the extent such form may be filed by such Brazilian Government Lender without adverse consequences to the Brazilian Government Lender or any of its Affiliates, or risk thereof, as reasonably determined by such Brazilian Government Lender in good faith.
(e)    With respect to a Brazilian Government Lender, such Lender shall bear, and shall reimburse the Borrower for any liability attributable to any U.S. Withholding Taxes other than by reason of a Change in U.S. Tax Law. Such Lender will make any reimbursement payment under this Section 2.7(e) promptly upon the approval of the Central Bank of Brazil, if such approval is required (which approval such Lender and BNDES will use reasonable efforts to obtain). For purposes of clarification, notwithstanding anything herein to the contrary the Borrower shall indemnify and hold harmless the Lender on an After-tax Basis from and against all U.S. Withholding Taxes with respect to any Relevant Loan resulting from a Change in U.S. Tax Law (subject to paragraph 3 in the definition of Indemnified Taxes and Section 9.5(d)(iv) hereof).
(f)    In the event that withholding Taxes are imposed by a Government Entity of or within the United States (or the IRS asserts that the Lender is subject to withholding Taxes on interest payments) with respect to any loan pursuant to the Funding Agreement or any similar transaction at any time during the term of the Funding Agreement, the Borrower and the Lender shall, each acting reasonably and in good faith, endeavor to restructure the Relevant Loans in

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such a manner as to reduce or eliminate any such withholding Tax with respect to such Loan, which restructuring may involve a defeasance, cash out of benefits or transfer of the debt to an institution in the U.S. or otherwise, provided that such restructuring shall not put the party that would not be responsible for such withholding Tax (if such withholding Tax were imposed with respect to any Relevant Loan) in a worse economic position than it would have been in if no withholding Tax had been imposed and no restructuring had been undertaken. The cost of any such restructuring shall be borne by the party that would be responsible for such withholding Tax.
(g)    If following the imposition of withholding Taxes by a Government Entity of or within the United States or an IRS assertion that the Lender is subject to withholding Taxes by a Government Entity of or within the United States with respect to any loan pursuant to the Funding Agreement, or any similar transaction, notwithstanding the good faith efforts of the parties to restructure, the parties are unable to agree upon a satisfactory restructuring which would eliminate such withholding Taxes within 60 days of learning of the possible imposition of withholding Taxes, then, with respect to any Relevant Loan, (A) if the Borrower shall be responsible for such withholding Taxes, the Borrower shall, at its election either (i) be responsible for such withholding Taxes in accordance with this Section 2.7 or (ii) in accordance with Section 2.4 prepay the entire Relevant Loan in full, together with accrued interest thereon, including Relevant Additional Interest or (B) if the Lender would be responsible for such withholding Taxes in accordance with this Section 2.7, the Lender shall continue to be responsible for such withholding Tax.
(h)    In the event that any interest in any Relevant Loan A or Relevant Export Credit Guarantee Loan is transferred by the Lender, the provisions of Section 9.5(d)(iv) shall apply.
(i)    Calculation of Indemnity Payments
(i)    Any payment which Borrower shall be required to make to or for the account of any Lender with respect to any Tax which is subject to indemnification under this Section 2.7 shall be made on an After-tax Basis (without regard to the exclusions therein).
(ii)    With respect to any Lender other than a Brazilian Government Lender, if by reason of any payment with respect to Taxes made by or on behalf of the Borrower to or for the account of such Lender pursuant to this Section 2.7, such Lender determines, in good-faith, that it subsequently realized a Tax Savings not previously taken into account in computing such payment, such Lender shall promptly pay to the Borrower an amount equal to the amount of such Tax Savings and the actual additional Tax Savings, if any, realized by such Lender as the result of any payment made by such Lender pursuant to this sentence; provided that such Lender shall not be obligated to pay any such amount if an Event of Default shall have occurred and be continuing or to the extent that such amount would exceed (x) the aggregate amount of all prior payments by Borrower to such Lender under this Section 2.7 (including the payment of any amount necessary for such payments to be on an After-tax Basis) less (y) the aggregate amount of all prior payments by such

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Lender to Borrower pursuant to this Section 2.7, and provided, further, that any amount not paid to Borrower pursuant to the foregoing limitation shall be carried forward to reduce pro tanto any future payments that Borrower may be required to make to such Lender pursuant to this Section 2.7. “Tax Savings” shall mean any actual net reduction in Taxes, other than Indemnified Taxes, realized by a Lender.
(iii)    Any Taxes that are imposed on a Lender as a result of the disallowance or reduction of any Tax Savings paid to Borrower pursuant to this Section 2.7(i) shall be treated as a Tax for which Borrower is obligated to indemnify such Lender subject to the provisions of Section 2.7; provided that such Lender shall use reasonable good faith efforts to reclaim and retain the allowance of such Tax Savings.
(iv)    With respect to any Lender other than a Brazilian Government Lender, in determining the order in which such Lender utilizes any foreign Taxes as a credit against such Lender’s home country Income Taxes, such Lender shall be deemed to utilize (i) first, all foreign Taxes other than those described in clause (ii) below; (ii) then, all foreign Taxes with respect to which such Lender is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, financing document, participation agreement, or indemnification agreement (including this Agreement).
(j)    Contests
(i)    In General
(1)    Except as provided in (ii) below, if a written claim shall be made against and received by any Lender for any Tax for which Borrower is obligated to indemnify pursuant to this Section 2.7, such Lender shall notify Borrower in writing of such claim within 30 days after its receipt, and shall provide Borrower such information regarding such claim as Borrower may reasonably request; provided, however, that the failure to provide such notice within such 30 days shall not release Borrower from any of its obligations to indemnify under this Section 2.7 unless, and only to the extent that, such failure has a material adverse effect on the conduct of such contest. To the extent permitted under applicable law, such Lender will not make any payments with respect to such claim for at least 30 days after giving notice of such claim to Borrower.
(2)    If requested by Borrower in writing within 30 days after its receipt of such notice, such Lender shall, at the expense of Borrower and subject to subsection (3) below, contest the validity, applicability or amount of such Taxes by, in the case of a “Lender-Controlled Contest” (which shall mean any contest other than a Borrower-Controlled Contest (as defined below)), in such Lender’s sole discretion or, in the case of a “Borrower-Controlled Contest” (which shall mean any contest which such Lender agrees in its sole discretion to allow Borrower to control or involving only Taxes with respect to which participation by neither the Lender

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nor any Affiliate of the Lender is required (it being understood that any contest involving Taxes in the nature of Income Taxes or any contest conducted in the name of such Lender is a contest requiring the participation of such Lender) and no tax return of the Lender or any of its Affiliates is held open with respect to which any Lender may reasonably be viewed as having an actual or potential material liability for Taxes not indemnified against by Borrower), in Borrower’s sole discretion, resisting payment thereof if practicable, not paying such Tax except under protest, if protest is necessary and proper, if payment of such Tax is made, using reasonable efforts to obtain a refund thereof, in appropriate administrative and judicial proceedings, and in the case of a Lender-Controlled Contest, considering in good faith any other reasonable action as Borrower and Borrower’s counsel may reasonably request. Each Lender shall consult in good faith with Borrower and Borrower’s counsel concerning the forum in which the contest is most likely to be favorably resolved and whether such contest shall be by (x) resisting payment of such Tax, (y) paying such Tax under protest or (z) paying such Tax and seeking a refund or other repayment thereof. In the case of a Lender-Controlled Contest, such Lender shall (i) keep Borrower reasonably informed regarding the progress of such contest, and (ii) consult with Borrower in good faith regarding the manner of contesting such claim, provided, however, that the Lender shall have ultimate control over such contest and its decisions with respect to such contest shall be conclusive and binding. If requested to do so by Borrower, the Lender shall appeal any adverse administrative or judicial decision, provided, however, that in no event shall a Brazilian Government Lender be required to pursue any contest or appeal and each Brazilian Government Lender shall have the right to settle or compromise a contest that it is otherwise required to pursue pursuant to this Section 2.7(j) if, in its reasonable judgment, such contest or appeal would be likely to result in adverse consequences to Lender or its Affiliates (including the federal government of Brazil). If a Brazilian Government Lender does not pursue a contest or an appeal and/or exercises its right to settle or compromise a contest by reason of the exercise of its judgment as provided above, as of the date the Lender exercises its right not to pursue such contest or appeal, with respect to Taxes imposed after such date Borrower shall be relieved of its tax indemnity obligations to such Lender under the Operative Agreements with respect to such Taxes (and any Taxes imposed after such date as a result of any similar or logically related claims under any other Loan pursuant to the Funding Agreement unless the contest of any such Taxes or claims is not precluded by such election not to contest or appeal or by such settlement, and such Lender agrees to contest such Taxes or claims in accordance with the provisions of this Section 2.7(i) that apply to Lenders that are not Brazilian Government Lenders) and such Lender shall promptly (upon the approval of the Central Bank of Brazil, if such approval is required, which approval such Lender will use reasonable efforts to secure) pay to Borrower an amount equal to any funds advanced by Borrower pursuant to clause (C) of Section 2.7(j)(i)(3) with respect to such contest.
(3)    In no event shall a Lender be required, or Borrower be permitted, to contest the imposition of any Tax for which Borrower is obligated pursuant to this

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Section 2.7 unless (A) Borrower shall have agreed to pay and shall promptly on request pay on an After-tax Basis all reasonable out of pocket costs and expenses that such Lender incurs in contesting such claim or arising out of or relating to such contest and which are reasonably allocable to such claim (including legal fees and disbursements, including those on appeal, if any); (B) (unless Borrower has provided to the relevant Lender a bond or other security in form and substance acceptable to such Lender in its sole discretion) such contest is not reasonably likely to result in a material danger of the sale, seizure, forfeiture or loss of the Aircraft, or the creation of any Lien thereon other than Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings and for which such reserves, if any, as are required to be provided under GAAP have been provided by Borrower, (C) if such contest shall be conducted in a manner requiring the payment of the claim, Borrower shall have advanced sufficient funds, on an interest-free basis, to make the payment required, and shall have agreed to indemnify the Lender against any additional net after-tax cost to such Lender of such advance; (D) if requested by the Lender in writing, such Lender shall have received an opinion of independent Tax counsel selected by Borrower and reasonably acceptable to such Lender and furnished at Borrower’s sole expense to the effect that a “Realistic Possibility of Success” (which shall mean the standard upon which an attorney may properly advise the taking of a position on a tax return as set forth in ABA Formal Opinion 85‑352) exists for contesting such claim (or, in the case of an appeal of an adverse judicial determination, a written opinion from such independent Tax counsel to the effect there is a Realistic Possibility of Success such adverse judicial determination will be reversed or substantially modified); (E) Borrower shall have delivered to such Lender a written acknowledgment of Borrower’s obligation to indemnify such Lender to the extent that the contest is not successful, provided, however, that Borrower will not be bound by its acknowledgment of liability if the contest is resolved on a clear and unambiguous basis showing no such liability under this Section 2.7 with respect to such Tax; (F) if an Event of Default shall have occurred and be continuing, Borrower shall have provided security for its obligation hereunder satisfactory to the Lender by placing in escrow sufficient funds to cover any such contested Tax and the reasonably expected expenses of such contest on an After-tax Basis, or otherwise providing satisfactory (as determined in such Lender’s sole discretion) provisions for payment of such amounts; (G) the aggregate amount of all indemnity payments that Borrower may be required to make to such Indemnitee with respect to such claim (or similar or related claims) is at least [*] (or in the case of a Lender Controlled Contest, [*] with respect to Taxes related to the Aircraft or [*] with respect to Taxes whether related to the Aircraft and/or other aircraft); and (H) the claim is not for a Tax the imposition of which has been previously contested by Borrower hereunder, and such previous contest (including all allowable appeals) was decided adversely to Borrower, unless Borrower has delivered an opinion of independent Tax counsel selected by Borrower and reasonably acceptable to the Lender to the effect that, on the basis of (i) a change in applicable Law, or (ii) a difference in the underlying facts, there is currently a Realistic Possibility of Success for contesting such claim.

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(4)    With respect to any Lender other than a Brazilian Government Lender, if such Lender shall obtain a refund of all or any part of any Tax paid, advanced or indemnified by Borrower (or of an amount which otherwise would have been a refund was used to offset another liability of such Lender not indemnified by Borrower hereunder (an “Applied Amount”)), such Lender shall pay Borrower, but not before Borrower shall have made all payments theretofore due to such Lender pursuant to this Section 2.7 and any other payments theretofore due to such Lender under any of the Operative Agreements, an amount equal to the amount of such refund (or such Applied Amount), including interest received or credited and attributable thereto plus, if Borrower has paid an amount on an After-tax Basis, any Tax Savings (or minus any net Tax detriment) realized by such Lender as a result of any refund (or Applied Amount) received, and payment made, by such Lender pursuant to this sentence, provided, that the Lender shall not be obligated to pay any amount under the preceding sentence to the extent that such amount (other than that portion attributable to interest) would exceed the amount of Taxes paid, reimbursed or advanced by Borrower to such Lender plus any other payment in respect of such Taxes paid, reimbursed or advanced, provided, further, that any amount not paid to Borrower pursuant to the foregoing limitation shall be carried forward to reduce pro tanto any future payments that Borrower may be required to make to such Lender pursuant to this Section 2.7. If any Lender shall have paid Borrower any refund (or Applied Amount) of all or part of any Tax paid by Borrower and it is subsequently determined that such Lender was not entitled to the refund (or Applied Amount), such determination shall be treated as the imposition of a Tax for which Borrower is obligated to indemnify such Lender pursuant to the provisions of this Section 2.7 (including the Borrower’s contest rights described in this Section 2.7(j)). With respect to a Lender other than a Brazilian Government Lender, if a Lender receives an award of attorneys’ fees in a contest for which the Borrower has paid an allocable portion of the contest expenses, such Lender shall pay to the Borrower the same proportion of the amount of such award as the amount of such Lender’s attorneys’ fees paid or reimbursed by the Borrower bears to the total amount of attorneys’ fees actually incurred by such Lender in conducting such contest, up to the amount of attorneys’ fees paid or borne by the Borrower in connection with such contest. With respect to a Lender other than a Brazilian Government Lender, a Lender shall have the right to settle or compromise a contest that it is otherwise required to pursue pursuant to this Section 2.7(j) if the applicable Lender has provided Borrower a reasonable opportunity to review a copy of that portion of the settlement or compromise proposal which relates to the Tax for which the applicable Lender is seeking indemnification hereunder; provided that, if (i) the applicable Lender fails to provide the Borrower such a reasonable opportunity to review such portion of such proposal or (ii) after such reasonable opportunity to review such proposal the Borrower in writing reasonably withholds its consent to all or part of such settlement or compromise proposal, the Borrower shall not be obligated to indemnify such Lender hereunder to the extent of the amount attributable to the Tax to which such settlement or compromise relates as to which the Borrower has reasonably withheld its consent and with respect to any other Tax for which a successful contest is

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foreclosed because of such settlement or compromise as to which the Borrower has withheld its consent. If the applicable Lender effects a settlement or compromise of such contest, notwithstanding that the Borrower has reasonably withheld its consent thereto, such Lender shall repay to the Borrower such amounts theretofore advanced by the Borrower pursuant to clause (C) of Section 2.7(j)(i)(3) and the amount of any Tax subject to such contest paid or reimbursed by Borrower, to the extent the Borrower has reasonably withheld its consent to the settlement or compromise thereof (together with interest at the rate applicable to refunds of such Tax on any such amount paid by the Borrower from the date paid by the Borrower to the date repaid by such Lender).
(5)    With respect to a Brazilian Government Lender, if such Lender shall obtain a refund of all or any part of any Tax paid, advanced or indemnified by Borrower (or if an amount which otherwise would have been a refund was used to offset another liability of the Lender not indemnified by Borrower hereunder (a “Brazilian Applied Amount”)), such Lender shall pay Borrower, but not before Borrower shall have made all payments theretofore due to the Lender pursuant to this Section 2.7 and any other payments theretofore due the Lender under any of the Operative Agreements, an amount equal to the amount of such refund (or such Brazilian Applied Amount), including interest received or credited and attributable thereto plus, if Borrower has paid an amount on an After-tax Basis, any net Tax Savings (or minus any net Tax detriment) realized by such Lender as a result of any refund (or Brazilian Applied Amount) received, and payment made, by such Lender pursuant to this sentence, provided, that such Lender shall not be obligated to pay any amount under the preceding sentence (i) without the approval of the Central Bank of Brazil, if such approval is required (which approval the Lender will use reasonable efforts to obtain), and (ii) to the extent that such amount (other than that portion attributable to interest) would exceed the amount of Taxes paid, reimbursed or advanced by Borrower to such Lender plus any other payment in respect of such Taxes paid, reimbursed or advanced. If such Lender shall have paid Borrower any refund (or Brazilian Applied Amount) of all or part of any Tax paid by Borrower and it is subsequently determined that the Lender was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Borrower is obligated to indemnify the Lender pursuant to the provisions of this Section 2.7 (including the Borrower’s contest rights described in this Section 2.7(j)). If such Lender receives an award of attorneys’ fees in a contest for which the Borrower has paid an allocable portion of the contest expenses, the Lender shall pay (subject to the approval of the Central Bank of Brazil, if such approval is required, which approval the Lender will use reasonable efforts to obtain) to the Borrower the same proportion of the amount of such award as the amount of the Lender’s attorneys’ fees paid or reimbursed by the Borrower bears to the total amount of attorneys’ fees actually incurred by the Lender in conducting such contest, up to the amount of attorneys’ fees paid or borne by the Borrower in connection with such contest.

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(ii)    Nothing contained in this Section 2.7(i) shall require any Lender to contest, or permit Borrower to contest in the name of such Lender, a claim which such Lender would otherwise be required to contest pursuant to this Section 2.7(j) if such Lender shall waive payment by Borrower of any amount that might otherwise be payable by Borrower under this Section 2.7 in connection with such claim (and any other claim for which a successful contest would be foreclosed because of the absence of, or the failure to pursue, such contest) and promptly (upon the prior written approval of the Central Bank of Brazil, if such approval is required) pay to Borrower an amount equal to all funds advanced pursuant to clause (C) of Section (j)(i)(3) with respect to such contest by Borrower.
(iii)    Withholding Taxes. Notwithstanding anything to the contrary herein, in the event a U.S. Withholding Tax is imposed or required to be withheld from any payment to Lender under the Operative Agreements, the provisions of Section 2.7(j)(i) regarding contests shall govern except that, with respect to a Brazilian Government Lender, (1) such Lender or the Borrower, as the case may be, promptly and in writing shall notify each other immediately upon being informed of such imposition or requirement (unless such party is so informed by the other), (2) such Lender shall employ reasonable efforts to reverse the position of the U.S. Government Entity with respect to such U.S. Withholding Tax, provided, however, that in no event shall such Lender be required to contest any U.S. Withholding Tax if, in its reasonable judgment, such contest would be likely to result in adverse consequences to Lender or its Affiliates (including the federal government of Brazil), (3) any contest concerning the imposition of a U.S. Withholding Tax shall in all events be controlled by such Lender and (4) if such U.S. Withholding Tax is asserted by reason of a change in Brazilian law or government regulations, such Lender shall bear the costs of such contest, and if such U.S. Withholding Tax is asserted for any other reason, the Borrower shall bear the costs of such contest, provided that if the Lender is ultimately responsible for such U.S. Withholding Tax under this Agreement following resolution of such contest, the Lender shall pay to the Borrower (upon the approval of the Central Bank of Brazil, if such approval is required, which approval the Lender will use reasonable efforts to obtain) all amounts paid by the Borrower with respect to such contest. In the case of a Brazilian Government Lender, if such Lender does not contest a U.S. Withholding Tax by reason of the exercise of its judgment as provided above, as of the date such Lender exercises its right not to contest such U.S. Withholding Tax, Borrower shall be relieved of its tax indemnity obligations to Lender under the Operative Agreements with respect to such U.S. Withholding Taxes (and any Taxes imposed after such date as a result of any similar or logically related claims under any other loan pursuant to the Funding Agreement unless, the contest of any such Taxes or claims is not precluded by such election not to contest, and such Lender agrees to contest such Taxes or claims in accordance with the provisions of this Section 2.7(j) that apply to Lenders that are not Brazilian Government Lenders) and Lender shall promptly (upon the approval of the Central Bank of Brazil, if such approval is required, which approval the Lender will use

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reasonable efforts to secure) pay to Borrower an amount equal to any funds advanced by Borrower with respect to such contest.
(k)    The agreements in this Section 2.7 shall survive the termination of this Agreement or the other Operative Agreements and the payment of the Loans and all other amounts payable hereunder and thereunder.
2.8    Certain Tax Related Agreements. Borrower covenants that absent a Change in U.S. Tax Law and provided Lender has complied with the applicable requirements of Section 2.7(d), it will not withhold (or instruct any other party to withhold) any U.S. Withholding Taxes on payments made to Lender pursuant to the Operative Agreements, provided, however, Borrower may withhold (or instruct any other party to withhold) (A) if Borrower receives an opinion of counsel reasonably satisfactory to Lender that, due to a change in the underlying facts of the Lender or its method of doing business, withholding is required by applicable Law or (B) pursuant to a request by an appropriate Government Entity or (C) if Borrower has Actual Knowledge or reason to know that the information or certifications furnished by or for the Lender in accordance with Section 2.7(d) are incorrect or unreliable and if, based on such knowledge or reason to know, the Borrower would be required to withhold under the Code. Notwithstanding the foregoing, Borrower covenants not to withhold in accordance with (A) or (B) above unless (i) it has given Lender written notification of its intention so to withhold at least 60 days prior to the date of the payment with respect to which Borrower intends to withhold (or, with respect to (B) above, if later, within 3 days after Borrower becomes aware of such obligation to withhold but in any event prior to the date of such payment), and (ii) Lender has failed to provide, prior to the date of such payment, a properly executed IRS Form W‑8BEN or other applicable form otherwise establishing Lender’s right to exemption from U.S. Withholding Tax under applicable Law, provided that Borrower may withhold despite the receipt of such a form, if Borrower has Actual Knowledge or reason to know that the information or certifications furnished by or for the Lender on such form are incorrect or unreliable and if, based on such knowledge or reason to know, the Borrower would be required to withhold under the Code.
Borrower represents to the Lender that, as of the Document Closing Date, it does not have Actual Knowledge or reason to know that the information or certifications furnished by or for the Lender on IRS form W‑8EXP are incorrect or unreliable.
2.9    Increased Costs.
(a)    If, due to either (i) the adoption of, or change in, any law or regulation after the date of this Loan Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date of this Loan Agreement (including, without limitation, the implementation of Basel III), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any Relevant Loan (excluding for purposes of this Section 2.9 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.7 and Section 2.8 shall govern), and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Lender is organized or any political subdivision thereof), then the Borrower shall from time to time, within ten Business Days of demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender

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for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error.
(b)    If the Lender reasonably determines that either (i) the adoption of, or change in, any law or regulation after the date of this Loan Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date of this Loan Agreement, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the amount of such capital is increased by or based upon the existence of the Lender’s “Commitment” (as defined in the Funding Agreement) and other commitments of this type, then, within ten Business Days of demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error.
(c)    Promptly after the Lender has determined that it will make a request for compensation pursuant to this Section, the Lender shall notify the Borrower thereof. The Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred more than 180 days prior to the date that the Lender notifies the Borrower of such change in law giving rise to such increased costs of the Lender’s intention to claim compensation therefor, provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)     The Lender agrees that, as promptly as practicable after such Lender has Actual Knowledge of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under this Section 2.9 it will, to the extent not inconsistent with any applicable or regulatory restrictions, take such reasonable measures if as a result thereof the circumstances would cause the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 2.9 to be reduced so long as such measures would not otherwise adversely affect its Relevant Loan or the interests of such Lender.
2.10    Termination of Security Agreement. Upon payment in full of the principal of, and interest on, the Relevant Loans A and the Relevant Export Credit Guarantee Loans with respect to all Aircraft and all other amounts then due and owing under any Operative Agreement, and only in the event that no event of default shall have occurred and be continuing under any of the Other Operative Agreements, the Lender shall direct the Security Trustee to release all Aircraft and the Related Collateral from the Lien of the Security Agreement pursuant to Section 11.1 of the Security Agreement.
2.11    Replacement of Lenders. If the Borrower is required under the provisions of Section 2.7 or 2.9 to make payments with respect to the Lender, then the Borrower may, at its sole expense, responsibility and effort (for the avoidance of doubt, the Borrower shall take sole responsibility for any increased costs incurred by such Lender as a result of a replacement under

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this Section 2.11), upon notice to such Lender, require such Lender to assign and delegate (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.5), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.7 and 9.15) and obligations under this Agreement with respect to its Relevant Notes A and undrawn Loan A Commitment to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts that will be owed because of such payment and under Section 9.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(b)    the Export Credit Guarantor shall approve such assignment so long as the Export Credit Guarantee is requested to remain in full force and effect after such assignment (and if the Export Credit Guarantee does not remain in full force and effect, the Borrower shall prepay the Lender’s Relevant Export Credit Guarantee Loan on the effective date of such assignment pursuant to Section 2.4(B));
(c)    such assignment does not conflict with applicable Laws; and
(d)    in the case of any such assignment resulting from a claim for compensation under Section 2.9, such assignment will result in a reduction in such compensation or payments thereafter.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER
3.1    General Representations and Warranties. The Borrower hereby represents and warrants to the Lender that, as of the date hereof and as of each Relevant Borrowing Date:
(a)    Corporate Existence; Compliance with Law. Borrower is a corporation duly incorporated and validly existing under the Laws of the State of Indiana and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party. Borrower is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Change.
(b)    Corporate Authorization. Borrower has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of the Operative Agreements and the performance of its obligations thereunder.

16

(c)    No Violation. The execution and delivery by Borrower of the Operative Agreements to which it is a party, the performance by Borrower of its obligations thereunder and the consummation by Borrower on each Relevant Borrowing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of its Articles of Incorporation or By-Laws, (b) violate any Law applicable to or binding on Borrower or (c) violate or constitute any default under, or result in the creation of any Lien (other than as permitted under the Security Agreement) upon the Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Borrower is a party or by which Borrower or any of its properties is bound.
(d)    Approvals. The execution and delivery by Borrower of the Operative Agreements to which it is a party, the performance by Borrower of its obligations thereunder and the consummation by Borrower on each Relevant Borrowing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Borrower, (b) any Government Entity, other than the filings, registrations and recordings referred to in Section 3.2(b) (and UCC continuation statements to be filed periodically) with respect to each Aircraft for which a Relevant Loan is made and (c) filings, registrations, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Borrower.
(e)    Valid and Binding Agreements. The Operative Agreements to which it is a party have been duly authorized, executed and delivered by Borrower and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Borrower and are enforceable against Borrower in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
(f)    Litigation. Except as disclosed in the financial statements referred to in Section 3.1(g), no action, claim or proceeding is now pending or, to the Actual Knowledge of Borrower, threatened, against Borrower, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Borrower and if determined adversely to Borrower would result in a Material Change.
(g)    Financial Condition. The audited consolidated balance sheet of Guarantor as of December 31, 2012, and the related consolidated statements of operations and cash flows for the period then ended included in the Guarantor’s Annual Report on Form 10‑K for 2012, as amended, have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of Guarantor as of such date and the consolidated results of its operations and cash flows for such period. The unaudited balance sheet of Guarantor as of March 31, 2013, and the related unaudited consolidated statements of operations and cash flows for the quarter then ended included in Guarantor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 have been prepared in accordance with GAAP (subject to normal year-end

17

adjustments and the absence of footnotes) and present fairly in all material respects the consolidated financial condition of Guarantor as of such date and the consolidated results of operations and cash flows for such period (subject, as aforesaid), and since December 31, 2012, there has been no Material Adverse Change.
(h)    Location. The Borrower is located (as such term is used in Section 9-307 of the UCC) in the State of Indiana.
(i)    No Event of Default. No event which constitutes an Event of Default has occurred and is continuing.
(j)    Compliance With Laws. (i)  Borrower is a Citizen of the United States, a U.S. Air Carrier, and a Section 1110 Air Carrier.
(ii)    Borrower holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize it to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change.
(iii)    Borrower is not an “investment company” or a company controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended.
(k)    No Withholding. Absent a Change in U.S. Tax Law and subject to the receipt of an IRS Form W‑8EXP, the Borrower has no present intention to withhold (or cause to be withheld) Taxes on any payments to the Lender pursuant to the Operative Agreements.
(l)    ERISA. (i)  No condition exists with respect to any Plan maintained, sponsored or contributed (or required to be contributed) to by Borrower or any Commonly Controlled Entity which could result in a Material Adverse Change.
(ii)    No part of the funds to be used by the Borrower in connection with any payment under the Operative Agreements directly or indirectly constitutes assets of a Plan.
(m)    Broker’s Fees. No Person acting on behalf of the Borrower is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the transactions contemplated by this Agreement and the other Operative Agreements (other than any such Person whose fees and commissions will be paid by the Borrower).
(n)    Solvency. The Borrower is Solvent.
3.2    Each Relevant Borrowing Date. As of each Relevant Borrowing Date for an Aircraft, the Borrower will represent and warrant to the Lender (unless otherwise stated in writing by the Borrower prior to the Relevant Closing) that:

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(a)    No Event of Loss. No Event of Loss has occurred with respect to the Airframe or any Engine comprising such Aircraft, and, to the Actual Knowledge of the Borrower, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to such Airframe or any such Engine.
(b)    Title; Security Agreement. Except for (a) the registration of such Aircraft in the name of the Borrower with the FAA pursuant to the Federal Aviation Code (and the periodic renewal of such registration with the FAA prior to its expiration), (b) the filing for recordation (and recordation) pursuant to the Federal Aviation Code of the FAA Bill of Sale with respect to such Aircraft, the Security Agreement and the Security Agreement Supplement with respect to such Aircraft, (c) the filing with the FAA pursuant to the FAA Regulations of an AC Form 8050‑135 with respect to the International Interests (or Prospective International Interests) of the Security Trustee in the Airframe and Engines comprising such Aircraft and the sale to the Borrower of such Airframe and Engines, (d) the registration of such International Interests (or Prospective International Interests) and such sale with the International Registry, (e) the filing of a financing statement in respect of such security interest under Article 9 of the UCC as in effect in the State of Indiana and the filing of continuation statements with respect thereto under such UCC, and (f) the affixation of the nameplates referred to in Section 3.3(c) of the Security Agreement, no further filing, registration or recording of any document (including, without limitation, any financing statement in respect thereof under Article 9 of the UCC of any applicable jurisdiction) is necessary under the laws of the United States or any State thereof as of such Relevant Borrowing Date in order to establish and perfect the security interest in such Aircraft created under the Security Agreement in favor of the Security Trustee as against the Borrower and any third parties in any applicable jurisdiction in the United States. On such Relevant Borrowing Date, the Security Agreement, together with the Security Agreement Supplement with respect to such Aircraft, will have created in favor of the Lender a valid and duly perfected security interest in such Aircraft and the Aircraft Documents, Aircraft Warranties, Engine Warranties and Bills of Sale relating to such Aircraft, subject to no Liens other than Permitted Liens.
(c)    Section 1110. The Security Trustee, on behalf of the Lender, is entitled to the benefits of Section 1110 (as currently in effect) including the right to take possession of the Airframe and Engines comprising such Aircraft in compliance with the Security Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
(d)    Cape Town. The Borrower is a Transacting User Entity; is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Airframe and each Engine comprising such Aircraft. The Warranty Bill of Sale for the Airframe and Engines comprising such Aircraft constitutes a “contract of sale” (as defined in the Cape Town Treaty), and the Security Agreement, as supplemented by the Security Agreement Supplement in which such Airframe and Engines are listed, creates an International Interest in such Airframe and Engines. The Airframe and each Engine are “aircraft objects” (as defined in the Cape Town Treaty).

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(e)    Securities Act. Neither the Borrower nor anyone acting on behalf of the Borrower has directly or indirectly offered any interest in the Relevant Notes for sale to, or solicited any offer to acquire any of the same from, anyone in violation of the Securities Act.
(f)    [*].

SECTION 4.	CONDITIONS PRECEDENT TO THE LENDER’S OBLIGATIONS
4.1    Conditions to the Initial Relevant Loan. The agreement of Lender to make the initial Relevant Loan requested to be made by it to the Borrower on the initial Relevant Borrowing Date is subject to the satisfaction, or waiver by the Lender, of the condition that on or before the initial Relevant Borrowing Date, the Lender shall have received a copy, duly executed by the respective party or parties thereto (other than the Lender), of:
(a)    this Agreement;
(b)    the Security Agreement;
(c)    the Guaranty;
(d)    the legal opinion of (i) special New York counsel for Borrower and Guarantor, substantially in the form of Exhibit A-1 and (ii) special counsel for the Security Trustee, substantially in the form of Exhibit E;
(e)    a certificate of the Secretary or an Assistant Secretary of the Borrower (A) stating that the copy of the resolutions of the Board of Directors of the Borrower (attached to the certificate) authorizing the execution, delivery and performance of this Agreement and the other Operative Agreements to which the Borrower is a party or will be a party as contemplated by this Agreement is true and accurate, and that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (B) stating that the copies of the articles of incorporation and by-laws of the Borrower (which are attached to the certificate), are true and complete copies thereof as in full force and effect as of such date; (C) stating that the copy of the long-form certificate of existence (attached to the certificate and certified as of a recent date by the Secretary of State of the Borrower’s jurisdiction of incorporation) is a true and complete copy thereof; and (D) certifying to the incumbency and signature of the officers of the Borrower executing the Operative Agreements required to be executed and delivered by the Borrower for purposes of the Relevant Closing;
(f)    a certificate of the Secretary or an Assistant Secretary of the Guarantor (A) stating that the copy of the resolutions of the Board of Directors (or Executive Committee thereof) of the Guarantor (attached to the certificate) authorizing the execution, delivery and performance of the Guaranty is true and accurate, and that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (B) stating that the copies of the certificate of incorporation and by-laws of the Guarantor (which are attached to the certificate), are true and complete copies thereof as in full force and effect as of such date; (C) stating that the copy of the long-form good standing certificate (attached to the certificate and certified as of a recent date by the Secretary of State of the Guarantor’s jurisdiction of incorporation) is a true and complete copy

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thereof; and (D) certifying to the incumbency and signature of the officers of the Guarantor executing the Guaranty; and
(g)    each Other Security Agreement in effect as of the initial Relevant Borrowing Date will have been duly amended to secure the Secured Obligations (to be in effect with respect to each Other Security Agreement so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of the loans advanced to finance the aircraft secured under such Other Security Agreement) and such amendment shall have been filed for recordation pursuant to and in accordance with the Federal Aviation Code. The International Interest created by each Other Security Agreement in effect as of the initial Relevant Borrowing Date in each airframe and engine constituting Other Collateral shall have been registered with the International Registry. Each applicable FINAME Related Agreement in effect as of the initial Relevant Borrowing Date will have been duly amended to provide that any event of default under any other FINAME Related Agreement will constitute an event of default under such FINAME Related Agreement.
4.2    Conditions to Each Relevant Loan. The agreement of the Lender to make a Relevant Loan (including the initial Relevant Loan) with respect to an Aircraft requested to be made by the Lender to the Borrower on a Relevant Borrowing Date is subject to the satisfaction, or waiver by the Lender, of the following conditions precedent prior to or concurrently with the making of such Relevant Loan:
(a)    Operative Agreements, etc. On or before the Relevant Borrowing Date, the Lender shall have received (i) an originally executed copy, duly authorized and delivered by the respective party or parties thereto (other than the Lender), of (A) the Security Agreement Supplement covering the Aircraft, and (B) the Relevant Notes to evidence the Relevant Loan conforming to the requirements hereof, (ii) a copy, certified by the Manufacturer, of any amendments to the Purchase Agreement since the date of the Funding Agreement that have not previously been delivered to Lender, except for any amendments which are not requested by Lender after being informed of their substance, and (iii) with respect to such Aircraft, a copy of (A) the FAA Bill of Sale and the Warranty Bill of Sale, (B) the FAA Application for Aircraft Registration in the name of the Borrower, (C) the Aircraft Warranties, (D) the Engine Warranties, (E) the Manufacturer’s Acknowledgment, (F) the Engine Manufacturer’s Consent and Agreement and (G) the Deregistration Power of Attorney.
(b)    Recordation and Filing. The Security Agreement and the Security Agreement Supplement and the FAA Bill of Sale relating to such Aircraft will have been duly filed for recordation (or shall be in the process of being so duly filed) pursuant to and in accordance with the Federal Aviation Code. Application for registration of such Aircraft in the name of the Borrower shall have been duly made with the FAA. A Uniform Commercial Code financing statement or statements covering the security interest created by the Security Agreement and such Security Agreement Supplement in such Aircraft shall have been duly filed in all places necessary within the State of Indiana (and all other applicable jurisdictions, if any) (and evidence thereof, reasonably satisfactory to the Lender, shall have been provided to the Lender). On such Relevant Borrowing Date, such Aircraft shall have been duly certified as to airworthiness by the Brazilian aviation

21

authority. AC Form 8050-135 shall have been filed with the FAA pursuant to the FAA Regulations with respect to the Airframe and each Engine comprising such Aircraft as pertains to the sale of such Airframe and Engines to the Borrower and the International Interest (or Prospective International Interest) of the Security Trustee therein granted (or to be granted) under the Security Agreement, and an authorization code shall have been obtained in respect of each such interest. Such sale and such International Interest (or Prospective International Interest) shall have been registered with the International Registry, and there shall exist no registered International Interest on the International Registry with priority over such International Interest (or Prospective International Interest). The Lender shall have received a printout of the “priority search certificate” from the International Registry relating to such Airframe and each such Engine confirming the foregoing.
(c)    Closing Certificates. The Lender shall have received executed counterparts of the following instruments, certificates or documents, and such counterparts (i) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (ii) shall be reasonably satisfactory in form and substance to the Lender and (iii) shall be in full force and effect:
(A)    an Officer’s Certificate of the Borrower, dated as of the Relevant Borrowing Date, stating that: (i) its representations and warranties contained in Section 3 hereof and in each other Operative Agreement are true and accurate on and as of such Relevant Borrowing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date); (ii) all covenants and conditions required by the Operative Agreements to be performed or fulfilled by it prior to or on such Relevant Borrowing Date have been performed or fulfilled; (iii) as of such Relevant Borrowing Date, both before and after giving effect to the transactions contemplated by this Agreement, no Event of Default or material Default shall have occurred and be continuing; (iv) absent a Change in U.S. Tax Law and subject to the receipt of an IRS form W8‑EXP, and subject to Section 2.7 hereof, the Borrower has no present intention to (and will not) withhold (or cause to be withheld) Taxes on payments of interest on the Relevant Loan; (v) no event has occurred and is continuing that constitutes a Material Change; and (vi) if such Relevant Loan is not the initial Relevant Loan, that the articles of incorporation, by-laws and resolutions delivered pursuant to Section 4.1(e) are in full force and effect and have not been amended, modified or rescinded and that the incumbency certificate delivered pursuant to Section 4.1(e) is true and correct (or, in lieu thereof, the Borrower may deliver a certificate in the form required by Section 4.1(e));
(B)    an Officer’s Certificate of the Guarantor, dated as of such Relevant Borrowing Date, stating that: (i) its representations and warranties contained in the Guaranty are true and accurate on and as of such Relevant Borrowing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date), (ii) no event has occurred and is continuing that constitutes

22

a Material Change, (iii) absent a Change in U.S. Tax Law and subject to the receipt of an IRS form W8-EXP, and subject to Section 2.7 hereof, it has no present intention to (and will not) withhold (or cause to be withheld) Taxes on payments to the Lender pursuant to the Guaranty, and (iv) if such Relevant Loan is not the initial Relevant Loan, that the certificate of incorporation, by-laws and resolutions delivered pursuant to Section 4.1(f) are in full force and effect and have not been amended, modified or rescinded and that the incumbency certificate delivered pursuant to Section 4.1(f) is true and correct (or, in lieu thereof, the Borrower may deliver a certificate in the form required by Section 4.1(f)); and
(C)    a certificate of the Manufacturer, representing and warranting to and for the benefit of the Borrower, the Lender and Security Trustee that title to such Aircraft, free and clear of all Liens arising from, through or under the Manufacturer, has been conveyed to the Borrower pursuant to the Warranty Bill of Sale with respect to such Aircraft, and agreeing to defend such title forever against the claims and demands of all Persons.
(d)    Legal Opinions. The Lender and the Security Trustee shall have received the following executed legal opinions in each case in form and substance satisfactory to them:
(i)    except in the case of the initial Relevant Closing, the executed legal opinion of special New York counsel for Borrower and Guarantor, substantially in the form of Exhibit A-2;
(ii)    the executed legal opinion of special FAA counsel, substantially in the form of Exhibit B;
(iii)    the executed legal opinion of special New York counsel to the Lender, substantially in the form of Exhibit C; and
(iv)    the executed legal opinion of counsel to Manufacturer, substantially in the form of Exhibit D.
(e)    Insurance. The Lender shall have received an independent insurance broker’s report and the related certificate of insurance in form and substance reasonably satisfactory to it that all requirements of Section 3.3(k) of the Security Agreement shall have been satisfied with respect to such Aircraft.
(f)    Violation of Law. No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for any party to this Agreement to execute, deliver and perform this Agreement and any other Operative Agreements to which any of them is a party.
(g)    Representations and Warranties of the Borrower and Guarantor. The representations and warranties of the Borrower made, in each case, in this Agreement and in any

23

other Operative Agreements to which it is a party and the representations and warranties of the Guarantor made in the Guaranty, shall be true and accurate in all material respects (unless such representation and warranty shall have been qualified by materiality, in which case such representation and warranty shall be true and accurate in all respects) as of such Relevant Borrowing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each of the Borrower and the Guarantor shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreements to which it is a party to be observed or performed by it as of such Relevant Borrowing Date.
(h)    No Termination of Commitments. On the Relevant Borrowing Date, both before and after giving effect to the transactions contemplated hereby, no Commitment Termination Event (as defined in the Funding Agreement) shall have occurred and be continuing.
(i)    Purchase Agreement Amendments. The Lender shall be satisfied that none of the amendments to the Purchase Agreement delivered pursuant to Section 4.2(a) could reasonably be expected to result in any material increase in the Lender’s obligations or material diminution in the Lender’s rights hereunder or under any other Operative Agreements.
(j)    Acceptance of Aircraft. (i) The Manufacturer shall have received in full from the Borrower the balance of the Relevant Net Aircraft Cost not financed by the Lender and have delivered such Aircraft under the Purchase Agreement, such Aircraft shall have been unconditionally and irrevocably accepted by or on behalf of the purchaser or its assignee under the Purchase Agreement in Fly-Away-Factory Condition, and copies of the acceptance certificate evidencing such delivery and acceptance, shall have been furnished to the Lender.
(ii)    In connection with such delivery and acceptance the Lender shall have received by 7:00 p.m. Rio de Janeiro time on the second day prior to the Relevant Closing a copy of the printout of the screen of the Register of Credit Operation – RC, and of the Register of Export – RE, both obtained through the SISCOMEX (Bureau of Foreign Trade) System, evidencing the authorization for export of such Aircraft, and indicating the Lender as lender/creditor under this Agreement.
(k)    Section 1110. The Security Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines comprising such Aircraft in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
(l)    No Event of Default; No Event of Loss; No Other Defaults. (i)  No Event of Default or material Default shall have occurred and be continuing.
(ii)    No Event of Loss with respect to the Airframe or any of the Engines comprising such Aircraft shall have occurred.

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(iii)    The Borrower shall not be in payment default or other material default under any loan made under the Funding Agreement or in any other agreement with the Lender or BNDES.
(m)    Title. The Borrower shall hold title to such Aircraft, free and clear of all Liens, other than Permitted Liens.
(n)    Security Trustee Certificate. The Lender shall have received a certificate from the Security Trustee dated such Relevant Borrowing Date signed by an authorized officer of the Security Trustee certifying that no Security Trustee Liens exist and further certifying as to the correctness of the matters stated in Section 7.3 of the Security Agreement.
(o)    Airworthiness; Type. (i) The Borrower shall have received an FAA certificate of airworthiness for any aircraft financed pursuant to the Funding Agreement 30 or more days prior to such Relevant Borrowing Date. Such certificate shall be delivered by the later of (x) such Relevant Borrowing Date and (y) 30 days after the import of such aircraft into the United States.
(ii)    The Lender shall have received evidence that such Aircraft has been certified as to type by the FAA.
(p)    Aircraft Price; Manufacturer’s Invoice. (i) The principal amount of such Relevant Loan shall not exceed the amount permitted by Section 2.1 of the Funding Agreement.
(ii)    The Lender shall have received a copy (certified as to accuracy by the Manufacturer) of the Relevant Manufacturer’s Invoice for such Aircraft.
(q)    No Material Adverse Change. On such Relevant Borrowing Date, no Material Adverse Change shall have occurred.
(r)    No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.
(s)    Governmental Action. All appropriate action required to have been taken prior to such Relevant Borrowing Date by the FAA or any other Government Entity of the United States or Brazil, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such Government Entities required to be in effect on such Relevant Borrowing Date in connection with the transactions contemplated by this Agreement shall have been issued.
(t)    No Sales Tax. The Lender shall be satisfied that no sales, use, value added, goods, services or like Tax, and no stamp duty, is payable with respect to the delivery of

25

such Aircraft to the Borrower either on the Date of Actual Delivery or, if different, on such Relevant Borrowing Date.
(u)    Fees; Initial Principal Payment. The Borrower shall have paid the (i) Structuring Fee payable under the Funding Agreement with respect to such Relevant Loan, (ii) Initial Principal Amount payable with respect to such Relevant Loan and (iii) all other fees (including any Commitment Fee) and expenses due and payable by the Borrower under the Operative Agreements.
(v)    Export Credit Guarantee. The Lender shall have received the Export Credit Guarantee from the Export Credit Guarantor with respect to such Relevant Loan.
(w)    ASU Rating. The Guarantor shall have an ASU risk classification then in effect under the ASU equal to or higher than B-.
(x)    Other Documents. The Lender shall have received such other documents and/or evidence with respect to the Borrower, the Permitted Lessees, the Guarantor, the Manufacturer or the Engine Manufacturer as the Lender or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by the Operative Agreements in respect of the relevant Aircraft, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein or therein set forth and the perfection in any relevant jurisdiction of the security interests created by the Security Agreement, provided that the Lender shall have, where practicable, given the Borrower reasonable prior notice of its requirement for the same.
(y)    [*].

SECTION 5.	[Reserved]

SECTION 6.	COVENANTS OF THE LENDER
The Lender hereby covenants with the Borrower that:
6.1    Quiet Enjoyment. The Lender agrees that so long as no Event of Default shall have occurred and be continuing, it shall not (and shall not permit any of its Affiliates or any Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the use and possession of any Aircraft, any Airframe or any Engine by the Borrower or any transferee of any interest in any thereof permitted under the Security Agreement. The Lender agrees that so long as no “Event of Default” (as defined in an Other Operative Agreement) shall have occurred and be continuing, it shall not (and shall not permit any of its Affiliates or any Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the use and possession of any “Aircraft,” any “Airframe” or any “Engine” (as such terms are defined in such Other Operative Agreement) by the Borrower or any transferee of any interest in any thereof permitted under the Other Security Agreement.

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6.2    Agreement Regarding Engines. The Lender agrees, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to or owned by, the Borrower (or a Permitted Lessee) subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on any airframe subject to the Lien of the Security Agreement or the Lien of any Other Security Agreement at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7.	COVENANTS OF THE BORROWER
The Borrower hereby agrees that, so long as any Loan is owing to the Lender hereunder or the Lender shall have any commitment under the Funding Agreement, the Borrower shall:
7.1    Financial Statements. Furnish to the Lender and to the Security Trustee:
(a)    within 120 days after the end of each fiscal year of the Guarantor, a copy of the Guarantor’s audited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Guarantor’s independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Guarantor in accordance with GAAP; provided that the Borrower shall have no obligation to deliver such financial statements if the Guarantor has filed an annual report on Form 10-K (or successor form) with the SEC with respect to such fiscal year;
(b)    within 90 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, the Guarantor’s consolidated balance sheet and related consolidated statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the Borrower shall have no obligation to deliver such financial statements if the Guarantor has filed a quarterly report on Form 10-Q (or successor form) with the SEC with respect to such fiscal quarter;
(c)    concurrently with any delivery of financial statements under clause (a) above, a certificate of an officer of the Borrower certifying (i) that he is familiar with or has reviewed the relevant terms of this Agreement and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Borrower during the preceding year and (ii) as to whether the Borrower has Actual Knowledge that an Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

27

(d)    if requested by Lender in connection with a Securitization at any time when the Borrower is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such other additional information with respect to the Borrower that would be within the scope of Rule 144A(d)(4) under the Securities Act assuming for this purpose only that the securities issued in the Securitization were deemed to be issued by the Borrower; and
(e)    promptly following any request therefor, such other nonconfidential information regarding the Aircraft, the operations, business affairs and financial condition of the Guarantor, the Borrower or any Subsidiary, or compliance with the terms of the Operative Agreements, as Lender or Security Trustee from time to time reasonably request.
7.2    Recordation Opinion. (a) Promptly upon the registration of an Aircraft and the recording of the Security Agreement Supplement covering such Aircraft (together, in the case of the Aircraft relating to the initial Relevant Loan, with the Security Agreement) with the FAA, the Borrower will deliver to the Lender, the Export Credit Guarantor and the Security Trustee an opinion of special FAA counsel in Oklahoma City, Oklahoma, reasonably acceptable to the Lender, as to the due registration of such Aircraft in the name of the Borrower, and the due recording of the FAA Bills of Sale for such Aircraft and the Security Agreement Supplement (together, in the case of the Aircraft relating to the initial Relevant Loan, with the Security Agreement) and the lack of filing of any intervening documents creating a Lien with respect to such Aircraft.

(b)    Upon each anniversary of the date hereof, the Borrower shall cause to be delivered to the Lender and the Security Trustee an opinion of counsel for the Borrower (which may be in-house counsel) to the effect that (i) during the preceding year there has not occurred any change of New York law (which may contain customary qualifications and exceptions) that would require the taking of any action in order to maintain the perfection or priority of the Lien of the Security Agreement on the Collateral or, if there has been such a change, setting forth the actions so to be taken, and (ii) no additional UCC financing statement, continuation statement or amendment thereof will be necessary during the next twelve months to maintain the perfected security interest of the Security Trustee on the Collateral or identify any such required UCC financing statement, continuation statement or amendment. The Borrower agrees to take all such actions as may be indicated in any such opinion. It is understood by the parties hereto that the obligation of the Borrower to provide annual legal opinions as described in this Section 7.2(b) is based on a third party contractual obligation of the Lender. If at any time the Lender is no longer required by such third party pursuant to any contract, agreement or other instrument to receive the annual opinions described in this Section 7.2(b), the Lender agrees that it shall notify the Borrower of the change in requirement, at which time the Borrower shall no longer be obligated under this Section 7.2(b) to cause to be delivered such annual opinions to the Lender, the Export Credit Guarantor or the Security Trustee.

(c)    Upon each anniversary of the date hereof, the Borrower shall cause to be delivered to the Lender and the Security Trustee an opinion of special FAA counsel in Oklahoma City, Oklahoma, reasonably acceptable to the Lender, to the effect that (i) the Security Agreement, each Security Agreement Supplement and any amendment thereto have been duly filed and recorded with the FAA pursuant to the Federal Aviation Code and the relevant International Interests have

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been duly registered with the International Registry, and (ii) no additional filing or recording of the Security Agreement or any Security Agreement Supplement or amendment thereof or registration with the International Registry will be necessary during the next twelve months to maintain the perfected security interest of the Security Trustee on the Collateral or identify any such required recording, filing or registration. The Borrower agrees to take all such actions as may be indicated in any such opinion or opinions. It is understood by the parties hereto that the obligation of the Borrower to provide annual legal opinions as described in this Section 7.2(c) is based on a third party contractual obligation of the Lender. If at any time the Lender is no longer required by such third party pursuant to any contract, agreement or other instrument to receive the annual opinions described in this Section 7.2(c), the Lender agrees that it shall notify the Borrower of the change in requirement, at which time the Borrower shall no longer be obligated under this Section 7.2(c) to cause to be delivered such annual opinions to the Lender, the Export Credit Guarantor or the Security Trustee.

(d)    If at any time the Lender is no longer obligated by any third party to receive the opinions specified in Section 7.2(b) and Section 7.2(c) but is instead obligated by such third party to receive opinions pursuant to a new or revised contract, agreement or other instrument, the Borrower agrees to negotiate in good faith with the Lender to provide the opinions required by such new or revised contract, agreement or other instrument.
7.3    Perfection. At its sole cost and expense, promptly cause each of the documents listed in Section 4.2(b), any subsequent Security Agreement Supplements, amendments to the Security Agreement or Permitted Leases required to be recorded pursuant to the Security Agreement, all UCC continuation statements, all UCC financing statement amendments (necessitated by any combination, consolidation or merger of the Borrower, any change in its “location” (for purposes of Section 9‑307 of the UCC), or any change in its corporate name or jurisdiction of incorporation) and any additional recordings, registrations, filings, re-recordings or refilings necessary to maintain the perfection of the Liens created thereby to be prepared and, subject only (if applicable) to the execution and delivery thereof by the Security Trustee, duly and timely filed and recorded or filed for recordation, to the extent permitted under the Federal Aviation Code (with respect to FAA-filed documents), the Cape Town Treaty (with respect to any International Interest granted under the Security Agreement) or the UCC of any applicable jurisdiction (with respect to such other documents) and except to the extent that any such acts or filings are necessitated by the combination, consolidation or merger of the Security Trustee. Borrower will give Security Trustee timely written notice (but in any event not less than 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its “location” (for purposes of Section 9‑307 of the UCC), from its then present location, or of any change in its corporate name, or of any change in its jurisdiction of incorporation (and will provide in such notice, if applicable, the identification number assigned to it by the new jurisdiction). The Borrower shall, as soon as practicable and in any case not less than 60 days before the date on which the registration with the FAA of ownership of any Relevant Aircraft would expire, cause such registration to be renewed, and shall not less than 10 Business Days prior to such date provide to the Security Trustee and the Lender evidence of the continuation of such registration. The Borrower shall provide to the Lender and the Security Trustee, not less than 20 Business Days after the filing

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or recordation of any document with respect to the perfection of the Lien of the Security Agreement initiated by the Borrower, a copy of such document.
7.4    Conduct of Business and Maintenance of Existence. Maintain its corporate existence, except as otherwise permitted pursuant to Section 7.7 and Section 9.5 hereof.
7.5    Maintenance of Certification. At all times remain a U.S. Air Carrier and be certificated and registered to the extent necessary to entitle the Security Trustee to the benefits of Section 1110 (assuming no change in the laws of the United States from the date of this Agreement which would make such benefits unavailable to mortgaged aircraft generally under the laws of the United States) including the right to take possession of any Airframe and Engines in compliance with the Security Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
7.6    Further Assurances. Upon the reasonable request of the Lender or the Export Credit Guarantor, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements for filing under the provisions of the Federal Aviation Code, the Cape Town Treaty, the UCC or any other Law or which are otherwise necessary to maintain in favor of the Security Trustee, for the benefit of the Lender, Liens required to be maintained under the Security Agreement on the Collateral or under any Other Security Agreement in respect of Other Collateral that are duly perfected in accordance with all applicable requirements of Law; provided, that any documentation or act requested hereunder shall not expand any obligation or limit any rights of the Borrower.
7.7    Consolidation and Merger. (a)  Not to consummate a Republic Merger Transaction unless Borrower complies with the terms and conditions of Section 8.8 of the Funding Agreement with respect to such transaction.
(b)    Upon closing of the Republic Merger Transaction made in accordance with this Section 7.7, the Republic Successor (if any) shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Operative Agreements to which the Borrower is a party with the same effect as if such Republic Successor had been named as Borrower originally. No Republic Merger Transaction shall have the effect of releasing Borrower or any Republic Successor from liability in respect of this Agreement or any other Operative Agreements to which it is a party.
7.8    Reporting.
(a)    Promptly after the Borrower obtains Actual Knowledge that any Default has occurred and is continuing, the Borrower will provide the Lender and Security Trustee with a notice of such Default describing such Default in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto.

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(b)    Furnish to the Lender, the Export Credit Guarantor and the Security Trustee, within 60 days after the end of each fiscal year, utilization and status reports for each Aircraft.
(c)    Promptly deliver a notice to the Export Credit Guarantor and the Lender informing such parties about any Aircraft that is not in operation for more than 120 consecutive days.
(d)    Furnish to the Lender, the Export Credit Guarantor and the Security Trustee each Annual Inspection Report, as and when required by Annex D to the Security Agreement.
7.9    [*]

SECTION 8.	EVENTS OF DEFAULT
8.1    Events of Default. If any of the following events shall occur and be continuing (an “Event of Default”):
(a)    the Borrower shall fail to make any payment of principal of, or interest on, a Loan or of any Structuring Fee, Commitment Fee, or Administration Fee within three Business Days after the same shall become due, or shall fail to pay any other amount payable by the Borrower under this Agreement or any other Operative Agreement within ten days after receipt by the Borrower of written notice from the Lender or the Security Trustee of the failure to make such payments when due; or
(b)    the Borrower shall fail to carry and maintain or cause to be carried and maintained insurance on or with respect to the Aircraft in accordance with the provisions of Section 3.3(k) of the Security Agreement; or
(c)    the Borrower shall fail to comply with the provisions of Section 7.4 or 7.8(a) hereof; or
(d)    other than as provided in clause (b) above, the Borrower shall fail to perform or observe any other covenant or agreement to be performed or observed by it under this Agreement or any other Operative Agreements or the Guarantor shall fail to perform or observe any other covenant or agreement to be performed or observed by it under the Guaranty, and, in any such case, such failure shall continue unremedied for a period of 30 days after receipt by the Borrower and Guarantor of written notice thereof by the Lender or the Security Trustee, as the case may be; provided, however, that if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of 75 days after such notice so long as the Borrower or the Guarantor is diligently proceeding to remedy such failure; or
(e)    any representation or warranty made or deemed made by the Borrower or the Guarantor in, or pursuant to, any Operative Agreements shall prove to have been incorrect in any material respect on or as of the time made or deemed made, and such incorrectness shall continue to be material to the transactions contemplated hereby and unremedied for a period

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of 30 days after receipt by the Borrower or the Guarantor, as the case may be, of written notice thereof by the Lender or the Security Trustee, as the case may be; or
(f)    a Bankruptcy Event shall have occurred and be continuing with respect to the Borrower or the Guarantor;
(g)    any consent, authorization, license or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts of the United States, any jurisdiction within the United States and, if the Aircraft is then registered under the laws of a different jurisdiction, such other jurisdiction required by the Borrower to authorize, or required by the Borrower in connection with, the execution, delivery, validity or enforceability of any of the Operative Agreements or the performance by the Borrower of its obligations under any of the Operative Agreements, is modified in a manner which, in the opinion of the Lender, materially and adversely affects the rights or interests of any of the Lender, the Export Credit Guarantor or Security Trustee in any of the Operative Agreements or is not granted, or is revoked, terminated or expires and is not renewed or otherwise ceases to be in full force and effect so that, in consequence thereof, in the opinion of the Lender acting reasonably, such rights or interests of any of the Lender, the Export Credit Guarantor or Security Trustee are materially adversely affected; or
(h)    the Security Agreement shall for any reason (other than pursuant to terms thereof) cease to create valid and perfected first priority (except as provided therein) lien on and security interest in the Collateral purported thereby or any Other Security Agreement shall for any reason (other than pursuant to the terms thereof) cease to create valid and perfected first priority (except as provided therein) lien on and security interest in any Other Collateral purported thereby, in each case under this clause (h) under the Cape Town Treaty or the laws of the United States, any jurisdiction within the United States or, if the Aircraft is then registered under the laws of a different jurisdiction, such other jurisdiction; or
(i)    the Borrower or the Guarantor shall rescind or purport to rescind or repudiate or purport to repudiate any Operative Agreement; or
(j)    one or more judgments, orders or decrees (or other similar process) shall be rendered against the Borrower (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to the Borrower, to the extent the relevant insurer has not denied coverage therefor) in excess of $25,000,000 or (B) otherwise, that would have, in the aggregate, an effect on the Guarantor and its Consolidated Subsidiaries as materially adverse as would a money judgment, order or decree involving an aggregate amount (excluding amounts adequately covered by insurance payable to the Borrower, to the extent the relevant insurer has not denied coverage therefor) in excess of $25,000,000 and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 60 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or
(k)    Borrower shall cease to be a U.S. Air Carrier; or

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(l)    an “Event of Default” shall have occurred and shall be continuing under any Other Operative Agreement or any FINAME Related Agreement or any Other Incremental Operative Agreement (the term “Other Incremental Operative Agreement” shall mean each agreement that would be an Other Operative Agreement except for the application of the following phrase contained in the definition of “Other FINAME Transactions”: “, in each case only so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of such Other FINAME Indebtedness”);
then, and in any such event, (A) if such event is an Event of Default specified in clause (f) of this Section 8.1, each Relevant Loan (with accrued interest thereon) and all other amounts owing under this Agreement (including any PROEX Breakage Costs) and the Notes shall immediately become due and payable, and (B) if such event is another Event of Default, the Lender may, by written notice to the Borrower, declare each Relevant Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Lender and/or the Security Trustee may exercise the rights and remedies provided in the Security Agreement and the other Operative Agreements, and (C) the Lender may terminate its Commitment under the Funding Agreement. Except as expressly provided above in this Section 8.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding anything to the contrary contained in this Section 8.1, any failure of the Borrower to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure or error is caused solely by reason of an event referred to in the definition of Event of Loss so long as the Borrower is continuing to comply with all of the terms of Section 3.4 of the Security Agreement. The Lender agrees to accept the full performance by Guarantor of any obligation of Borrower as satisfaction of such obligation in lieu of performance by Borrower.
8.2    Rescission of Acceleration. At any time after the Lender has declared each Relevant Loan A to be due and payable and prior to the sale of any part of the Collateral pursuant to Section 5 of the Security Agreement, the Lender, by written notice to the Borrower and the Security Trustee, may rescind and annul such declaration and its consequences if: (i) there has been paid to or deposited with the Security Trustee an amount sufficient to pay all overdue installments of principal of, and interest on, the Notes and all other amounts owing by the Borrower under the other Operative Agreements, that have become due otherwise than by such declaration of acceleration, and (ii) all other Events of Default, other than nonpayment of principal or interest on the Notes that have become due solely because of such acceleration, have been cured or waived.

SECTION 9.	MISCELLANEOUS
9.1    Amendments and Waivers. This Agreement or any terms hereof may only be amended, supplemented or modified with the prior written consent of Borrower and the Lender and, to the extent such amendment affects the interests of the Security Trustee, the Security Trustee. The Lender or the Security Trustee (acting at the direction of the Lender) may, from time to time, waive, on such terms and conditions as the Lender or the Security Trustee, as the case may be, may specify in such instrument, any of the requirements of any Operative Agreement or any Event of

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Default and its consequences. In the case of any waiver the Borrower and the Lender shall be restored to their former positions and rights hereunder, and any Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent on such subsequent or other Event of Default. Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon the Lender and any subsequent Lender, the Security Trustee and the Borrower.
9.2    Notices. (a)  Any notice or communication of any kind in respect of this Agreement shall be deemed to have been received:
(i)    if made by airmail letter, ten days after the relevant letter has been dispatched by registered airmail (postage prepaid) or on the date shown in the relevant receipt, whichever is earlier;
(ii)    if made by fax, upon receipt by the sender of transmission confirmation; or
(iii)    if sent by overnight delivery service, courier or in person (and a signed acknowledgment of receipt is obtained), when delivered.
(b)    Any such notice or communication to a party hereto shall be made in English, in writing, by registered mail, fax, overnight delivery service, courier or in person, as permitted under applicable Law, and shall in addition be delivered by email (but delivery by email shall not determine the time when such notice or communication shall be deemed “delivered” hereunder), and shall be given as follows:

Borrower:	Republic Airline Inc. 8909 Purdue Road Suite 300 Indianapolis, IN 46268 Attention: President Tel: (317) 484-6000 Fax: (317) 484-6040 Email: larnell@rjet.com
Lender:
Agência Especial de Financiamento Industrial - FINAME
c/o Área de Exportação
Av. República do Chile, 330-22° Torre Oeste
Rio de Janeiro - RJ
CEP 20031-917 Brasil
Attn.: Superintendéncia da Area de Exportação
Tel: (011) 55 21 2172-8327/2172-8566
Fax: (011) 55 21 2172-6215
Email: airfinance@bndes.gov.br

Security Trustee:	Wells Fargo Bank Northwest, N.A. 260 N. Charles Lindbergh Drive Salt Lake City, UT 84116 Tel: (801) 246-6000 Fax: (801) 246-7142 Attn: Corporate Trust Lease Group

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(c)    Any party listed above may change its address and the transmission numbers for notices by notice in the manner provided in this Section 9.2.
9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
9.4    Survival of Representations and Warranties. All representations and warranties made hereunder and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of each Relevant Loan hereunder.
9.5    Successors and Assigns. (a) (1) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. Neither the Borrower nor the Lender shall assign or transfer its rights or obligations under this Agreement or the Notes, except as expressly permitted by this Agreement.
(2)    Notwithstanding the foregoing, the Borrower may assign or transfer (as aforesaid) all (but not less than all) of its rights and obligations under this Agreement and the other Operative Agreements in connection with a transaction of merger, consolidation or transfer of all or substantially all its assets made in compliance with all of the conditions set forth in Section 7.7 hereof.
(b)    (1)  Notwithstanding paragraph (a)(1) of this Section 9.5, the Lender may assign all or a portion of its rights and obligations under this Agreement if all of the following conditions are met: (i) such assignment is to (x) the federal government (União Federal) of Brazil or (y) another entity of, or owned or controlled, either directly or indirectly, by, the federal government of Brazil in connection with a reorganization initiated by the federal government of Brazil or by the board of executive directors of BNDES pursuant to which the material functions of the Lender which include this transaction are transferred to such entity, (ii) the assignee enters into an assumption agreement, in form and substance reasonably satisfactory to the Borrower, for the benefit of the Borrower, such assumption agreement to contain provisions whereby the assignee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all of the terms of, and to undertake all of the obligations of the Lender contained in this Agreement and in which the assignee makes representations and warranties as to immunity substantially equivalent to those of the Lender contained herein, (iii) the Borrower will not be obligated to pay any amount under any Operative Agreements in excess of the amount that would have been payable to the Lender had such assignment not occurred; provided, that such determination shall only be made on the date of such assignment, (iv) unless an “Event of Default” under the Loan Agreement has occurred and is continuing, the Borrower is given 30 days’ written notice in advance of such transfer (or such lesser period of notice as is reasonably practicable under the circumstances), (v) the Lender delivers to the Borrower on or prior to the date of such assignment the certificate of a duly authorized Director or the President of the Lender to the effect that each of the conditions set forth in clauses (i), (ii),

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(iii) and (iv) of this paragraph (b) has been complied with as of the date of such assignment, and (vi) unless an “Event of Default” under any Relevant Loan Agreement has occurred and is continuing, the Lender agrees to reimburse the Borrower for all reasonable and documented out-of-pocket costs and expenses incurred by it in connection with such assignment or transfer by the Lender.
(2)    Notwithstanding paragraph (a)(1) of this Section 9.5 and subject to Section 9.5(d)(iv), the Lender may assign or transfer (as aforesaid) in whole or in part its rights and obligations under this Agreement and the other Operative Agreements (any such transaction, an “Assignment”); provided that all the conditions under this clause (2) are met. Any such Assignment may be made by the Lender to an assignee as part of a securitization transaction involving the Loans in whole or in part (a “Securitization”). With respect to any Assignment:
(i)    each party hereto agrees that, with respect to a Securitization, a special purpose entity (an “SPV”) organized in a manner acceptable to the placement agents, rating agencies and other participants in the transaction shall be an acceptable successor Lender under the Operative Agreements (it being understood that such SPV may only have nominal capitalization) with the result that neither Lender nor BNDES will be responsible for the performance of the obligations of the Lender under the Operative Agreements with respect to the period after the date of assignment to the extent the SPV assumes such obligations;
(ii)    the Borrower agrees that, with respect to a Securitization solely involving loans made under the Funding Agreement, in connection with an optional prepayment of a Relevant Loan A by the Borrower after the date of such Securitization, the Borrower will agree to pay, to the extent that the principal amount of the Relevant Loan A is insufficient to repay the principal amount of the SPV’s securities corresponding to such principal amount of the Relevant Loan A plus a market-based make-whole premium (calculated with a discount rate not less than the prevailing yield on U.S. Treasury securities having approximately the same average life as the average life of the SPV’s securities without any margin) on such principal amount of the SPV’s securities, an amount equal to such deficiency;
(iii)    each party hereto agrees that the Operative Agreements, closing documents and legal opinions may be disclosed to the rating agencies, underwriters, investors, agents and trustees and other parties in the Assignment, and their respective counsel, insurance brokers, auditors, agents and advisors who agree to hold such information confidential;
(iv)    each party hereto agrees that the transaction may be structured in a manner determined by the Lender and its advisors within the parameters of this clause (b)(2) to include the possibility in a Securitization of a pre-funded structure in which the Lender continues to initially finance the Loans;

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(v)    each party hereto agrees that the SPV may create a perfected lien on the Loan Agreement and related Operative Agreements to secure the indebtedness of the SPV to its lenders; and
(vi)    the Borrower agrees to name the SPV (or other successor Lender) an additional insured on liability insurance and as an indemnitee with respect to indemnifications contained in the Operative Agreements, and to continue to name the Security Trustee as loss payee on hull insurance.
(3)    At the request of Lender, the Borrower agrees to cooperate reasonably with any Assignment that is structured and proposed to be documented reasonably in light of market standards, provided that (i) the Borrower’s obligations under the Operative Agreements shall not be increased as a result of any such transaction (except to the extent provided in paragraph (d)(iv) below), (ii) the Lender pays all reasonable out-of-pocket costs and expenses of the Borrower (including reasonable fees and disbursements of outside counsel to the Borrower, subject to such counsel providing estimate and periodic reports and invoices) in connection with an Assignment, and (iii) in a Securitization, the Lender agrees to indemnify the Borrower for any liabilities, obligations, losses or damages incurred by the Borrower as a result of such Assignment (except to the extent provided in paragraph (b)(2)(ii) above and (d)(iv) below), subject to normal exceptions. The Borrower’s agreement to cooperate reasonably with Assignments that are structured and proposed to be documented reasonably in light of market standards shall include the following, in each case with respect to not more than one Assignment per calendar year:
(A)    to make available to the underwriters (or investors, as applicable) a reasonable opportunity to conduct customary due diligence with respect to the Guarantor (and its Subsidiaries, if applicable);
(B)    if requested by the Lender, to provide customary legal opinions and accountants’ comfort letters and to consider in good faith such amendments to the Operative Agreements as may be reasonably requested by the Lender in order to close the Assignment in the then current market conditions, such possible amendments to include adjustments of payment dates to facilitate the Assignment; and
(C)    to make good faith efforts to accommodate the timing of such Assignment proposed by the Lender, provided that the Borrower shall not be obligated to cooperate in any such Assignment if Lender’s proposed timing would interfere with another similar financing transaction proposed by the Borrower, provided, further, that the Borrower shall be available to cooperate in at least one such Assignment per calendar year on a timely basis reasonable for such an Assignment.
(c)    With respect to the non-economic covenants of the Borrower in the Operative Agreements, it is agreed by the parties hereto that such provisions shall be amended, at the request of the Lender, prior to any Assignment involving an assignment or transfer of the Loans in their entirety, in order to reflect either the agreement of the parties with respect to such provision

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after an Assignment as set forth in the Operative Agreements, or if no such agreement is set forth in the Operative Agreements, the then current market standard for transactions similar to the proposed Assignment which have been closed by the Borrower within twelve (12) months prior to the proposed Assignment.
(d)    (i)  The Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more banks or other entities (“Loan Participants”) participating interests in any Note issued to Lender, and such Lender’s related rights and/or obligations under the other Operative Agreements. In the event of any such sale by a Lender of a participating interest to a Loan Participant, such Lender’s obligations under the other Operative Agreements to the other parties thereto shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such Note for all purposes under the Operative Agreements, the Borrower and the Security Trustee shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Operative Agreements and the Borrower shall have no greater obligation under the Operative Agreements (pursuant to applicable Law in effect at the time of such sale) than it would have had assuming no such sale to a Loan Participant been made. The Borrower agrees that each Loan Participant shall be entitled to the benefits of Section 2.9 to the same extent as if it were a Lender; provided, however; that a Loan Participant shall not be entitled to receive any greater payment under Sections 2.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Loan Participant.
(ii)    The Lender further agrees that any Assignment will be subject to the provisions of clauses (iv) (with respect to the Loans, or the portion thereof transferred, as the case may be), (v), (vi) (as to clauses (iv) and (v)) and (viii) of Subsection 9.5(b)(1); provided, however, that no transferee (in an Assignment or Securitization) will be obligated to assume the liabilities of the transferring Lender with respect to its indemnities, misrepresentations or failure to perform covenants hereunder or under the other Operative Agreements. Notwithstanding the preceding proviso, each transferring Lender will retain and will not be relieved of any of its liabilities referred to in the preceding proviso.
(iii)    The Lender further agrees that it will not transfer the Loans or the Notes or interest therein in violation of the U.S. federal or applicable state or foreign securities Law. The Lender agrees that it will not sell, assign, convey, exchange or otherwise transfer the Loans or the Notes or any interest in, or represented by, the Loans or Notes unless (it being understood that if the transferee is the SPV, this provision shall not apply to the transfer to the SPV, but rather to the acquirer of securities issued by the SPV) (the “SPV Securities”):
(A)    the proposed transferee either (w) provides a written representation to the Borrower, or (x) is deemed to represent by acquisition of the SPV Securities or the Loans or Notes or interest therein that either (a) no portion of the funds it uses to purchase, acquire and hold the Notes or interest therein or SPV Securities (as applicable) constitutes, or may be deemed under the Code or ERISA or any regulations or rules hereunder to constitute, the assets of any Plan subject to Title I of ERISA or Section 4975 of the Code, or (b) the transfer and subsequent holding

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of the Loans, Notes or interest therein or SPV Securities (as applicable) shall not involve and/or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving the Borrower (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued hereunder); and
(B)    each subsequent transferee is obligated also to make the representation or deemed representations described in clause (A) above.
Notwithstanding the foregoing, a proposed transferee shall only be permitted to make the “deemed” representation described above, rather than the “written” representation described above, if the proposed transferee is acquiring the SPV Securities or the Loans or Notes or interest therein (as applicable) (y) in connection with a registered public offering or an offering pursuant to Securities Act of 1933 Rule 144A (or any successor rules) (a “Broad Based Offering”) (as distinguished from a privately negotiated private placement) or (z) in connection with a subsequent transfer of such SPV Securities or the Loans or Notes or interest therein (as applicable) following a previous Broad Based Offering.
If the proposed transferee is the SPV, the SPV shall provide the Borrower with a written representation to the effect that, based upon, and subject to the accuracy of the representations made by the acquirers of the SPV Securities described above, either (a) no portion of the funds it uses to purchase, acquire and hold the Loans, Notes or interest therein constitutes, or may be deemed under the Code or ERISA or any regulations or rules thereunder to constitute, the assets of any Plan subject to Title I of ERISA or Section 4975(c)(1) of the Code or (b) the transfer and subsequent holding of the Loans, Notes or interest therein shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving the Borrower (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder).
(iv)    In the event that the Loans or any interest therein is transferred by the Lender, to a transferee that is not a Brazilian Government Lender such transferee shall not be entitled to any greater payments with respect to withholding Tax than the Lender would have been entitled to absent the transfer other than as a result of a change in law, provided that (A) such Lender delivers (upon written request of the Borrower) if it is legally able to do so, a properly completed IRS Form W‑8BEN or W‑8ECI (or successor forms) evidencing an exemption from U.S. Withholding Tax and (B) neither (i) any change to an income tax treaty to which the United States is a party where such treaty changes from not containing a limitation on benefits provision substantially similar to the limitation on benefits provision in the United States Model Income Tax Convention of November 15, 2006 (a “LOB Provision”) to containing a LOB Provision nor (ii) any change in law which had been formally proposed prior to the transfer date will be considered a change in law for purposes of this paragraph; provided, further, that with respect to a transferee other than a Brazilian Government Lender, to the extent a transferee would be subject to U.S.

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Withholding Taxes on the date of the transfer, the Borrower shall not be liable for such U.S. Withholding Taxes.
(v)    The Borrower or its agent shall maintain a register (the “Register”) for the recordation of the names and addresses of the owners of the Loans and the Notes and the principal amounts owing to such owners. Pursuant to the Security Agreement the Security Trustee agrees to maintain the Register as agent for and on behalf of the Borrower. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, its agent and the Lender may treat any person whose name is recorded in the Register as the owner of any interest in the Loans and the Notes recorded therein for all purposes of this Loan Agreement and the other Operative Agreements. Upon the receipt of notice from any owner of any interest in the Loans and the Notes of any transfer of any such interest in the Loans and the Notes in compliance with the provisions of this Section 9.5, the Borrower or its agent shall record such transfer in the Register and give notice of such recordation to the owner and transferee of any such interest in the Loans and the Notes.
Notwithstanding the foregoing, the Security Trustee shall not be required to register the transfer of the Loans (in whole or in part) and the Notes unless it shall have received a certificate from the Borrower or the Lender to the effect that all conditions to such transfer set forth in Section 9.5 hereof have been complied with (provided that this sentence shall in no way diminish Lender’s obligations under this Section 9.5 with respect to any transfer).
The transfer of the right to principal of, and interest on, the Loans will be effective only upon (i) notice to the Borrower or its agent of such transfer and (ii) recordation of such transfer in the Register.
(e)    If the Borrower is obligated to sell one or more Aircraft to American Airlines, Inc. ("AA") pursuant to the Code-Share Agreement between the Borrower and AA due to the continuation of a labor strike with respect to employees of the Borrower, upon request of the Borrower the Lender shall consent to the sale of each such Aircraft and the assignment of the obligations and liabilities of the Borrower under the Operative Agreements with respect to the Related Loan for each such Aircraft to AA and the assumption of such obligations and liabilities by AA, subject to terms and conditions reasonably satisfactory to the Lender, AA and the Borrower. Upon effectiveness of any such assignment and assumption, the Borrower shall be released from all of its obligations and liabilities relating to each such assigned Related Loan. Notwithstanding anything to the contrary in this Section 9.5(e), no such assignment and assumption shall become effective without the written consent of the Export Credit Guarantor and satisfaction of all conditions necessary to ensure that the Export Credit Guarantee remain in full force and effect on the same terms as set forth in the Export Credit Guarantee on the date the Relevant Loan was advanced.
9.6    [Reserved]
9.7    Contractual Currency. (a)  This is an international transaction in which the specification of the currency of payments is of the essence. Except as otherwise provided herein, each payment under this Agreement will be made in Dollars (the “Contractual Currency”). Any obligation to make payments under this Agreement or any other Operative Agreements in the

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Contractual Currency will not be, to the extent permitted by applicable Law, discharged or satisfied by any tender in any currency other than the Contractual Currency (unless otherwise specified herein or therein).
(b)    To the extent permitted by applicable Law, rule or regulation, if any judgment or order expressed in a currency other than the Contractual Currency is rendered for the payment of any amount owing in respect of this Agreement or any other Operative Agreements or in respect of a judgment or order of another court for the payment of any amount owing in respect of this Agreement or any other Operative Agreements, the party to which such payment is owed, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency (and will refund promptly to the other party any excess of the Contractual Currency received by such party) if such shortfall (or such excess) arises or results from any variation between (i) the rate of exchange at which the currency of the judgment or order is converted into the Contractual Currency on the date of entry of such judgment or order and (ii) the rate of exchange at which such party is able to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, to the extent permitted by law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.9    Integration. This Agreement and the other Operative Agreements represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower or the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Agreements.
9.10    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.11    Submission to Jurisdiction; Waivers. (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Loan Agreement or any of the other Operative Agreements to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such

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Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Loan Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Loan Agreement or any of the other Operative Agreements in the courts of any jurisdiction.
(b)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement or any of the other Operative Agreements to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    The Borrower hereby irrevocably and unconditionally agrees that service of process upon it in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 hereof or at such other address of which the Lender shall have been notified pursuant thereto.
9.12    Waiver of Immunities. The Lender agrees that, to the extent that the Lender or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from (a) any legal action, suit, arbitration proceeding or other proceeding, (b) set-off or counterclaim, (c) the jurisdiction of any court of competent jurisdiction, (d) service of process, (e) relief by way of injunction, order for specific performance or for recovery of property, (f) attachment of its assets prior to judgment or after judgment, (g) attachment in aid of execution or levy, (h) execution or enforcement of any decree or judgment, (i) judgment or jurisdiction or from any other legal process in any jurisdiction, the Lender, for itself and its property, does, to the full extent permitted by applicable law, rule or regulation, hereby irrevocably and unconditionally waive all rights to, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the other Operative Agreements, or the subject matter hereof or thereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions or under any statute, including the Foreign Sovereign Immunities Act of 1976 of the United States of America. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the Lender with respect to this Agreement.
9.13    WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.
9.14    Confidentiality. Each of the Borrower and the Lender agrees to keep confidential all non-public information provided to it pursuant to or in connection with this Agreement, the other Operative Agreements and the transactions contemplated hereby or thereby

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(“Confidential Information”); provided that nothing herein shall prevent either party hereto from disclosing any such information (i) to its employees, directors, agents, attorneys, accountants and other professional advisors in which case such persons will be advised of the confidential nature of the information so disclosed and will be required to keep such information confidential; (ii) to Security Trustee or BNDES, following the occurrence of an Event of Default or as otherwise provided in the Operative Agreements, (iii) upon the demand of any Government Entity having jurisdiction over such party, or in response to any order of any court or other Government Entity or as may otherwise be required pursuant to any requirement of Law, after providing the other party with prompt notice of such request, demand, order or other requirement so that such party may seek an appropriate protective order and after making reasonable efforts to resist disclosure, (iv) in connection with the exercise of any remedy hereunder or under the other Operative Agreements, (v) as permitted in Section 9.5(b) in connection with an Assignment or Securitization, (vi) in the situations foreseen in Complementary Law no. 105 of January 10, 2001 of Brazil or at the request of the Federal Public Administration or the Accounting Court of Brazil (Tribunal de Contas da União), in which case the requesting entities will be advised of the confidential nature of the information so disclosed, (vii) if required by the terms of any Operative Agreements, (viii) to SBCE — Seguradora Brasileira de Crédito à Exportação S.A., COFIG and any other entity of the Brazilian federal government in connection with obtaining approval of the Export Credit Guarantee or (ix) if the other party gives its prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, the Borrower may disclose any Operative Agreement to its code-share partner for whom an Aircraft is operated.
9.15    Payment of Expenses and Costs. Except in respect of an assignment in accordance with and to the extent provided in Section 9.5(b), the Borrower agrees (a) to pay or reimburse the Lender, the Export Credit Guarantor and the Security Trustee on an After-tax Basis for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Operative Agreements (including without limitation, any registration, filing or recording fees with respect to the filings required under Section 4.2(b) with the FAA, the International Registry or under the UCC and any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts), and any amendment, supplement or modification of this Agreement or any other Operative Agreements requested by the Borrower or Guarantor, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, the Export Credit Guarantor and the Security Trustee and translation and registration fees, and (b) to pay or reimburse the Lender and the Security Trustee on an After-tax Basis on demand for all their reasonable and documented costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the Guaranty and the other Operative Agreements to which the Borrower is a party, including, without limitation, any translation and registration costs necessary for the enforcement of this Agreement, the Guaranty and any Operative Agreements to which the Borrower is a party, and the reasonable fees and disbursements of counsel to the Lender and of counsel to the Security Trustee and any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts, (c) to pay, indemnify, and hold the Lender, the Export Credit Guarantor and the Security Trustee harmless from any and all United States and International Registry recording, registration and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, such United States recording and filing fees, if any, which may be payable or determined to be payable in connection

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with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Guaranty and the other Operative Agreements to which the Borrower is a party and (d) to pay or reimburse each of the Lender and the Export Credit Guarantor on demand for all of its reasonable costs and expenses, including any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts, and the reasonable fees and disbursements of counsel to the Lender and counsel to the Export Credit Guarantor, incurred in connection with the assignment of any Relevant Loan that occurs as a result of the occurrence and continuation of an Event of Default. Anything in this Section 9.15 notwithstanding, if any loan fails to be disbursed as a result of the failure of the Lender to act in good faith to fulfill its obligations or otherwise to comply with the terms of this Agreement or any other Operative Agreements, the Lender shall bear and pay its own fees, costs and expenses (including, without limitation, the fees and expenses of its counsel) relating to such loan.
9.16    General Indemnity. (a)  Indemnity. Borrower shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on an After-tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:
(i)    The Operative Agreements, the transactions contemplated thereby, and the enforcement of any of the terms thereof;
(ii)    Any Aircraft, Airframe, Engine or Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, non-acceptance or rejection, ownership, registration, re-registration, deregistration, delivery, non-delivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of any Aircraft, Engine or Part, (ii) any claim or penalty arising out of violations of applicable Laws by Borrower (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of any Aircraft, Engine or Part; and
(iii)    Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Borrower under any Operative Agreements, or the falsity of any representation or warranty of Borrower in any Operative Agreements.
(b)    Exceptions. Notwithstanding anything contained in Section 9.16(a), Borrower shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 9.16(a) in respect of any Expense of such Indemnitee:

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(i)    For any Taxes or a loss of Tax benefit, whether or not Borrower is required to indemnify therefor pursuant to the Operative Agreements; provided, however, this Section 9.16(b)(i) shall not apply to any Taxes taken into account in making any payment on a net After-tax Basis;
(ii)    Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance or failure to perform by Borrower of its obligations pursuant to the terms of the Operative Agreements) that occur after the Lender is required to direct the Security Trustee to release all remaining Collateral pursuant to Section 2.10 of this Agreement;
(iii)    To the extent attributable to any Assignment or other transfer of the Loans or Notes by a Lender, except for out-of-pocket costs and expenses incurred pursuant to the exercise of remedies under any Operative Agreements resulting from an Event of Default;
(iv)    To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreements);
(v)    To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreements;
(vi)    To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreements;
(vii)    To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Loans or the Notes in violation of applicable federal, state or foreign securities Laws (other than any violation thereof caused by the acts or omissions of Borrower);
(viii)    To the extent attributable to the failure of the Security Trustee to distribute funds received and distributable by it in accordance with the Operative Agreements;
(ix)    Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreements other than such as have been requested by Borrower or Guarantor or as are required by or made pursuant to the terms of the Operative Agreements;

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(x)    To the extent attributable to any amount which any Indemnitee expressly agrees in writing to pay or such Indemnitee expressly agrees in writing shall not be paid by or be reimbursed by Borrower;
(xi)    To the extent that it is an ordinary and usual operating or overhead expense;
(xii)    If another provision of an Operative Agreement specifies the extent of Borrower’s or Guarantor’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Borrower or Guarantor to comply with such specified responsibility or obligation;
(xiii)    To the extent it is an expense dealt with in Section 9.15;
(xiv)    To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, resulting from a breach of the representation of such Indemnitee or any related Indemnitee set forth in Section 6.7; and
(xv)    To the extent attributable to a Lender Lien or a Security Trustee Lien.
For purposes of this Section 9.16, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.
(c)    Separate Agreement. This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.
(d)    Notice. If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 9.16 is made, such Indemnitee shall give prompt written notice thereof to Borrower. Notwithstanding the foregoing, the failure of any Indemnitee to notify Borrower as provided in this Section 9.16 shall not release Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Borrower (in which event Borrower shall not be responsible for such additional Expense) or materially impairs Borrower’s ability to contest such claim.
(e)    Notice of Proceedings; Defense of Claims; Limitations.
(i)    In case any action, suit or proceeding shall be brought against any Indemnitee for which Borrower is responsible under this Section 9.16, such Indemnitee shall notify Borrower of the commencement thereof and Borrower may, at its expense, participate in and to the extent that it shall wish (subject to the

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provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.16(e)(iii), settle or compromise the same.
(ii)    Borrower or its insurer(s) shall have the right, at its or their expense, to investigate or, if Borrower or its insurer(s) shall agree in writing not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 9.16 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 9.16, and each Indemnitee shall cooperate with Borrower or its insurer(s) with respect thereto; provided that Borrower shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i) during the continuance of any Event of Default (except during the Section 1110 Period), (ii) if such proceedings would entail a material risk of the sale, forfeiture or loss of an Aircraft, (iii) if such proceedings would entail a risk of criminal liability or greater than de minimis risk of material civil penalties being imposed on such Indemnitee, or (iv) if an actual or potential material conflict of interest exists making it advisable in the good faith opinion of such Indemnitee (on the basis of prevailing standards of professional responsibility) for such Indemnitee to be represented by separate counsel. In connection with any such action, suit or proceeding being controlled by Borrower, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Borrower; provided that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with the defense of such case.
(iii)    In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 9.16.
(iv)    In the case of any Expense indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by Borrower pursuant to the Security Agreement, at Borrower’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.
(v)    If an Indemnitee is not a party to this Agreement, Borrower may require such Indemnitee to agree in writing to the terms of this Section 9.16 prior to making any payment to such Indemnitee under this Section 9.16.
(vi)    Nothing contained in this Section 9.16 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

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(f)    Information. Borrower will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Borrower’s control or is reasonably available to Borrower, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.16. The Indemnitee shall supply Borrower with such information not within the control of Borrower, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Borrower may reasonably request to control or participate in any proceeding to the extent permitted by Section 9.16.
(g)    Effect of Other Indemnities; Subrogation; Further Assurances. Upon the payment in full by Borrower of any indemnity provided for under this Agreement, Borrower, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Borrower to permit Borrower to pursue such claims, if any, to the extent reasonably requested by Borrower and at Borrower’s expense.
(h)    Expenses. For the purposes of this Section 9.16, “Expenses” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature and shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).
(i)    Indemnitee Defined. For the purposes of this Section 9.16, “Indemnitee” means the Lender, the Export Credit Guarantor, BNDES, SBCE, the Security Trustee and their respective successors and permitted assigns and any officers, employees, agents, servants or directors of any thereof.
(j)    Primary Obligor. The Borrower’s obligations under this Section 9.16 shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Loan Agreement, or any other document or instrument, and the Person seeking indemnification from the Borrower pursuant to any provision of this Loan Agreement may proceed directly against the Borrower without first seeking to enforce any other right of indemnification.
(k)    Waiver of Certain Claims. The Borrower hereby waives and releases any Expense now or hereafter existing against any Indemnitee arising out of death or personal injury to personnel of the Borrower, loss or damage to property of the Borrower, or the loss of use of any property of the Borrower, which results from or arises out of the condition, use or operation of any Aircraft, including, without limitation, any latent or patent defect whether or not discoverable.
(l)    Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Borrower hereunder, such Indemnitee will (in the case of the Lender, to the extent permitted by applicable Law (and such Lender agrees to use reasonable efforts to obtain any required approval of the Central Bank of Brazil)) promptly pay the amount refunded

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(but not an amount in excess of the amount Borrower or any of its insurers has paid in respect of such Expense) over to Borrower unless an Event of Default, Payment Default, or, except during the Section 1110 Period, Bankruptcy Default shall have occurred and be continuing, in which case such amounts shall be paid over to the Security Trustee to hold as security for Borrower’s obligations under the Operative Agreements or, if requested by Borrower, applied to satisfy such obligations.
9.17    Instruction to Security Trustee. The Lender hereby acknowledges that it is familiar with and agrees to all the terms and provisions of the Security Agreement, appoints Wells Fargo Bank Northwest, National Association, as the Security Trustee and directs the Security Trustee to enter into and deliver the Security Agreement and to perform its obligations thereunder.
9.18    Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations the due of the Borrower now or hereafter existing under the Operative Agreements; provided that prior to such set off the Lender shall have made any demand under this Loan Agreement to the extent permitted by law. The Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.
9.19    Notices, Instructions, Consents, Execution and Waiver. Whenever the provisions of this Agreement or any Operative Agreements require or permit notice from or to, instructions from, consent of, execution of any amendment, supplement, modification, instrument, certificate or other document by, or a waiver by, the Lender, the notice from or to, instruction from, consent of, execution by or waiver by, the holders on the date of such notice, instruction, consent, execution or waiver of more than 50% in interest of the principal amount of the Notes then outstanding shall be considered notice from or to, instruction from, consent of, execution by or waiver by, the Lender and shall be binding upon any present or subsequent Lender; provided, however, that without the consent of each holder at the time thereof affected thereby, no amendment, supplement, consent or waiver shall:
(1)    change the final maturity of any Note, or change the dates or amounts of payment of any installment of the principal of or interest on any Note, or reduce the principal of or interest on any Note, or change to a location outside the United States of America the place of payment where, or the coin or currency in which, the principal amount of any Note is payable; or
(2)    create any Lien with respect to the Collateral except such as are permitted by the Security Agreement, or deprive any such holder of the benefit of the Lien on the Collateral created by the Security Agreement; or
(3)    modify the provisions of this Section 9.19; or

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(4)    adversely affect any indemnities in favor of such holder.
9.20    Execution of Financing Statements. Pursuant to any applicable Law, the Borrower authorizes the Security Trustee (which shall be deemed a permissive right and not an obligation) to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as the Security Trustee and the Lender determine appropriate to perfect the security interests of the Security Trustee under this Agreement and the other Operative Agreements.
9.21    Registrations with the International Registry. Each of the parties hereto consents to the registration with the International Registry of the International Interests granted (or Prospective International Interests to be granted) under the Security Agreement, and each party hereto covenants and agrees that it will take all such action reasonably requested by the Borrower or the Security Trustee in order to make any registrations with the International Registry, including becoming a registry user entity with the International Registry and providing consents to any registration as may be contemplated by the Operative Agreements.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

50

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
REPUBLIC AIRLINE INC.

By:     /s/ Lars-Erik Arnell
    Name: Lars-Erik Arnell
    Title: SVP, Corporate Development
AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL -FINAME

By:     /s/ Luciano Coulinho        Name: Luciano Coulinho
    Title: Junta de Administracao Finame

WITNESS:

[Signature page to Loan Agreement (2013)]

ANNEX B-1
to Loan Agreement
[Form of] PROMISSORY NOTE

NOTE A

THIS NOTE A HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN
EFFECT OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER SAID ACT
THIS NOTE A IS SUBJECT TO CERTAIN ADDITIONAL
RESTRICTIONS ON TRANSFER SET FORTH IN
SECTION 9.5 OF THE LOAN AGREEMENT
REFERRED TO BELOW.

ISSUED IN CONNECTION WITH

ONE EMBRAER ERJ 175LR (CERTIFICATION DESIGNATION
AND SHOWN ON THE FAA RECORDS AS ERJ 170-200LR)
AIRCRAFT WITH MANUFACTURER’S SERIAL
NUMBER [_____] AND INITIALLY BEARING UNITED
STATES FEDERAL AVIATION ADMINISTRATION
REGISTRATION NO. [TN]
AND TWO GENERAL ELECTRIC CF34-8E5-SERIES ENGINES
(THE “AIRCRAFT”)

$[________] Relevant Interest Rate: [ ]% per annum	New York, New York [Note Date_]
[The Floating Rate]

FOR VALUE RECEIVED, the undersigned, Republic Airline Inc., an Indiana corporation (the “Borrower”), hereby unconditionally promises to pay to Agência Especial de Financiamento Industrial-FINAME (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of [______________] ($[__________]), or, if less, the unpaid principal amount of the Relevant Loan A with respect to the Aircraft outstanding under the Loan Agreement, as hereinafter defined. The principal amount of the Relevant Loan A, and interest payable in advance thereon, shall be paid in installments consisting of principal and interest payable on each Payment Date in the amount in Dollars set forth in Schedule 1 hereto for such Payment Date [modify appropriately for Relevant Loans bearing interest rates at a Floating Rate], as provided in Section 2.2 of the Loan Agreement (2013) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of July 2, 2013, between the Borrower and the Lender.
This Note A (a) is the Relevant Note A with respect to the Aircraft referred to in the Loan Agreement as described above, (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Note A is secured as provided in the Operative Agreements. Reference is hereby made to the Operative Agreements for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security provided, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note A in respect thereof.
Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note A may be declared to be, or under certain circumstances shall become, immediately due and payable, all as provided in the Loan Agreement.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
Each holder hereof, by its acceptance of this Note A, agrees to be bound by and to observe the provisions of the Loan Agreement and the other Operative Agreements applicable to the Lender.
The Lender may not sell, assign, pledge or otherwise transfer all or any portion of this Note A or any interest in this Note A including any participation in this Note A except as provided in the Loan Agreement.

THIS NOTE A SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
REPUBLIC AIRLINE INC.

By:

Name:

Title:

Schedule 1
to Note A
PAYMENT SCHEDULE

ANNEX B-2
to Loan Agreement
[Form of] PROMISSORY NOTE

NOTE B

THIS NOTE B HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN
EFFECT OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER SAID ACT
THIS NOTE B IS SUBJECT TO CERTAIN ADDITIONAL
RESTRICTIONS ON TRANSFER SET FORTH IN
SECTION 9.5 OF THE LOAN AGREEMENT
REFERRED TO BELOW.

ISSUED IN CONNECTION WITH

ONE EMBRAER ERJ 175LR (CERTIFICATION DESIGNATION
AND SHOWN ON THE FAA RECORDS AS ERJ 170-200LR)
AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER [_____]
AND INITIALLY BEARING UNITED STATES
FEDERAL AVIATION ADMINISTRATION
REGISTRATION NO. [TN]
AND TWO GENERAL ELECTRIC CF34-8E5 SERIES ENGINES
(THE “AIRCRAFT”)

$[_________________] Relevant Interest Rate: [ ]% per annum	New York, New York [Note Date]
[The Floating Rate]
FOR VALUE RECEIVED, the undersigned, Republic Airline Inc., an Indiana corporation (the “Borrower”), hereby unconditionally promises to pay (subject to the next sentence) to Agência Especial de Financiamento Industrial-FINAME (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of [_________________] ($[_________________]), or, if less, the unpaid principal amount of the Export Credit Guarantee Loan with respect to the Aircraft outstanding under the Loan Agreement, as hereinafter defined. The principal amount of the Relevant Export Credit Guarantee Loan, and interest thereon which shall be paid in advance, shall be paid in installments consisting of principal and advance interest payable on each Payment Date in the amount in Dollars set forth in Schedule 1 hereto for such Payment Date [modify appropriately for Relevant Loans bearing interest rates at a Floating Rate], as provided in Section 2.2 of the Loan Agreement (2013) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of July, 2, 2013, between the Borrower and the Lender, and if the Relevant Export Credit Guarantee Loan is prepaid pursuant to Section 2.4 or 2.5 of the Loan Agreement, all principal of and interest on the Relevant Export Credit Guarantee Loan shall be deemed satisfied by payment of the Export Credit Guarantee Loan Prepayment Amount.
This Note B (a) is the Relevant Note B with respect to the Aircraft referred to in the Loan Agreement as described above, (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Note B is secured as provided in the Operative Agreements. Reference is hereby made to the Operative Agreements for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security provided, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note B in respect thereof.
Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note B may be declared to be, or under certain circumstances shall become, immediately due and payable, all as provided in the Loan Agreement.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
Each holder hereof by its acceptance of this Note B, agrees to be bound by and to observe the provisions of the Loan Agreement and the other Operative Agreements applicable to the Lender.
The Lender may not sell, assign, pledge or otherwise transfer all or any portion of this Note B or any interest in this Note B including any participation in this Note B except as provided in the Loan Agreement.

THIS NOTE B SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
REPUBLIC AIRLINE INC.

By:

Name:

Title:

Schedule 1
to Note B
PAYMENT SCHEDULE

Schedule 2
to Note B
EXPORT CREDIT GUARANTEE LOAN PREPAYMENT AMOUNT
The following amounts shall be applicable for purposes of clause (i) of the definition of Export Credit Guarantee Loan Prepayment Amount:

Payment Date	Amount

Exhibit A-1

[Form of Opinion of Special New York Counsel for the Borrower and Guarantor for the Initial Relevant Closing]
[Date]
To the Persons Listed on Schedule I Attached Hereto

Re:	Loan Financing of Embraer 175LR (Certificate Designation ERJ 170-200LR) Aircraft

Ladies and Gentlemen:
We have been requested by Republic Airline Inc., an Indiana corporation (the “Company”), and Republic Airways Holdings Inc., a Delaware corporation (the “Guarantor”), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by (i) the Loan Agreement (2013), dated as of [________], 2013 (the “Loan Agreement”), between the Company and Agência Especial de Financiamento Industrial – FINAME, a Brazilian Federal public company (the “Lender”), (ii) the Aircraft Security Agreement (2013), dated as of [________], 2013 (the “Security Agreement”), between the Company and Wells Fargo Bank Northwest, National Association, a national banking association, in its capacity as Security Trustee (the “Security Trustee”), and (iii) the Guaranty (2013), dated as of [________], 2013 (the “Guaranty”) by the Guarantor in favor of the Lender and the Security Trustee relating to the Loan Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings given to those terms in the Loan Agreement.
In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:
(i)    the Loan Agreement;
(ii)    the Security Agreement;

(iii)	Security Agreement Supplement No. 1, dated as of the date hereof (the “Security Agreement Supplement”), between the Company and the Security Trustee;

(iv)
the Relevant Note A and the Relevant Note B, each dated the date hereof, evidencing the Relevant Loans (the “Relevant Notes”) made with respect to the Airframe and Engines identified in the Security Agreement Supplement (the “Airframe” and “Engines” and, collectively, the “Aircraft”);

(v)	the Engine Manufacturer’s Consent and Agreement with respect to the Aircraft;

(vi)	the Manufacturer’s Acknowledgment with respect to the Aircraft;

(vii)	the Guaranty; and

(viii)	the UCC1 Financing Statement attached hereto as Annex A, with respect to the Company naming it as debtor and the Security Trustee as secured party (the “UCC Financing Statement”).
We have also examined and relied upon such other documents and such other records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company and the Guarantor as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. References contained herein to (x) the term “UCC” means the Uniform Commercial Code as adopted and in effect on the date hereof in the State of New York or the State of Indiana or another relevant jurisdiction, (y) the term “New York UCC” means the UCC of the State of New York as so adopted and in effect and (z) the term “Indiana UCC” means the UCC of the State of Indiana as so adopted and in effect. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:
A.    The opinions set forth below are limited to the General Corporation Law of the State of Delaware, the Business Corporation Law of the State of Indiana, Chapter 9.1 of the Indiana UCC (subject to the qualifications set forth in paragraph H below), the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Federal Aviation Code (except as expressly provided in paragraph 8 below), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment financed by the Company under the Loan Agreement. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Agreement.
B.    The opinions set forth in paragraph 6 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Security Agreement are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of that agreement and does not, in our opinion, make the remedies provided in that agreement, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for severability of the provisions of an Operative Agreement or (ii) Section 9.13 of the Loan Agreement or any similar provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.
C.    To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinion dated the date hereof of Daugherty, Fowler, Peregrin, Haught & Jenson, P.C. being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinion.
D.    We have assumed (except as expressly set forth in our opinions below with respect to the Company and the Guarantor) the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties was duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument or laws applicable to it, that value has been given by Lender to the Company under the Loan Agreement at the Relevant Closing on the date hereof and that the Company had as of the Relevant Closing rights in the Aircraft and the Related Collateral.
E.    We have assumed that the Company holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

F.    We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.
G.    We express no opinion as to any provision in any Operative Agreement that is contrary to the mandatory portions of Part 6 of Article 9 of, or Sections 9-401, 9-406, 9-407 or 9-408 of, the New York UCC.
H.    With respect to our opinion in paragraph 11 below, to the extent our opinion is not governed by the laws of the State of New York, our opinion is based solely on a review of Chapter 9.1 of the Indiana UCC. Our opinions herein with respect to Chapter 9.1 of the Indiana UCC are limited to the official statutory text thereof as set forth in the CCH Secured Transactions Guide (updated through [__________], 2013) and only as it pertains to whether perfection of an attached security interest may be effected by the filing of an effective UCC financing statement in the State of Indiana, without any investigation or review of any legal decisions or other statutory provisions in effect in the State of Indiana that may affect the filing of a UCC financing statement or the perfection of a security interest by filing in the State of Indiana. Accordingly, we caution you that the opinion in paragraph 11 below could be materially affected by other statutes, laws or regulations of the State of Indiana or judicial decisions construing the laws of such State.
I.    To the extent that any Operative Agreement purports to create a security interest in property in which the Company has no present rights, such security interest will attach and be enforceable only when the Company acquires rights in such property (as contemplated by Section 9-203 of the UCC). The opinions set forth in paragraph 11 below are further subject to each of the qualifications, limitations, exceptions and exclusions set forth in Article 9 of the UCC (including but not limited to (a) limitations on the continued perfection of security interests (i) in proceeds under Section 9-315 of the UCC and (ii) after five years from the date of filing the UCC Financing Statement under Section 9-515 of the UCC and (b) the rights of certain buyers or holders of property constituting Collateral to take such property free of any security interest in favor of the Security Trustee as provided in Sections 9-320, 9-321, 9-323, 9-330 and 9-331 of the UCC).
J.    We call your attention to (and, to the extent that any opinion is expressed with respect to such matters below or such matters are relevant to the opinions expressed below, our opinions are qualified by) the following:

(i)
the effectiveness of any UCC financing statement filed in the State of Indiana terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 26-1-9.1-515 of the Indiana UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 26-1-9.1-515 of the Indiana UCC;

(ii)
Section 26-1-9.1-507 of the Indiana UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

(iii)
if the debtor changes its “location” as determined under Section 9-307 of the UCC, or if a “new debtor” becomes bound by the relevant security agreement under Section 9-203(d) of the UCC, certain actions (within or outside of Indiana) may be required under Section 9-316 of the UCC to continue the perfection of a security interest perfected at the time of the change of the debtor’s location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 9-508 and other provisions of Article 9 of the UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

(iv)
there exist certain limitations resulting from the operation of Section 9-315 of the UCC on the perfection of any security interest in proceeds of collateral, such that further action (within or outside of Indiana) may be necessary to maintain perfection of such interests;

(v)
under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

(vi)
the filing of UCC financing statements will not result in the perfection of a security interest in (without limitation) items of collateral (such as “deposit accounts” (as defined in the UCC)) as to which perfection may be achieved only by “control” or “possession” (in the manner specified in the UCC);

(vii)
a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Section 2A-303, 9-406, 9-407 or 9-408 of the UCC, as applicable;

(viii)
under Section 8-303 of the UCC, a “protected purchaser” (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto;

(ix)
we express no opinion herein as to whether the Security Trustee or any other Person may be a “holder in due course” (as defined in the UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated; and

(x)	a purchaser may obtain priority over or take free of a perfected security interest under Section 9-338 or Section 9-516(d) of the UCC.
K.    We have not made any examination of, and express no opinion with respect to (i) the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 8 and 11 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraphs 8 and 11 below, the perfection of any Lien thereon or (iv) the priority of any Lien thereon.
L.    In giving the opinion that the Company is a validly existing corporation, we have relied solely on a certificate of the Secretary of State of Indiana. In giving the opinion that the Guarantor is a validly existing corporation in good standing, we have relied solely on a certificate of the Secretary of State of Delaware.
M.    The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur, after the date hereof, which may affect the opinions expressed herein.
Based on and subject to the foregoing, we are of the opinion that:
1.    The Company is a validly existing corporation under the laws of the State of Indiana and has the corporate power and authority to perform its obligations under the Loan Agreement, the Security Agreement, the Security Agreement Supplement, and the Relevant Notes (collectively, the “Company Documents”).
2.    The Guarantor is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to perform its obligations under the Guaranty.
3.    Each of the Company Documents has been duly authorized, executed and delivered by the Company, and the Guaranty has been duly authorized, executed and delivered by the Guarantor.
4.    The execution and delivery by the Company of the Company Documents and the performance by the Company of its obligations thereunder do not (i) require approval of the Company’s shareholders, (ii) violate the Articles of Incorporation or Bylaws of the Company or (iii) violate any law or regulation applicable to the Company.

5.    The execution and delivery by the Guarantor of the Guaranty and the performance by the Guarantor of its obligations thereunder do not (i) require approval of the Guarantor’s stockholders, (ii) violate the Amended and Restated Certificate of Incorporation or Bylaws of the Guarantor or (iii) violate any law or regulation applicable to the Guarantor.
6.    Each of the Company Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, and the Guaranty constitutes the valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.
7.    Except for the matters referred to in clauses (i) through (iii) of paragraph 8 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or by the Guarantor of the Guaranty or the consummation of the transactions contemplated thereby to occur at the Relevant Closing on the date hereof.
8.    Except for (i) the filing of the FAA Application for Aircraft Registration relating to the Aircraft in the name of the Company, and the registration of the Aircraft in the name of the Company, with the FAA pursuant to the Federal Aviation Code (and the periodic renewal of such registration with the FAA prior to its expiration), and the filing with the FAA pursuant to the FAA Regulations of the AC Form 8050-135 referred to in Section 4.2(b) of the Loan Agreement with respect to the Airframe and Engines, (ii) the filing and recordation in accordance with the Federal Aviation Code of the FAA Bill of Sale with respect to the Aircraft, the Security Agreement and Security Agreement Supplement, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Federal Aviation Code and (iii) the filing of financing statements pursuant to the Indiana Uniform Commercial Code with respect to the security interest created under the Security Agreement in the Aircraft and the Related Collateral, and the filing of periodic continuation statements with respect thereto, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Airframe and Engines, and (y) to create a valid security interest in the Collateral and (b) no further filing or recording of any document in the State of New York or under the Federal Aviation Code is required to perfect a security interest in the Company’s interest as owner of the Airframe and Engines or in the Aircraft Warranties or Engine Warranties relating to the Aircraft (to the extent a security interest therein is created by the Security Agreement) in favor of the Security Trustee pursuant to the Security Agreement.
9.    The Security Trustee, as secured party under the Security Agreement, will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines in connection with any case commenced by or against the Company under Chapter 11 of the Bankruptcy Code.
10.    The Company is deemed located in the State of Indiana for purposes of Section 9-307 of the New York Uniform Commercial Code.
11.    The Security Agreement, as supplemented by the Security Agreement Supplement, is effective to create a valid security interest in favor of the Security Trustee securing the Secured Obligations in all of the right, title and interest of the Company in and to the Collateral described therein in which the creation and attachment of a security interest are governed by Article 9 of the New York UCC. The UCC Financing Statement, upon its proper filing (within the meaning of Section 26-1-9.1-516(a) of the Indiana UCC) in the office of the Secretary of State of Indiana and the payment of all filing fees and other applicable charges with respect to such UCC Financing Statement, is sufficient to perfect the security interest of the Security Trustee in that portion of the Article 9 Collateral described therein to the extent that security interests in such Article 9 Collateral may be perfected by filing financing statements in the State of Indiana under Chapter 9.1 of the Indiana UCC.
This opinion is being delivered pursuant to Section 4.1(d) of the Loan Agreement. This opinion may be relied upon by you in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to or relied upon by any other Person for any purpose (except as provided in Section 9.5(b)(2)(iii) of the Loan Agreement) and except that this opinion may be furnished to (but not relied upon by) Lender’s auditors and attorneys, governmental agencies and others to the extent required by law.
Very truly yours,

SCHEDULE I
Agência Especial de Financiamento Industrial – FINAME
Wells Fargo Bank Northwest, National Association, as Security Trustee

Exhibit A-2

[Form of Opinion of Special New York Counsel for the Borrower and Guarantor for Each Subsequent Relevant Closing]
[Date]
To the Persons Listed on Schedule I Attached Hereto

Re:	Loan Financing of Embraer 175LR (Certification Designation ERJ 170-200LR) Aircraft

Ladies and Gentlemen:
We have been requested by Republic Airline Inc., an Indiana corporation (the “Company”), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by (i) the Loan Agreement (2013), dated as of [________], 2013 (the “Loan Agreement”), between the Company and Agência Especial de Financiamento Industrial–FINAME, a Brazilian Federal public company (the “Lender”), and (ii) the Aircraft Security Agreement (2013), dated as of [________], 2013 (the “Security Agreement”), between the Company and Wells Fargo Bank Northwest, National Association, a national banking association, in its capacity as Security Trustee (the “Security Trustee”). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to those terms in the Loan Agreement.
In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:
(i)    the Loan Agreement;
(ii)    the Security Agreement;

(ix)	Security Agreement Supplement No. [_], dated as of the date hereof (the “Security Agreement Supplement”), between the Company and the Security Trustee;

(x)
the Relevant Note A and the Relevant Note B, each dated the date hereof, evidencing the Relevant Loans (the “Relevant Notes”) made with respect to the Airframe and Engines identified in the Security Agreement Supplement (the “Airframe” and “Engines” and, collectively, the “Aircraft”);

(xi)	the Engine Manufacturer’s Consent and Agreement with respect to the Aircraft;

(xii)	the Manufacturer’s Acknowledgment with respect to the Aircraft; and

(xiii)	the UCC1 Financing Statement attached hereto as Annex A, with respect to the Company naming it as debtor and the Security Trustee as secured party (the “UCC Financing Statement”).

We have also examined and relied upon such other documents and such other records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. References contained herein to (x) the term “UCC” means the Uniform Commercial Code as adopted and in effect on the date hereof in the State of New York or the State of Indiana or another relevant jurisdiction, (y) the term “New York UCC” means the UCC of the State of New York as so adopted and in effect and (z) the term “Indiana UCC” means the UCC of the State of Indiana as so adopted and in effect. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:
A.    The opinions set forth below are limited to the Business Corporation Law of the State of Indiana, Chapter 9.1 of the Indiana UCC (subject to the qualifications set forth in paragraph H below)the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Federal Aviation Code (except as expressly provided in paragraph 6 below), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment financed by the Company under the Loan Agreement. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Agreement.
B.    The opinions set forth in paragraph 4 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Security Agreement are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of that agreement and does not, in our opinion, make the remedies provided in that agreement, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for severability of the provisions of an Operative Agreement or (ii) Section 9.13 of the Loan Agreement or any similar provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.
C.    To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinion dated the date hereof of Daugherty, Fowler, Peregrin, Haught & Jenson, P.C. being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinion.
D.    We have assumed (except as expressly set forth in our opinions below with respect to the Company) the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties was duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument or laws applicable to it, that value has been given by Lender to the Company under the Loan Agreement at the Relevant Closing on the date hereof and that the Company had as of the Relevant Closing rights in the Aircraft and the Related Collateral.
E.    We have assumed that the Company holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.
F.    We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.
G.    We express no opinion as to any provision in any Operative Agreement that is contrary to the mandatory portions of Part 6 of Article 9 of, or Sections 9-401, 9-406, 9-407 or 9-408 of, the New York UCC.

H.    With respect to our opinion in paragraph 9 below, to the extent our opinion is not governed by the laws of the State of New York, our opinion is based solely on a review of Chapter 9.1 of the Indiana UCC. Our opinions herein with respect to Chapter 9.1 of the Indiana UCC are limited to the official statutory text thereof as set forth in the CCH Secured Transactions Guide (updated through [__________], 2013) and only as it pertains to whether perfection of an attached security interest may be effected by the filing of an effective UCC financing statement in the State of Indiana, without any investigation or review of any legal decisions or other statutory provisions in effect in the State of Indiana that may affect the filing of a UCC financing statement or the perfection of a security interest by filing in the State of Indiana. Accordingly, we caution you that the opinion in paragraph 9 below could be materially affected by other statutes, laws or regulations of the State of Indiana or judicial decisions construing the laws of such State.
I.    To the extent that any Operative Agreement purports to create a security interest in property in which the Company has no present rights, such security interest will attach and be enforceable only when the Company acquires rights in such property (as contemplated by Section 9-203 of the UCC). The opinions set forth in paragraph 9 below are further subject to each of the qualifications, limitations, exceptions and exclusions set forth in Article 9 of the UCC (including but not limited to (a) limitations on the continued perfection of security interests (i) in proceeds under Section 9-315 of the UCC and (ii) after five years from the date of filing the UCC Financing Statement under Section 9-515 of the UCC and (b) the rights of certain buyers or holders of property constituting Collateral to take such property free of any security interest in favor of the Security Trustee as provided in Sections 9-320, 9-321, 9-323, 9-330 and 9-331 of the UCC).
J.    We call your attention to (and, to the extent that any opinion is expressed with respect to such matters below or such matters are relevant to the opinions expressed below, our opinions are qualified by) the following:

(i)
the effectiveness of any UCC financing statement filed in the State of Indiana terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 26-1-9.1-515 of the Indiana UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 26-1-9.1-515 of the Indiana UCC;

(ii)
Section 26-1-9.1-507 of the Indiana UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

(iii)	if the debtor changes its “location” as determined under Section 9-307 of the UCC, or if a “new debtor” becomes bound by the relevant security agreement under Section 9-203(d) of the UCC, certain actions (within or outside of Indiana) may be required under Section 9-316 of the UCC to continue the perfection of a security interest perfected at the time of the change of the debtor’s location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 9-508 and other provisions of Article 9 of the UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

(iv)
there exist certain limitations resulting from the operation of Section 9-315 of the UCC on the perfection of any security interest in proceeds of collateral, such that further action (within or outside of Indiana) may be necessary to maintain perfection of such interests;

(v)
under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

(vi)
the filing of UCC financing statements will not result in the perfection of a security interest in (without limitation) items of collateral (such as “deposit accounts” (as defined in the UCC)) as to which perfection may be achieved only by “control” or “possession” (in the manner specified in the UCC);

(vii)
a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Section 2A-303, 9-406, 9-407 or 9-408 of the UCC, as applicable;

(viii)
under Section 8-303 of the UCC, a “protected purchaser” (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto;

(ix)
we express no opinion herein as to whether the Security Trustee or any other Person may be a “holder in due course” (as defined in the UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated; and

(x)	a purchaser may obtain priority over or take free of a perfected security interest under Section 9-338 or Section 9-516(d) of the UCC.
K.    We have not made any examination of, and express no opinion with respect to (i) the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 6 and 9 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraphs 6 and 9 below, the perfection of any Lien thereon or (iv) the priority of any Lien thereon.
L.    In giving the opinion that the Company is a validly existing corporation, we have relied solely on a certificate of the Secretary of State of Indiana.
M.    The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur, after the date hereof, which may affect the opinions expressed herein.
Based on and subject to the foregoing, we are of the opinion that:
1.    The Company is a validly existing corporation under the laws of the State of Indiana and has the corporate power and authority to perform its obligations under the Security Agreement Supplement and the Relevant Notes (collectively, the “Company Documents”).
2.    Each of the Company Documents has been duly authorized, executed and delivered by the Company.
3.    The execution and delivery by the Company of the Company Documents and the performance by the Company of its obligations thereunder do not (i) require approval of the Company’s shareholders, (ii) violate the Articles of Incorporation or Bylaws of the Company or (iii) violate any law or regulation applicable to the Company.
4.    Each of the Company Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.
5.    Except for the matters referred to in clauses (i) through (iii) of paragraph 6 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the consummation of the transactions contemplated thereby to occur at the Relevant Closing on the date hereof.
6.    Except for (i) the filing of the FAA Application for Aircraft Registration relating to the Aircraft in the name of the Company, and the registration of the Aircraft in the name of the Company, with the FAA pursuant to the Federal Aviation Code (and the periodic renewal of such registration with the FAA prior to its expiration), and the filing with the FAA pursuant to the FAA Regulations of the AC Form 8050-135 referred to in Section 4.2(b) of the Loan Agreement with respect to the Airframe and Engines, (ii) the filing and recordation in accordance with the Federal Aviation Code of the FAA Bill of Sale with respect to the Aircraft, the Security Agreement and Security Agreement Supplement, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Federal Aviation Code and (iii) the filing of financing statements pursuant to the Indiana

Uniform Commercial Code with respect to the security interest created under the Security Agreement in the Aircraft and the Related Collateral, and the filing of periodic continuation statements with respect thereto, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Airframe and Engines, and (y) to create a valid security interest in the Aircraft and the Related Collateral and (b) no further filing or recording of any document in the State of New York or under the Federal Aviation Code is required to perfect a security interest in the Company’s interest as owner of the Airframe and Engines or in the Aircraft Warranties or Engine Warranties relating to the Aircraft (to the extent a security interest therein is created by the Security Agreement) in favor of the Security Trustee pursuant to the Security Agreement.
7.    The Security Trustee, as secured party under the Security Agreement, will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines in connection with any case commenced by or against the Company under Chapter 11 of the Bankruptcy Code.
8.    The Company is deemed located in the State of Indiana for purposes of Section 9-307 of the New York Uniform Commercial Code.
9.    The Security Agreement, as supplemented by the Security Agreement Supplement, is effective to create a valid security interest in favor of the Security Trustee securing the Secured Obligations in all of the right, title and interest of the Company in and to the Aircraft and the Related Collateral described therein in which the creation and attachment of a security interest are governed by Article 9 of the New York UCC. The UCC Financing Statement, upon its proper filing (within the meaning of Section 26-1-9.1-516(a) of the Indiana UCC) in the office of the Secretary of State of Indiana and the payment of all filing fees and other applicable charges with respect to such UCC Financing Statement, is sufficient to perfect the security interest of the Security Trustee in that portion of the Article 9 Collateral described therein to the extent that security interests in such Article 9 Collateral may be perfected by filing financing statements in the State of Indiana under Chapter 9.1 of the Indiana UCC.
This opinion is being delivered pursuant to Section 4.2(d)(i) of the Loan Agreement. This opinion may be relied upon by you in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to or relied upon by any other Person for any purpose (except as provided in Section 9.5(b)(2)(iii) of the Loan Agreement and except that this opinion may be furnished to (but not relied upon by) Lender’s auditors and attorneys, governmental agencies and others to the extent required by law).
Very truly yours,

SCHEDULE I
Agência Especial de Financiamento Industrial – FINAME
Wells Fargo Bank Northwest, National Association, as Security Trustee

Exhibit B
to Loan Agreement (2013)

[See attached]

(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
____ ,201_

To the Parties Named on
Schedule 1 attached hereto

RE: One (1) Embraer model ERJ 170-200LR (shown on the IR as EMBRAER model ERJ
170-200) aircraft bearing manufacturer's serial number ______ and U.S. Registration
No. N_____ (the "Airframe") and two (2) General Electric model CF34-8ES (shown on the IR as GE model CF34-8E) aircraft engines bearing manufacturer's serial numbers _______and_______ (the "Engines")

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the "IR") created pursuant to, and according to the provisions of, the Convention on International Interests in
Mobile Equipment (the "Convention"), the Protocol to the Convention on International
Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the "Protocol"),
both signed in Cape Town, South Africa on November 16, 2001, together with the
Regulations for the International Registry (the "Regulations"), the International Registry
Procedures (the "Procedures"), and all other rules, amendments, supplements, and revisions thereto (collectively the "CIT"), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the "FAA") under the requirements ofTit1e 49 of the United States Code (the "Transportation Code").

Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT.

This opinion is issued pursuant to clause (ii) of Section 4.2(d) of the Loan
Agreement (2013) dated as of __________ ___,2013, between Republic Airline Inc. and Agêncìa
Especial de Financiamento Industrial - FINAME.

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

On _,201_, we examined and filed with the FAA the following
described instruments at the respective times listed below:

(a)     AC Form 8050-2 Aircraft Bill of Sale dated _______ __,201_ (the "FAA
Bill of Sale") by Embraer, as seller, conveying title to the Airframe to Republic
Airline Inc. (the "Company"), as purchaser, which FAA Bill of Sale was filed at _____ _. .m., C.D.T.;

(b)     AC Form 8050-1 Aircraft Registration Application dated _______ __ ,201_
(the "Aircraft Registration Application") by the Company, as applicant, with respect to the Airframe, which Aircraft Registration Application was filed at
_____ _.m., C.D.T.;

(c)     Aircraft Security Agreement (201_) dated as of _____ __,201_ between the Company, as borrower, and Wells Fargo Bank Northwest, National
Association, as security trustee (the "Security Trustee"), with Security
Agreement Supplement No. 1 dated _____ __, 201_ between the
Company, as borrower, and the Security Trustee, with respect to the Airframe and the Engines, attached thereto (collectively, the "Security Agreement"), which Security Agreement was filed at _____ __.m., C.D.T.; and,

(d)     Irrevocable De-registration and Export Request Authorization dated ___ _
_ , 201_ (the "IDERA") by the Company in favor of the Security Trustee, which IDERA was filed at .m., C.D.T.

We have also examined a copy of the Warranty Bill of Sale dated ____
_ , 201_ (the "Warranty Bill of Sale") from Embraer, as seller, conveying title to the
Airframe and the Engines to the Company, as purchaser.

The interest created by the FAA Bill of Sale and the Warranty Bill of Sale is
referred to herein as the "CTT Sale". The interest created by the Security Agreement is referred to herein as the "CTT Security Interest". The CTT Sale and the CTT Security
Interest are referred to herein collectively as the "CTT Interests".

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:

1.     the Airframe and the Engines constitute Aircraft Objects based upon the Interim
Updatable List of Eligible Aircraft Objects compiled by the FAA;

2.     the Aircraft Registration Application and the IDERA are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the
Transportation Code;

3.     the FAA Bill of Sale and the Security Agreement are in due form for recordation by, and have been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

4.     the Airframe is eligible for registration by the FAA for purposes of the
Transportation Code in the name of the Company and the filing with the FAA of the FAA Bill of Sale and the Aircraft Registration Application will cause the
FAA to register the Airframe. in due course, in the name of the Company, at which time the FAA will issue an AC Form 8050-3 Certificate of Aircraft
Registration in the name of the Company. pursuant to and in accordance with the Transportation Code;

5.     the owner of the Airframe for registration purposes at the FAA is the Company and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by the Security Agreement;

6.     the Security Agreement creates a duly perfected first priority security interest, in favor of the Security Trustee, pursuant to the Transportation Code, in the
Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the
United States;

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

7.     based upon the Priority Search Certificates dated the Company _,201_
obtained from the JR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

(a)     the Airframe and the Engines are subject only the CTT Security interest;

(b)     the CTT Security interest has been duly registered on the TR and constitutes a first priority International Interest in the Airframe and the
Engines; and,

(c)     the CTT Sale has been duly registered on the [R and constitutes a Sale with respect to the Airframe and the Engines;

8.     the CTT Interests are entitled to the priorities, protections and benefits of the
CTT, subject to the statements on Exhibit A attached hereto;

9.     no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)     maintain the registration of the Airframe in the name of the Company, subject to compliance with the provisions of Title 14, Sect ion 47.40 of the Code of Federal Regulations relating to re·registration and renewal of the registration of the Airframe; and,

(b)    maintain the lien and priority of the Security Agreement, with respect to the Airframe and the Engines;

10.     the IDERA is in the form required by the CTT and the FAA; and,

11.    no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Security Agreement or the lDERA, except for such filings as are referred to above.

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.

This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

Robert M. Peregrin
For the Firm
RMP\ms

SCHEDULE 1

Wells Fargo Bank Northwest, National Association, as security trustee

Republic Airline Inc.

Agêncìa Especial de Financiamento lndustrial-FINAME

SCHEDULE 2

[the Priority Search Certificates attached hereto]

EXHIBIT A

Assumptions and Limitations

In rendering the foregoing opinion we have assumed that:

(i)     the records maintained by the FAA are accurate in all respects;

(ii)     the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(iii)     the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iv)     at the time each of the Warranty Bill of Sale, the FAA Bill of Sale and the
Security Agreement was concluded) the Debtor was situated, pursuant to the
CTT, in the United States;

(v)     the necessary parties under each of the Warranty Bill of Sale, the FAA Bill of
Sale and the Security Agreement have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

(vi)     each of the CTT Interests is effective under applicable local law to constitute an International Interest or a Sale subject to the CTT and registration on the IR;

(vii)     all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(viii)     all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(ix)     in rendering this opinion, we have assumed that:

(a)     the Company qualifies as a "citizen of the United States" as defined in the Transportation Code;

(b)     the instruments described above are valid and enforceable under applicable local law; and,

(c)     there are no documents with respect to the Airframe and the Engines which have been filed for recordation with the FAA under the FAA's recording system but which have not yet been listed in the available records of such system as having been so filed;

(x)     there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

(xi)     the information contained in the IDERA is accurate in all respects and has not been altered or revoked since the date of the IDERA;

(xii)     the Airframe is not registered under the civil aircraft registry of any other country;

(xiii)     the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;

(xiv)     the Airframe and the Engines have been accurately described, as applicable, by manufacturer's name, model and serial number by the parties in each of the
Warranty Bill of Sale, the FAA Bill of Sale and the Security Agreement; and,

(xv)     the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by VNIDROIT as the
Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.

In addition, our opinion is subject to the following limitations:

(i)     a search on the IR pursuant to the CIT requires that the searching party enter the exact manufacturer, model or serial number of an airframe or engine being searched using the appropriate drop-down boxes, where available, and if a registration has been made on the IR against the Airframe and the Engines which describes the Airframe and the Engines differently (i.e. any space, comma, dash, added number or character, missing number or character, or any other discrepancy whatsoever in the description of the manufacturer, model or serial number) the Priority Search Certificates will produce an inaccurate search result; accordingly, there may be registrations on the JR against the Airframe and the Engines which are not reflected on the Priority Search Certificates and which may have priority over subsequent registrations on the IR or filings with the FAA;

(ii)     the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

(iii)     as to matters of United States Citizenship as defined in the Transportation
Code, the undersigned has relied upon representations made in the Aircraft
Registration Application;

(iv)     because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

(v)     in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing , indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

(vi)     no opinion is expressed herein as to laws other than the CTT and the
Transportation Code;

(vii)    this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United
States Registration;

(viii)     the Security Agreement was filed with the FAA with certain information intentionally omitted from the FAA filing counterpart as containing confidential or proprietary information and we have relied upon the opinion of John H.
Cassady, Deputy Chief Counsel of the FAA issued September 16, 1994
(Federal Register Volume 59, Number I 82/September 21, 1994) and the current practices of the FAA with respect to the eligibility of the Security Agreement for recordation with the confidential omissions; and,

(ix)     since our examination was limited to records maintained by the FAA and the
IR, our opinion:

(a)     in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. §441 08(a);

(b)     in respect of rights derived from FAA filings or registrations with the
JR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a)
of Title 29 of the United States Code, liens arising under 49 U.S.c.
§46304 and certain artisan's liens;

(c)     does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(d)     does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

Exhibit C
to Loan Agreement (2013)

[See attached]

[ ], 201[ ]
To Agência Especial de Financiamento Industrial – FINAME
Avenida República do Chile, nº 100
Centro – Rio de Janeiro – RJ
Brazil

Republic Airline Inc.

Ladies and Gentlemen:

We have acted as your special New York counsel in connection with the preparation, execution and delivery of the Loan Agreement (2013), dated as of July 2, 2013 (the
“Loan Agreement”), between Republic Airline Inc. (the “Company”) and you. This opinion is furnished to you pursuant to Section 4.2(d)(ii) of the Loan Agreement. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

In that connection, we have reviewed originals or copies of the following documents:

(a)     The Funding Agreement;

(b)     The Loan Agreement;

(c)     The Security Agreement;

(d)     Security Agreement Supplement, dated [ ], 201[ ], between the
Company and the Security Trustee;

(e)     The Relevant Notes A executed and delivered on the date hereof (the
“Relevant Note A”); and

(f)     The Relevant Notes B executed and delivered on the date hereof (the
“Relevant Note B”).

The documents described in the foregoing clauses (a) through (f) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed originals or copies of such other agreements and documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the Opinion Documents and other documents, we have assumed:

(A)     The genuineness of all signatures.

(B)     The authenticity of the originals of the documents submitted to us.

(C)     The conformity to authentic originals of any documents submitted to us as copies.

(D)     As to matters of fact, the truthfulness as of the date thereof and hereof of the representations made in the Funding Agreement and the other Opinion Documents.

(E)     That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(F)     That:

(1)     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(2)     The Company has full power to execute, deliver and perform, and has duly executed and delivered, the Opinion Documents to which it is a party.

(3)     The execution, delivery and performance by the Company of the
Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)     contravene its certificate or articles of incorporation, by-laws or other organizational documents;

(b)     except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)     result in any conflict with or breach of any agreement or
document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(4)     Except with respect to Generally Applicable Law, no
authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of any
Opinion Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(G)     The terms of each of the Funding Agreement, the Loan Agreement and the
Security Agreement have not been amended, modified, or waived, nor varied by course of dealing following the execution and delivery thereof.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of
America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the
Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally
Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.     The execution and delivery by the Company of each Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, result in a violation of Generally Applicable Law.

2.     No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any
Opinion Document to which it is a party or the exercise of rights or remedies by the other parties under any Opinion Document.

3.     Each Opinion Document is the legal, valid and binding obligation of the
Company, enforceable against the Company in accordance with its terms.
Our opinions expressed above are subject to the following qualifications:

(a)     Our opinion in paragraph 3 is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’
rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) possible judicial action giving effect to governmental actions of foreign laws affecting creditors’ rights.

(b)     Our opinion in paragraph 3 is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)     Our opinion in paragraph 3 is subject to the qualification that certain of the provisions of the Opinion Documents may be further limited or rendered unenforceable by applicable law, but in our opinion such law does not make the remedies afforded by the Opinion Documents inadequate for the practical realization of the principal benefits purported to be provided thereby.

(d)     We express no opinion with respect to Section 9.18 of the Loan
Agreement to the extent that such Section permits set off to be made without notice.

(e)    We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the
Opinion Documents to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct.

(f) We express no opinion with respect to the enforceability of any indemnity against loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

(g) We express no opinion with respect to the enforceability of any right to liquidated damages, or an amount that would be considered liquidated damages, under any of the Opinion Documents.

(h) We express no opinion with respect to any provision of any Opinion
Document that restricts the ability of any person to assign any right to payment, or other right, under such Opinion Document.

(i) We express no opinion with respect to any provision in any Opinion
Document to the extent that such provision (i) contains a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States,
(ii) implies that a federal court of the United States has subject matter jurisdiction, or (iii)
purports to grant any court exclusive jurisdiction.

(j) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

WY / JG / DAD
RHR

Exhibit D
to Loan Agreement (2013)

[See attached]

July ____, 2013.

To the Addressees Named on Schedule A hereto:

Ref: Delivery of One (1) Embraer Model ERJ 170-200 LR aircraft with MSN 17000363 and initially bearing United States Federal Aviation Administration Registration No. N401YX
and Two General Electric CF34-8E5 Engines (collectively, the “Aircraft”) to Republic
Airline Inc. ("Buyer”)

Ladies and Gentlemen,

I am the Executive Vice President, General Counsel of Embraer S.A., a company organized under the laws of Brazil (the “Company”), and have acted as such in connection with the following documents:

1.     Warranty Bill of Sale, dated July __, 2013 made by the Company in favor of Buyer with respect to the Aircraft (the “Bill of Sale”);
2.     Certificate of Purchase Price, dated July __, 2013, made by the
Company with respect to the Aircraft;
3.     Manufacturer Acknowledgment (MSN 17000363 / N401YX), dated as of July __, 2013, executed by the Company with respect to the Aircraft Warranties, as defined therein;

The documents referred to in items 1 through 3 above (except for the Aircraft
Warranties themselves) are referred to herein collectively as the “Transaction Documents”
and, individually, as a “Transaction Document”.

In connection with my actions as General Counsel, I have examined the
Transaction Documents, or lawyers retained by the Company have reviewed the
Transaction Documents, having examined and relied upon the representations and warranties as to factual matters contained therein or made thereto and upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

Based upon the foregoing and such additional investigations as I have deemed appropriate as a basis for the opinion expressed below, I am of the following opinions:

1.     The Company is a company duly organized, validly existing and registered under the laws of Brazil. The Company has the corporate power and authority to enter into and perform its obligations under the Transaction
Documents.

2.     The execution, delivery and performance by the Company of the Transaction
Documents executed by the Company has been duly authorized by all necessary corporate action on the part of the Company and does not require any approval or consent of (a) stockholders of the Company, (b) Board of
Directors of the Company, (c) any trustee or holder of any indebtedness or obligations of the Company known to me, or (d) any Brazilian Government
Entity, other than any thereof which has been duly obtained. Each of the
Transaction Documents executed by the Company has been duly executed and delivered by the Company. Neither the execution, delivery, or performance of the Transaction Documents by the Company nor the
consummation of the transactions contemplated thereby, nor the compliance by the Company with any of the terms and provisions of the Transaction
Documents will (a) contravene any judgment or order known to me to be applicable to or binding on the Company, (b) contravene the organizational documents or the by-laws of the Company, (c) violate any Brazilian law, governmental rule or regulation applicable to or binding on the Company, or
(d) violate or constitute any default (other than with respect to ministerial or immaterial matters) under, or result in the creation of any lien (other than permitted liens) upon the Aircraft under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which the Company is a party or by which the Company or any of its properties is or may be bound or affected.

3.     The choice of New York law to govern the validity, construction and performance of the Bill of Sale and the Manufacturer Acknowledgment
should be upheld as a valid choice of law in any action on the Bill of Sale and the Manufacturer Acknowledgment in the courts of Brazil, except with respect to any provision of New York law that is construed to offend Brazilian national sovereignty, public order or morality, in conformity with Article 17 of the Introductory Rules to Brazilian Law. The choice of New York law, per se, does not offend the Brazilian national sovereignty, public order or morality.

4.     The Transaction Documents are in proper legal form under the laws of Brazil for the enforcement thereof against the Company, provided that, in order to be admissible in evidence before any Brazilian court or tribunal, the
Transaction Documents must be translated into Portuguese by a certified
Brazilian public translator and registered, together with a certified translation thereof, at a Registry of Titles and Documents in Brazil (subject to payment of the respective translation and registration fees and to all formalities that may be required by such Registry for the purpose of carrying out that registration, which may require the payment of additional fees, including the notarization of each signature in each Transaction Document by an appropriate notary public and, with respect to each notarization effected in a foreign country, the authentication thereof by the applicable Brazilian consular office in such country, except when such authentication is waived due to the existence of a specific treaty between Brazil and the relevant jurisdiction).

5.     There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of Brazil in effect on the date of this opinion could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Transaction Documents, except as provided in section 4 hereof.

6.     Except as provided in section 4 above, it is not necessary or advisable under the laws of Brazil that any of the Transaction Documents or any document relating thereto be registered or recorded in any public office or elsewhere in
Brazil in order to ensure the validity, effectiveness or enforceability of any of the Transaction Documents.

7.     A judgment obtained in a foreign court will be enforced in the courts of Brazil without any re-examination of the merits but for any issues, facts or circumstances associated or connected with service of process and the foreign court’s personal jurisdiction over the parties in the litigation which resulted in the judgment, after such judgment is ratified by the Brazilian
Superior Court of Justice. A foreign judgment will be ratified by the Brazilian
Superior Court of Justice, if it meets the following conditions: (i) it must comply with all formalities necessary for its enforcement under the laws of the place where it was rendered, (ii) it must have been given by a competent court after proper service of process on the parties, which service of process if made in Brazil must comply with Brazilian law, or after sufficient evidence of the parties’ absence has been given, as established pursuant to applicable law, (iii) it is not subject to appeal in the place where such judgment was issued, (iv) it does not offend Brazilian national sovereignty, public policy or morality, and (v) it is duly authenticated by the competent Brazilian consulate and is accompanied by a translation thereof into Portuguese, made by a certified translator.

8.     The Company is subject to civil and commercial law with respect to its obligations under the Transaction Documents and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of Brazil in proceedings against the Company in respect of any obligations under the
Transaction Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

9.     A judgment of a court in Brazil may be expressed in a currency other than
Brazilian currency. However any judgment payable in Brazil must be paid in
Brazilian currency. In addition, the remittance of payments in foreign currency by the Company of any amounts that may become due under any of the Transaction Documents may require prior approval by the Central
Bank of Brazil.

10.     None of the parties to the Transaction Documents (other than the Company)
is or will be deemed to be resident, domiciled or carrying on business in
Brazil by reason only of the execution, delivery, performance or enforcement of the Transaction Documents to which any of them is a party.

11.     On the delivery date of the Aircraft, good title to the Aircraft was conveyed by the Company to Buyer, free and clear of all liens.

11.     Certain payments that the Company may be required to make under the
Transaction Documents may be subject to withholding tax in Brazil.

[SIGNATURE PAGE FOLLOWS]

This opinion is furnished by me to you and is solely for your benefit and no other person or entity shall be entitled to rely on this opinion without my express written consent.

My opinion is limited to the laws of Brazil.

Very truly yours,

TERENA PENTEADO RODRIGUES
Executive Vice President,
General Counsel

Schedule A

Addressees:

Republic Airline Inc.

Agência Especial de Financiamento Industrial – FINAME

Exhibit E
to Loan Agreement (2013)

[See attached]

WELLS-51023

July __, 2013

To Each of the Persons Listed
on Schedule A Attached Hereto

Re:     Republic Airline Inc./FINAME Loan Agreement (2013)

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo Bank Northwest,
National Association, a national banking association (“Wells Fargo”), not in its individual capacity, but solely as Security Trustee (the “Security
Trustee”) under the Aircraft Security Agreement (2013) dated as of July
2, 2013 (the “Security Agreement”), between Republic Airline Inc. as
Borrower (“Borrower”) and Security Trustee, in connection with the execution and delivery by the Security Trustee of: (1) the Security
Agreement; and (2) the other Operative Agreements to which the Security
Trustee is a party (the documents set forth in (1) and (2) above are collectively referred to as the “Transaction Documents”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement dated as of July 2, 2013 among the Borrower and Agência Especial de Financiamento Industrial –
FINAME as Lender.

We have examined originals or copies, certified or otherwise identified to our satisfaction of, the Transaction Documents and such other documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1.     Wells Fargo is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Transaction
Documents and to perform its obligations thereunder.

2.     The execution and delivery by Wells Fargo or the Security Trustee, as the case may be, of the Transaction Documents, the consummation by the
Security Trustee of the transactions contemplated thereby and compliance by the
Security Trustee with the terms thereof (i) have been duly authorized by all necessary corporate action on the part of the Security Trustee, (ii) do not contravene, or result in a breach of or constitute any default under its charter documents or by-laws or the provisions of any indenture, mortgage, contract or other agreement, in each case known to us, to which it is a party or by which it is or may be bound or affected and (iii) does not and will not contravene any law or governmental rule or regulation of the United States or the State of Utah, or any order or judgment known to us and applicable to or binding on the Security
Trustee.

3.     The Transaction Documents to which Wells Fargo or the Security
Trustee, as the case may be, is a party have been duly authorized, executed and delivered by Wells Fargo or the Security Trustee, as the case may be, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of Wells Fargo or the Security Trustee, as the case may be, enforceable against Wells Fargo or the Security Trustee, as the case may be, in accordance with their respective terms, and if such documents were stated by be governed by and construed in accordance with the law of the
State of Utah, or if a court were to apply the law of the State of Utah to such documents, is the legal, valid and binding obligation of the Security Trustee, in its individual capacity or as Security Trustee, as the case may be, enforceable against the Security Trustee, in its individual capacity or as Security Trustee, as the case may be, in accordance with its terms.

4.     There are no applicable fees, taxes, or other charges except taxes imposed on fees payable to the Security Trustee, required to be paid under the laws of Salt Lake City or the State of Utah in connection with the execution,

delivery or performance of the Transaction Documents to which the Indenture
Trustee is a party solely because the Security Trustee performs certain of its obligations under the Transaction Documents to which the Security Trustee is a party in Salt Lake City or the State of Utah.

5.     To our knowledge, there are no pending or threatened actions or proceedings against or affecting Wells Fargo or the Security Trustee, as the case may be, before any court, governmental authority or administrative agency which, if adversely determined, could materially adversely affect the right, power or ability, either in its individual capacity or as Security Trustee, or both, as the case may be, to enter into or perform its obligations under the Transaction
Documents to which it is a party.

6.     Neither the execution and delivery by the Security Trustee and, where appropriate, by Wells Fargo, or both, as the case may be, of the
Transaction Documents nor the consummation of any of the transactions by the
Security Trustee, by Wells Fargo in its individual capacity, or both, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing Federal laws governing the banking and trust powers of Wells Fargo, or the State of Utah (except for filings pursuant to the Uniform Commercial Code, and except for compliance with requirements of Title 49 of the United States Code Annotated, sometimes referred to as the Transportation Act, as to which we express no opinion).

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.     The foregoing opinions are limited to the laws of the State of
Utah and the federal laws of the United States of America governing the banking and trust powers of Wells Fargo. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities
Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended; (ii) Title 49 of the United States Code Annotated, sometimes referred to as the Transportation Act, which was enacted in substitution of the Federal Aviation Act of 1986 and the regulations promulgated pursuant thereto, as amended from time to time and any similar law of the
United States enacted in substitution or replacement thereof (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of Wells Fargo), (iii) the Convention on International Interests in
Mobile Equipment (sometimes referred to as the Cape Town Convention),
(iv) the Federal Communications Act of 1934, as amended, (v) federal or state pension or employee benefit laws and regulations, or (vi) state securities or blue sky laws.

B.     Insofar as the foregoing opinions relate to the legality,
validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of the state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such other state, as to which we express no opinion.

C.     The foregoing opinions regarding enforceability and
perfection are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, and
(ii) general principles of equity and public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

D.     As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than Wells Fargo or the Security Trustee, and is enforceable against each such party in accordance with their respective terms.

E.     We have assumed that all signatures, other than those of the
Security Trustee or Wells Fargo, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

F.     We do not purport to be experts in, have not made an
investigation of and express no opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

G.     We have made no investigation of, and express no opinion
concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

H.     We have assumed that the Transaction Documents and the
transactions contemplated thereby are not within the prohibitions of
Section 406 of the Employee Retirement Income Security Act of 1974.

I.     In addition to any other limitation by operation of law upon the scope, meaning or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may effect the legal analysis, a legal conclusion or any information contained herein.

[Rest of this page left intentionally blank]

J.     The opinions expressed in this letter are solely for the use of the parties to which it is addressed in matters directly related to the
Transaction Documents and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

Very truly yours,
RAY QUINNEY & NEBEKER P.C.

M. John Ashton

SCHEDULE A

Wells Fargo Bank Northwest, National Association

Agência Especial de Financiamento Industrial – FINAME

Republic Airline Inc.

Exhibit F

IRREVOCABLE DE-REGISTRATION
AND EXPORT REQUEST AUTHORIZATION

THIS IDERA IS LINKED TO AND PART OF THAT CERTAIN AIRCRAFT SECURITY AGREEMENT DATED _______ __, 20__, BY AND BETWEEN _______ AND ______________, WHICH IS BEING FILED WITH THE FEDERAL AVIATION ADMINISTRATION CONTEMPORANEOUSLY HEREWITH _______ __, 20__

To:	Federal Aviation Administration

Re:	Irrevocable De-Registration and Export Request Authorisation

The undersigned is the registered owner of the [insert the airframe/helicopter manufacturer name and model number] bearing manufacturers serial number [insert manufacturer's serial number] and registration [number] [mark] [insert registration number/mark] (together with all installed, incorporated or attached accessories, parts and equipment, the "aircraft").

This instrument is an irrevocable de-registration and export request authorisation issued by the undersigned in favour of [insert name of creditor] ("the authorised party") under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	recognition that the authorised party or the person it certifies as its designee is the sole person entitled to:

(a)
procure the de-registration of the Aircraft from the aircraft register maintained by the Federal Aviation Administration for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the Aircraft from the United States of America; and

(ii)	confirmation that the authorised party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States of America shall co-operate with the authorised party with a view to the speedy completion of such action.

The rights in favour of the authorised party established by this instrument may not be revoked by the undersigned without the written consent of the authorised party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in the Aircraft Register maintained by the Federal Aviation Administration

[insert name of owner]
_________________________

By: [insert name of signatory]
Its: [insert title of signatory]

Dated this __ day of __________, 20__.

Exhibit B
to Funding Agreement

Execution Version

AIRCRAFT SECURITY AGREEMENT (2013)
dated as of July 2, 2013
between
REPUBLIC AIRLINE INC.,
as Borrower

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee

Up to 47 Embraer ERJ 175LR (Certification Designation
and shown on the FAA records as ERJ 170-200LR) Aircraft

CERTIFIED COPY - TO BE RECORDED

Funding Agreement (2013)

118

Execution Version

AIRCRAFT SECURITY AGREEMENT (2013)
dated as of July 2, 2013
between
REPUBLIC AIRLINE INC.,
as Borrower

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee

Up to 47 Embraer ERJ 175LR (Certification Designation
and shown on the FAA records as ERJ 170-200LR) Aircraft

ORIGINAL-TO BE RETURNED

Funding Agreement (2013)

i

Annex A	--	Definitions
Annex B	--	Foreign Registration
Annex C	--	Insurance
Annex D	--	Inspection
Annex E	--	Permitted Countries
Exhibit A	--	Form of Security Agreement Supplement
Exhibit B	--	Form of Lease Assignment

ii

AIRCRAFT SECURITY AGREEMENT (2013)

This AIRCRAFT SECURITY AGREEMENT (2013), dated as of July 2, 2013 is between REPUBLIC AIRLINE INC" an Indiana corporation (together with its successors and permitted assigns, the "Borrower") and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Security Trustee hereunder (herein called, together with its permitted successors and assigns, the "Security Trustee"),
W I T N E S S E T H:

WHEREAS, the Lender (such term and other capitalized terms used herein without definition being defined as hereinafter provided) has agreed, pursuant and subject to the terms and conditions of the Loan Agreement, to ma1ce up to 47 Relevant Advances, each in respect of a Loan, to the Borrower, the proceeds of each of which will be used to enable the Borrower to purchase an Aircraft, each such Loan to be evidenced by the Notes to be issued by the Borrower; and
WHEREAS, the Borrower desires by this Security Agreement, among other things, to grant to the Security Trustee a Lien on the Collateral in accordance with the terms hereof as security for the Secured Obligations; and
WHEREAS, all things have been done to make the Notes, when executed, issued and delivered by the Borrower, the legal, valid and binding obligation of the Borrower; and
WHEREAS, all things necessary to make this Security Agreement a legal, valid and binding obligation of the Borrower and the Security Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;
NOW, THEREFORE, it is hereby covenanted and agreed by and between the parties hereto as follows:
SECTION 1. DEFINITIONS
Section 1.1     Certain Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)     capitalized terms used herein have the meanings set forth in Annex A hereto unless otherwise defined herein;
(b)     the definitions stated herein and those stated in Annex A apply equally to both the singular and the plural forms of the terms defined;
(c)    the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Security Agreement as a whole and not to any particular Section or other subdivision;

(d)     references herein to sections, appendices and exhibits pertain to sections, appendices and exhibits in or to this Security Agreement;
(e)     references to any agreement shall be to such agreement, as amended, modified or supplemented; and
(f)     references to any Person shall include such Person's successors and assigns subject to any limitations provided for herein or in the other Operative Agreements.

Section 1.2     Bankruptcy Default. For purposes of each Operative Agreement, the occurrence and continuance of a Bankruptcy Event shall not be deemed to prohibit the Borrower from taking any action or exercising any right that is conditioned on no Bankruptcy Default, Default or Event of Default having occurred and be continuing if such Bankruptcy Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to the Borrower under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in possession in such proceedings shall have entered into a Section 1110 Agreement and thereafter shall have continued to perform such obligations so that it is entitled to retain possession of the Aircraft in accordance with Section 1110.
SECTION 2. SECURITY
Section 2.1     Grant of Security. To secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise) of (x) all principal of, and interest on, the Loans and all other amounts payable by the Borrower under the Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender, the Export Credit Guarantor and the Security Trustee contained in the Operative Agreements (the "2013 Secured Obligations"), and (y) all Other FINAME Indebtedness incurred under all Other FINAME Transactions and all other amounts payable by the Borrower under all Other Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender, the Export Credit Guarantor and the Security Trustee contained in the Other Operative Agreements (the "Other Secured Obligations" and together with the 2013 Secured Obligations, the "Secured Obligations"), and in consideration of other good and valuable consideration given to the Borrower by the Security Trustee the receipt of which is hereby acknowledged, the Borrower does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge, and confirm unto the Security Trustee and its permitted successors and assigns, for the security and benefit of the Security Trustee and the Lender, a security interest in, and (in the case of each Airframe and Engine) an International Interest in, all estate, right, title and interest of the Borrower in, to and under, all and singular, the following described properties, rights, interests and privileges whether now or hereafter acquired (hereinafter sometimes referred to as the "Collateral") :
(a)     each Aircraft, including each Airframe and Engine, whether or not any such Engine may from time to time be installed on an Airframe or any other airframe or any other aircraft, any and all Parts which are from time to time included within the definitions of

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"Airframe" or "Engine" and, to the extent provided herein, all substitutions and replacements of and additions, improvements, accessions and accumulations to the Aircraft, the Airframes, the Engines and any and all such Parts (such Airframes and Engines as more particularly described in the Security Agreement Supplement executed and delivered with respect to an Aircraft on the Relevant Borrowing Date or with respect to any substitutions or replacements therefor), and together with all Aircraft Documents;
(b)     the Aircraft Warranties, the Engine Warranties and the Bills of Sale with respect to each Aircraft to the extent the same relate to continuing rights of the Borrower in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Associated Engines comprising such Aircraft (reserving to the Borrower, however, all of the Borrower's other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Borrower thereunder (subject to such reservation) with respect to such Airframe or its Associated Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Aircraft Warranties and the Engine Warranties, to the terms and conditions of the Manufacturer's Acknowledgement and the Engine Manufacturer's Consent and Agreement;
(c)     to the extent in each case of the interest of the Security Trustee pursuant to the terms hereof, all requisition proceeds with respect to each Airframe, each Engine and any Part thereof, and all insurance proceeds with respect to each Airframe, each Engine and any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by the Borrower pursuant to Section 3.3(k) and not required under clauses (A), (B) or (C) of Annex C;
(d)     all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Security Trustee by or for the account of the Borrower pursuant to any term of this Security Agreement or any other Operative Agreement and held or required to be held by the Security Trustee hereunder or thereunder;
(e)     any Lease Assignment and any Permitted Lease in each case to the extent assigned under any Lease Assignment, in each case together with all rights, powers, privileges, options and other benefits thereunder, including the right to receive and collect all payments thereunder and to make all waivers and agreements, to give and receive notices, and to take all action thereunder or in respect thereof as and to the extent provided in the applicable Lease Assignment;
(f)     all property that may, from time to time, hereafter in accordance with the provision of this Agreement, be expressly subjected to the Lien of this Agreement; and

(g)     all proceeds of the foregoing;

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PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2, so long as no Event of Default shall have occurred and be continuing, (a) the Security Trustee and the Lender shall not interfere with the Borrower's quiet enjoyment of each Aircraft, Airframe and Engine and the other Collateral or its possession, use, retention and control of each Aircraft, Airframe and Engine and the other Collateral and all revenues, income and profits derived therefrom and (b) the Borrower shall have the right, to the exclusion of the Security Trustee, with respect to the Aircraft Warranties and Engine Warranties, to exercise in the Borrower's name all rights and powers of the buyer under the Aircraft Warranties and Engine Warranties and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Aircraft Warranties or Engine Warranties; and provided, further, that notwithstanding the occurrence or continuation of an Event of Default, the Security Trustee shall not enter into any amendment of the Aircraft Warranties or Engine Warranties which would increase the obligations of the Borrower thereunder;
TO HAVE AND TO HOLD all and singular the Collateral unto the Security Trustee, its permitted successors and assigns, forever, in trust, upon the terms and trusts herein set forth, for the benefit, security and protection of the Lender from time to time, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.
It is expressly agreed that, notwithstanding anything herein to the contrary, the Borrower shall remain liable under the Operative Agreements to perform all of its obligations thereunder, and, except to the extent expressly provided herein or in any other Operative Agreement, neither the Security Trustee nor the Lender shall be required or obligated in any manner to perform or fulfill any obligations of the Borrower under or pursuant to any thereof, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount which may have been assigned to it or to which it may be entitled at any time or times.
The parties hereto hereby agree that the Manufacturer shall not be deemed to have knowledge of, and need not recognize the occurrence or discontinuance of, any Event of Default, unless and until Manufacturer has received written notice thereof from the Security Trustee addressed to Manufacturer, to its Director of Contracts by mail to EMBRAER S.A., Av. Brigadeiro Faria Lima, 2170, 12.227-901 Sao Jose dos Campos-SP, Brazil, or by telecopy to telecopy no.: (55-123) 927-1257, and, in acting in accordance with the terms and conditions of the Purchase Agreement and the Manufacturer's Acknowledgement, Manufacturer may act with acquittance and conclusively rely upon any such notice.
The Borrower does hereby constitute and appoint the Security Trustee the true and lawful attorney of the Borrower (which appointment is coupled with an interest) with full power (in the name of the Borrower or otherwise) to ask for, require, demand and receive any and all moneys and claims for moneys due and to become due under or arising out of all property (in each case including insurance and requisition proceeds) which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Security Trustee may deem to be necessary or advisable in the premises; provided that the Security Trustee shall not exercise any such rights except during the continuance of an Event of Default. Without limiting the provisions of the foregoing, during the continuance of any Event

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of Default but subject to the terms hereof and any mandatory requirements of applicable law, the Security Trustee shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Borrower or otherwise, which the Security Trustee may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Security Trustee in and to the security intended to be afforded hereby.
SECTION 3. COVENANTS OF THE BORROWER
Section 3.1     Liens. The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Aircraft, Airframe, Engine or Part or its title thereto or any of its interest therein or in or to any Permitted Lease or in any of the other Collateral except:
(a)     the respective rights of the Security Trustee and the Borrower as provided herein and the rights of the parties to the other Operative Agreements or of any Permitted Lessee under any Permitted Lease; (b) the rights of others under agreements or arrangements to the extent expressly permitted by Sections 3.2 or 3.3; (c) Liens for Taxes of the Borrower (or any of its U.S. Federal income tax group) either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and proceedings do not involve any material danger of the sale, forfeiture or loss of any Aircraft, Airframe or Engine or the interests of the Security Trustee therein or any risk of criminal liability or any material risk of material civil penalty against the Lender or the Security Trustee; (d) Liens on any Airframe, Engine or Part of suppliers, mechanics, workers, repairers, employees, airport operators, air traffic control authorities or other like Liens arising in the ordinary course of business and for amounts the payment of which are either not yet delinquent for more than 30 days or are being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of an Airframe or an Engine or the interest of the Security Trustee therein or any risk of criminal liability or any material risk of material civil penalty against the Lender or the Security Trustee; (e) Liens arising out of judgments or awards against the Borrower (or any Permitted Lessee) so long as within 30 days after entry thereof there shall be in effect a stay of execution or such Lien shall have been discharged or vacated; (f) salvage and similar rights of insurers under policies of insurance maintained with respect to any Aircraft; (g) Security Trustee Liens or Lender Liens; and (h) Liens with respect to which the Borrower (or any Permitted Lessee) has provided a bond or other security adequate in the good faith opinion of the Lender and the Security Trustee.
Liens described in clauses (a) through (h) above are referred to herein as "Permitted Liens". The Borrower shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to any Collateral and the Borrower will make restitution to the Security Trustee for actual loss or expenses from any Lien other than a Permitted Lien.

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Section 3.2     Possession.
The Borrower will not, without the prior written consent of the Security Trustee, acting at the written direction of the Lender, lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, Airframe or Engine or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe; provided, however, subject to the provisions of Section 3.2(h), that the Borrower may, so long as no Event of Default has occurred and is continuing (except during the Section 1110 Period, if and so long as no Event of Default other than a Bankruptcy Default shall have occurred and shall be continuing), without such prior written consent:
(a)     Interchange and Pooling
Subject or permit any Permitted Lessee to subject (x) any Airframe to an Airframe Interchange Agreement or (y) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by the Borrower or such Permitted Lessee, as the case may be, in the ordinary course of business with an air carrier or a manufacturer; provided, however, (i) (A) the consent of the Lender shall be required as a condition to enter into any interchange arrangement with a non-manufacturer which has a duration of greater than one year and (B) no Engine may be subject to an interchange agreement that will subject such Engine to a pooling arrangement that will enable the counterparty to install parts that are not OEM Parts on such Engine without the written consent of the Lender. (ii) no such Agreement, agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to any Aircraft, Airframe, Engine or Part and (iii) if the Borrower's title to any Engine shall nevertheless be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss as of the date of such divestiture with respect to such Engine and the Borrower shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with Section 3.4; and (B) the party to such Airframe Interchange Agreement, interchange agreement or pooling agreement or arrangement is not then subject to a proceeding under applicable bankruptcy, insolvency or reorganization laws on the date such agreement or arrangement is entered into.
(b)     Testing and Service
Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, Airframe, Engine or Part (i) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on any Aircraft, Airframe, Engine or Part, or, to the extent required or permitted by the terms of Section 3.3, for alterations or modifications in or additions to any Aircraft, Airframe or Engine or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).
(c)     Transfer to U.S. Government
Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, Airframe or Engine to the U.S. Government, in which event the Borrower shall promptly notify the Security Trustee in writing of any such transfer of possession and, in the case of any transfer

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pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.
(d)     Installation of Engines on Owned Aircraft
Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Borrower or such Permitted Lessee, as the case may be, free and clear of all Liens, except (a) Permitted Liens and those that do not apply to the Engines and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.2(a).
(e)     Installation of Engines on Other Airframes
Install or permit any Permitted Lessee to install an Engine on an airframe leased to the Borrower or such Permitted Lessee, or purchased by the Borrower or such Permitted Lessee and subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 3.2(d) and (b) the Borrower or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Security Agreement.
(f)     Installations of Engines on Financed Aircraft
Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Borrower or such Permitted Lessee, leased to the Borrower or such Permitted Lessee, or purchased by the Borrower or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither Section 3 .2(d) or 3 .2(e) is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Borrower shall comply with Section 3.4( d) hereof in respect thereof.
(g)     Leasing
With respect to any Aircraft, Airframe or Engine, so long as no Payment Default, Bankruptcy Default or Event of Default has occurred and is continuing, enter into a lease with any Permitted Lessee, but only if:
(i)     The Borrower shall provide written notice to the Security Trustee of the Borrower's intent to enter into a Permitted Lease 20 days in advance of entering into such lease, such notice to be accompanied by the proposed lease documents;

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(ii)     At the time that the Borrower enters into such Permitted Lease, such Permitted Lessee shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, shall not be seeking any reorganization or any readjustment of its debts and shall not be, or shall not have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;
(iii)     Any such Permitted Lease: (i) shall include provisions for the maintenance, operation, possession, inspection and insurance of, and removal of Liens on, such Aircraft, Airframe or Engine that are the same in all material respects as the applicable provisions of this Security Agreement, (ii) shall provide that such Permitted Lessee may not further lease or transfer its interests (except transfers of the type permitted in Sections 3.2(a) through 3.2(f)), inclusive, in such Aircraft, Airframe or Engine, (iii) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of the Security Trustee hereunder and (iv) the Borrower shall collaterally assign such Permitted Lease to the Security Trustee for the Secured Obligations pursuant to a Lease Assignment;
(iv) In connection with a lease to a Permitted Lessee that is not a U.S. Air Carrier, the Borrower shall have furnished the Security Trustee and the Lender an opinion (reasonably satisfactory to the Lender and the Security Trustee) of counsel (reasonably satisfactory to the Lender and the Security Trustee), in the country of domicile of such Permitted Lessee, that (i) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the Laws of such jurisdiction, (ii) it is not necessary for the Lender or the Security Trustee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (iii) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, Airframe or Engine in the event of the requisition by such government of such title (unless the Borrower shall provide insurance in the amounts required with respect to hull insurance under Section 3.3(k) covering the requisition of title to such Aircraft, Airframe or Engine by the government of such jurisdiction so long as such Aircraft, Airframe or Engine is subject to such lease), (iv) the laws of such lessee's country of domicile would give recognition to the Borrower's title to, and the Security Trustee's Lien in respect of, such Aircraft, Airframe or Engine and to the registry of such Aircraft, Airframe or Engine in the name of the Borrower (or the proposed lessee, as appropriate), (v) the agreement of such Permitted Lessee that its rights under the lease are subject and subordinate to all the terms of this Agreement is enforceable against such Permitted Lessee under applicable Law, and (vi) there exist no possessory rights in favor of the Permitted Lessee under such lease under the Laws of such Permitted Lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Borrower and assuming that at such time such Permitted Lessee is not insolvent or bankrupt, prevent the return or repossession of such Aircraft, Airframe or Engine in accordance with and when permitted by the terms of Section 5 upon the exercise by the Security Trustee of its remedies under Section 5;

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(v)     The Borrower shall furnish to the Security Trustee a certificate of its regularly retained independent insurance broker to the effect that the insurance required by Section 3.3(k) remains in effect at the time such lease is entered into;
(vi)     All necessary documents shall have been duly filed, registered or recorded in such public offices in the United States and in such country and all necessary registrations with the International Registry shall have been duly made, in each case, as may be required fully to preserve the title of the Borrower, and the first priority perfected security interest (subject to Permitted Liens) of the Security Trustee, in such Aircraft, Airframe or Engine and in the Borrower's interest in such Permitted Lease, and the Security Trustee and the Lender shall have received such opinions of counsel as they may reasonably request in connection with such registration, filing or recording;

(vii)     The Borrower shall reimburse the Security Trustee and the Lender for all of their reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Security Trustee or the Lender in connection with any such lease; and
(viii)     The Borrower shall have furnished to the Security Trustee an Officer's Certificate to the effect that all conditions precedent provided for herein relating to entry into such lease have been complied with.
(h)     Certain Limitations on Leasing or Other Relinquishment of Possession
Notwithstanding anything to the contrary in this Section 3.2:
(i)     The rights of any person that receives possession of any Aircraft, Airframe or Engine in accordance with this Section 3.2 and the rights of any lessee under any Wet Lease shall be subject and subordinate to all the terms of this Security Agreement, and to the Security Trustee's rights, powers and remedies hereunder, including, without limitation (i) the Security Trustee's right to repossess such Aircraft, Airframe or Engine pursuant to Section 5, (ii) the Security Trustee's right to terminate and avoid such lease, delivery, transfer or relinquishment of possession upon the occurrence of an Event of Default and (iii) the right to require the Borrower or such other Person to forthwith deliver such Aircraft, Airframe or Engine subject to such transfer upon the occurrence of an Event of Default;
(ii)     The Borrower shall remain primarily liable hereunder for the performance of all the terms of this Agreement and the other Operative Agreements to the same extent as if such transfer had not occurred, and no transfer of possession of any Aircraft, Airframe, Engine or Part or any failure of performance under or with respect to any such transfer shall in any way discharge or diminish any of the Borrower's obligations to the Security Trustee or the Lender hereunder or under any other Operative Agreement;

(iii)     The Borrower shall ensure that no lease, delivery, transfer or relinquishment permitted under Section 3.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 3.3;

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(iv)     Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or (e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 3.2; and
(v)     Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 3.2 and shall not be prohibited by the terms hereof.

Section 3.3 Registration and Operation.
(a)     Registration and Recordation. The Borrower shall cause each Aircraft to be, and at all times to remain, duly registered with the FAA under the Federal Aviation Code in the name of the Borrower or with such other country of registry and in such name as shall be permitted under Section 3 J(b) below. the Borrower shall execute any and all such documents as may be required by law or as the Lender or the Security Trustee may reasonably request for the purpose of effecting and continuing such registration. Unless the Lien of this Agreement has been discharged, the Borrower shall also cause this Agreement to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on each Aircraft, each Airframe, and each of the Engines (except to the extent that such perfection or priority cannot be maintained as a result of the failure by the Security Trustee to execute and delivery any necessary documents). Unless the Lien of this Agreement has been discharged, the Borrower shall cause the International Interest granted under this Security Agreement in favor of the Security Trustee in each Airframe and each Engine to be registered on the International Registry as an International Interest on each Airframe and each Engine, subject to the Security Trustee providing its consent to the International Registry with respect thereto, and shall cause the sale to the Borrower of each Airframe and each Engine (if occurring after February 28, 2006) to be registered on the International Registry.
(b)     Re-registration. So long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, the Borrower may, by 20 days' written notice to the Security Trustee, request to change the country of registration of any Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Annex B of this Agreement.
(c)     Markings. If permitted by applicable Law, on or reasonably promptly after the Relevant Borrowing Date for an Aircraft, the Borrower will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Associated Engine comprising such Aircraft, in each case, in a clearly visible location a placard of a reasonable size and shape bearing the following legend, in English: "MORTGAGED TO WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as SECURITY TRUSTEE". Such placards may be removed temporarily, if necessary, in the course of maintenance of an Airframe or Engine. If any such placard is damaged or becomes illegible, the Borrower shall promptly replace it with a placard complying with the requirements of this Section 3.3(c).
(d)     Compliance With Laws. The Borrower shall not, and shall not allow any other Person to, use, operate, maintain, service, repair or overhaul any Aircraft, Airframe or Engine in violation of any Law binding on or applicable to such Aircraft, Airframe or Engine, or

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in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Borrower or such Aircraft, Airframe or Engine, except for immaterial or nonrecurring violations with respect to which corrective measures are taken promptly by the Borrower or Permitted Lessee, as the case may be, upon discovery, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of such Aircraft, Airframe or Engine or the interest of the Security Trustee therein, any risk of criminal liability or any material risk of material civil liability against the Security Trustee or the Lender, or (ii) it is not possible for the Borrower (or a Permitted Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which such Aircraft is then registered) because of a conflict with the applicable Laws of the United States (or such jurisdiction in which such Aircraft is then registered).

(e)     Operation. The Borrower agrees not to operate, use or locate any Aircraft, Airframe or Engine, or allow any Aircraft, Airframe or Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 3.3(k), except in the case of a requisition by the U.S. Government where the Borrower obtains (and provides evidence of) an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 3.3(k) or (b) in any recognized area of hostilities unless fully covered in accordance with Annex C by war-risk insurance as required by the terms of Section 3.3(k) (including, without limitation, Section 3.3(k)(iii)), unless in any case referred to in this Section 3.3(e) such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as the Borrower diligently and in good faith proceeds to remove such Aircraft, Airframe or Engine from such area.

(f)     Information for Filings. The Borrower shall promptly furnish to the Security Trustee such information within the Borrower's or any Permitted Lessee's possession, or reasonably available to or obtainable by the Borrower or such Permitted Lessee, as may be required to enable the Security Trustee timely to file any reports required to be filed by it as the Security Trustee under this Agreement with any Government Entity because of, or in connection with, the interest of the Security Trustee in any Aircraft, Airframe or Engine, or any other part of the Collateral; provided, however, that with respect to any such information which the Borrower reasonably deems commercially sensitive or confidential, the Security Trustee shall afford the Borrower a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of any such information, or shall consent to the filing of such information directly by the Borrower in lieu of filing by the Security Trustee, and if any such waiver or consent is evidenced to the reasonable satisfaction of the Security Trustee then the Borrower shall not be required to furnish such information to the Security Trustee.

(g)     Maintenance. The Borrower shall maintain and operate each Aircraft, Airframe and Engine, or cause each Aircraft, Airframe and Engine to be maintained and operated, in accordance with (1) the Borrower's or a Permitted Lessee's maintenance program for such Aircraft, Airframe and Engine approved by the FAA under FAA Regulations Part 121 (or, if leased to a Permitted Lessee, in accordance with a maintenance program approved by or substantially equivalent to maintenance standards required by the FAA, the EASA or the central

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civil aviation authority of Japan or Canada) (the "Maintenance Program"), so as to (i) keep such Aircraft, Airframe and Engine in as good operating condition as originally delivered hereunder, ordinary wear and tear excepted, (ii) keep such Aircraft in such operating condition as may be necessary to enable the airworthiness certificate of such Aircraft to be maintained under FAA Regulations parts 21 and 121 or other Aviation Authority then having jurisdiction over the operation of such Aircraft under regulations which are, on the whole, qualitatively equivalent to FAA Regulations parts 21 and 121, except to the extent the FAA or other such Aviation Authority has revoked or suspended the airworthiness certificates for all aircraft of the same type and (iii) comply with all service, inspection, maintenance, modification, repair and overhaul regulations, directives and instructions which are mandatory by the FAA (or, if such Aircraft is registered in another country, the regulations of such country) upon the operator of such Aircraft and Engines from time to time; (2) the requirements of the Purchase Agreement so as to preserve the availability of any product warranties thereunder (including, without limitation, the Engine Warranties); and (3) except during periods when a Permitted Lease is in effect, the same standards as the Borrower uses with respect to aircraft of similar size in its fleet (including other aircraft of comparable size) and, during a period when a Permitted Lease is in effect, the same standards used by the Permitted Lessee thereunder with respect to similar aircraft of similar size in its fleet and operated by such Permitted Lessee in similar circumstances. The Borrower will not discriminate against any Aircraft (as compared to other aircraft of similar size, including other regional aircraft, in the Borrower's fleet), in respect of maintenance; provided that the foregoing non-discrimination provision shall not apply to any Optional Modifications or Mandatory Modifications (as such terms are defined below) to any Aircraft not required to be complied with prior to the Relevant Loan Maturity Date for the Relevant Loan. The Borrower further agrees that each Aircraft, Airframe and Engine will be maintained, used, serviced, repaired, overhauled and inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof and except to the extent the Borrower or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not involve any risk of criminal liability or greater than non-material risk of material civil penalty against the Security Trustee or the Lender, or any material danger of the sale, forfeiture or loss of such Aircraft, Airframe or Engine. The Borrower shall maintain or cause to be maintained the Aircraft Documents in English. The Borrower or a Permitted Lessee may have any Aircraft, Airframe, Engine or Part maintained by a third party under a maintenance agreement, provided that such third party shall be duly certified by the FAA as a repair station. Any such maintenance agreement shall require maintenance in a manner consistent with the requirements of this Agreement.
(h)     Replacement of Parts.
Except as otherwise provided herein, the Borrower, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to any Aircraft, Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for

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use for any reason whatsoever. In addition, the Borrower may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Borrower, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable; provided further that (1) landing gear and Engine Parts (excluding line-replaceable units and quick engine change Parts) shall be OEM Parts and (2) the maximum value of other OEM Parts replaced with non-OEM Parts with respect to an Aircraft shall not exceed $500,000 at any time during the term of the applicable Relevant Loan for such Aircraft. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.3(i) below (and except in the case of replacement property temporarily installed on an emergency basis), and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required under this Agreement). Except as otherwise provided herein, all Parts at any time removed from any Aircraft, Airframe or Engine shall remain subject to the Lien of this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such Aircraft, Airframe or Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Aircraft, Airframe or Engine as above provided, without further act, (i) such replacement part shall become subject to the Lien of this Agreement and be deemed part of such Aircraft, Airframe or Engine for all purposes hereof and of the Operative Agreements to the same extent as the Parts originally incorporated or installed in or attached to such Aircraft, Airframe or Engine and (ii) the replaced Part shall thereupon be free and clear of all rights of the Security Trustee and shall no longer be deemed a Part under this Agreement.
(i)     Pooling of Parts.
Any Part removed from any Aircraft, Airframe or Engine may be subjected by the Borrower or a Permitted Lessee to a normal pooling arrangement customary in the airline industry, so long as, if such pooling arrangement is not with the Part manufacturer, such Part is subject to such pooling arrangement for a period of not more than twelve (12) months and entered into in the ordinary course of business of the Borrower or such Permitted Lessee, so long as a Part replacing such removed Part shall be incorporated or installed in or attached to such Aircraft, Airframe or Engine in accordance with Section 3.3(h) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to any Aircraft, Airframe or Engine may be owned by any third party subject to such a normal pooling arrangement, so long as the Borrower, or Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible either (x) causes such replacement part to become subject to the Lien of this Agreement, free and clear of all Liens (except Permitted Liens), at which time such replacement part shall become a Part or (y) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to such Aircraft, Airframe or Engine a further replacement Part owned by Borrower or a Permitted Lessee free and clear of all Liens (except Permitted Liens).

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(j)     Alterations, Modifications and Additions.
The Borrower shall, or shall cause a Permitted Lessee to, make (or cause to be made) such alterations and modifications in and additions to each Aircraft, Airframe and Engine as may be required from time to time by applicable Law, to the extent made mandatory in respect of such Aircraft, Airframe or Engine (a "Mandatory Modification"); provided, however, that the Borrower or any Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any Law, rule, regulation or order in any reasonable manner which does not involve any risk of criminal liability or material risk of material civil liability against the Security Trustee or the Lender, does not involve a material risk of sale, forfeiture or loss of such Aircraft, Airframe or Engine, and does not adversely affect the Security Trustee's Lien on such Aircraft, Airframe or Engine. In addition, so long as no Payment Default or Event of Default shall have occurred and be continuing, the Borrower, at its own cost and expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make such alterations and modifications in and additions to any Aircraft, Airframe or Engine (each an "Optional Modification") as the Borrower or such Permitted Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which the Borrower or such Permitted Lessee deems are obsolete or no longer suitable or appropriate for use in such Aircraft, Airframe or Engine ("Obsolete Parts"); provided, however, that (A) the aggregate value of such removed parts with respect to any Aircraft (based on their value on the Delivery Date) shall not exceed $2,500,000 and (B) no such Optional Modification shall (i) diminish the fair market value, utility, condition or useful life of such Aircraft, Airframe or Engine below its fair market value, utility, condition or useful life immediately prior to such Optional Modification (assuming such Aircraft, Airframe or Engine was in the condition required by this Agreement immediately prior to such Optional Modification), or (ii) cause such Aircraft to cease to have a standard certificate of airworthiness issued under FAA Regulations Parts 21 and 121 and cease to be eligible for operation under FAA Regulations Part 121. Except as otherwise provided herein, title to all Parts (other than Removable Parts (as defined below» incorporated in such Aircraft, Airframe or Engine as the result of such Optional Modification shall, without further act, become subject to the Lien of this Agreement. Notwithstanding anything to the contrary in this Section 3.3(j), the Borrower or a Permitted Lessee may, at any time, remove any Part (such Part being referred to herein as a "Removable Part") if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in any Aircraft, Airframe or Engine at the time of delivery thereof hereunder, (ii) such Part is not required to be incorporated in such Aircraft, Airframe or Engine pursuant to the terms of Sections 3.3(g) or (h), and (iii) such Part can be removed from such Aircraft, Airframe or Engine without causing damage to such Aircraft, Airframe or Engine that is not repaired by the Borrower. The Borrower shall be responsible for the cost of any such removal and repair of any such damage. Removable Parts may be leased from or financed by third parties. Notwithstanding anything to the contrary contained herein, any Removable Part so leased from or financed by a third party shall not be subject to the Lien of this Agreement. Upon the removal by the Borrower or such Permitted Lessee of any Removable Part or Obsolete Part as above provided, such Part shall no longer be deemed a Part hereunder and shall be free and clear of all rights of the Security Trustee.

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(k)     Insurance.
(i)     the Borrower's Obligation to Insure. The Borrower shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by reference as if set forth in full herein.
(ii)     Insurance for Own Account. Nothing in this Section 3.3(k) shall limit or prohibit (x) the Borrower from maintaining the policies of insurance required under this Section 3.3(k) with higher limits than those specified in this Section 3.3(k) or (y) the Security Trustee or the Lender from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Borrower pursuant to this Section 3.3(k), it being understood that all salvage rights to any Airframe or Engine shall remain with the Borrower's insurers at all times.
(iii)     Indemnification by Government in Lieu of Insurance. The Borrower may obtain and maintain, in lieu of insurance against any risk with respect to any Aircraft described in this Section 3.3(k) indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Security Trustee, acting at the written direction of the Lender, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Borrower (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.3(k), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.3(k).
(iv)     Application of Insurance Proceeds. As between the Borrower and the Security Trustee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft or Engine under policies required to be maintained by the Borrower pursuant to this Section 3.3(k) will be applied as provided in Section 3.5(b). All proceeds of insurance required to be maintained by the Borrower, in accordance with this Section 3.3(k), in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, Airframe or Engine will be applied in payment (or to reimburse the Borrower) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Borrower.
(v)     Application of Payments During Existence of Default. Any amount described in this Section 3.3(k) that is payable or creditable to, or retainable by, the Borrower shall not be paid or credited to, or retained by, the Borrower if at the time such payment, credit or retention would otherwise occur a Payment Default, a Bankruptcy Default or any Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Security Trustee (so long as the Lien of this Agreement has not been duly discharged) as security for the obligations of the Borrower under this Agreement and shall be invested and applied pursuant to Section 10.

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Section 3.4     Loss, Destruction, Requisition, Etc.
(a)     Event of Loss With Respect to Aircraft.
(i) Upon the occurrence of an Event of Loss with respect to any Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, the Borrower shall promptly (and in any event within 10 Business Days after such occurrence) give the Security Trustee written notice of such Event of Loss. The Borrower shall not have the right to replace any Airframe in case of an occurrence of an Event of Loss with respect to such Airframe with a Replacement Airframe.
(ii) For purposes of Section 3.4(b), an Event of Loss with respect to any Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft of which such Airframe is a part.

(b)     Payment of Loan. Upon the occurrence of an Event of Loss with respect to an Aircraft, the Borrower shall pay, in the manner and in funds of the type specified in Section 2.2(a) of the Loan Agreement, on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the third day following the receipt of insurance proceeds with respect to such occurrence (such date of payment, the "Loss Payment Date"), the principal of, unpaid interest on, and other amounts with respect to the Relevant Loan in full in accordance with Section 2.5 of the Loan Agreement.
(c)     Event of Loss With Respect to an Engine.
(i)     Notice.
Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to an Airframe has not occurred, the Borrower shall promptly (and in any event within 10 Business Days after such occurrence) give the Security Trustee written notice of such Event of Loss.
(ii)     Replacement of Engine.
The Borrower shall, promptly and in any event within 90 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Agreement, in compliance with Section 3.4(d) and as replacement for the Engine with respect to which any Event of Loss occurred, a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Associated Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to that of the Engine to be replaced thereby immediately prior to such Event of Loss (assuming that such Engine had been maintained in accordance with this Agreement).

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(iii)     Engine Exchange.
Unless a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, upon not less than 30 days' prior written notice to the Security Trustee, the Borrower may replace any Engine subject to the Lien of this Agreement with another engine (the "Exchanged Engine") meeting the requirements of Section 3.4(c)(ii). Such Exchanged Engine shall be deemed to be a "Replacement Engine" and the Borrower and the Security Trustee shall comply with the provisions of Section 3.4(d) with regard to the Exchanged Engine and the Engine so replaced.
(d)     Conditions to any Replacement.
(i)     Documents.
Prior to or at the time of subjecting to the Lien of this Agreement any Replacement Engine, the Borrower shall take each of the following actions:
(A)     cause (i) a Security Agreement Supplement, subjecting such Replacement Engine to the Security Agreement, to be filed for recordation with the FAA pursuant to the Federal Aviation Code and (ii) such UCC financing statements and other filings, as may be required by applicable law or as the Lender or the Security Trustee may reasonably request, to be filed in such locations as may be required by applicable law to perfect the Security Trustee's interest in such Replacement Engine or as such party may reasonably request;
(B)     furnish a certificate of its regularly retained independent insurance broker to the effect that the insurance provisions of Section 3.3(k) with respect to such Replacement Engine have been complied with;
(C)     furnish (x) an opinion or opinions of the Borrower's counsel reasonably satisfactory to the Security Trustee and addressed to the Security Trustee as to the due filing for recordation of such Security Agreement Supplement with respect to such Replacement Engine under the Federal Aviation Code and the registration with the International Registry of the sale to the Borrower of such Replacement Engine (if occurring after February 28, 2006) and the International Interest granted under such Security Agreement Supplement with respect to such Replacement Engine and (y) an Officer's Certificate of the Borrower stating that all conditions precedent provided for herein to the replacement of such Engine have been complied with;
(D)     furnish a certificate of a qualified aircraft engineer (who may be an employee of the Borrower) certifying that such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Section 3.4(c)(ii);
(E)     furnish an opinion of the Borrower's counsel (which may be the Borrower's general counsel) reasonably satisfactory to the Security Trustee and addressed to the Security Trustee to the effect that the Security Trustee will be

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entitled to the benefits of Section 1110 with respect to the Replacement Engine or the benefits of Section 111 0 were not, solely by reason of a change in Law or court interpretation thereof, available to the Security Trustee; and
(F)     cause the sale of such Replacement Engine to the Borrower (if occurring after February 28, 2006) and the International Interest granted under such Security Agreement Supplement in favor of the Security Trustee with respect to such Replacement Engine each to be registered on the International Registry as a sale or an International Interest, respectively.
The Borrower and the Security Trustee understand and agree that if at the time of any replacement of any Engine, as contemplated in this Section 3.4, the Associated Airframe with respect to such Engine was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 3.4 relating to compliance with the requirements of the Federal Aviation Code or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.
(ii)     Upon completion of the actions required pursuant to the preceding clause (i), the Security Trustee shall release from the Lien of this Agreement each Engine replaced by a Replacement Engine (and all Aircraft Documents relating thereto) by executing and delivering to the Borrower all documents and instruments as the Borrower may prepare and reasonably request to evidence such release.
Section 3.5     Other Obligations.
(a)     (i)     No Change in Payment Obligations. No Event of Loss with respect to an Airframe or Engine shall result in, or otherwise allow or permit (other than as provided in Section 3.4(b», any reduction, deferral, discharge or other change in the timing or amount of payments under the Loan Agreement.
(ii)     Section 1110. The Borrower and the Security Trustee shall, in all events, be entitled to the benefits of Section 1110 with respect to any Replacement Engine, and the Borrower and the Security Trustee shall cooperate and take such action as the other may reasonably request so as to ensure the Security Trustee shall be entitled to such benefits.
(iii)     Replacement Engine. The Borrower shall reimburse the Security Trustee and the Lender for all reasonable out-of-pocket costs (including reasonable attorney's fees) incurred by each of them in connection with any Replacement Engine becoming an Engine hereunder.
(iv)     Secured Obligations. The Borrower agrees to timely and fully pay and perform all of its duties and obligations under the Operative Agreements.
(b)     Application of Payments. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 3.3(k)(iv)), received at any time by the Security Trustee or any Permitted Lessee

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from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:
(i)     Loss of Engine. If such amounts are received with respect to an Engine (other than an Engine installed on an Airframe at the time such Airframe suffers an Event of Loss), upon compliance by the Borrower with the applicable terms of Section 3.4(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Borrower.

(ii)     Payment of Loss. If such amounts are received, in whole or in part, with respect to an Airframe, such amounts shall be applied as follows:

(A)     first, to reimburse the Security Trustee for its reasonable costs (including attorney's fees), if any, of procuring such payments; and
(B)     second, if the sum described in Section 3.4(b) has not then been paid in full by the Borrower, such amounts shall be paid to the Security Trustee so long as the Lien of this Agreement has not been duly discharged to the extent necessary to pay in full such sum; and

(C)     third, the remainder, if any, shall be paid to the Borrower.
(c)     Requisition of Aircraft for Use. If any Government Entity shall requisition for use an Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, the Borrower shall promptly notify the Security Trustee of such requisition and all of the Borrower's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred.
(d)     Requisition of an Engine for Use. If any Government Entity shall requisition for use any Engine but not any Airframe, the Borrower will replace such Engine by complying with the applicable terms of Sections 3.4(c) and 3.4(d) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by the Security Trustee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 3.5(b)(i).
(e)     Application of Payments. All payments received by the Security Trustee, or any Permitted Lessee, from any Government Entity for the use of any Airframe and Engines or engines installed thereon shall be paid over to, or retained by, the Borrower; provided that, if such requisition constitutes an Event of Loss, then all such payments shall be paid over to the Security Trustee so long as the Lien of this Agreement has not been du1y discharged, and held and applied as provided in Section 3.5(b).
(f)     Application of Payments During Existence of Certain Defaults. Any amount described in Section 3.4 or 3.5 that is payable or creditable to, or retainable by the Borrower, shall not be paid or credited to, or retained by, the Borrower if at the time such payment, credit or retention would otherwise occur a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Security Trustee so long as the Lien of this Agreement has not been duly discharged and

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shall be held and applied as provided in Section 10 hereof. At such time as there shall not be continuing an Event of Default. Payment Default or Bankruptcy Default, such amount shall be paid to the Borrower to the extent not previously applied in accordance with this Section 3.5.
Section 3.6     Agreement Regarding Engines.
The Security Trustee agrees, for the benefit of each lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or owned by, the Borrower (or any Permitted Lessee) subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on an airframe subject to the Lien of this Agreement at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.
Section 3.7     Quiet Enjoyment.
So long as no Event of Default shall have occurred and be continuing, the Security Trustee shall not interfere with the Borrower's rights hereunder to continued possession, use and operation of, and quiet enjoyment of, each Aircraft.
Section 3.8     Inspection. The obligations of the Borrower with respect to inspections of the Aircraft are set forth in Annex D to this Agreement, which Annex D is incorporated herein by reference as though fully set forth in this Section 3.8. All references to any provision of Section 3.8 in this Agreement or in any other Operative Agreement shall be references to the relevant provision in Annex D hereto.
Section 3.9     Cape Town Treaty. The parties hereto agree that for all purposes of the Cape Town Treaty (i) this Security Agreement constitutes a separate International Interest with respect to each of the Airframes and the Engines and (ii) each of the Airframes and the Engines constitutes an Aircraft Object.
SECTION 4.     RECEIPT, DISTRIBUTION AND APPLICATION OF CERTAIN FUNDS
Section 4.1     Application of Income from the Collateral. After an Event of Default shall have occurred and be continuing, and the unpaid principal of the Loans shall have been accelerated (or deemed accelerated), the Security Trustee shall apply any payments received, any amounts then held and any amounts realized by the Security Trustee with respect to the Collateral in the following order of priority: first, so much of such payments or amounts as shall be required to reimburse the Security Trustee for or to pay the Security Trustee any unpaid fee or out-of-pocket costs and expenses (to the extent not previously reimbursed), including reasonable compensation to the Security Trustee's agents and counsel, and all charges, expenses, liabilities and advances reasonably incurred or made by the Security Trustee for services under this Security Agreement and any other amounts owing to the Security Trustee under Section 6.3 hereof and Sections 9.15 and 9.16 of the Loan Agreement shall be applied by the Security Trustee in reimbursement of such fees, costs, expenses and other amounts; second,

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so much of such payments or amounts as shall be required to reimburse the Lender for payments made by it to the Security Trustee pursuant to Section 6.3 or 7.7 (to the extent not previously reimbursed) shall be distributed to the Lender; third, so much of such payments or amounts as shall be required to pay to the Lender all other amounts payable by the Borrower pursuant to the Loan Agreement or pursuant to any other provision of any other Operative Agreement (other than amounts payable pursuant to clause "second" or "fourth" of this Section 4.1) to the Lender and remaining unpaid shall be distributed to the Lender; fourth, so much of such payments or amounts as shall be required to pay in full (i) the accrued but unpaid interest on the Relevant Loans for all Aircraft to the date of distribution shall be distributed to the Lender, such distribution to be made ratably in the proportion that the amount of such interest payment then due in respect of an Aircraft bears to the aggregate amount of interest payments then due on all Aircraft, followed by (ii) the aggregate unpaid principal amount of the Relevant Loans for all Aircraft then due, such distribution to be made ratably in the proportion that the amount of such principal payment then due in respect of an Aircraft bears to the aggregate amount of principal payments then due on all Aircraft; fifth, to the payment of the Secured Obligations arising under the Other Operative Agreements then due and unpaid for application as provided in the applicable Other Operative Agreements, and sixth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to, or as directed by, the Borrower.
Section 4.2     Payments of Principal, Interest and Other Amounts. Payments made by the Borrower to the Security Trustee for the account of the Lender shall constitute payment by the Borrower to the Lender. Provided that the Borrower shall have paid to the Security Trustee in immediately available funds amounts then due on any Note by 11:30 a.m., New York time, the Security Trustee shall, no later than 3:30 p.m., New York time, on the date of such payment by the Borrower, remit to the Lender (or as it may direct) all such amounts so received by it to such address and in such manner (by wire transfer of immediately available funds if not otherwise specified) as the Lender shall have designated to the Security Trustee in writing. In the event the Security Trustee shall fail to ma1ce any such payment as provided above after its receipt of immediately available funds at the place and by the time specified above, the Security Trustee agrees to compensate the Lender for loss of use of funds at the Relevant Interest Rate, in the case of principal of or interest on any Relevant Loan, or the weighted average interest rate of the Loans, in the case of any other amount, in each case for the applicable period.
Section 4.3     Withholding. The Security Trustee shall only withhold from any amounts payable by it as paying agent to the Lender pursuant to Section 4.2 hereof or to the Lender or BNDES under any other Operative Agreement to the extent the Borrower would be permitted to do so as provided in Section 2.7 of the Loan Agreement and provided that it shall comply with the requirements set forth in Section 2.7(c) thereof.
SECTION 5. REMEDIES OF THE SECURITY TRUSTEE UPON AN EVENT OF DEFAULT
Section 5.1     Remedies with Respect to Collateral. (a) Remedies Available. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Security Trustee (in accordance with the provisions of Section 6) shall, upon the written direction of the Lender, do one or more of the following to the extent permitted by, and subject to compliance with the mandatory requirements of, applicable law then in effect: (A)

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demand the Borrower, upon the written demand of the Security Trustee, at the Borrower's expense, to deliver promptly, and the Borrower shall deliver promptly, all or such part of any Airframe or Engine as the Security Trustee, acting at the direction of the Lender, may so demand to the Security Trustee or its designee or, the Security Trustee, at its option, may enter upon the premises where all or any part of any Airframe or Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise; and/or (B) sell all or any part of any Airframe or Engine at public or private sale, whether or not the Security Trustee shall at the time have possession thereof, as the Security Trustee, acting at the written direction of the Lender, may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of such Airframe or Engine as the Security Trustee, in its sole discretion, acting at the written direction of the Lender, may determine, all free and clear of any rights or claims of the Borrower, and the proceeds of such sale or disposition shall be applied in the order of priorities set forth in Section 4.1; and/or (C) acting at the written direction of the Lender, exercise any other remedy of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) and the Cape Town Treaty, including, without limitation, all rights and remedies under Chapter III of the Cape Town Treaty and Chapter II of the Aircraft Equipment Protocol or pursue any other remedy available at Law.
Upon every taking of possession of Collateral under this Section 5.1, the Security Trustee shall, acting at the written direction of the Lender, from time to time, at the expense of the Borrower, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may reasonably deem proper. In each such case, the Security Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of the Borrower relating to the Collateral in connection therewith, as the Security Trustee shall deem best, acting at the written direction of the Lender, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Security Trustee may, acting at the written direction of the Lender, reasonably determine; and the Security Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Security Trustee may be required or may elect, acting at the written direction of the Lender, to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which the Security Trustee may be required or expressly authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Security Trustee and all other amounts owing to the Security Trustee under Section 7.7, and shall otherwise be applied in accordance with the provisions of Section 4.
The Borrower hereby consents to the exercise by the Security Trustee of the remedies granted herein and in the Cape Town Treaty. The Borrower acknowledges and agrees that the Security Trustee may exercise such of the foregoing remedies as it shall determine in its sole discretion and none of the foregoing remedies is manifestly unreasonable.

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If an Event of Default shall have occurred and be continuing and the Security Trustee shall be entitled to exercise remedies hereunder, at the request of the Security Trustee, acting at the written direction of the Lender, the Borrower shall promptly execute and deliver to the Security Trustee such instruments of title and other documents as the Security Trustee may deem necessary or advisable to enable the Security Trustee or an agent or representative designated by the Security Trustee, at such time or times and place or places as the Security Trustee may specify, to obtain possession of all or any part of the Collateral to which the Security Trustee shall at the time be entitled hereunder. In addition, following the occurrence and during the continuance of an Event of Default, the Borrower agrees, upon demand by the Security Trustee, immediately to provide its consent to the International Registry for the discharge of any registration of an International Interest with respect to any Airframe or Engine made with the International Registry. If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Trustee, the Security Trustee, acting at the written direction of the Lender, may obtain a judgment conferring on the Security Trustee the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Security Trustee, to the entry of which judgment the Borrower hereby specifically consents to the fullest extent it may lawfully do so. The Security Trustee hereby agrees to give to the Borrower at least 30 days' notice for any request under this paragraph, which the Borrower and the Security Trustee agree satisfies the requirement of "reasonable prior notice" specified in article IX(6) of the Aircraft Equipment Protocol in connection with a proposal to procure the de-registration and export of the Aircraft without a court order.
Nothing in the foregoing shall affect the right of the Lender to receive all amounts owing to the Lender as and when the same may be due.
(b)     Notice of Sale. The Security Trustee shall give the Borrower at least 30 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Borrower hereby agrees to the extent permitted by applicable law is reasonable notice and satisfies the requirement of "reasonable prior notice" in Article 8(4) of the Cape Town Treaty. The Lender shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 5.1 and to credit against the purchase price bid at such sale by the Lender all or any part of the due and unpaid amounts of the Secured Obligations secured by the Lien of this Security Agreement.
Section 5.2     Remedies Cumulative. To the extent permitted by applicable law, each and every right, power and remedy herein specifically given to the Security Trustee or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, by statute or by the Operative Agreements, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Trustee, acting at the written direction of the Lender, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Trustee in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by

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applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.
Section 5.3     Discontinuance of Proceedings. In case the Security Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Trustee, then and in every such case the Borrower and the Security Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Security Trustee shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).
SECTION 6. DUTIES OF THE SECURITY TRUSTEE
Section 6.1     Notice of Event of Default; Action Upon Event of Default. If any payments of the principal of, and interest on, any Note due and payable on any Payment Date for any Relevant Loan, or when otherwise due and payable, shall not have been paid in full on such Payment Date or such other date, the Security Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Borrower and the Lender specifying the amount and nature of such deficiency in payment; provided that any failure to give such notice shall not relieve the Borrower of its obligation to make such payment. If the Security Trustee has actual knowledge of an Event of Default, the Security Trustee shall promptly give notice of such Event of Default to the Lender and to the Borrower by electronic mail, facsimile, or telephone (to be promptly confirmed in writing). The Security Trustee shall only take such action, or refrain from taking such action, with respect to such Event of Default (including with respect to the exercise of any rights or remedies hereunder), as the Security Trustee shall be instructed in writing by the Lender. For all purposes of this Security Agreement, in the absence of actual knowledge, the Security Trustee shall not be deemed to have knowledge of a Default, an Event of Default, an acceleration of the Notes or an Event of Loss, Bankruptcy Event or Bankruptcy Default unless notified in writing by the Borrower or the Lender; and "actual knowledge" (as used in the foregoing clause) of the Security Trustee shall mean actual knowledge of an officer in the Corporate Trust Department of the Security Trustee; provided, however, the Security Trustee shall be deemed to have actual knowledge of the failure of the Borrower to maintain insurance as required under Section 3.3(k) if the Security Trustee shall receive written notice thereof from an insurer or insurance broker.
Section 6.2     Action Upon Instructions. Subject to the terms of this Section 6, upon the written instructions at any time of the Lender, the Security Trustee shall promptly (i) give such notice, direction, consent, waiver or approval, or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral, or (ii) take such other action in accordance with the terms hereof as shall be specified in such instruction. The Security Trustee shall not be liable to the Borrower with respect to any action taken or omitted to be taken by it in accordance with the requests or instructions of the Lender, which requests or instructions are in accordance with the terms hereof, except for any actions or omissions constituting the gross negligence or willful misconduct of the Security Trustee.

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Section 6.3     Indemnification. The parties hereto acknowledge and agree that the Security Trustee both in its individual capacity and in its capacity as Security Trustee shall not be required to take any action or refrain from taking any action under Section 6.1 (other than the first two sentences thereof), Section 6.2 or Section 5 or to take any action or refrain from taking any action at the direction or instructions of the Lender under any other Section hereof or under any other Operative Agreement unless it shall have received indemnification against any risks or costs incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs which may be incurred by it in connection therewith. The Security Trustee shall not be required to take any action under Section 6.1 (other than the first two sentences thereof), Section 6.2 or Section 5, nor shall any other provision of this Security Agreement or any other Operative Agreement be deemed to impose a duty on the Security Trustee to take any action, if the Security Trustee shall have been advised in writing by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.
Section 6.4     No Duties Except as Specified in Security Agreement or Instructions. The Security Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with any Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Security Agreement, except as expressly provided by the terms of this Security Agreement or as expressly provided in written instructions received pursuant to the terms of Section 6.1 or 6.2; and no implied duties or obligations shall be read into this Security Agreement against the Security Trustee.
Section 6.5     No Action Except Under Security Agreement or Instructions. The Security Trustee agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with any Aircraft or other property constituting part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Security Trustee pursuant to this Security Agreement and in accordance with the express terms hereof.
Section 6.6     Reports, Notices, Etc. The Security Trustee will furnish to the Lender, promptly upon receipt thereof, duplicates or copies of all reports, opinions, notices, requests, demands, certificates, financial statements and other instruments furnished to the Security Trustee, to the extent that the same shall not have been otherwise furnished to the Lender pursuant to this Security Agreement or any other Operative Agreement; provided, the failure of the Security Trustee to furnish the Lender with such duplicates or copies shall not impair or affect the validity of any such report, opinion, notice, request, demand, certificate, financial statement or other instrument. The Security Trustee's sole responsibility with respect to such reports, opinions, notices, requests, demands, certificates, financial statements and other instruments shall be to furnish them to the Lender to the extent provided in this Section.
Section 6.7     Removal of Certain Liens. Wells Fargo will not directly or indirectly cause, incur, assume or suffer to exist any the Security Trustee Liens on any part of the Collateral, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy any such the Security Trustee Lien and it shall indemnify, protect, defend and hold harmless the Borrower against any claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.7.

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Section 6.8     No Charges. The Security Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Borrower of funds to, through or by the Security Trustee pursuant to any Operative Agreement, except as may be otherwise agreed in writing by the Borrower.
SECTION 7. THE SECURITY TRUSTEE
Section 7.1     Acceptance of Trusts and Duties. Pursuant to the Loan Agreement, Wells Fargo Bank Northwest, National Association, has been appointed as the Security Trustee by the Lender. The Security Trustee accepts, for the benefit of the Lender, the trusts and duties hereby created and applicable to it and agrees to perform such duties but only upon the terms of this Security Agreement and agrees to receive and disburse all moneys received by it as the Security Trustee constituting part of the Collateral in accordance with the terms hereof. The Security Trustee shall have no liability hereunder or under any other Operative Agreement, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the receipt or disbursement of money) or breach of any of its representations or warranties made herein or in any other Operative Agreement to which it is a party, or (b) as otherwise expressly provided in this Security Agreement or the other Operative Agreements.
Section 7.2     Absence of Duties. Except in accordance with written instructions, requests or consents furnished pursuant to Sections 6.1, 6.2 or 9.1 and except as provided in, and without limiting the generality of, Section 6.4, the Security Trustee shall have no duty (a) to see to any registration of any Aircraft or any recording or filing of this Security Agreement or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on any Aircraft or to effect or maintain any such insurance, whether or not the Borrower shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Borrower, (d) to inspect any Aircraft at anytime or ascertain or inquire as to the performance or observance of any of the Borrower's covenants under this Security Agreement with respect to any Aircraft or (e) to give any consent, make any election or determination or exercise any discretion, it being understood that, except as otherwise expressly provided herein, the duties of the Security Trustee hereunder and under any other Operative Agreement shall be wholly ministerial in nature.
Section 7.3     No Representations or Warranties as to the Aircraft or Documents. The Security Trustee shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Security Agreement, the Notes, any Security Agreement Supplement, any other Operative Agreement or any other document or instrument, or as to the correctness of any statement (other than a statement by the Security Trustee) contained herein or therein, except that the Security Trustee hereby represents and warrants that:
(a)     Wells Fargo Bank Northwest, N.A. is a national banking association duly organized and validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of the Federal Aviation Code and the rules and regulations of the FAA promulgated thereunder (without the use of a voting trust agreement), and has the full corporate power and authority and the legal right under the laws of the State of Utah and the laws of the United States in each case governing its banking, trust and fiduciary

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powers to execute, deliver and carry out the terms of this Security Agreement and the other Operative Agreements to which it is a party;
(b)     this Security Agreement and the other Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery hereof or thereof nor its performance of any of the terms and provisions hereof or thereof will violate any law or regulation of the State of Utah or any federal law or regulation of the United States in each case governing its banking or trust powers, any order or judgment applicable to it or contravene or result in a breach of, or constitute any default under, its corporate charter or by-laws; and
(c)     each of this Security Agreement and the other Operative Agreements to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf and that each such document is its valid and binding obligation, enforceable against the Security Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

Section 7.4     No Segregation of Moneys; No Interest. No moneys received by the Security Trustee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Security Trustee, and, except as otherwise provided herein or as agreed in writing by the Security Trustee, the Security Trustee shall not be liable for any interest thereon; provided that any payments received or applied hereunder by the Security Trustee shall be accounted for by the Security Trustee so that any portion thereof paid or applied pursuant hereto shaH be identifiable as to the source thereof.
Section 7.5     Reliance; the Security Trustees; Advice of Counsel. The Security Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by the Security Trustee to be genuine and reasonably believed by it to be signed by the proper party or parties. The Security Trustee may accept a copy of a resolution of the Board of Directors of the Borrower or the Lender certified by the Secretary or an Assistant Secretary of such party or in the case of the Lender, by any officer as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Security Trustee may for all purposes hereof rely on an Officer's Certificate of the Borrower, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Security Trustee shall furnish to the Borrower upon request such information and copies of such documents as the Security Trustee may have and as are necessary for the Borrower to perform its duties under this Agreement; provided that the failure of the Security Trustee to furnish such information or documents shall not affect the Borrower's obligations hereunder or under the Notes. The Security Trustee shall assume, and shall be fully protected in assuming, that the Borrower is authorized to enter into this Security

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Agreement and to take all actions permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Borrower with respect thereto. In the administration of the trusts hereunder, the Security Trustee may execute any trust or power hereof and perform its powers and duties hereunder directly or through agents or attorneys and the Security Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and may consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Security Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other skilled persons acting within such persons' area of competence (so long as the Security Trustee shall have exercised reasonable care in selecting such persons).
Section 7.6     Capacity in Which Acting. Wells Fargo has entered into this Security Agreement in its individual capacity.
Section 7.7     Compensation and Reimbursement. The Borrower agrees:
(a)     to pay to the Security Trustee from time to time reasonable compensation for all services rendered by it hereunder or under any Operative Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and
(b)     except as otherwise expressly provided herein, to reimburse the Security Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Security Trustee in accordance with any provision of this Security Agreement or any Operative Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.

The obligations of the Borrower under this Section 7.7 shall survive the resignation or removal of the Security Trustee and the termination of this Security Agreement and are in addition to any provision in any other Operative Agreement relating to the subject matter thereof, which provision shall not be deemed to limit the obligations of the Borrower contained in this Section.
SECTION 8. SUCCESSOR TRUSTEE
Section 8.1     Resignation of the Security Trustee; Appointment of Successor.
(a) The resignation or removal of the Security Trustee and the appointment of a successor the Security Trustee shall become effective only upon the successor the Security Trustee's acceptance of appointment as provided in this Section 8.1. The Security Trustee or any successor thereto may resign at any time without cause by giving at least 60 days' prior written notice to the Borrower and the Lender. In addition, either the Borrower (so long as no Event of Default shall have occurred and be continuing) or the Lender may at any time remove the Security Trustee without cause by an instrument in writing delivered to the Security Trustee, the Lender and (in the case of a removal by the Lender) the Borrower.

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In the case of the resignation or removal of the Security Trustee, the Borrower (unless an Event of Default shall have occurred and be continuing, in which case the Lender) shall promptly appoint a successor the Security Trustee reasonably acceptable to the Lender; provided that the Lender may appoint, within one year after such resignation or removal, a successor the Security Trustee which may be other than any successor the Security Trustee appointed by the Borrower as provided above, so long as such other successor is (so long as no Event of Default shall have occurred and be continuing) satisfactory to the Borrower, and such successor the Security Trustee appointed as provided above shall be superseded by the successor the Security Trustee so appointed by the Lender. If a successor the Security Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Security Trustee gives notice of resignation as provided above, the retiring the Security Trustee, the Borrower or the Lender may petition any court of competent jurisdiction for the appointment of a successor the Security Trustee. Any successor the Security Trustee so appointed by such court shall immediately and without further act be superseded by any successor the Security Trustee appointed as provided in the proviso to the second preceding sentence within one year from the date of the appointment by such court.
(b)     Any successor the Security Trustee, however appointed, shall execute and deliver to the Borrower, the Lender and the predecessor the Security Trustee an instrument accepting such appointment, and thereupon such successor the Security Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor the Security Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Security Trustee herein; but nevertheless, upon the written request of such successor the Security Trustee, such predecessor the Security Trustee shall execute and deliver an instrument transferring to such successor the Security Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor the Security Trustee, and, upon payment of its charges, such predecessor the Security Trustee shall duly assign, transfer, deliver and pay over to such successor the Security Trustee all moneys or other property then held by such predecessor the Security Trustee hereunder.
(c)     Any successor the Security Trustee, however appointed, shall be a "citizen of the United States" within the meaning of the Federal Aviation Code (49 U.S.C. § 401 02(a)(15)) and shall also be a bank or trust company having a combined capital and surplus of at least $100,000,000 or a bank or trust company whose obligations are guaranteed by a bank or trust company having a combined capital and surplus of at least $100,000,000 or a corporation with a net worth of at least $100,000,000.
(d)     Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation to which all or substantially all of the corporate trust business of the Security Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Security Trustee under this Security Agreement without further act.
(e)     The Borrower consents to any change in the identity of the Security Trustee on the International Registry occasioned by provisions of this Section 8.1, and if required by the International Registry to reflect such change, will provide its consent thereto.

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SECTION 9. SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY AGREEMENT
AND OTHER DOCUMENTS

Section 9.1     Supplemental Security Agreements. With the written consent of the Lender, the Borrower may, and the Security Trustee, subject to Section 9.2, shall, at any time and from time to time, enter into an amendment or amendments hereto or to any of the other Operative Agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Security Agreement or of modifying in any manner the rights and obligations of the Lender and of the Borrower hereunder or thereunder.
Section 9.2     The Security Trustee Protected. If in the opinion of the Security Trustee any document required to be executed pursuant to the terms of Section 9.1 adversely affects any right, duty, immunity or indemnity in favor of the Security Trustee under this Security Agreement or the other Operative Agreements, the Security Trustee may in its discretion decline to execute such document.
Section 9.3     Documents Mailed to the Lender. Promptly after the execution by the Security Trustee of any document entered into pursuant to this Section 9, the Security Trustee shall mail, by first-class mail (air mail in the case of international), postage prepaid, a conformed copy thereof to the Lender at the address provided for the Lender in Section 9.2 of the Loan Agreement or at such other address as may be specified by the Lender pursuant to Section 9.2 of the Loan Agreement, but the failure of the Security Trustee to mail such conformed copies shall not impair or affect the validity of such document.
SECTION 10. INVESTMENT OF SECURITY FUNDS
Section 10.1     Investment of Security Funds. Any monies paid to or retained by the Security Trustee that are required to be paid to the Borrower or applied for the benefit or at the direction of the Borrower, but which the Security Trustee is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Default or Event of Default), shall, until paid to the Borrower or applied as provided herein, be invested by the Security Trustee at the written authorization and direction of the Borrower from time to time at the sole expense and risk of the Borrower in Permitted Investments. Such authorization and direction of the Borrower shall specify the particular investment to be made and shall certify that such investment constitutes a Permitted Investment. All Permitted Investments held by the Security Trustee pursuant to this Section 10.1 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Security Trustee, or (b) held in an Eligible Account. There shall be promptly remitted to the Borrower any income or gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Default or Event of Default shall have occurred and be continuing. If a Default or Event of Default shall have occurred and be continuing, the Security Trustee shall hold any such income or gain as security for the obligations of the Borrower hereunder and apply it against such obligations as and when due, and at such time as there shall not be continuing any such Default or Event of Default, such amount, to the extent not previously so applied against the Borrower's obligations, shall be paid to the Borrower; provided that if any such amount has been so held as security for more than 183 days, during which period (i) the Security Trustee shall not

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have been limited by operation of law or otherwise from exercising remedies and (ii) the Security Trustee shall not have exercised any remedy available to it under Section 5.1, then such amount, to the extent not previously so applied against such obligations of the Borrower, shall be paid to the Borrower.
Section 10.2     Liability for Losses. Except to the extent provided in Section 7.1, the Security Trustee in its individual capacity shall not be liable for any loss relating to an investment made in accordance with instructions received by it pursuant to this Section 10. The Borrower will promptly pay to the Security Trustee, on demand, the amount of any loss for which the Security Trustee is not liable realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).
SECTION 11. MISCELLANEOUS
Section 11.1     Termination of Security Agreement. Upon payment in full of the principal of, and interest on, the Relevant Loan with respect to an Aircraft and all other amounts then due and owing of the 2013 Secured Obligations and only in the event that no Event of Default, or "Event of Default" (as defined in any thereof), shall have occurred and be continuing under any of the Other Operative Agreements, the Security Trustee shall, upon the written request of the Borrower and at the written direction of the Lender, execute and deliver to, or as directed in writing by, and at the expense of, the Borrower an appropriate instrument or instruments (in due form for recording and in the form provided by the Borrower and approved by the Lender) releasing, without recourse, representation or warranty, such Aircraft and the Related Collateral (or, in the case of the last remaining Aircraft, all remaining Collateral) from the Lien of this Security Agreement and, in such event, this Security Agreement and the trusts created hereby shall terminate and this Security Agreement shall be of no further force or effect except as provided in Section 7.7. Except as otherwise provided above, this Security Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.
Section 11.2     No Legal Title to Collateral in the Lender. Except as otherwise provided in Section 5.1, the Lender shall have no legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of the Lender in and to the Collateral or this Security Agreement shall operate to terminate this Security Agreement or the trusts hereunder or entitle any successor or transferee of the Lender to an accounting or to the transfer to it of legal title to any part of the Collateral.
Section 11.3     Sale of an Aircraft by the Security Trustee is Binding. Any sale or other conveyance of any Aircraft, Airframe, Engine or interest therein by the Security Trustee made pursuant to the terms of this Security Agreement shall bind the Lender and the Borrower, and shall be effective to transfer or convey all right, title and interest of the Security Trustee, the Borrower and the Lender in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Lender.

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Section 11.4     Benefit of Security Agreement. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than the Borrower, the Security Trustee and the Lender any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

Section 11.5     Section 1110. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Security Trustee, on behalf of the Lender, to all of the benefits of Section 1110 with respect to the Aircraft including the right to take possession of the Airframes and Engines in compliance with this Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.

Section 11.6     The Borrower's Performance and Rights. Any obligation imposed on the Borrower herein shall require only that the Borrower perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Agreements shall constitute performance by the Borrower and to the extent of such performance, discharge such obligation by the Borrower. Except as otherwise expressly provided herein, any right granted to the Borrower in this Agreement shall grant the Borrower the right to permit such right to be exercised by any such assignee, lessee or transferee. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Agreement shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Agreement.

Section 11.7     Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in English and in writing, and any such notice may be given by U. S. mail, courier service or facsimile (confirmed by telephone or in writing in the case of notice by facsimile) or any other customary means of communication, and shall in addition be delivered by email (but delivery by email shall not determine the time when such notice or communication shall be deemed "delivered" hereunder), and any such notice shall be effective when delivered if to the Borrower or the Security Trustee, to its address or number set forth below its signature at the foot of this Agreement (which in the case of the Security Trustee shall be deemed, unless otherwise indicated, to be the address of the Corporate Trust Department), and, if to the Lender, to its address or number set forth in Section 9.2 of the Loan Agreement.

Section 11.8     Severability. Should anyone or more provisions of this Security Agreement be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, to the extent permitted by applicable Law.

Section 11.9     Separate Counterparts. This Security Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Security Agreement including a signature page

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executed by each of the parties hereto shall be an original counterpart of this Security Agreement, but all of such counterparts together shall constitute one instrument.
Section 11.10     Successors and Assigns. All covenants and agreements contained herein and in the other Operative Agreements shall be binding upon, and inure to the benefit of, the Borrower and its successors and permitted assigns, and the Security Trustee and its successors and permitted assigns, and the Lender and its successors and permitted assigns, all as provided herein or in the other Operative Agreements. Any request, notice, direction, consent, waiver or other instrument or action by the Lender (unless withdrawn by the Lender or its successor prior to it being acted upon by the Security Trustee) shall bind the successors of the Lender.
Section 11.11     Third Party Beneficiary. The Export Credit Guarantor and it successors and permitted assigns shall be a third party beneficiary of the statements made, undertakings and obligations of the Borrower pursuant to the Operative Agreements.
Section 11.12     Headings. The headings of the various Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 11.13     Governing Law; Jurisdiction.
(a)     THIS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND THIS SECURITY AGREEMENT AND ANY SECURITY AGREEMENT SUPPLEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)     Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any of the other Operative Agreements to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims arising thereunder in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Security Agreement or any of the other Operative Agreements in the courts of any jurisdiction.
(c)     Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any of the other Operative Agreements to which it is a party in any New York

33

State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     The Borrower hereby irrevocably and unconditionally agrees that service of process upon it in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address for notices determined under Section 11.7 hereof or at such other address of which it shall have notified to the other party pursuant thereto.
Section 11.14     Normal Commercial Relations. Anything contained in this Security Agreement to the contrary notwithstanding, the Borrower, the Lender or the Security Trustee or any Affiliate of the Borrower, the Lender or the Security Trustee may enter into commercial banking or other financial transactions with each other, and conduct banking or other commercial relationships with each other, fully to the same extent as if this Security Agreement were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.
Section 11.15     Confidential Information. Each of the Borrower and the Security Trustee agrees to keep confidential all non-public information provided to it pursuant to or in connection with this Security Agreement, the other Operative Agreements and the transactions contemplated hereby or thereby; provided that nothing herein shall prevent any party hereto from disclosing any such information (i) to its employees, directors, agents, attorneys, accountants and other professional advisors in which case such persons will be advised of the confidential nature of the information so disclosed and will be required to keep such information confidential, (ii) to the Lender or BNDES, (iii) upon the demand of any Government Entity having jurisdiction over such party, or in response to any order of any court or other Government Entity or as may otherwise be required pursuant to any Requirement of Law, after providing the other party with prompt notice of such request, demand, order or other requirement so that such party may seek an appropriate protective order and after making reasonable efforts to resist disclosure, (iv) in connection with the exercise of any remedy hereunder or under the other Operative Agreements, (v) in the situations foreseen in Complementary Law no. 105 of January 10, 2001 of Brazil or at the request of the Federal Public Administration of the Accounting Court of Brazil Tribunal de Contas da União, in which case the requesting entities will be advised of the confidential nature of the information so disclosed, or (vii) as permitted in the Loan Agreement or the Funding Agreement.
Section 11.16     Notices, Instructions, Consents, Execution and Waiver. Whenever the provisions of this Security Agreement require or permit notice from or to, instructions from, consent of, execution of any amendment, supplement, instrument, certificate or other document by, or a waiver by, the Lender, the notice from or to, instruction from, consent of, execution by or waiver by, the holders on the date of such notice, instruction, consent, execution or waiver of more than 50% in interest of the principal amount of the Notes then outstanding shall be considered notice from or to, instruction from, consent of, execution by or waiver by, the Lender and shall be binding upon any present or subsequent the Lender; provided, however, that without the consent of each holder at the time thereof affected thereby, no amendment, supplement, consent or waiver shall:

34

(a)     change the final maturity of any Note, or change the dates or amounts of payment of any installment of the principal of or interest on any Note, or reduce the principal of or interest on any Note, or change to a location outside the United States of America the place of payment where, or the coin or currency in which, the principal amount of any Note is payable; or

(b)     create any Lien with respect to the Collateral except such as are permitted by this Security Agreement, or deprive any such holder of the benefit of the Lien on the Collateral created by the Security Agreement; or

(c)     modify the provisions of this Section 11.16; or
(d)     adversely affect any indemnities in favor of such holder.

Section 11.17     Register. The Security Trustee hereby agrees to maintain the Register pursuant to Section 9.5(d)(v) of the Loan Agreement as agent for and on behalf of the Borrower.
Section 11.18     WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

35

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of thc day and year first above written.

REPUBLIC AIRLINE INC.

By:	/s/ Lars - Erik Arnell
	Name:	LARS - ERIK ARNELL
	Title:	SENIOR VP
	Address:	8909 Purdue Road
Suite 300
Indianapolis, IN 46268

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,
as the Security Trustee

By:
Name:
Title:
	Address:	260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116

	Attn:	Corporate Trust Department

[Signature page to Aircraft Security Agreement (2013)]

36

IN WI1NESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

REPUBLIC AIRLINE INC.

By:
Name:
Title:
	Address:	8909 Purdue Road
Suite 300
Indianapolis, IN 46268

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,
as the Security Trustee

By:	/s/ Jon Croasmun
	Name:	Jon Croasmun
	Title:	Vice President
	Address:	260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116

	Attn:	Corporate Trust Department

[Signature page to Aircraft Security Agreement (2013)]

37

ANNEX A
to Loan Agreement
and to Security Agreement

FINANCING OF UP TO 47 EMBRAER ERJ 175LR (CERTIFICATION
DESIGNATION AND SHOWN ON THE FAA RECORDS AS ERJ 170-200LR)
AIRCRAFT DEFINITIONS RELATING TO LOAN AGREEMENT
AND SECURITY AGREEMENT

"2013 Secured Obligations"; has the meaning set forth in Section 2.1 of the Security Agreement
"Actual Knowledge"; with respect to any party, except as provided in Section
6.1 of the Security Agreement, actual knowledge of a President, Vice President, Director or more senior officer thereof, or any other officer of a party having responsibility for the transactions contemplated by the Operative Agreements; provided that each party shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice in accordance with Section 9.2 of the Loan Agreement.
"Additional Insureds"; has the meaning set forth in Section D of Annex C of the Security Agreement.
"Affiliate"; with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purpose of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"After-tax Basis"; with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes (other than Indemnified Taxes) as a result of the payment or accrual of the Indemnified Tax, Expenses or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.
"Aircraft"; an Airframe and its Associated Engines and includes, for any Aircraft, the BFE for such Aircraft or, collectively, all Airframes and Engines.
"Aircraft Documents"; with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority) to be maintained with respect to such Aircraft (or any of its component Airframe, Engines or Parts); and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Borrower; provided that all such materials shall be maintained in the English language.
"Aircraft Object": is defined in the Cape Town Treaty.
"Aircraft Warranties": with respect to any Aircraft, all warranties and assurances relating to such Aircraft and related equipment manufactured by the Manufacturer contained in Attachment C of the Purchase Agreement.
"Airframe": (a) each Embraer ERJ l75LR (certification designation and shown on the FAA records as ERJ l70-200LR) aircraft (except the Engines or engines from time to time installed thereon) listed by manufacturer's serial number and subjected to the Lien of the Security Agreement pursuant to the Security Agreement Supplement executed and delivered by the Borrower on a Relevant Borrowing Date; and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as the same shall be subject to the Lien of the Security Agreement in accordance with the terms of Section 3.4 thereof after removal from such aircraft. The term "Airframe" shall include any Replacement Airframe which may from time to time be substituted pursuant to Section 3.4 of the Security Agreement. At such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien of the Security Agreement, such replaced Airframe shall cease to be an Airframe under the Security Agreement.
"Airframe Interchange Agreement": an agreement between the Borrower (or a Permitted Lessee) and another air carrier which qualifies as a Permitted Lessee pursuant to which they agree to provide passenger service to multiple destinations under circumstances where an Airframe may be operated by and in the possession of such other air carrier for a period not to exceed seven consecutive days (subject to extension in the event of unforeseen circumstances).
"Annual Inspection": has the meaning set forth in Annex D to the Security Agreement.
"Annual Inspection Report": has the meaning set forth in Annex D to the Security Agreement.
"Applicable Percentage" means (a) 85%, if Guarantor's ASU risk classification is B or higher or (b) 80% if Guarantor's ASU risk classification is B-or lower.
"Assignment": has the meaning specified in Section 9.5(b)(2) of the Loan Agreement.
"Associated Airframe": with respect to any Engine, the Airframe specified as comprising part of the Aircraft that included such Engine (or if such Engine is a Replacement Engine, the original Engine that such Replacement Engine directly or indirectly replaced) in the Security Agreement Supplement delivered at the Relevant Closing for such Aircraft, or any Replacement Airframe substituted therefor.

"Associated Engines": with respect to any Aircraft, the Engines specified as comprising part of such Aircraft (or, if the Airframe included as part of such Aircraft is a Replacement Airframe, the Aircraft that included the original Airframe that such Replacement Airframe directly or indirectly replaced) in the Security Agreement Supplement delivered at the Relevant Closing for such Aircraft, or any Replacement Engine substituted therefor (in each case, whether or not such Engine is then installed on the Airframe comprising part of such Aircraft).
"ASU": the Sector Understanding on Export Credits for Civil Aircraft published by the OECD, effective 1 February 2011, as supplemented and/or amended from time to time.
"Aviation Authority": the FAA or, in the case of any Aircraft that is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 3.3 of the Security Agreement, such other Government Entity.
"Bankruptcy Code": the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, as amended, modified, succeeded or replaced from time to time.
"Bankruptcy Default": a Default under Section 8.1(f) of the Loan Agreement.
"Bankruptcy Event": with respect to any Person, any of the following events:
(a)     such Person shall consent to the appointment of or the taking of possession by the receiver, trustee or liquidator of itself or of substantially all of its property, or such Person shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall authorize a general payment moratorium, except to the extent payments are made within applicable grace periods, or shall make a general assignment for the benefit of creditors; or
(b)     such Person shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a proceeding under the Bankruptcy Code (as in effect at such time) or other bankruptcy or insolvency Laws (as in effect at such time) or such Person shall seek relief by voluntary petition, answer, or consent under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or such Person's board of directors shall adopt a resolution authorizing any of the foregoing; or
(c)     an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of such Person, a receiver, trustee or liquidator of such Person or of substantially all of its property, or sequestering substantially all of the property of such Person, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or
(d)     a petition against such Person in a proceeding under the Bankruptcy Code (as in effect at such time) or any other bankruptcy laws or other insolvency laws (as in effect at such time) shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to such Person, any court of competent jurisdiction shall assume jurisdiction, custody or control of such Person or of substantially all of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.
"Basel III": the comprehensive set of reform measures developed (and designated as "Basel III" in September 2010) by the Basel Committee on Banking Supervision, to strengthen the regulation, supervision and risk management of the banking sector.
"BFE": all buyer furnished equipment, if any, installed on the Aircraft on or before the Delivery Date, and listed in an attachment to the BFE Bill of Sale.
"Bills of Sale": in the case of any Aircraft, the FAA Bill of Sale and the Warranty Bill of Sale with respect to such Aircraft.
"BNDES": Banco Nacional de Desenvolvimento Econ6mico e Social, a Brazilian Federal public company with its principal place of business in Brasilia, Distrito Federal, Federative Republic of Brazil, and main offices in the City of Rio de Janeiro, at Avenida República do Chile, No. 100 CEP 20139-900 -Rio de Janeiro -RJ, Brazil 20-139-900 registered in the General Register of Taxpayers under the number 33.657.248/0001-89.
"Borrower": Republic Airline Inc., an Indiana corporation.
"Brazil": the Federative Republic of Brazil.
"Brazilian Currency Equivalent": has the meaning set forth in Section 2.1 of the Loan Agreement.
"Brazilian Government Lender": any of FINAME, BNDES or any other Lender which is the federal government (União Federal) of Brazil or which is controlled directly or indirectly by the federal government of Brazil.
"Break Amount": in respect of any Loan:
(a)     (in the case of a Relevant Loan bearing Floating Rate), the amount (if any) by which any interest which would be received by the Lender as a result of putting the relevant principal amount of such Relevant Loan on deposit with one of the Reference Banks for a period equal to the then remaining portion of the Interest Period in relation to such Relevant Loan is lower than the amount of interest which would have accrued pursuant to clause 2.2 of the Loan Agreement on such principal amount of such Relevant Loan during such remaining portion of such Interest Period had such principal not been prepaid; and
(b)     (in the case of a Loan bearing interest at a Fixed Rate), on any day, the excess, if any, of (i) the present value, calculated as of the date of such prepayment utilizing as a discount rate the Fixed Rate that would be applied if a Loan with a Fixed

Rate of interest was made to the Borrower on such date of prepayment, of all remaining principal and interest payments related to such Relevant Loan over (ii) one hundred per cent (100%) of the outstanding principal amount of such Relevant Loan and accrued interest as at such date of prepayment.
"Broad Based Offering": has the meaning specified in Section 9.5(d)(iii) of the Loan Agreement.
"Business Day": any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York, Indianapolis, Indiana, Rio de Janeiro, Brazil or the city and state in which the Corporate Trust Department is located.
"Cape Town Treaty": the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.
"Change in U.S. Tax Law": (a) any change after the Document Closing Date to the Code, the Regulations, or administrative guidance or (b) any formal or informal change in any IRS position with respect to, or interpretation of, U.S. Tax Law, regardless of how and when such change is advanced, announced or articulated provided that for purposes of clarification, if any private letter ruling has been formally revoked as of the Closing Date and notice of such revocation has been made readily available to the public as of such date, such revocation shall not constitute a Change in U.S. Tax Law.
"Citizen of the United States": is defined in Section 40102(a)(15) of the Federal Aviation Code and in the FAA Regulations.
"Code": the United States Internal Revenue Code of 1986, as amended from time to time.
"Code-Share Agreement" has the meaning set forth in the Funding Agreement.
"Collateral": has the meaning specified in Section 2.1 of the Security Agreement.
"Commitment": has the meaning set forth in the Funding Agreement.
"Commitment Fee": has the meaning provided in Section 2.2(a) of the Funding Agreement.
"Commitment Termination Event": has the meaning provided in Section 1.1 of the Funding Agreement.
"Confidential Information": has the meaning set forth in Section 9.14 of the Loan Agreement.

"Consent to Assignment": with respect to any Permitted Lease, a consent to assignment in substantially the form of Exhibit B to the form of Notice of Assignment attached to the Aircraft Security Agreement, duly completed by the applicable parties.
"Contractual Currency": has the meaning set forth in Section 9.7 of the Loan Agreement.
"Corporate Trust Department" or "Trust Department": the Corporate Trust Department of the Security Trustee located at the principal corporate trust office of the Security Trustee as specified in Section 11.7 of the Security Agreement, or such other department or office at which the Security Trustee's corporate trust business shall be administered which the Security Trustee shall have specified by written notice to the Borrower and the Lender.
"CRAF": the Civil Reserve Air Fleet Program authorized under 10 U.S.C. § 9511 et seq. or any substantially similar program under the laws of the United States.
"Debt": any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.
"Debt Balance": has the meaning set forth in Section B of Annex C to the Security Agreement.
"Default": an event that, with the giving of notice or the lapse of time or both, would become an Event of Default.
"Default Rate": the sum of (A) (x) LIB OR, in the case of a Relevant Loan bearing interest based on LIBOR or (y) the relevant CIRR Rate, for any Relevant Loan bearing interest based on a Relevant CIRR Rate or (z) the Relevant Swap Rate, for any Relevant Loan bearing interest based on a Relevant Swap Rate plus (B) a rate of 2.0% per annum, plus (C) the Margin, plus (D) the Administrative Fee. The Default Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The default rate shall not exceed the maximum interest rate permitted under applicable law.
"Delivery Date" or "Date of Actual Delivery": in the case of any Aircraft, the date on which such Aircraft is or was delivered by the Manufacturer to the Borrower.
"Deregistration Power of Attorney": with respect to any Aircraft, the Deregistration Power of Attorney, substantially in the form of Exhibit F to the Loan Agreement.
"Document Closing Date": has the meaning specified in the Funding Agreement.
"Dollars", "United States Dollars" or "$": the lawful currency of the United States.
"EASA": the European Aviation Safety Agency.

"Eligible Account": an account established by and with an Eligible Institution acting at the request of the Security Trustee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Security Trustee shall be the "entitlement holder" (as defined in Section 8102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Security Trustee to the exclusion of the Borrower, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.
"Eligible Institution": the corporate trust department of (a) Wells Fargo Bank Northwest, National Association, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or anyone of the states thereof or the District of Columbia (or any U.S. branch of a foreign bani,), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A3 or its equivalent.
"Engine": (a) each of the General Electric CF34-8E5 series engines listed by manufacturer's serial numbers and subjected to the Lien of the Security Agreement pursuant to a Security Agreement Supplement executed and delivered by the Borrower on a Relevant Borrowing Date, whether or not from time to time installed on an Airframe or installed on any other airframe or on any other aircraft; and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 3.3 or Section 3.4 of the Security Agreement; together, in each case, with any and all Parts so long as the same shall be incorporated or installed in or attached thereto or so long as the same shall be subject to the Lien of the Security Agreement in accordance with the terms of Section 3.3 thereof after removal from any such engine. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Security Agreement, such replaced Engine shall cease to be an Engine under the Security Agreement.
"Engine Manufacturer": General Electric Company, a New York corporation, together with its successors and permitted assigns.
"Engine Manufacturer's Consent and Agreement": in the case of any Aircraft, the consent of the Engine Manufacturer dated as of the Relevant Borrowing Date for such Aircraft relating to the grant of a security interest in the Engine Warranties with respect to the Associated Engines for such Aircraft by the Borrower to the Security Trustee for the benefit of the Lenders.
"Engine Warranties": with respect to any Engine, all warranties and assurances relating to such Engine and related equipment manufactured by the Engine Manufacturer contained in the CF34 Turbofan Airline Operator Warranty.
"Equipment": any Aircraft, Airframe, Engine and/or Part.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended.
"Event of Default": has the meaning set forth in Section 8.1 of the Loan Agreement.
"Event of Loss": with respect to any Aircraft, Airframe or Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:
(a)     the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Borrower;
(b)     the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;
(c)     any theft, hijacking or disappearance of such property for a period of 90 consecutive days or more;
(d)     any seizure, condemnation, confiscation, taking or requisition (including loss of title), appropriation or condemnation of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 90 consecutive days; or
(e)     as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of an Aircraft, or by any Government Entity otherwise having jurisdiction over the operation or use of such Aircraft, the use of such property in the normal course of Borrower's business of passenger air transportation is prohibited for a period of 90 consecutive days, unless Borrower, prior to the expiration of such 90-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Borrower, but in any event if such use shall have been prohibited for a period of 365 days, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Borrower's (or a Permitted Lessee's) entire U.S. fleet of such property and Borrower (or a Permitted Lessee), prior to the expiration of such 365-day period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Borrower, but in any event if such use shall have been prohibited for a period of three years.

"Expenses": has the meaning specified in Section 9.l6(h) of the Loan Agreement.

"Export Credit Guarantee": the export credit guarantee to be granted by the Export Credit Guarantor for the benefit of the Lender.
"Export Credit Guarantee Loan Prepayment Amount": with respect to a Relevant Export Credit Guarantee Loan as of any date, an amount equal to the sum of (i) the amount listed on Schedule 2 to the Relevant Note B evidencing such Relevant Export Credit Guarantee Loan opposite the Payment Date next preceding such date, unless such date is a Payment Date, then opposite such Payment Date (whichever is applicable, the "Applicable Payment Date"), plus (ii) unless such date is a Payment Date, interest accrued on the amount referred to in clause (i) of this definition from and including the Applicable Payment Date to but excluding such date at the Relevant Loan B Prepayment Rate, plus (iii) any installment of principal of such Relevant Export Credit Guarantee Loan due on or prior to the Applicable Payment Date and accrued interest on any such amount not paid when due at the Default Rate, plus (iv) interest accrued at the Relevant Loan B Prepayment Rate on the amount referred to in clause (i) of this definition from and including such date to but excluding the 90th day after such date, plus (v) if such Export Credit Guarantee Loan Prepayment Amount is required to be paid (a) on or prior to 180 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 270,000.00, (b) after 180 days from the Delivery Date for the relevant Aircraft but on or prior to 360 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 210,000.00, (c) after 360 days from the Delivery Date for the relevant Aircraft but on or prior to 540 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 140,000.00, or (d) after 540 days from the Delivery Date for the relevant Aircraft but on or prior to 720 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 70,000.00.
"Export Credit Guarantor": the Brazilian Federal Government - Secretaria de Assuntos Internacionais do Ministério da Fazenda (SAIN), through the Fundo de Garantia à Exportação - FGE.

"FAA": the U.S. Federal Aviation Administration and any agency or instrumentality of the U.S. Government succeeding to its functions.
"FAA Application for Aircraft Registration": with respect to any Aircraft, an application for registration of such Aircraft on AC Form 8050-1 or such other form approved by the FAA.
"FAA Bill of Sale": with respect to any Aircraft, the bill of sale for such Aircraft on AC Form 8050-2 (or such other form approved by the FAA) executed by the Manufacturer in favor of the Borrower, dated the Delivery Date for such Aircraft.
"FAA Regulations": the Federal Aviation Regulations issued or promulgated pursuant to the Federal Aviation Code from time to time.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or amended successor version that is substantively comparable and mot materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section l47l(b)(1) of the Code and an agreement entered into relating to Section s 1471 through 1474 of the Code.
"Federal Aviation Code": the sections of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement therefor.
"FGE": Fundo de Garantia às Exportações - FGE.
"FINAME": has the meaning specified in the recitals to the Loan Agreement.
"FINAME Related Agreement": the "Loan Documents", "Operative Agreements", "Operative Documents" or other equivalent term as used and defined in the documents governing any Debt now or hereafter and directly or indirectly owing by Guarantor or any of its direct or indirect Subsidiaries to FINAME or any security trustee acting for FINAME.
"Fixed Rate": with respect to any Relevant Loan bearing interest at a fixed rate, either the Relevant CIRR Rate or the Relevant Swap Rate (whichever is applicable) for such Relevant Loan.
"Floating Rate": with respect to an Interest Period for any Relevant Loan bearing interest at a floating rate, LIB OR for such Interest Period for such Relevant Loan.
"Fly-Away-Factory Condition": with respect to any Aircraft, that such Aircraft is or was accepted by Borrower from the Manufacturer on the Delivery Date as new and in compliance with the Purchase Agreement, subject to unsatisfied delivery discrepancies that Manufacturer agrees or agreed to remedy.
"Frontier": means Frontier Airlines Holdings, Inc., a Delaware corporation, and its subsidiaries.
"Funding Agreement": means the Funding Agreement (2013), dated as of July 2, 2013, between FINAME and Republic.
"GAAP": generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any Person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such Person's financial statements.
"Government Entity": (a) any national, federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.
"Guarantor": Republic Airways Holdings Inc., a Delaware corporation.
"Guaranty": the Guaranty (2013), dated as of the date of the Loan Agreement, by the Guarantor in favor of the Security Trustee and the Lenders, in substantially the form set forth in Exhibit E to the Funding Agreement.
"Indemnitee": has the meaning set forth in Section 9.16(i) of the Loan Agreement.
"Indemnified Taxes": means Taxes with respect to the Loan other than:
1.Taxes imposed on the Lender in excess of Taxes that would have been imposed if such Lender had not engaged in any business in or had any presence or contact in the jurisdiction imposing such Taxes other than any business, presence or contact as a result of the operation, presence, registration or location of the Aircraft in such jurisdiction or as a result of the transactions contemplated by the Operative Agreements;
2.Taxes imposed on the Lender that arise out of or are caused by the gross negligence or willful misconduct of such Lender (unless such gross negligence or willful misconduct is imputed to such Lender by reason of the acts or omissions of the Borrower);
3.Taxes that would not have been imposed but for any failure of the Lender to (x) file proper and timely reports or returns or to pay any Taxes when due (except to the extent caused by a breach by Borrower of its obligations pursuant to Section 2.6 of the Loan Agreement), (y) with respect to a Lender other than a Brazilian Government Lender, comply with any certification, information, documentation, reporting or other similar requirements, concerning the nationality, residence, identity or connection with jurisdiction imposing such Taxes, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes and such Lender was eligible to comply with such requirement but only if and to the extent that such Lender is entitled under applicable Law to furnish such forms and is eligible to claim such reduction or exemption and only to the extent that such forms may be filed by such Lender without adverse consequences to the Lender or any of its Affiliates, or risk thereof, as reasonably determined by such Lender in good faith (and only if in the case of Taxes other than U.S. Withholding Taxes, the Borrower has given the Lender prior notice of such compliance requirements) or (z) with respect to a Brazilian Government Lender, failure to comply with such Lender's obligations in Section 2.7(d) of the Loan Agreement;

4.(A) With respect to a Brazilian Government Lender, Taxes imposed by any Government Entity of or in Brazil other than such Taxes resulting from the presence, activities or conduct of the Borrower (or any Affiliate of the Borrower or the presence of any Aircraft, Engine or Part subsequent to the Delivery Date) in Brazil, (B) with respect to a Lender that is not a Brazilian Government Lender, Taxes imposed by any Government Entity in a jurisdiction within which such Lender is incorporated or has its principal place of business (but excluding any such Taxes resulting from the presence, activities or conduct of the Borrower (or any Affiliate of the Borrower or the presence of any Aircraft, Engine or Part subsequent to the Delivery Date) in such jurisdiction);
5.With respect to a Brazilian Government Lender, U.S. Withholding Taxes imposed other than by reason of a Change in U.S. Tax Law; or

6.     Taxes imposed pursuant to FATCA.
"Initial Principal Payment": has the meaning set forth in Section 2.4(c) of the Funding Agreement.
"Inspection Agent": at any time, any person engaged by the Borrower to inspect the Aircraft and who at such time is qualified by ISTAT and has been approved by the Lender (and such approval has not been withdrawn by the Lender).
"Interest Period": with respect to any Relevant Loan, the period commencing on and including the Relevant Borrowing Date for such Relevant Loan and ending on but excluding the next succeeding Payment Date for such Relevant Loan; and thereafter, each successive period commencing on and including the last day of the next preceding Interest Period for such Relevant Loan and ending on but excluding the next succeeding Payment Date for such Relevant Loan; provided, that, if any Payment Date would otherwise be a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, further, that if such extension would cause payment of interest on or principal of such Relevant Loan bearing interest at the Floating Rate to be made in the next following calendar month, such Interest Period shall end on the next preceding Business Day.
"International Interest": is defined in the Cape Town Treaty.
"International Registry": is defined in the Cape Town Treaty.
"IRS": the United States Internal Revenue Service or any agency or instrumentality of the U.S. Government succeeding to its functions.
"Law": (a) any constitution, treaty, convention (including the Cape Town Treaty), statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Lease": any lease of any Aircraft, including any subsequent Permitted Lease.
"Lease Assignment": an assignment of a Permitted Lease substantially in the form of Exhibit B to the Security Agreement.
"Lender": FINAME and each Person that becomes a Lender pursuant to an Assignment, in each case so long as it is listed as the registered holder of a Note in the Register.
"Lender Liens": any Lien attributable to a Lender with respect to any Aircraft, any interest therein, or any other portion of the Collateral, arising as a result of (i) claims against such Lender not related to its interest in such Aircraft or the administration of the Loan under the Loan Agreement, (ii) acts of such Lender not permitted by, or failure of such Lender to take any action required of it by, the Operative Agreements, (iii) Taxes against such Person or any of its Affiliates not required to be indemnified by Borrower under the Loan Agreement, or (iv) claims against such Person arising out of any transfer by such Person of its interest in any Loan, any Note and its interests in the Operative Agreements.
"LIBOR": with respect to an Interest Period or any other applicable period, the rate of interest for deposits in United States Dollars as indicated on Bloomberg page "BBAM" (or any successor or substitute therefor) or, if not so indicated, the average (rounded upwards to the nearest 1/16th of 1.00%) of such rates offered by the Reference Banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the day two Business Days prior to the first day of such Interest Period or other applicable period for deposits of a duration comparable to such Interest Period or other applicable period, in an amount (if applicable) approximately equal to the amount on which such interest will accrue as of the first day of such Interest Period or other applicable period.
"LIBOR Breakage" with respect to any Relevant Loan bearing interest at a Floating Rate, the amount determined by the Lender to be sufficient to compensate it for any loss, cost or expense, including any loss, cost or expense in liquidating or redeploying funds acquired by the Lender to fund any Relevant Loan (but excluding loss of the Margin), attributable to (x) any payment or prepayment of principal on any of the Relevant Notes if such date is not a Payment Date, or (y) the failure of the Borrower to prepay any Relevant Note after giving notice of prepayment.
"Lien": any mortgage, pledge, lien, charge, claim, encumbrance, International Interest, lease or security interest affecting title to or any interest in property.
"Loans": collectively, all of the Relevant Loans.
"Loan A Commitment": the obligation of the Lender to make Relevant Loans A pursuant to Section 2.1 of the Funding Agreement in an aggregate principal amount up to but not exceeding $1,048,164,738.10.

"Loan Agreement": the Loan Agreement (2013) entered into pursuant to the Funding Agreement between the Borrower and the Lender, including all annexes, schedules, exhibits, appendices, amendments and supplements thereto, as amended and restated, supplemented or otherwise modified from time to time.
"Loan Participants": has the meaning set forth in Section 9.5(d) of the Loan Agreement.
"Loss Payment Date": has the meaning set forth in Section 3.4(b) of the Security Agreement.
"Maintenance Program": has the meaning set forth in Section 3.3(g) of the Security Agreement.
"Mandatory Modification": has the meaning set forth in Section 3.30) of the Security Agreement.
"Manufacturer": means Embraer S.A., and its successors and permitted assigns.
"Manufacturer's Acknowledgment": with respect to an Aircraft, the Manufacturer's Acknowledgment, dated the Relevant Borrowing Date for such Aircraft, relating to the grant of a security interest in the Aircraft Warranties with respect to such Aircraft by the Borrower to the Security Trustee for the benefit of the Lenders.
"Margin": a rate of 0.30% per annum; provided if the Commitment has not been fully utilized or terminated in accordance with the terms of this Agreement during the period ending on Document Closing Date in the 18th month after the Document Closing Date, the "Margin" for any Loans advanced after such date shall be adjusted to the minimum rate required according to the ASU.
"Material Adverse Change": as of any date, a material adverse change in the consolidated business, operations, results of operations, or financial condition of Guarantor and its consolidated subsidiaries, as of such date compared to December 31, 2012. Without limiting the generality of the foregoing, a Material Adverse Change shall include: (a) a material default by an RJET Airline under any loan, lease or other financing obligation to which an RJET Airline and the Lender are parties; (b) the occurrence of a Bankruptcy Event with respect to Republic or Guarantor; (c) the reduction of the number of Code-Share Agreements under which the RJET Airlines, collectively, are operating aircraft to less than two or the failure of American Airlines, Inc. to be one code-share partner; provided that any reduction due to the consolidation, merger or other combination of the operations of two or more code-share partners of the RJET Airlines where the consolidated, merged or combined airline continues as a code-share partner of an RJET Airline shall not be deemed to have occurred for purposes of this definition so long as, subject to Section 7.8 of the Loan Agreement, one such code-share partner is American Airlines, Inc.; or (d) any order or administrative action by the FAA or any other aviation authority which grounds all or a substantial portion of the combined fleet of the RJET Airlines or imposes operating restrictions on the RJET Airlines that may reasonably be expected to be material and adverse and that are not applicable to regional air carriers generally. The provisions of the preceding sentence shall not be deemed to influence the interpretation of the first sentence of this definitional paragraph, it being intended that the first sentence of this paragraph shall be interpreted in accordance with normal commercial practice. Notwithstanding anything in the foregoing, any disposition by Guarantor of some or all of Frontier or any Bankruptcy Event with respect to Frontier or any of its subsidiaries shall not be a Material Adverse Change in and as itself, but shall be a Material Adverse Change to the extent such disposition or Bankruptcy Event results in a material adverse change in the consolidated business, operations, results of operations or financial condition of Guarantor and its consolidated subsidiaries (excluding Frontier) compared to December 31, 2012, provided that any non-cash write-offs or accounting adjustments relating to any such disposition or bankruptcy with respect to the Guarantor's consolidated financial statements shall not be a Material Adverse Change.
"Material Change": any event, condition or circumstance that materially and adversely affects the Guarantor's consolidated business, operations, results of operations or financial condition, or the Borrower's or the Guarantor's ability to observe or perform its obligations, liabilities and agreements under, or affect the validity or enforceability of the Operative Agreements. Notwithstanding anything in the foregoing, any disposition by Guarantor of some or all of Frontier or any Bankruptcy Event with respect to Frontier or any of its subsidiaries shall not be a Material Change in and as itself, but shall be a Material Change to the extent such disposition or Bankruptcy Event results in a material adverse change in the consolidated business, operations, results of operations or financial condition of Guarantor and its consolidated subsidiaries ( excluding Frontier) compared to December 31, 2012, provided that any non-cash write-offs or accounting adjustments relating to any such disposition or bankruptcy with respect to the Guarantor's consolidated financial statements shall not be a Material Change.
"Notes": the Relevant Notes issued and outstanding under the Loan Agreement.
"Notice of Assignment": with respect to any Permitted Lease, a notice of assignment in substantially the form of Exhibit A to the form of Lease Assignment attached to the Security Agreement, duly completed by the applicable parties.
"Notice of Borrowing": has the meaning set forth in the Funding Agreement.
"Obsolete Parts": has the meaning set forth in Section 3.3G) of the Security Agreement.
"OECD": the Organization for Economic Cooperation and Development.
"OEM Parts": parts manufactured by, or approved by, the original equipment manufacturer.
"Officer's Certificate": in respect of any Person, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), any Director, the Treasurer or the Secretary of such Person.

"Operative Agreements": the Loan Agreement, the Notes, the Security Agreement, the Funding Agreement, the "Guaranty" (as defined in the Funding Agreement), each Security Agreement Supplement, any amendment to the Security Agreement, the Guaranty and, for each Aircraft, the Bills of Sale, any Permitted Lease, any Lease Assignment, the Manufacturer's Acknowledgment, the Engine Manufacturer's Consent and Agreement, and any other agreement or instrument specifically identified therein with the consent of the Borrower as an "Operative Agreement" for purposes hereof.
"Optional Modification": has the meaning set forth m Section 3.3(j) of the Security Agreement.
"Other Collateral": the "Collateral" (or equivalent term) as used and defined in the Other FINAME Transactions.
"Other FINAME Indebtedness": without duplication, all Debt now or hereafter and directly or indirectly owing by Guarantor or any of its direct or indirect Subsidiaries pursuant to the Other Operative Agreements.
"Other FINAME Transactions": any direct or indirect, past, present or future FINAME-supported financing which is now or hereafter guaranteed by the Export Credit Guarantor (whether by way of a loan, a lease or a guarantee) for or for the benefit of Guarantor or any of its direct or indirect Subsidiaries under which any Other FINAME Indebtedness is outstanding, in each case only so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of such Other FINAME Indebtedness.
"Other Operative Agreements": the "Loan Documents", "Operative Agreements", "Operative Documents" or other equivalent term as used and defined in the Other FlNAME Transactions.
"Other Secured Obligations" has the meaning set forth in Section 2.1 of the Security Agreement
"Other Security Agreement": the "Security Agreement" (or equivalent term) as used and defined in the Other FINAME Transactions.
"Other Security Trustee": the "Security Trustee" (or equivalent term) as used and defined in the Other FINAME Transactions.
"Other Taxes": all present or future stamp or documentary taxes or any other excise or taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any of the Operative Agreements. other than any such Taxes imposed as a result of a transfer of any Relevant Loan or any interest therein or any Taxes based upon the value or principal amount of any Relevant Loan imposed by a jurisdiction in which the Lender is subject to Taxes of such type as a result of a connection with such jurisdiction unrelated to the transactions contemplated by the Operative Agreements

"Parts": all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Parts leased by Borrower from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine.
"Payment Date": with respect to any Relevant Loan, (a) the Relevant Borrowing Date of such Relevant Loan, (b) October 15, January 15, April 15 and July 15 of each year prior to the Relevant Loan Maturity Date for such Relevant Loan, commencing with the first such date following the Relevant Borrowing Date and (c) the Relevant Loan Maturity Date for such Relevant Loan.
"Payment Default": the failure of the Borrower to pay any amount of principal of or interest on any of the Loans when due.
"Permitted Country": means any country listed on Annex E to the Security Agreement.
"Permitted Investments": the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Security Trustee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rating of Aa or better by Moody's Investor Service, Inc. or AA or better by Standard & Poor's Rating Services; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Ratings Services of at least A-1 or its equivalent or by Moody's Investors Service, Inc. of at least P-l or its equivalent.
"Permitted Lease": a lease permitted under Section 3.2 of the Security Agreement.
"Permitted Lessee": a lessee that is a duly qualified operator of aircraft of the same type as the Aircraft, which is incorporated in (a) any Permitted Country, (b) any country which is a contracting party to, and has implemented, the Cape Town Convention on International Interests in Mobile Equipment having made the "Qualifying Declarations" from Annex 1 of ASU, (c) any country which is a participant of ASU (other than Belgium, Italy and Spain), or (d) the United States or any jurisdiction within the United States.
"Permitted Liens": has the meaning set forth in Section 3.1 of the Security Agreement.

"Person" or "person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
"Plan": any employee benefit plan within the meaning of Section 3(3) of ERISA or any plan within the meaning of Section 4975(e)(1) of the Code.
"Premium Rate": shall mean 1.92 % per annum; provided, however, that, the Premium Rate may be adjusted by the Lender after the date corresponding to the Document Closing Date in the eighteenth (18th) month after Document Closing Date to the minimum Premium Rate then applicable under the ASU and by reference to the then current risk classification of the Guarantor and any applicable discount under the terms of the ASU.
"PROEX Breakage Costs": any and all losses suffered or incurred by the Lender under the Program for Financing of Exports ("PROEX") as established in connection with the interest rate support paid to the Lender under Brazilian law as a consequence of any prepayment or acceleration of the Loan.
"Prospective International Interests": is defined in the Cape Town Treaty.
"Purchase Agreement": the Amended and Restated Purchase Agreement COM 0190-10 dated as of January 23, 2013, between the Manufacturer and Republic providing for, inter alia, the purchase of the Aircraft, as amended, supplemented or restated from time to time, together with the exhibits and the letter agreements thereto.
"Reference Banks": has the meaning specified in Section 1.1 of the Funding Agreement.
"Register": has the meaning specified III Section 9.5(d)(v) of the Loan Agreement.
"Related Collateral": with respect to any Aircraft, the Aircraft Documents, Aircraft Warranties, Engine Warranties, Bills of Sale, requisition and insurance proceeds and any Permitted Lease with respect to such Aircraft and any other property, right or privilege included in the Collateral solely due to the inclusion of any of the foregoing in the Collateral.
"Relevant Additional Interest": with respect to a payment on a Relevant Loan A by the Borrower pursuant to Sections 2.4 or 2.5 of the Loan Agreement, an amount equal to interest at the Relevant Spread Rate accrued on the outstanding principal amount of the applicable Relevant Loan A from and including the "Applicable Payment Date" (as defined in and determined in accordance with the definition of "Export Credit Guarantee Loan Prepayment Amount") to but excluding the date of payment of such Relevant Loan A.
"Relevant Advance": has the meaning specified III Section 2.1 of the Loan Agreement.

"Relevant Aircraft BFE": with respect to any Aircraft, the buyer furnished equipment, if any, to be installed thereon on or prior to the Delivery Date, as scheduled in the Relevant BFE Bill of Sale.
"Relevant Borrowing Date": in the case of any Aircraft, the date on which the Relevant Loan with respect to such Aircraft is made by the Lender to the Borrower.
"Relevant CIRR Rate": in respect of any Relevant Loan, the rate per annum which is the fixed interest rate equal to the Commercial Interest Reference Rate ("CIRR") for civil aircraft under the ASU for Dollars based on the seven (7)-year US Treasury bond yields and for a repayment period of twelve (12) years published by the Secretariat of the OECD and effective as at the relevant date for such Relevant Loan, as noted on the internet in the week preceding the fifteenth (15th) calendar day of each month (effective on the fifteenth (15th) day of each such month) and available and prevailing on the website of the OECD at http://www.oecd.org on the relevant date for such Relevant Loan. The "CIRR" applicable to each Relevant Loan advanced within 180 days from the Document Closing Date shall be the rate prevailing at the Document Closing Date. After each successive period of 180 days elapsed from the Document Closing Date, if the "CIRR" is higher than the previous one, "CIRR" shall be reset to such higher rate for the next 180 days; if the "CIRR" applicable on the next day after such 180 day period is lower than or equal to the previous one, the previous one shall prevail for the next 180 days, in each case for Relevant Loan advances during such next 180 day period.
"Relevant Closing": has the meaning set forth in Section 2.1 of the Loan Agreement.
"Relevant Export Credit Guarantee Loan": in the case of any Aircraft, that portion of the Relevant Loan in the principal amount initially equal to the Upfront Amount (as defined in the Funding Agreement) for such Aircraft.
"Relevant Interest Rate": with respect to any Relevant Loan, the sum of (a) the Margin, plus (b) the Administration Fee Rate, plus (c) the Relevant CIRR Rate, the Relevant Swap Rate or LIBOR, whichever shall be applicable to such Relevant Loan as specified in the Notice of Borrowing for such Relevant Loan; provided, however, that the Borrower shall not elect any of the Loans to accrue interest at the Relevant CIRR Rate.
"Relevant Loan" in the case of any Aircraft, the Relevant Loan A and the Relevant Export Credit Guarantee Loan, collectively, made under the Loan Agreement to the Borrower with respect to such Aircraft.
"Relevant Loan A": in the case of any Aircraft, that portion of the Relevant Loan in the principal amount initially equal to the Relevant Advance for such Aircraft.
"Relevant Loan B Prepayment Rate": with respect to a Relevant Export Credit Guarantee Loan, a rate per annum equal to the sum of the Relevant Interest Rate plus the Relevant Spread Rate.

"Relevant Loan Maturity Date": in the case of any Relevant Loan, the date corresponding to the Relevant Borrowing Date for such Relevant Loan in the 141 st month after such Relevant Borrowing Date.
"Relevant Manufacturer's Invoice": with respect to any Aircraft, the invoice of the Manufacturer setting forth the purchase price for such Aircraft.
"Relevant Net Aircraft Cost": with respect to any Aircraft, the purchase price under the Purchase Agreement of such Aircraft, net of all credit memoranda and adjustments, as set forth in the Relevant Manufacturer's Invoice.
"Relevant Note A": with respect to a Relevant Loan A, the promissory note substantially in the form of Annex B-1 to the Loan Agreement, dated the Relevant Borrowing Date for such Relevant Loan A and executed by the Borrower, and each promissory note issued in replacement thereof.
"Relevant Note B": with respect to a Relevant Export Credit Guarantee Loan, the promissory note substantially in the form of Annex B-2 to the Loan Agreement, dated the Relevant Borrowing Date for such Export Credit Guarantee Loan and executed by the Borrower, and each promissory note issued in replacement thereof.
"Relevant Notes": with respect to a Relevant Loan, the Relevant Notes A and Relevant Notes B evidencing such Relevant Loan.
"Relevant Spread Rate": means the Premium Rate applicable to the Relevant Loan.
"Relevant Swap Rate": with respect to any Relevant Loan, the rate of interest shown on the Bloomberg service, page USSWAP7, "Trade Recap" screen with the "Composite (NY)" source as the fixed rate (calculated on the basis of a 360-day year of twelve 30-day months and payable on a quarterly basis) under a seven year U.S. dollar swap transaction for USD LIB OR -BBA (calculated on a 360-day year and an actual days payable on a quarterly basis), determined on the second Business Day prior to the Relevant Borrowing Date of such Relevant Loan at 11:00 a.m., New York time, or if no such rate is shown at such time, then the rate shown on such Bloomberg screen soonest thereafter.
"Removable Part": has the meaning set forth in Section 3.30) of the Security Agreement.
"Replacement Engine": an engine which shall have been subjected to the Lien of the Security Agreement pursuant to Section 3.3 or Section 3.4 thereof.
"Republic": Republic Airline Inc., an Indiana corporation.
"Republic Merger Transaction": as defined in Section 8.8(a) of the Funding Agreement.

"Republic Successor": has the meaning provided in Section 8.7(a) of the Funding Agreement.
"Requirement of Law": as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Government Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"RJET Airline": each Subsidiary of Guarantor that is a U.S. Air Carrier.
"SBCE": SBCE -Seguradora Brasileira de Crédito à Exportação S.A. and any agency or instrumentality of the Brazilian government succeeding to its functions.
"SEC": the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.
"Section 1110": 11 U.S.C. § 1110 of the Bankruptcy Code or any successor section of the federal bankruptcy Law in effect from time to time.
"Section 1110 Agreement": a written agreement of the debtor to perform referred to in Section 1110(a)(2)(A) of the Bankruptcy Code that, without further review or modification, qualifies under Section 1110 to keep the automatic stay provided by Section 362 of the Bankruptcy Code in effect with respect to all Aircraft.
"Section 1110 Air Carrier": a Person holding an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.
"Section 1110 Period": the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into with court approval a Section 1110 Agreement within such 60 days (or longer period as agreed) and continuing until such time as such trustee or debtor-in-possession ceases to fully perform its obligations thereunder with the result that the period during which the Security Trustee is prohibited from repossessing all Aircraft under the Security Agreement comes to an end; provided that, at all times on and after such 60-day period, all cures specified in Section 1110(a)(2)(B) have been timely and fully made and performed.
"Secured Obligations": has the meaning set forth in Section 2.1 of the Security Agreement.
"Securitization": has the meaning specified in Section 9.5(b)(2) of the Loan Agreement.

"Securities Act": means the Securities Act of 1933, as amended.
"Security Agreement": the Aircraft Security Agreement (2013), entered into pursuant to the Funding Agreement between the Borrower and the Security Trustee, including all annexes, schedules, exhibits, appendices, amendments and supplements thereto.
"Security Agreement Supplement": each supplement to the Security Agreement from time to time executed and delivered by the Borrower and the Security Trustee, substantially in the form of Exhibit A to the Security Agreement.
"Security Trustee": has the meaning set forth in the introductory paragraph of the Security Agreement.
"Security Trustee Liens": any Lien attributable to the Security Trustee with respect to any Aircraft, any interest therein, or any other portion of the Collateral, arising as a result of (i) claims against the Security Trustee in its individual capacity not related to its interest in such Aircraft or the administration of the Collateral pursuant to the Security Agreement, (ii) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Operative Agreements, (iii) Taxes against the Security Trustee or any of its Affiliates not required to be indemnified by Borrower under the Loan Agreement, or (iv) claims against the Security Trustee arising out of the transfer by the Security Trustee of all or any portion of its interest in the Collateral, other than a transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 5 of the Security Agreement.
"Similar Carriers": has the meaning set forth in Section C of Annex C to the Security Agreement.
"Solvent": with respect to any Person on any date of determination, that on such date (i) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iii) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properly would constitute an unreasonably small capital (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).
"SPV": has the meaning specified in Section 9.5(b)(2)(i) of the Loan Agreement.
"SPV Securities": has the meaning specified in Section 9.5(d)(iii) of the Loan Agreement.
"Structuring Fee": has the meaning specified in the Funding Agreement.

"Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
"Tax" and "Taxes": all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes and mandatory contributions), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
"Tax Savings": has the meaning specified in Section 2.7(h)(ii) of the Loan Agreement.
"Threshold Amount": $1,000,000.
"Transacting User Entity": is defined in the Regulations of the International Registry.
"UCC": means the Uniform Commercial Code as in effect in any applicable jurisdiction.
"United States" and "U.S.": each means the United States of America.
"Unreimbursed Premium": in the case of any prepayment of a Relevant Loan, the amount of the premium paid for the Export Credit Guarantee covering such Relevant Loan that is not refunded by the insurer as a result of such prepayment.
"U.S. Air Carrier": any United States air carrier that is a Citizen of the United States holding a certificate of public convenience and necessity issued pursuant to 49 U.S.C. Section 41102 and an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefore or in the absence thereof.
"U.S. Government": the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the United States.

"U.S. Tax Law": includes the Code, any regulations promulgated or proposed thereunder and any private letter rulings issued, in each case, as of the initial Relevant Borrowing Date (as though such rulings have the force of law).
"U.S. Withholding Tax": any Tax imposed by way of deduction or withholding by the United States federal government, including the federal income tax imposed under Sections 881(a) and 1442 of the Code, on payments to a person who is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.
"Warranty Bill of Sale": with respect to an Aircraft, the full warranty bill of sale covering such Aircraft, executed by Manufacturer in favor of the Borrower, dated the Delivery Date for such Aircraft.
"Wells Fargo": Wells Fargo Bank Northwest, National Association, not in its capacity as Security Trustee.
"Wet Lease": any arrangement whereby Borrower or a Permitted Lessee agrees to furnish any Aircraft, Airframe or Engine to a third party pursuant to which such Aircraft, Airframe or Engine shall at all times be in the operational control of Borrower or a Permitted Lessee; provided that Borrower's obligations under the Operative Agreements shall continue in full force and effect notwithstanding any such arrangement.

Annex B to
Security Agreement

Foreign Registration
Subject to the provisions of Section 3 .3(b) of this Security Agreement:
(a) The Borrower shall be entitled to register any Aircraft or cause any Aircraft to be registered in a country other than the United States subject to compliance with the following:
(i) each of the following requirements is satisfied:
(A) no Event of Default or Bankruptcy Default shall have occurred and be continuing at the time of such registration; and
(B) such proposed change of registration is made in connection with a Permitted Lease to a Permitted Lessee; and
(C) the Security Trustee shall have received an IDERA (as defined in the Cape Town Treaty) or, if the Cape Town Treaty is not applicable, a deregistration power of attorney with respect to such Aircraft; and

(ii) Lender and the Security Trustee shall have received an opinion (subject to customary exceptions), in form and substance reasonably satisfactory to each of them, of counsel (reasonably satisfactory to each of them) addressed to each such party to the effect that:
(A) such country would recognize the Borrower's ownership interest in and right to possession of, such Aircraft;
(B) after giving effect to such change in registration, the Lien of the Security Agreement on the Borrower's right, title and interest in and to such Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Security Trustee shall have received a certificate from the Borrower that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Security Trustee on or prior to the effective date of such change in registration);

(C) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Security Trustee (or any Affiliate thereof), for the Security Trustee to qualify to do business in such country as a result of such reregistration;
(D) unless the Borrower or the Permitted Lessee shall have agreed to provide insurance reasonably satisfactory to the Lender and the Security Trustee covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless the Borrower prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use,

(b) In addition, as a condition precedent to any change in registration the Borrower shall have given to the Lender and the Security Trustee assurances reasonably satisfactory to each of them:
(i) to the effect that the provisions of Section 3.3(k) of the Security Agreement have been complied with after giving effect to such change of registration;
(ii) the country of such re-registration imposes aircraft maintenance standards approved by, or at least as stringent as those approved by, the FAA, the EASA or the central civil aviation authority of Japan or Canada;

(iii) no Liens (except Permitted Liens) shall arise by reason of such registration;

(iv) any export licenses and certificate of deregistration required in connection with any repossession or return of such Aircraft will be readily obtainable in the normal course without material delay or material burden on the Security Trustee, it being agreed that the Borrower shall be responsible for the cost thereof;
(v) the courts of such proposed country of registry will give effect to the choice of New York law to govern the Operative Agreements;
(vi) of the payment by the Borrower of all reasonable out-of-pocket expenses at no after-tax cost to the Lender or the Security Trustee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Lender and the Security Trustee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of the Security Trustee for the benefit of the Lender, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of the Security Trustee for the benefit of the Lender.

Annex C to
Security Agreement
Insurance
A.     Liability Insurance
Subject to the rights of the Borrower under Section G, the Borrower shall, without expense to Lender and Security Trustee, maintain or cause to be maintained in effect at all times with insurers of nationally or internationally recognized responsibility public liability insurance (including, without limitation, aircraft third party, passenger legal liability, property damage, general third party legal liability and product liability coverage but excluding manufacturer's product liability coverage) with respect to each Aircraft in an amount not less than the greater of (i) the amount which the Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (ii) $750,000,000 per occurrence. Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.
B.     Hull Insurance
Subject to the rights of the Borrower under Section G, the Borrower shall, without expense to Lender or Security Trustee, maintain or cause to be maintained in effect at all times with insurers of nationally or internationally recognized responsibility (i) all risk ground and flight hull insurance, which may, except as provided below, exclude war risks and allied perils, covering each Aircraft for an amount at all times (even when such Aircraft is grounded or in storage) not less than 110% of the outstanding principal amount of the Relevant Loan in respect of such Aircraft (the "Debt Balance"); provided that, neither the Borrower nor any Permitted Lessee shall be required to maintain all risk flight aircraft hull insurance with respect to an Aircraft for any period in which such Aircraft is grounded and properly stored or hangared. Such insurance shall not provide insurers with a right to replace any Airframe or Engine with another airframe or engine. Such hull insurance or other insurance of the Borrower (or a Permitted Lessee') shall cover Engines and Parts temporarily removed from an Airframe, pending replacement by installation of the same or similar Engines or Parts on such Airframe. Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.
Any policies of insurance carried in accordance with this Section B covering an Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name the Security Trustee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance for such Aircraft and (ii) shall provide that (A) in the event of a loss with respect to such Aircraft involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss shall be payable to the Security Trustee (so long as the Lien of this Agreement with respect to such Aircraft shall not have been discharged), except in the case of a loss with respect to an Engine installed on an airframe other than an Airframe, in which case the Borrower (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Security Trustee (so long as the Lien of this Agreement with respect to such Engine shall not have been discharged) whether such payment is made to the Borrower (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to the Security Trustee otherwise than in respect of an Event of Loss, the Security Trustee shall, upon receipt of a certificate of a qualified engineer (who may be an employee of the Borrower) certifying that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Borrower or its order, and (B) the entire amount of any loss with respect to such Aircraft involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance for such Aircraft shall be paid to the Borrower or its designee, provided that if a Payment Default, Bankruptcy Default or any Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Lender or the Security Trustee, such payment referred to in clause (B) shall be made as provided in clause (i) above. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, the Security Trustee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Borrower or any other third party that is entitled to receive such proceeds.
C.     War-Risk, Hijacking and Allied Perils Insurance
The Borrower or such Permitted Lessee shall maintain or cause to be maintained at all times in effect with respect to all Aircraft (i) war risk and allied perils hull insurance in an amount not less than the Debt Balance and (ii) war risk and allied perils liability insurance in an amount not less than the greater of (x) the amount which the Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (y) $750,000,000 per occurrence; provided that, if the Borrower furnishes to the Security Trustee a certificate of a firm of aircraft insurance brokers (which may be the Borrower's regularly retained brokers) stating its opinion that a majority of the other U.S. regional air carriers similarly situated with the Borrower operating aircraft similar to such Aircraft on similar routes ("Similar Carriers") are carrying such insurance referred to in the foregoing clause (i) or (ii) in a lesser amount or are not carrying such insurance, then the Borrower shall be entitled to reduce the amount of coverage to the extent of the coverages carried by such Similar Carriers (including, if applicable, to none) provided that the Borrower does not carry such insurance in a greater amount of coverage on any other aircraft operated by the Borrower of the same type included in the Borrower's fleet.
D.     General Provisions
The Borrower shall cause all policies of insurance carried in accordance with Section A, B, and C, to name the Security Trustee and the Lender as additional insureds (collectively, the "Additional Insureds"), as their respective interests may appear. Such policies shall provide with respect to such Additional Insureds that (i) none of their respective interest in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Borrower or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk, hijacking and allied perils insurance coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds; (vi) shall apply worldwide and have no territorial restrictions or limitations (except in the case of war risk, hijacking or related perils insurance, which shall apply to the fullest extent available in the international insurance market); and (vii) shall contain a 50/50% Clause per Lloyd's Aviation Underwriter's Association Standard Policy Form AVS 103. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Borrower will not delay payment of any claim that would otherwise be payable but for such rights of subrogation.

E.     Reports and Certificates; Other Information
The Borrower will furnish to the Lender and the Security Trustee (A) on or prior to the Relevant Borrowing Date for an Aircraft, insurance certificates describing in reasonable detail the insurance maintained by the Borrower as required pursuant to this Annex C with respect to such Aircraft, (B) prior to the cancellation, lapse or expiration of the insurance policies required pursuant to this Annex C, evidence of renewal of such insurance policies, and a copy of the renewed or new insurance policies with all endorsements not later than 30 days after any such cancellation, lapse or expiration, and (C) on or prior to the Relevant Borrowing Date for an Aircraft and on or before the renewal dates of the insurance policies carried by the Borrower pursuant to this Annex C, a report signed by a firm of aircraft insurance brokers, not affiliated with the Borrower, regularly retained by the Borrower, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on such Aircraft complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof (except that such opinion shall not be required with respect to war risk insurance provided by the FAA), provided that all information contained in such report shall be held confidential by the Lender and the Security Trustee and their respective agents (provided that they shall agree for the benefit of the Borrower to hold all such information similarly confidential) or as may be required by Applicable Law. The Borrower will instruct such firm to give prompt written advice to the Lender and the Security Trustee of any default in the payment of any premium and of any other act or omission on the part of the Borrower of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on any Aircraft. The Borrower will also instruct such firm to advise the Lender and the Security Trustee in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on any Aircraft pursuant to this Annex C (or such lesser period as may be applicable in the case of war risk, hijacking and allied perils coverage).

F.     Right to Pay Premiums
The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of the Lender and the Security Trustee shall have the option, in its sole discretion, to pay any cash premium in respect of an Aircraft that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as the Lender or the Security Trustee may require, until the scheduled expiry date of such insurance and, in such event, the Borrower shall, upon demand, reimburse the Lender and the Security Trustee for amounts so paid by them.
G.     Deductibles; Self-insurance
The Borrower may self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to Section 3.3(k) and this Annex C in such amounts as are then self-insured with respect to similar owned or leased aircraft in the Borrower's fleet but in no case shall such self-insurance in the aggregate exceed, on a per occurrence or on a fleetwide basis during any policy year, an amount equal to 5% of the Borrower's tangible net worth, calculated as at the end of the Borrower's immediately preceding fiscal year (but in no event to exceed $10,000,000). A deductible per occurrence that is not in excess of the prevailing standard market deductible for similar aircraft shall be permitted, for each aircraft in the Borrower's fleet, in addition to such self-insurance.

Annex D
to Security Agreement

(a)     Annual Inspections. (i) From January 2016 on, until such time as all Aircraft have been released from the lien of the Security Agreement, the Borrower shall arrange for an Inspection Agent to undertake a comprehensive inspection 25% of the Aircraft subject to the lien of the Security Agreement at such time (as selected by the Lender after consultation with the Borrower) in accordance with industry standards, provided, however, that (x) all Aircraft shall be the subject of at least one Annual Inspection during each four-year period, and (y) in the event that the Borrower ceases to have a Maintenance Program approved by the FAA that requires "A" checks or their equivalent, an Annual Inspection in accordance with this clause (a) shall be required with respect to each Aircraft no later than ninety (90) days after the end of each year following the Delivery Date of such Aircraft.
(ii)     The Borrower shall provide or procure all necessary permits and other permissions for the Inspection Agent to enter upon any premises where an Aircraft undergoing inspection pursuant to this clause (a) is located during normal business hours and to examine (1) the Aircraft by visual walk around inspection, including on-board inspection and inspection of areas exposed by any open panels, bays or the like (but no inspection will involve the opening of any fixed panels, bays or the like without the express written consent of the Borrower), and (2) the Aircraft Documents.
(iii)     The Inspection Agent shall be provided with the serial numbers of the Engines related to an Aircraft undergoing inspection pursuant to this clause (a) and, if such Engines are not installed on the Aircraft at the time of the inspection, details of the condition of such Engines as described in paragraph (3) of Part II of this Annex D and the manufacturer's serial number and registration number of the airframe on which they are installed. In the event that any engine installed on the Aircraft is not an Engine, the inspection shall include an inspection of the Aircraft Documents relating to the Engines, but will not include a visual check of any Engine that is not then installed on the Aircraft undergoing such inspection.
(iv)     The Inspection Agent shall be provided, on request, with any of the Aircraft Documents relating to an Aircraft undergoing inspection pursuant to this clause (a) to ensure that (I) such Aircraft Documents have been properly maintained and updated, and (2) such Aircraft Documents are a complete record of all checks and maintenance tasks carried out on such Aircraft demonstrating that all the checks and maintenance tasks in accordance with the Maintenance Program have been carried out given such Aircraft's flight history. Following a review of such Aircraft Documents, the Inspection Agent shall draw the Borrower's attention to anything that requires remedial action.

(v)     Following the physical inspection of an Aircraft and the related Aircraft Documents by the Inspection Agent pursuant to this clause (a), the Inspection Agent shall complete those additional inspection and reporting requirements set out in Part II of this

Annex D, including, but not limited to, delivering a report in the form prescribed in Part II of this Annex D (the "Annual Inspection Report") to the Borrower for initial review and, if appropriate, discussion with the Inspection Agent, and then the Borrower shall deliver, no later than six (6) months following the completion of such Annual Inspection, the Annual Inspection Report to the Lender and the Export Credit Guarantor.
(vi)     The cost and expense of each Annual Inspection shall be for the account of the Borrower. For the avoidance of doubt, absent the situation described in clause (a)(i)(y), the parties agree that each Aircraft need only undergo one Annual Inspection during any four-year period.
(b)     Inspections Generally. (i) An annual inspection under clause (a) (an "Annual Inspection") shall occur during normal business hours and shall not interfere with the operations of the Borrower, or any scheduled operation of the Aircraft or maintenance thereof.
(ii)     The Lender or its agents or representatives (the "Authorized Personnel") may conduct an inspection (a) at its cost, up to one Aircraft per year and (b) at any time while an Event of Default is continuing, at Borrower's cost and at any time, in each case, in accordance with the terms of this clause (b)(ii). For the purpose of such inspection of an Aircraft, the Authorized Personnel will be entitled to board the Aircraft. No inspection shall involve the opening of any fixed panels or interfere with the normal commercial operation or maintenance of the Aircraft by, or the business of, the Borrower. The Borrower shall ensure that the Authorized Personnel are permitted to, and afforded such facilities as may be reasonably necessary to, inspect or survey any Aircraft and its Manuals and Technical Records upon giving the Borrower reasonable notice.

(iii) In undertaking any inspection or examination pursuant to the terms of this Part I of Annex D, the Inspection Agent or the Authorized Personnel, as the case may be, shall comply with the Borrower's occupational health and safety requirements and any security restrictions and shall sign such agreements and/or waivers as may be customarily required by the Borrower in granting access to any Aircraft, Aircraft Documents or the premises where the same are located.
(iv) All references in this Part I of Annex D to the Borrower's obligation to procure access to an Aircraft and the related Aircraft Documents, and to non-interference with the Borrower's operations, shall be deemed to take into consideration the existence of any Permitted Lease of such Aircraft and the rights of the Permitted Lessee thereunder.
PART II: ANNUAL INSPECTION AND REPORTING REQUIREMENTS
(1)     Assess the airworthiness of the Aircraft, including but not limited to:
(a)     the Aircraft's general state and condition (Flight Log Book, LOPA -Layout of Passenger Accommodation and Weight and Balance reports);

(b)     the Aircraft's general maintenance state and condition (maintenance history, management and control, planning and track record), including relevant events of unscheduled maintenance, i.e., those which may have had a detrimental effect on the Aircraft's airworthiness;

(c)     the updated record of compliance with ADs -Airworthiness Directives -and SBs -Service Bulletins -since the Aircraft was delivered by the Manufacturer to the Borrower;

(d)     accidents or incidents in which the Aircraft took part;
(e)     major repairs or modifications carried out on the Aircraft.

(2)     Based on the parts inventory supplied by the Borrower, check and evaluate the control procedures and mechanisms used to track and monitor the main aircraft components, including series items, hard time components, TSO (Technical Standard Order) items and emergency items and equipment.

(3)     For (x) each Engine related to the Aircraft and (y) the APU installed on the Aircraft at the time of the inspection, evaluate:
(a)     its general state and condition, with reference to its maintenance track record;
(b)     the updated record of compliance with ADs -Airworthiness Directives -and SBs -Service Bulletins -since such Aircraft was delivered by the Manufacturer to the Borrower;

(c)     Engine/ APU total hours and cycles to date;
(d)     Engine/ APU total hours and cycles to date since last removal/overhaul;
(e)     description of the services/tasks performed during the last removal/overhaul; and
(f)     Engine/APU hours and cycles remaining until the next removal/overhaul.

(4)     For each landing gear leg -LB, RH and nose gear -assess:

(a)     its general state and condition, with reference to its maintenance track record;
(b)     total hours and cycles to date;
(c)     total hours and cycles since last removal/overhaul;
(d)     description of the services/tasks performed since last removal/overhaul; and
(e)     hours and cycles remaining until the next scheduled overhaul.

(5)     [intentionally omitted]

(6)     Collect any other data or relevant information concerning the general state or condition of the Aircraft, reflecting its continued upkeep, looking both outside and inside the Aircraft with particular attention to the passenger cabin, the cockpit, on-board systems such as the avionics, and facilities such as the toilet(s), galley, passenger seats, furnishings, doors, etc. If deemed necessary the written assessment may be complemented by photographs of the relevant parts or items (see following item).

(7)     A report (the "Technical Inspection Report") should be produced and sent to the Borrower for initial review as described in clause (a) (v) of Part I of this Annex D, commenting on the maintenance requirements set forth in the Aircraft Documents, and how they have been met -or not -on the Aircraft. This should include indications of the extent or magnitude of any detected deficiencies on the physical condition of the Aircraft as well as on the associated documentation. Thirty (30) days following the Borrower's receipt of the Technical Inspection Report, the Borrower shall send such Technical Inspection Report to the Lender and the Export Credit Guarantor.

(8)     The Technical Inspection Report should contain at least the following sections:
(a)     introduction;
(b)     assessment of the Airframe & documentation (which should include the contents as per paragraph (I) above);
(c)     an estimate of the number of flight cycles and hours remaining until the next major maintenance check; this projection should take into account the date of the last major check performed and the average number of hours and cycles performed daily by the Aircraft);
(d)     the manufacturer's serial numbers of the engines installed, plus the contents of paragraph (3) above in respect of the Engines related to the Aircraft undergoing inspection, together with the manufacturer's serial number and FAA registration number of any airframe on which an Engine is installed (if other than on the Aircraft undergoing inspection), which is also further applicable, in case of mismatched engines, to the aircraft's original engines when first delivered as per item I above;
(e)     the manufacturer's serial number of the APU installed in the Aircraft at the time of the inspection plus the contents as per paragraph (3) above);
(f)     status of the landing gear & documentation (which should include the contents as per paragraph (4) above);
(g)     conclusions, including attest of existence of the Insurance in accordance with Annex C of this Agreement and validity of the certificate of airworthiness;

(h)     recommendations (if any); and

(i)     Annex I -to the extent the Inspection Agent customarily provides such information, a summary of the CV s (curriculum vitae) of each member of the Inspection Agent's team who carried out the Aircraft's physical inspection, the documentation check and wrote the Technical Inspection Report, including, in each case, his or her technical competences & qualifications (degrees, certifications, licenses, etc.).

Annex E
to Security Agreement

PERMITTED COUNTRIES

Australia
Austria
Canada
Denmark
Finland
France
Germany
Iceland
Ireland
Japan
Luxembourg
Netherlands
New Zealand
Norway
Portugal
Sweden
Switzerland
United Kingdom

Exhibit A to
Security Agreement
SECURITY AGREEMENT SUPPLEMENT NO. _____
SECURITY AGREEMENT SUPPLEMENT NO. ___ , dated _____("Security Agreement Supplement"), between Republic Airline Inc. (the "the Borrower") and Wells Fargo Bank Northwest, National Association, as the Security Trustee under the Security Agreement (each as hereinafter defined).
W I T N E S S E T H:
WHEREAS, the Aircraft Security Agreement (2013), dated as of July 2, 2013 (the "Security Agreement"; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Security Agreement), between the Borrower and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "the Security Trustee"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe each Aircraft, and shall specifically grant a security interest in such Aircraft to the Security Trustee; and
[WHEREAS, the Security Agreement relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Security Agreement is attached to and made a part of this Security Agreement Supplement;]l
[WHEREAS, the Borrower has, as provided in the Security Agreement, heretofore executed and delivered to the Security Trustee Security Agreement Supplement(s) for the purpose of specifically subjecting to the Lien of the Security Agreement certain airframes and/or engines therein described, which Security Agreement Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:
Date                Recordation Date                     FAA Document Number] *2
______________

1.	Use for Security Agreement Supplement No. I only.

2.	* Use for all Security Agreement Supplements other than Security Agreement Supplement No. 1.

NOW, THEREFORE, to secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Loans and the Other FINAME Indebtedness incurred under Other FINAME Transactions and all other amounts payable by the Borrower under the Operative Agreements and under the Other Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender and the Security Trustee contained in the Operative Agreements and the Other Operative Agreements and in consideration of the Notes and the premises and of the covenants contained in the Security Agreement, the other Operative Agreements and Other Operative Agreements, and of other good and valuable consideration given to the Borrower by the Security Trustee, the receipt of which is hereby acknowledged, the Borrower has granted, bargained, sold, conveyed, transferred, mortgaged, assigned, pledged and confirmed, and does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm, unto the Security Trustee and its permitted successors and assigns, for the security and benefit of the Security Trustee and the Lender, a security interest in, and an International Interest in, all estate, right, title and interest of the Borrower in, to and under, all and singular, the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine shall be installed on the Airframe or any other airframe of any other aircraft, and any and all Parts, and, to the extent provided in the Security Agreement, all substitutions and replacements of and additions, improvements, accessions and accumulations to such Airframe, Engines and Parts;
To have and to hold all and singular the aforesaid property unto the Security Trustee, its permitted successors and assigns, forever, in trust, upon the terms and trusts set forth in the Security Agreement, for the benefit, security and protection of the Lender from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.
This Security Agreement Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Security Agreement Supplement including a signature page executed by each of the parties hereto shall be an original counterpart of this Security Agreement Supplement, but all of such counterparts together shall constitute one instrument.
This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
THIS SECURITY AGREEMENT SUPPLEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned have caused this Supplement No. __ to be duly executed by their respective duly authorized officers, on the day and year first above written.

REPUBLIC AIRLINE INC.
By:
Name:
Title:

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,
as the Security Trustee

By:
Name:
Title:

Annex A to
Security Agreement
Supplement No. [ ]

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	FAA Registration No.	Manufacturer's Serial No.
Embraer	ERJ 175LR
(certification designation and shown on the FAA records as ERJ 170- 200LR)

ENGINES

Manufacturer	Model	Manufacturer's Serial No.
General Electric	CF34-8E5	[_______________]
General Electric	CF34-8E5	[_______________]

Each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent.

Funding Agreement (2013)

Exhibit B
to Security Agreement
LEASE ASSIGNMENT
Dated as of [__________ __ ,____]
by and among
REPUBLIC AIRLINE INC.
and
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as the Security Trustee,

Aircraft Lease Agreement, dated as of [__________],
between Republic Airline Inc., as lessor,
and [__________],
as lessee,
relating to
One ERJ 175LR (certification designation and
shown on the FAA records as ERJ 170-200LR)
Aircraft Bearing Manufacturer's Serial Number [__________]
and U.S. Registration [TN]

Funding Agreement (2013)

LEASE ASSIGNMENT, dated as of [________ __, ____] (the "Assignment") by and between Republic Airline Inc. ("Republic") and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "the Security Trustee").
WHEREAS, pursuant to that certain Aircraft Lease Agreement, dated as of [________ __, ____] (as amended or modified from time to time, the "Lease") between Republic, as lessor, and [________], as lessee (the "Lessee"), Republic leased one ERJ l75LR (certification designation and shown on the FAA records as ERJ l70-200LR) aircraft bearing manufacturer's serial number [________] and U.S. Registration No. [TN] and the aircraft engines described therein (the "Aircraft") to Lessee upon the terms and conditions set forth therein;
WHEREAS, Republic and the Security Trustee have entered into that certain Aircraft Security Agreement (2013), dated as of July 2, 2013 (as amended or modified from time to time, the "Security Agreement") and Republic has agreed to collaterally assign all of its rights, title and interest in, to and under the Lease to the Security Trustee; and
WHEREAS, capitalized terms used in this Assignment shall, unless otherwise defined herein, have the meanings ascribed them in Annex A to that certain Loan Agreement (2013), dated as of July 2, 2013, as amended or modified from time to time, ("Annex A") between Republic, as borrower, and the Lender named therein.
[Add any necessary recording or other information as is required for recordation with FAA.]
NOW, THEREFORE, the parties hereby agree as follows:
1. Lease Assignment.
(a) For value received and to secure the due and punctual payment and performance of all the Secured Obligations, Republic hereby collaterally assigns, transfers and conveys to the Security Trustee, its successors and assigns, all its right, title and interest in, to and under the Lease, including but not limited to:
(i) all of Republic's rights and interests as lessor of the Aircraft and any part thereof at any time subject to the Lease;
(ii) any and all rents, insurance and condemnation proceeds, and all other payments and other moneys due or to become due, and any and all claims, rights, powers, remedies, title and interest of Republic in and to or under or arising out of the Lease (including without limitation all claims for damages or other sums arising upon sale or other disposition of or loss of use of or requisition of title to or use of the Aircraft and any part thereof at any time subject to the Lease or upon any event of default specified therein (hereinafter referred to as an "Lease Event of Default");

Funding Agreement (2013)

(iii) all rights, powers, privileges, remedies and other benefits of Republic under the Lease and all rights to make determinations, exercise options

Funding Agreement (2013)

or elections, give or withhold consents, waivers and approvals, give notices and exercise remedies (including the right to declare or exercise remedies with respect to a Lease Event of Default and to repossess any property), to appoint any appraiser or to take any other action under or in respect of the Lease or accept any surrender or redelivery of the Aircraft and any part thereof, as well as all the rights, powers and remedies on the part of Republic, whether arising under the Lease or by statute or at law or in equity or otherwise, as a result of any Lease Event of Default or event that, with the giving of notice or the lapse of time, or both, would become a Lease Event of Default (hereinafter referred to as a "Lease Default"); and
(iv) all proceeds of the foregoing.
((i), (ii), (iii) and (iv) above, collectively, the "Assigned Rights")
(b) This Assignment is a present assignment and shall be effective, and the security interest created hereby shall attach, immediately upon execution of this Assignment; provided, however, that the Security Trustee shall not be entitled to exercise, and Republic alone shall remain entitled to exercise, any of the rights, powers, privileges, remedies and other benefits of Republic described above, unless and until an "Event of Default" under the Loan Agreement shall have occurred and be continuing.
2.Performance of Republic's Obligations. It is expressly agreed that notwithstanding anything herein contained to the contrary, (i) Republic shall remain liable under the Lease to perform all of its obligations thereunder to the same extent as if this Assignment had not been executed, and (ii) the Security Trustee shall not have any obligation or liability under the Lease solely by reason of or arising out of the Assignment, nor shall the Security Trustee or any other party be required or obligated in any manner to perform or fulfill any obligation of Republic under or pursuant to the Lease, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts to which it or they may be entitled hereunder at any time or times.
3.Event of Default. Upon the occurrence of an Event of Default under the Loan Agreement and at any time thereafter so long as the same shall be continuing, the Security Trustee may, at its option, exercise one or more of the remedies set forth below and/or available to it under the Security Agreement or which may be available to it under the New York Uniform Commercial Code whether or not applicable in the relevant jurisdiction, as the Security Trustee may, in its sole discretion determine, which remedies are cumulative and in addition to every other right or remedy provided by law.

Funding Agreement (2013)

3.1     Collection of Lease Payments. The Security Trustee may collect and retain all rents, proceeds, payments and other moneys due or to become due under the Lease or any other property assigned hereunder and apply such amount to payments due under the Loan Agreement, as the Security Trustee, in its discretion, shall determine;

Funding Agreement (2013)

3.2     Maintenance of Lease. The Security Trustee may assume all or any part of Republic's right, title and interest in the Lease and/or any other property assigned thereunder and maintain the Lease and such other property assigned hereunder in full force and effect, with the Security Trustee, substituted for Republic as the beneficiary thereunder, and in any such event all the right, title and interest of Republic therein shall be extinguished and the Security Trustee, shall be entitled to collect and retain all rents and payments thereunder; and/or
3.3     Sale. The Security Trustee may sell at public or private sale, without appraisal, for such price as it may deem fair, the Lease and all Republic's right, title and interest therein, in which case the Security Trustee shall give Republic at least 15 days' notice of the date fixed for any public sale or of the date on or after which will occur the execution of any contract providing for any private sale thereof, and each purchaser at any such sale shall hold such property absolutely free from any claim or right on the part of Republic, Republic hereby waiving and releasing (to the extent permitted by law) all rights of redemption, stay, appraisal, reclamation and turnover that Republic now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
4.Waiver, Invalidity of Remedies. Republic waives any right to require the Security Trustee to pursue any other remedy it may have against Republic. The invalidity or unenforceability of any remedy in any jurisdiction shall not invalidate such remedy or render it unenforceable in any other jurisdiction. The invalidity or unenforceability of any of the remedies provided herein in any jurisdiction shall not in any way affect the right to enforcement in such jurisdiction or elsewhere of any of the other remedies provided herein.
5.Power of Attorney. Republic does hereby constitute the Security Trustee and its successors and assigns, its respective true and lawful attorney-in-fact, with full power (in the name of Republic or otherwise) and at the expense of Republic but for the use and benefit of the Security Trustee, at any time after an Event of Default under the Loan Agreement has occurred and for so long as it is continuing, to enforce each and every term and provision of the Lease and any other property assigned hereunder, to ask, require, demand, receive, collect, compound and give acquittance and discharge for any and all moneys and claims for moneys due and to become due under or arising out of the Lease or any other property assigned hereunder, to endorse any checks or other instruments or orders in connection therewith, to settle, compromise, compound or adjust any such claims, to exercise and enforce any and all claims, rights, powers or remedies of every kind and description of Republic under or arising out of the Lease or any other property assigned hereunder, to file, commence, prosecute, compromise and settle in the name of Republic or the Security Trustee, or otherwise any suits, actions or proceedings at law or in equity in any court, to collect any such moneys or to enforce any rights in respect thereto on all other claims, rights, powers and remedies of every kind and description of Republic under or arising out of the Lease or any other property assigned hereunder and generally to sell, assign, transfer, pledge, make any agreement with respect to

Funding Agreement (2013)

or otherwise deal with any of such claims, rights, powers and remedies as fully and completely as though the Security Trustee were the absolute owner thereof for all purposes, and at such times and in such manner as may seem to the Security Trustee to be necessary or advisable or convenient or proper in its absolute discretion.

Funding Agreement (2013)

6.Execution of Documents. Republic agrees that at any time or from time to time, upon the written request of the Security Trustee, it shall promptly and duly execute and deliver any and all such further instruments, documents and financing statements and do such other acts and things as the Security Trustee may reasonably request in order to obtain the full benefit of this Assignment and the rights and powers granted herein. Republic agrees to give a notice of assignment in the form of Exhibit A hereto to the Lessee and to obtain from the Lessee a Consent to Assignment in the form of Exhibit B hereto concurrently with its execution of this Agreement.
7.Assignment; Payments. The Security Trustee may at any time sell, assign, transfer or otherwise dispose of its interest in the Lease, this Assignment, and in the property and security created thereby and hereby, but only in accordance with the express provisions of the Security Agreement and other Operative Agreements. Republic shall not assign, delegate, pledge or otherwise encumber any of its rights or obligations hereunder except as provided herein.
8.Republic's Representations and Warranties. Republic represents and warrants that it has not assigned, transferred or pledged, and hereby covenants that it will not assign, transfer or pledge, the whole or any part of the rents, moneys, claims, rights, powers, remedies, titles or interests hereby assigned except as provided herein.
9.Governing Law. This Assignment is being delivered in the State of New York, United States of America. This Assignment, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made in such State by residents thereof and to be performed entirely within such State.
10.Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

11.     Miscellaneous. This Assignment may not be amended, supplemented, modified or waived without the prior written consent of the Security Trustee and Republic. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Assignment, all notices hereunder shall be in writing and shall be given in the manner and at the addresses provided for notices under the Loan Agreement.
[Continued on the following page]

Funding Agreement (2013)

Funding Agreement (2013)

IN WITNESS WHEREOF, each of these parties hereto have duly executed this Assignment as of the date first set forth above.

REPUBLIC AIRLINE INC.

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS SECURITY TRUSTEE

By:
Name:
Title:

Funding Agreement (2013)

EXHIBIT A
NOTICE OF ASSIGNMENT
[______ __, ____]
[Name and Address of Lessee]
Ladies and Gentlemen:

We hereby give you notice that by that certain Lease Assignment dated as of [______ __, ____] and made among Republic Airline Inc. ("Republic") and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "Security Trustee"), Republic has collaterally assigned to the Security Trustee all right, title and interest in, to and under that certain Aircraft Lease Agreement dated as of [______ __, ____] (the "Lease") between Republic and you relating to one [__________] aircraft bearing manufacturer's serial number [__________].

Henceforth, (a) upon receipt of written notice from the Security Trustee that an Event of Default has occurred and is continuing under the Loan Agreement all moneys that may be payable by you under said Lease shall be paid to the Security Trustee's account at [_____] and (b) all notices, documents and materials required to be delivered by you to Republic under the Lease shall be delivered to the Security Trustee, and not to Republic, at: [____________________] Attention: [__________].
This notice shall be governed by and construed in accordance with the laws of the State of New York.
This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Security Trustee on the enclosed consent to assignment.

Funding Agreement (2013)

REPUBLIC AIRLINE INC.

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS SECURITY TRUSTEE

By:
Name:
Title:

Funding Agreement (2013)

EXHIBITB
CONSENT TO ASSIGNMENT
[Name of Lessee]
[______ __, ____]

To: Those parties listed on Schedule A attached hereto
Ladies and Gentlemen:
We acknowledge receipt of a copy of (i) a Notice of Assignment dated as of [______ __, ____] and (ii) a Lease Assignment dated as of [______ __, ____] (the "Assignment") by and among Republic Airline Inc. and Wells Fargo Bank Northwest, National Association, as the Security Trustee, as adequate notice of such Assignment.
For good and valuable consideration, the receipt of which we hereby acknowledge, we hereby agree that upon receipt of written notice from the Security Trustee that an Event of Default has occurred under the Loan Agreement and is continuing and thereafter, until otherwise notified in writing by the Security Trustee, (i) all moneys that may be payable by us pursuant to the Lease shall be paid to the Security Trustee's account at: ___________________ and (ii) all notices, documents and materials required to be delivered to Republic under the Lease shall be delivered to the Security Trustee at such address as listed on the attached Schedule A.
This consent shall be governed by and construed in accordance with the laws of the State of New York.
[Name of Lessee]
By: _____________
Name:
Title:

Funding Agreement (2013)

SCHEDULE A TO CONSENT TO ASSIGNMENT
Republic Airline Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268

Wells Fargo Bank Northwest, National Association
260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116
Tel: (801) 246-6000
Fax: (801) 246-7142

Attn: Corporate Trust Lease Group

Funding Agreement (2013)

Funding Agreement (2013)

SECURITY AGREEMENT SUPPLEMENT NO.1
SECURITY AGREEMENT SUPPLEMENT NO.1, dated July 15, 2013 ("Security Agreement Supplement"), between Republic Airline Inc. (the "the Borrower") and Wells Fargo Bank Northwest, National Association, as the Security Trustee under the Security Agreement (each as hereinafter defined).
WHEREAS, the Aircraft Security Agreement (2013), dated as of July 2, 2013 (the "Security Agreement"; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Security Agreement), between the Borrower and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "the Security Trustee''), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe each Aircraft, and shall specifically grant a security interest in such Aircraft to the Security Trustee; and
WHEREAS, the Security Agreement relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Security Agreement is attached to and made a part of this Security Agreement Supplement;
NOW, THEREFORE, to secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Loans and the Other FINAME Indebtedness incurred under Other FINAME Transactions and all other amounts payable by the Borrower under the Operative Agreements and under the Other Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender and the Security Trustee contained in the Operative Agreements and the Other Operative Agreements and in consideration of the Notes and the premises and of the covenants contained in the Security Agreement, the other Operative Agreements and Other Operative Agreements, and of other good and valuable consideration given to the Borrower by the Security Trustee, the receipt of which is hereby acknowledged, the Borrower has granted, bargained, sold, conveyed, transferred, mortgaged, assigned, pledged and confirmed, and does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm, unto the Security Trustee and its permitted successors and assigns, for the security and benefit of the Security Trustee and the Lender, a security interest in, and an International Interest in, all estate, right, title and interest of the Borrower in, to and under, all and singular, the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine shall be installed on the Airframe or any other airframe of any other aircraft, and any and all Parts, and, to the extent provided in the Security Agreement, all substitutions and replacements of and additions, improvements, accessions and accumulations to such Airframe, Engines and Parts;
To have and to hold all and singular the aforesaid property unto the Security Trustee, its permitted successors and assigns, forever, in trust, upon the terms and trusts set forth in the Security Agreement, for the benefit, security and protection of the Lender from time to time, and

Funding Agreement (2013)

for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.
This Security Agreement Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Security Agreement Supplement including a signature page executed by each of the parties hereto shall be an original counterpart of this Security Agreement Supplement, but all of such counterparts together shall constitute one instrument.
This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
THIS SECURITY AGREEMENT SUPPLEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

Funding Agreement (2013)

IN WITNESS WHEREOF, the undersigned have caused this Supplement No. I to be duly executed by their respective duly authorized officers, on the day and year first above written.
REPUBLIC AIRLINE INC.

By: /s/ LARS-ERIK ARNELL
Name: LARS - ERIK ARNELL
Title: SENIOR VP

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee

By: _______________________
Name:
Title:

[Security Agreement Supplement Signature Page]

Funding Agreement (2013)

IN WITNESS WHEREOF, the undersigned have caused this Supplement No, 1 to be duly executed by their respective duly authorized officers, on the day and year first above written,
REPUBLIC AIRLINE INC,
By: ________________________
Name:
Title:
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee
By: /s/ Jon Croasmun
Name: Jon Croasmun
Title: Vice President

Funding Agreement (2013)

[Security Agreement Supplement Signature Page]

Funding Agreement (2013)

Annex A to
Security Agreement
Supplement No. 1

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	FAA Registration No.	Manufacturer's Serial No.
Embraer	ERJ 175LR	N401YX	17000363
	(certification designation and shown on the FAA records as ERJ 170- 200LR)

ENGINES

Manufacturer	Model	Manufacturer's Serial No.
General Electric	CF34-8E5	193916
General Electric	CF34-8E5	193917

Each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent.

Funding Agreement (2013)

Funding Agreement (2013)

Exhibit C
to Funding Agreement

[Intentionally Omitted]

SCHEDULE I
to Funding Agreement
CODE-SHARE AGREEMENTS

1.	Amended and Restated Regional Jet Air Services Agreement, dated as of June 12, 2002, by and between AMR Corporation and Chautauqua Airlines, Inc.

2.	Amended and Restated Chautauqua Jet Service Agreement between US Airways, Inc. and Chautauqua Airlines, Inc., dated April 26, 2005.

3.	Republic Jet Service Agreement, by and between US Airways, Inc. and Republic Airline Inc., dated as of September 2, 2005.

4.	Delta Connection Agreement, dated as of June 7, 2002, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc.

5.	Delta Connection Agreement, dated as of January 13, 2005, by and among Delta Air Lines, Inc. Shuttle America Corporation, as assignee of Republic Airline Inc., and Republic Airways Holdings Inc.

6.	United Express Agreement, by and between United Airlines, Inc. and Shuttle America Corporation, dated as of December 28, 2006.

7.	Capacity Purchase Agreement, by and between Continental Airlines, Inc., Republic Airways Holdings Inc. and Chautauqua Airlines, Inc., dated as of July 21, 2006.

8.	Master Air Transportation Charter Agreement, dated as of October 25, 2012, by and between Republic Airline Inc. and Caesars Entertainment Operating Company, Inc.

9.	Capacity Purchase Agreement, between American Airlines, Inc. and Republic Airline Inc., dated as of January 23, 2013.

10.	Capacity Purchase Agreement, among Continental Airlines, Inc., Republic Airways Holdings Inc. and Republic Airline Inc., dated as of May 1, 2012.

11.	Pro Rate Agreement, dated as of December 31, 2011, between Frontier Airlines, Inc., Chautauqua Airlines, Inc., Frontier Airlines Holdings, Inc., and Republic Airways Holdings Inc.

Funding Agreement (2013)

Exhibit D
to Funding Agreement
FORM OF DOCUMENT CLOSING CERTIFICATE
Reference is hereby made to the Funding Agreement (2013), dated as of [_______], 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Funding Agreement”), between Republic Airline Inc. and Agência Especial de Financiamento Industrial (“FINAME”).
FINAME hereby acknowledges the satisfaction or waiver of the conditions to closing set forth in Section 5.1 of the Funding Agreement.
This Document Closing Certificate may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

AGÊNCIA ESPECIAL DE
FINANCIAMENTO INDUSTRIAL

By:	Name: Title:
DATE: [________], 2013

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

Exhibit E
to Funding Agreement

FORM OF RELEVANT GUARANTY

THIS IS A CONFIDENTIAL DOCUMENT
GUARANTY BY REPUBLIC AIRWAYS HOLDINGS INC.
Section 1. Guaranty of Obligations. FOR VALUE RECEIVED, REPUBLIC AIRWAYS HOLDINGS INC., a Delaware corporation (“Guarantor”), pursuant to that certain Loan Agreement (2013), dated as of [_____], 2013 (the “Loan Agreement”), between Republic Airline Inc., an Indiana corporation (the “Borrower”), and Agência Especial de Financiamento Industrial - FINAME (the “Lender”) (terms defined in the Loan Agreement and used herein shall have such respective defined meanings unless otherwise defined herein) does hereby unconditionally and irrevocably guarantee, as primary obligor and not as surety, without set-off, abatement, deferment or deduction, to each Lender and the Security Trustee (collectively, the “Guaranteed Parties”) the due and punctual performance and observance by the Borrower of its obligations under the Operative Agreements, as the same may be amended, modified or supplemented from time to time (the “Obligations”). In the event of any nonpayment or nonperformance of any Obligation, the Guarantor agrees to pay or perform or cause such payment or performance to be made of such nonpayment or nonperformance. The obligation of Guarantor hereunder to pay or perform any Obligation shall be subject to the terms and conditions of the Operative Agreements applicable to such Obligation.
Section 2. Representations and Warranties. Guarantor represents and warrants that (a) Guarantor was duly incorporated and is validly existing and in good standing under the laws of Delaware; (b) the execution, delivery and performance of this Guaranty are within Guarantor’s power and authority and do not violate the certificate of incorporation or the by-laws of Guarantor or any indenture, mortgage, credit agreement, note, lease or other agreement to which Guarantor is a party or by which Guarantor is bound, or any law, governmental rule, regulation, judgment or order binding on Guarantor; (c) this Guaranty has been duly authorized, executed and delivered on behalf of Guarantor and constitutes a legal, valid, binding and enforceable obligation of Guarantor, except as such enforceability may be limited by bankruptcy,

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and (d) Guarantor is fully aware of the terms and conditions contained in, and has received a copy of, each of the Operative Agreements in existence as of the date hereof and is fully aware of the transactions contemplated by the terms thereof.
Section 3. Absolute Guarantee. Guarantor understands and agrees that its obligations hereunder shall be continuing, absolute and unconditional, shall remain in full force and effect until final and irrevocable payment, performance or observance in full of all of the Obligations has occurred and shall not, in any manner, be affected by, and Guarantor hereby waives any defense to, or right to seek discharge of, its obligations hereunder with respect to, (a) any extension or renewal of time or forbearance for payment or performance of any Obligation; (b) any modification of, or amendment or supplement to, any Operative Agreement; (c) any exchange, surrender or modification of any collateral security for any of the Obligations, or any furnishing or acceptance of additional security, or any release of any security, for the Obligations; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Borrower, or any change in the structure of Borrower; (e) any change in ownership of the shares of capital stock of Borrower or any merger or consolidation of Borrower or Guarantor into or with any other person; (f) any assignment, transfer, lease or other arrangement by Borrower or any Guaranteed Party (or any successor or assign thereof) of its interest, or any part thereof, in and to any Operative Agreement or the Aircraft or any part thereof or the assignment and transfer of any rights relating to any Obligation; (g) any illegality, unenforceability or invalidity of any Operative Agreement, any of the Obligations or any collateral security therefor; (h) any substitution, release or exchange of any other guarantee of, or security for, any of the Obligations at any time or from time to time held by any Guaranteed Party, or (i) any other circumstance or condition whatsoever (with or without notice to or knowledge of Borrower or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower or the Obligations or of Guarantor under this Guaranty, except final and irrevocable payment and performance in full of the Obligations in accordance with the terms and conditions of the Operative Agreements. No failure or delay or lack of demand, notice or diligence or course of dealing in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty or the other Operative Agreements.
Section 4. Guarantee of Payment and Performance. This Guaranty is a guarantee of payment and performance and not of collection and, to the fullest extent permitted by applicable law, the Guarantor waives any right to require that any action or recourse against Borrower or any other Person or against any right or interest in any property or collateral security for the obligations be taken or exhausted prior to action being taken against Guarantor.
Section 5. Waiver. Guarantor hereby unconditionally waives, to the fullest extent permitted by applicable law, presentment, demand for payment, promptness, diligence and notice of any kind whatsoever with respect to this Guaranty; such waiver includes, without limitation: (a) notice of acceptance of this Guaranty or notice of nonpayment or nonperformance of any of the Obligations; (b) demand for payment or performance from Guarantor; and (c) presentment for payment upon Guarantor or the making of any protest.

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

Section 6. Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by any Guaranteed Party hereof, Guarantor shall not be entitled to succeed to or be subrogated to any of the rights of any Guaranteed Party against Borrower or any collateral, security or guaranty or right of set-off held by any Guaranteed Party for the payment or performance of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from Borrower in respect of payments made by Guarantor hereunder, until all amounts and performance owing to each Guaranteed Party by Borrower on account of the Obligations are irrevocably and finally paid and performed in full. So long as any Obligation remains outstanding, if any amount shall be paid by or on behalf of Borrower to Guarantor on account of any rights of subrogation, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, be turned over to the Guaranteed Party entitled thereto in the exact form received by Guarantor (duly endorsed without recourse by Guarantor to such Guaranteed Party, if required), to be applied against the Obligations.
Section 7. Bankruptcy. (a) In the event that this Guaranty or any Operative Agreement to which Borrower is a party shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceedings with respect to Borrower, Guarantor’s obligations hereunder to the Guaranteed Parties shall continue to the same extent as if the same had not been so terminated, rejected or disaffirmed. Guarantor hereby waives all rights and benefits that might, in whole or in part, relieve it from the performance of its duties and obligations by reason of any proceeding as specified in the preceding sentence, and Guarantor agrees that it shall be liable for the full amount of the Obligations irrespective of and without regard to any modification, limitation or discharge of the liability of Borrower that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings.
(b)    The Guarantor agrees that if, at any time, all or any part of any payment or performance theretofore applied by any Guaranteed Party to any of the Obligations is or must be rescinded or returned by such Guaranteed Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other Person), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment or performance is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Guaranteed Party, and this Guaranty shall continue to be effective or be reinstated as to such Obligations, all as though such application by such Guaranteed Party had not been made. If an event permitting the declaration of a Default or an Event of Default under an Operative Agreement shall at any time have occurred and be continuing, and such declaration of Default or Event of Default shall at such time be prevented by reason of the pendency against Borrower, Guarantor or any other Person of a case or proceeding under a bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, a Default or Event of Default shall be deemed to have been declared with respect to such Operative Agreement with the same effect as if such Operative Agreement had been enforceable in accordance with the terms thereof.
Section 8. Merger. (a)    Guarantor agrees that it will not consolidate or merge with or into any other Person or sell, convey, transfer, lease or otherwise dispose of substantially all of its assets in one or a series of transactions to any Person (a “Guarantor Merger Transaction”), except as follows:

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

(i)    The successor to Guarantor, if any, shall execute and deliver to Lender a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to Lender containing an assumption by such Person of this Agreement;
(ii)    Immediately after giving effect to such Guarantor Merger Transaction the tangible net worth of Guarantor (or its successor, if any) shall be equal to or greater than 100% of the tangible net worth of Guarantor immediately prior to the Guarantor Merger Transaction.
(iii)    Immediately after giving effect to such Guarantor Merger Transaction, no Material Adverse Change shall occur as a result of such Guarantor Merger Transaction and no “Event of Default”, “Bankruptcy Default” or “Payment Default” (as such terms are defined in Annex A to the Loan Agreement) shall have occurred and be continuing under the Loan Agreement;
(iv)    Guarantor shall (1) at least 30 days prior to such Guarantor Merger Transaction have given written notice of such Guarantor Merger Transaction to Lender and (2) have delivered to Lender (A) a certificate signed by the President or any Vice President of Guarantor stating that such Guarantor Merger Transaction and the assumption agreement mentioned in clause (i) above (if any) comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of counsel (which shall be reasonably satisfactory to Lender) that the assumption agreement mentioned in clause (i) above is, subject to reasonable assumptions, qualifications and exceptions, the duly authorized, valid and binding agreement of the successor to Guarantor; and
(v)    this Guaranty shall remain in full force and effect with respect to the obligations of any successor under this Guaranty and the Guarantor shall have reaffirmed its obligations under this Guaranty in writing.
(b)    Upon the closing of a Guarantor Merger Transaction made in accordance with this Section 8, the successor to Guarantor (if any) shall succeed to, and be substituted for, and may exercise every right and power of, Guarantor under this Guaranty with the same effect as if such successor had been named as Guarantor originally. No Guarantor Merger Transaction shall have the effect of releasing Guarantor or any successor from liability in respect of this Guaranty.
Section 9.    Taxes.    Any and all payments made to the Lender hereunder or under any instrument delivered hereunder shall be made as established herein or the applicable provisions of such other instrument, free and clear of and without deduction for any and all present and future taxes (including, without limitation, value-added taxes and withholding taxes), levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each of the Lenders, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which any Lender is organized or any political subdivision thereof and taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of each of the Lenders’ lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities hereinafter referred to as “Taxes”). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other instrument to be delivered hereunder to any of the Lenders, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the relevant Lender receives an amount equal to the sum it would have

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other instrument to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to this Guaranty or the Obligations or any other instrument to be delivered hereunder (hereinafter referred to as “Other Taxes”). The Guarantor shall indemnify each of the Lenders for and hold each of them harmless against the full amount of Taxes or Other Taxes (including, without limitation, any taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section) imposed on or paid by any of them in respect of any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the relevant Lender makes written demand therefor. Within 30 days after the date of any payment of Taxes, the Guarantor shall furnish to such Lender, at its address referred to in Section 13, the original or a certified copy of a receipt evidencing such payment.
Section 10. Amendments and Other Actions. Guarantor agrees that, in its capacity as a guarantor, it shall not be required to consent to, or to receive notice of, any supplement to or amendment of, or waiver or modification of the terms of the Loan Agreement or any of the other Operative Agreements that may be made or given as provided therein and any such supplement, amendment, waiver or modification shall not affect the liability of Guarantor hereunder.
Section 11. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, in each case to the fullest extent permitted by law.
Section 12. Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of, and shall be enforceable by, the Guaranteed Parties and their respective successors and permitted assigns. Subject to Section 7(b), this Guaranty shall terminate and be of no further force and effect upon the performance and observance in full of the Obligations.

Section 13. Notices. All notices to or upon Guarantor or any Guaranteed Party shall be made in accordance with the terms of Section 9.2 of the Loan Agreement and, if delivered to Guarantor, shall be addressed to Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, IN 46268, Fax: 317‑484‑6040, Attention: President, or to such other address as Guarantor shall provide to the Guaranteed Parties in writing.

Section 14. JURISDICTION AND WAIVER OF JURY TRIAL. GUARANTOR HEREBY AGREES THAT THE PROVISIONS OF SECTIONS 9.11 AND 9.13 OF THE LOAN AGREEMENT SHALL APPLY, MUTATIS MUTANDIS, AS THOUGH GUARANTOR WERE BORROWER IN ALL SUCH SECTIONS.

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

Section 15. Costs and Expenses. Guarantor agrees to pay to the Guaranteed Parties any and all reasonable expenses (including reasonable legal fees and expenses) incurred by the Guaranteed Parties in enforcing this Guaranty.
[Remainder of this page is blank.]

Exhibit F
to Funding Agreement

FORM OF MANUFACTURER’S ACKNOWLEDGMENT (N[TN]/MSN[______])
The undersigned, EMBRAER S.A. (“Embraer”), acknowledges that the right, title and interest of Republic Airline Inc. (the “Purchaser”) in and to the warranties granted to the Purchaser pursuant to Attachment C of the Amended and Restated Purchase Agreement COM 0190-10 dated as of January 23, 2013 between Embraer and the Purchaser (the “Purchase Agreement”), as such right, title and interest pertains to Embraer ERJ 170-200LR aircraft bearing manufacturer’s serial no. [_______] and U.S. Registration Number N[_______] (the “Aircraft Warranties”), have been assigned to and are subject to a security interest in favor of Wells Fargo Bank Northwest, National Association, as Security Trustee (the “Security Trustee”) under the Aircraft Security Agreement (2013), dated as of July [__], 2013, between the Purchaser, as borrower, and the Security Trustee (the “Security Agreement”), for the benefit of the Lenders referred to in such Security Agreement, all to the extent provided in such Security Agreement. Embraer hereby consents to the creation of such security interest in and to such Aircraft Warranties. Embraer hereby consents to the disclosure of Attachment C of the Purchase Agreement to the Lenders and the Security Trustee and to their maintaining the confidentiality of Attachment C.
This Manufacturer’s Acknowledgment shall be governed by and construed in accordance with the laws of the State of New York.
[The remainder of this page has been left blank intentionally.]

Manufacturer’s Acknowledgment (N[TN]/MSN[________])

HHR Draft – 7/2/13

Exhibit G
to Funding Agreement

EIN WITNESS WHEREOF, Embraer has caused this Manufacturer’s Acknowledgment N[TN] to be duly executed as of the date and year first above written.
EMBRAER S.A.

By:
Name:
Title:

By:
Name:
Title:

Exhibit G
to Funding Agreement

FORM OF ENGINE CONSENT AND AGREEMENT (N[TN])
The undersigned, GENERAL ELECTRIC COMPANY, a New York corporation (the “Engine Manufacturer”), hereby acknowledges notice of the terms of the Aircraft Security Agreement (2013) dated as of [________], 2013 (the “Security Agreement”) between Republic Airline Inc., as Borrower (the “Borrower”), and Wells Fargo Bank Northwest, National Association, as Security Trustee (the “Security Trustee”), insofar as it relates to the assignment by the Borrower to the Security Trustee of Engine Manufacturer warranties and assurances under the CF34 Turbofan Airline Operator Warranty for the CF34‑8 Series (the “Engine Warranties”) as described in the Security Agreement and attached as Exhibit A to the General Terms Agreement No. GE-04-0015, dated as of September 27, 2004 (the “General Terms Agreement”), by and among Engine Manufacturer, GE Engine Services Distribution, LLC and Chautauqua Airlines, Inc., as assigned to the Borrower pursuant to the Memorandum of Assignment, dated [__________], with respect to the engines identified on the signature page hereto (the “Engines”).
The Engine Manufacturer hereby confirms to the Borrower and the Security Trustee that the Engine Warranties subject to assignment in Section 2.1(b) of the Security Agreement, to the extent the same relate to the Engines, shall inure to the benefit of the Security Trustee (so long as the Security Agreement has not been discharged) to the same extent as if originally named the “Operator” in the Engine Warranties and to the benefit of the Borrower, in each case subject to the terms of the Security Agreement; provided, that notwithstanding any provision to the contrary, nothing contained in this Engine Consent and Agreement (N[TN]) or in the Security Agreement shall subject the Engine Manufacturer to any liability or obligation under the Engine Warranties more than once in total with respect to any Engine or to which it would not otherwise be subject under the Engine Warranties, or modify in any respect the Engine Manufacturer’s contractual and legal rights thereunder or in connection therewith or limit any rights of set-off the Engine Manufacturer may have under applicable law. Security Trustee shall not be liable for any of the obligations or duties of the Borrower owing to the Engine Manufacturer except for the Security Trustee’s agreement that in exercising any right under the General Terms Agreement with respect to the Engines, or in making any claim with respect to the Engines, the terms and conditions, and limitations as provided in the General Terms Agreement (a copy of which shall have been provided to the Security Trustee by the Engine Manufacturer) relating to the Engines shall apply to the Security Trustee’s exercise of such rights to the same extent as to the Borrower.
Any performance by the Engine Manufacturer that discharges its obligations under the Engine Warranties in accordance with the terms hereof will satisfy the Engine Manufacturer’s obligations in respect of the respective interests of Borrower (and the Security Trustee).
The Engine Manufacturer shall not be deemed to have knowledge of or need recognize the occurrence, the continuance or the discontinuance of any event of default under the Security Agreement, or of an Engine becoming no longer subject to the Security Agreement, unless and until the Engine Manufacturer shall have received written notice thereof from the

Security Trustee, addressed to the Engine Manufacturer's General Counsel - Commercial Engines, GE Aviation, 1 Neumann Way, MD F-125, Cincinnati, Ohio 45215-6301. Until such time as notice of an event of default under the Security Agreement shall have been given by the Security Trustee to the Engine Manufacturer, the Engine Manufacturer shall deal solely and exclusively with Borrower. Thereafter, until the Security Trustee shall have provided written notice, as described above, to the Engine Manufacturer that any such event of default is no longer continuing or that the Security Agreement has been discharged, the Engine Manufacturer shall deal solely and exclusively with the Security Trustee. The Engine Manufacturer may rely conclusively on any such notice received from Security Trustee without inquiring as to the accuracy of, or the entitlement of the party to give, such notice.
Notwithstanding anything contained herein, the Engine Warranties shall not be enforceable by any person other than the Borrower, the Security Trustee or any person that purchases the Engines after the exercise of remedies by the Security Trustee under the Security Agreement so long as, in the case of such purchaser, (i) the purchaser is a commercial airline organized under the laws of a country listed on Annex A hereto or such other person as to which the Engine Manufacturer has consented to being the purchaser (which consent shall not be unreasonably withheld or delayed) and (ii) the performance of the Engine Warranties in its favor would not violate any applicable law or regulation to which the Engine Manufacturer is subject.
The Engine Manufacturer consents to the Borrower's providing copies of the Engine Warranties in accordance with Section 4.2(a)(iii)(D) of the Loan Agreement (2013) dated as of [________], 2013 (the “Loan Agreement”) between the Borrower and Agência Especial de Financiamento Industrial - FINAME, and acknowledges and agrees that such consent is the “express written consent of GE” required by the confidentiality legend captioned “GE Proprietary Information” contained in the Engine Warranties and the General Terms Agreement. The Engine Warranties will be kept confidential in accordance with Section 9.14 of the Loan Agreement. In the event of any disclosure pursuant to Section 9.14 of the Loan Agreement above, any such documents and information being disclosed shall be marked as “proprietary and confidential”.
The Engine Manufacturer hereby represents and warrants that: (a) the Engine Manufacturer is a corporation duly organized and existing in good standing under the law of the State of New York, (b) the making and performance of the General Terms Agreement, the Engine Warranties and this Engine Consent and Agreement (N[TN]) in accordance with their respective terms have been duly authorized by all necessary corporate action on the part of the Engine Manufacturer, do not require any stockholder or other approval, and do not contravene the Engine Manufacturer's articles of incorporation or by-laws or any indenture, mortgage, credit agreement or other contractual agreement to which the Engine Manufacturer is a party or by which it is bound and do not, as to the making thereof, contravene any law binding on the Engine Manufacturer, and, to the best knowledge of the Engine Manufacturer, do not, as to the performance thereof, contravene any law binding on the Engine Manufacturer, (c) to the best of the Engine Manufacturer's knowledge, all applicable provisions of the General Terms Agreement and the Engine Warranties have been complied with to effect the mortgage of, and grant of a security interest in, the Engine Warranties, and (d) each of the General Terms Agreement and the Engine Warranties constituted, as of the date thereof and at all times thereafter to and including the date of this Engine Consent and Agreement (N[TN]), the legal, valid and binding obligations of the Engine Manufacturer enforceable against the Engine Manufacturer in accordance with their respective terms, and this Engine Consent and Agreement (N[TN]) is the legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with its terms subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), which principles do not make the remedies available at law or in equity with respect to the General Terms Agreement, the Engine Warranties or this Engine Consent and Agreement (N[TN]) inadequate for the practical realization of the benefits intended to be provided thereby. Notwithstanding any provision to the contrary in this Engine Consent and Agreement (N[TN]) or the Security Agreement, nothing contained in this Engine Consent and Agreement (N[TN]) or the Security Agreement shall subject the Engine Manufacturer to any obligation or liability to which it would not otherwise be subject under the Engine Agreement or modify in any respect the Engine Manufacturer's contract rights thereunder or subject the Engine Manufacturer to any multiple or duplicative obligation or liability under the Engine Warranties or the General Terms Agreement (unless due to the default of the Engine Manufacturer after receipt of a valid written notice of an event of default under the Security Agreement from the Security Trustee under the terms of this Engine Consent and Agreement (N[TN]).
This Engine Consent and Agreement (N[TN]) is governed by and shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, General Electric Company, through its GE Aviation – Aircraft Engines Operating Component, has caused this Engine Consent and Agreement to be duly executed as of [_________], 201[_].

GENERAL ELECTRIC COMPANY By: Name: Title:
ESNs: [_______], [________]

Engine Consent and Agreement (N[TN])

CONSENT AND ACKNOWLEDGMENT:

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, as Security Trustee
By:
Name:
Title:

Engine Consent and Agreement (N[TN])

Annex A
PERMITTED COUNTRIES
Australia
Austria
Belgium
Canada
Denmark
Finland
France
Germany
Iceland
Ireland
Japan
Luxembourg
Netherlands
New Zealand
Norway
Portugal
Sweden
Switzerland
United Kingdom
United States

Funding Agreement (2013)